    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1995.
                                                     REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                               6711                           56-0898180
 (State or other jurisdiction of                 (Primary standard                 (I.R.S Employer
  incorporation or organization)      industrial classification code number)     Identification No.)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)
                          MARION A. COWELL, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6828
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                                     COPY TO:
ALSTON & BIRD                SULLIVAN & CROMWELL          FIRST FIDELITY               CLEARY, GOTTLIEB,
1201 WEST PEACHTREE STREET   125 BROAD STREET             BANCORPORATION               STEEN & HAMILTON
ATLANTA, GEORGIA 30309-3424  NEW YORK, NEW YORK 10004     550 BROAD STREET             ONE LIBERTY PLAZA
ATTN: F. DEAN COPELAND,      ATTN: H. RODGIN COHEN, ESQ.  NEWARK, NEW JERSEY 07102     NEW YORK, NEW YORK 10006
ESQ.                                                      ATTN: JAMES L. MITCHELL,     ATTN: VICTOR I. LEWKOW,
                                                          ESQ.                         ESQ.

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
     As promptly as practicable after the effective date of the Merger, as described in the Joint Proxy Statement/Prospectus included in this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                       CALCULATION OF REGISTRATION FEE
[CAPTION]

           TITLE OF EACH CLASS                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
             OF SECURITIES TO                   AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFER-
              BE REGISTERED                    REGISTERED (1)          PER UNIT (2)           ING PRICE (2)
Common Stock (including the stock purchase
  rights attached thereto)..............         115,000,000 shs.  $ 66.1875                 $ 5,366,030,770
Series B Convertible Class A Preferred
  Stock (including shares of Common Stock
  (including the stock purchase rights
  attached thereto) issuable upon
  conversion thereof)...................        6,000,000   shs.    51.5625                   245,421,174
Series D Adjustable Rate
  Cumulative Class A
  Preferred Stock.....................           350,000   shs.       97.00                   33,950,000
Series F 10.64% Class A Preferred Stock
  (including the related depositary
  shares, each representing a 1/40th
  interest therein).....................        75,000     shs.       25.875                77,625,000
Total...................................                                                  $ 5,723,026,944
           TITLE OF EACH CLASS                    AMOUNT OF
             OF SECURITIES TO                   REGISTRATION
              BE REGISTERED                        FEE (2)
Common Stock (including the stock purchase
  rights attached thereto)..............    $ 1,850,897.87
Series B Convertible Class A Preferred
  Stock (including shares of Common Stock
  (including the stock purchase rights
  attached thereto) issuable upon
  conversion thereof)...................        84,627.99
Series D Adjustable Rate
  Cumulative Class A
  Preferred Stock......................        11,706.90
Series F 10.64% Class A Preferred Stock
  (including the related depositary
  shares, each representing a 1/40th
  interest therein).....................       26,767.24
                                            $1,974,000.00
                                            -1,049,300.86
Total...................................    $  924,699.14

(1) Represents the estimated maximum number of shares of (i) Common Stock, par value $3.33 1/3 per share, (ii) Series B Convertible Class A Preferred Stock, no-par value, (iii) Series D Adjustable Rate Cumulative Class A Preferred Stock, no-par value, and (iv) Series F 10.64% Class A
    Preferred Stock,
    no-par value (including the related depositary shares), which are issuable by First Union Corporation ("FUNC") upon consummation of the acquisition of First Fidelity Bancorporation ("FFB") by FUNC, including shares of FUNC Common Stock issuable upon exercise of FFB employee stock options.
(2) Pursuant to Rules 457(f)(1) and 457(c), the registration fee is based on the average of the high and low sale prices of (i) FFB common stock, FFB Series B Convertible Preferred Stock, FFB Series D Adjustable Rate Cumulative Preferred
    Stock and FFB depositary shares (each representing a 1/40th interest in FFB Series F 10.64% Preferred Stock) on the New York Stock Exchange Composite Transactions tape on August 30, 1995 ($66.1875, $51.5625, $97.00 and $25.875, respectively), and computed based on the estimated maximum number of shares thereof ( 81,073,175, 4,759,683, 350,000 and 3,000,000, respectively) that may be converted
    into the securities being registered. A filing fee of $1,049,300.86 was previously paid in connection with the filing by FUNC and FFB of preliminary proxy material and is credited against the registration fee payable hereunder.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

            FIRST UNION CORPORATION JOINT PROXY STATEMENT/PROSPECTUS
        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
            SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES
                       TO THE ITEMS OF PART I OF FORM S-4

FORM S-4 ITEM                                           LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
 1.   Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus..................  OUTSIDE FRONT COVER PAGE; FACING PAGE
 2.   Inside Front and Outside Back Cover Pages of
      Prospectus......................................  INSIDE FRONT COVER PAGE; INCORPORATION OF CERTAIN DOCUMENTS BY
                                                        REFERENCE; AVAILABLE INFORMATION; TABLE OF CONTENTS
 3.   Risk Factors, Ratio of Earnings to Fixed Charges
      and Other Information...........................  SUMMARY; SELECTED FINANCIAL INFORMATION
 4.   Terms of the Transaction........................  SUMMARY; GENERAL INFORMATION; THE MERGER; DESCRIPTION OF FUNC CAPITAL
                                                        STOCK; CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS;
                                                        ANNEXES A, B, C, D, E, F and G
 5.   Pro Forma Financial Information.................  SELECTED FINANCIAL INFORMATION; PRO FORMA FINANCIAL INFORMATION
 6.   Material Contacts with the Company Being
      Acquired........................................  SUMMARY; THE MERGER
 7.   Additional Information Required for Reoffering
      by Persons and Parties Deemed to Be
      Underwriters....................................  *
 8.   Interests of Named Experts and Counsel..........  EXPERTS; VALIDITY OF SECURITIES
 9.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.....................................  *
10.   Information with Respect to S-3 Registrants.....  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; SUMMARY; SELECTED
                                                        FINANCIAL INFORMATION; RECENT DEVELOPMENTS; FUNC
11.   Incorporation of Certain Information by
      Reference.......................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
12.   Information with Respect to S-2 or S-3
      Registrants.....................................  *
13.   Incorporation of Certain Information by
      Reference.......................................  *
14.   Information with Respect to Registrants Other
      Than S-2 or S-3 Registrants.....................  *
15.   Information with Respect to S-3 Companies.......  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; SUMMARY; SELECTED
                                                        FINANCIAL INFORMATION; RECENT DEVELOPMENTS; FFB
16.   Information with Respect to S-2 or S-3
      Companies.......................................  *
17.   Information with Respect to Companies Other Than
      S-2 or S-3 Companies............................  *
18.   Information if Proxies, Consents or Authori-
      zations are to be Solicited.....................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; SUMMARY; GENERAL
                                                        INFORMATION; THE MERGER; FUNC; FFB; EXPERTS
19.   Information if Proxies, Consents or Authori-
      zations are not to be Solicited, or in an
      Exchange Offer..................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; SUMMARY; GENERAL
                                                        INFORMATION; THE MERGER; FUNC; FFB

*Not Applicable.

                         FIRST FIDELITY BANCORPORATION

550 Broad Street                            123 South Broad Street
Newark, New Jersey 07102                    Philadelphia, Pennsylvania 19109

                                                                          , 1995
Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Stockholders of First Fidelity Bancorporation, to be held on October 3, 1995, at 10:00 a.m., at the Van Pelt Auditorium of the Philadelphia Museum of Art, 26th Street and The Benjamin Franklin Parkway, Philadelphia, Pennsylvania.


     In connection with this meeting, holders of First Fidelity common stock and holders of First Fidelity Series B Convertible Preferred Stock are being asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which First Fidelity will merge with and into a subsidiary of First Union Corporation (the "Merger").


     Upon consummation of the Merger, each outstanding share of First Fidelity common stock will be converted into the right to receive 1.35 shares of First Union common stock. In addition, upon consummation of the Merger, each share of the three outstanding series of First Fidelity preferred stock, consisting of Series B, Series D and Series F, will be converted into one share of one of three corresponding new series of First Union Class A Preferred Stock having substantially identical terms as the relevant series of First Fidelity preferred stock. The First Fidelity depositary shares, representing interests in First Fidelity's Series F Preferred Stock, would be converted into one depositary share representing a comparable interest in the new First Union Series F Class A Preferred Stock. It is expected that the Merger will be generally tax-free to First Fidelity's shareholders for federal income tax purposes.


     Based on the $       last reported sale price per share of First Union
common stock on the New York Stock Exchange Composite Transactions tape on
       , 1995, each share of First Fidelity common stock would have been converted into the right to receive First Union common stock having a market
price of $       at such time. The actual value of the First Union common stock to be exchanged for First Fidelity common stock will depend on the market price of the First Union common stock at the time the Merger is consummated.


     Consummation of the Merger is subject to certain conditions, including obtaining the requisite approvals of First Fidelity's and First Union's shareholders and appropriate regulatory authorities. As further described in the accompanying Joint Proxy Statement/Prospectus, the Board of Directors of First Fidelity has the right to terminate the Merger Agreement in the event that the average price of First Union common stock during a ten-day valuation period ending on the date of approval of the Merger by the Board of Governors of the Federal Reserve System is below $34.22 or, in certain circumstances, is below $40.48, unless First Union elects to increase the exchange ratio as provided in the Merger Agreement.


     FIRST FIDELITY SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES THERETO, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of the Joint Proxy Statement/Prospectus are also being furnished to holders of shares of First Fidelity's Series D Preferred Stock and Series F Preferred Stock (including the holders of the related depositary shares representing an interest therein), but such holders are not entitled to vote at the meeting.

     Whether or not you personally attend the meeting, holders of First Fidelity common stock and Series B Preferred Stock should complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit a holder's right to vote in person should such holder wish to attend the meeting and vote in person.

     THE BOARD OF DIRECTORS OF FIRST FIDELITY HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                        Sincerely,
                                        (Signature of Anthony P. Terracciano)
                                        ANTHONY P. TERRACCIANO
                                        CHAIRMAN, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER

                            FIRST UNION CORPORATION
                             One First Union Center
                        Charlotte, North Carolina 28288
                                                                          , 1995
Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of First Union Corporation, to be held on October 3, 1995, at 9:30 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, at which you will be asked to consider and vote on a proposal to approve the issuance of shares of First Union common stock and First Union Series B Convertible Class A Preferred Stock in connection with the proposed merger of First Fidelity Bancorporation with and into a subsidiary of First Union. First Fidelity is the 27th largest bank holding company in the nation, based on its $35.4 billion in total assets on June 30, 1995, and if First Fidelity's total assets on that date had been combined with First Union's $83.1 billion in total assets on such date, First Union would have been the sixth largest bank holding company in the nation.


     Upon consummation of the merger, each outstanding share of First Fidelity common stock would be converted into the right to receive 1.35 shares of First Union common stock, subject to possible increase under certain circumstances relating to the average price of First Union common stock during a ten-day period ending on the date of approval of the merger by the Board of Governors of the Federal Reserve System. In addition, upon consummation of the merger, each share of the three outstanding series of First Fidelity preferred stock would be converted into one share of one of three corresponding new series of First Union Class A Preferred Stock having substantially identical terms as the relevant series of First Fidelity preferred stock.

     I urge you to carefully review the information contained in the accompanying Joint Proxy Statement/Prospectus. THE BOARD OF DIRECTORS OF FIRST UNION UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE ISSUANCE OF THE SHARES OF FIRST UNION COMMON STOCK AND FIRST UNION SERIES B CONVERTIBLE CLASS A PREFERRED STOCK NECESSARY TO PERMIT CONSUMMATION OF THE MERGER.
                                        Sincerely,
                                        (Signature of Edward E. Crutchfield)
                                        EDWARD E. CRUTCHFIELD
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                         FIRST FIDELITY BANCORPORATION

550 Broad Street                            123 South Broad Street
Newark, New Jersey 07102                    Philadelphia, Pennsylvania 19109

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 3, 1995


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "FFB Meeting") of First Fidelity Bancorporation ("FFB") will be held on October 3, 1995, at 10:00 a.m., at the Van Pelt Auditorium of the Philadelphia Museum of Art, 26th Street and The Benjamin Franklin Parkway, Philadelphia, Pennsylvania, for the following purpose:


      To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of June 18, 1995 (as the same may be amended, the "Merger Agreement"), among FFB, First Union Corporation ("FUNC") and First Union Corporation of New Jersey ("FUNC-NJ"), pursuant to which (i) FFB would merge with and into FUNC-NJ (the "Merger"), (ii) each outstanding share of FFB common stock ("FFB Common Stock") would be converted into the right to receive 1.35 shares of FUNC common stock, subject to possible increase under certain circumstances, (iii) each outstanding share of the three outstanding series of FFB preferred stock, consisting of Series B, Series D and Series F, would be converted into one share of one of three corresponding new series of FUNC Class A Preferred Stock having substantially identical terms as the relevant series of FFB preferred stock, and (iv) each outstanding FFB depositary share ("FFB Depositary Shares"), representing a 1/40th interest in a share of FFB Series F 10.64% Preferred Stock ("FFB Series F Preferred Stock"), would be converted into one FUNC depositary share representing the same interest in a share of the corresponding new series of FUNC Class A Preferred Stock into which the FFB Series F Preferred Stock is converted, all on and subject to the terms and conditions contained in the Merger Agreement.

     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Joint Proxy Statement/Prospectus.

     Only holders of record of FFB Common Stock and FFB Series B Convertible Preferred Stock ("FFB Series B Preferred Stock") as of the close of business on August 22, 1995, are entitled to notice of and to vote at the FFB Meeting and any adjournments or postponements thereof. Holders of record of FFB Series D Adjustable Rate Cumulative Preferred Stock ("FFB Series D Preferred Stock") and FFB Series F Preferred Stock, including the FFB Depositary Shares, are entitled to notice of the FFB Meeting, but are not entitled to vote at the FFB Meeting or any adjournments or postponements thereof.


     Holders of FFB Common Stock, FFB Series B Preferred Stock, FFB Series D Preferred Stock and FFB Depositary Shares do not have dissenters' appraisal rights in connection with the Merger. Only holders of record of FFB Series F Preferred Stock have dissenters' appraisal rights in connection with the Merger. In order to exercise dissenters' appraisal rights as holders of FFB Series F Preferred Stock, a holder of FFB Depositary Shares, among other things, must withdraw the underlying shares of FFB Series F Preferred Stock from First Fidelity Bank, N.A., as the Depositary. See "THE MERGER -- Dissenters' Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus and ANNEX H thereto.


     THE BOARD OF DIRECTORS OF FFB HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                        By Order of the Board of Directors of
                                        FIRST FIDELITY BANCORPORATION
                                        (Signature of James L. Mitchell)
                                        JAMES L. MITCHELL
                                        SECRETARY
WHETHER OR NOT YOU PLAN TO ATTEND THE FFB MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE SUCH PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                      PARTICIPANTS IN THE FIRST FIDELITY BANCORPORATION
                                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN PLEASE NOTE:
     If a stockholder participates in FFB's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), the proxy to vote shares registered in the stockholder's own name will serve as instructions to vote shares held in custody for the stockholder pursuant to the Plan. Accordingly, First Fidelity Bank, N.A., as agent under the Plan, will cause those shares held in custody for the account of a stockholder participating in the Plan to be voted in the same manner as the shares registered in the stockholder's own name are voted. If the stockholder does not give a proxy with respect to shares registered in such stockholder's own name, the shares held in custody for such stockholder pursuant to the Plan will not be voted at the FFB
Meeting.

                            FIRST UNION CORPORATION
                             One First Union Center
                        Charlotte, North Carolina 28288
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 3, 1995


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "FUNC Meeting") of First Union Corporation ("FUNC") will be held on October 3, 1995, at 9:30 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, for the following purpose:


       To consider and vote upon a proposal to approve the issuance of shares of FUNC Common Stock and FUNC Series B Convertible Class A Preferred Stock as consideration in the proposed merger of First Fidelity Bancorporation ("FFB") with and into First Union Corporation of New Jersey ("FUNC-NJ") pursuant to an Agreement and Plan of Merger, dated as of June 18, 1995 (as the same may be amended, the "Merger Agreement"), by and among FFB, FUNC and FUNC-NJ, as more fully described in the accompanying Joint Proxy Statement/Prospectus.


     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Joint Proxy Statement/Prospectus.


     The Board of Directors of FUNC has fixed the close of business on August 22, 1995, as the record date for the determination of FUNC stockholders entitled to notice of and to vote at the FUNC Meeting.

     Holders of FUNC Common Stock do not have dissenters' appraisal rights in connection with the Merger.

     THE BOARD OF DIRECTORS OF FUNC UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE ABOVE-MENTIONED ISSUANCE OF FUNC COMMON STOCK AND FUNC SERIES B CONVERTIBLE CLASS A PREFERRED STOCK.

                                        By Order of the Board of Directors of
                                        FIRST UNION CORPORATION
                                        (Signature of Marion A. Cowell, Jr.)
                                        MARION A. COWELL, JR.
                                        SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE FUNC MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED
PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE SUCH PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE
ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                       PROXY STATEMENT                                                 PROXY STATEMENT
                FIRST FIDELITY BANCORPORATION                                      FIRST UNION CORPORATION

                                   PROSPECTUS
                            FIRST UNION CORPORATION
     This Joint Proxy Statement/Prospectus is being furnished by First Fidelity Bancorporation ("FFB") to the holders of
FFB common stock, par value $1.00 per share (including the FFB Rights (as hereinafter defined) attached thereto, "FFB Common Stock"), and the holders of FFB Series B Convertible Preferred Stock, par value $1.00 per share ("FFB Series B Preferred Stock" and, together with FFB Common Stock, "FFB Voting Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of FFB (the "FFB Board") for use at the Special Meeting of Stockholders of FFB (including any adjournments or postponements, the "FFB Meeting") to be held on October 3, 1995, at 10:00 a.m., at the Van Pelt Auditorium of the Philadelphia Museum of Art, 26th Street and The Benjamin Franklin Parkway, Philadelphia, Pennsylvania. Copies of this Joint Proxy Statement/Prospectus are also being furnished by FFB to the holders of FFB Series D Adjustable Rate Cumulative Preferred Stock, par value $1.00 per share ("FFB Series D Preferred Stock"), and FFB Series F 10.64% Preferred Stock, par value $1.00 per share ("FFB Series F Preferred Stock" and, together with FFB Series B Preferred Stock and FFB Series D Preferred Stock, "FFB Preferred Stock"), including the holders of FFB depositary shares ("FFB Depositary Shares), each representing a 1/40th interest in a share of FFB Series F Preferred Stock, but proxies are not being solicited from such holders and such holders are not entitled to vote at the FFB Meeting.
     This Joint Proxy Statement/Prospectus is being furnished by First Union Corporation ("FUNC") to the holders of FUNC common stock, par value $3.33 1/3 per share (including the FUNC Rights (as hereinafter defined) attached thereto, "FUNC Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of FUNC (the "FUNC Board") for use at the Special Meeting of Stockholders of FUNC (including any adjournments or postponements, the "FUNC Meeting" and, together with the FFB Meeting, the "Meetings") to be held on October 3, 1995, at 9:30 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. This Joint Proxy Statement/Prospectus is also being furnished by FUNC to the holders of FFB Common Stock, FFB Series B Preferred Stock and FFB Series F Preferred Stock, as well as the holders of FFB Depositary Shares, as a prospectus with respect to the shares of FUNC Common Stock, FUNC Series B Convertible Class A Preferred Stock, no-par value ("FUNC Series B Class A Preferred Stock"), and FUNC Series F 10.64% Class A Preferred Stock, no-par value ("FUNC Series F Class A Preferred Stock"), including the related FUNC depositary shares ("FUNC Depositary Shares"), each representing a 1/40th interest in a share of FUNC Series F Class A Preferred Stock, to be issued in the Merger (as hereinafter defined). See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS".
     At the FFB Meeting, the holders of FFB Common Stock and FFB Series B Preferred Stock will have the opportunity to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of June 18, 1995 (as the same may be amended, the "Merger Agreement"), by and among FFB, FUNC and First Union Corporation of New Jersey ("FUNC-NJ"), a wholly-owned subsidiary of FUNC, pursuant to which FFB would merge with and into FUNC-NJ (the "Merger"), all on and subject to the terms and conditions contained therein. At the FUNC Meeting, the holders of FUNC Common Stock will have the opportunity to consider and vote upon a proposal to approve the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock to be issued in the Merger. See "SUMMARY", "THE MERGER" and ANNEX A.
     Upon consummation of the Merger (i) each outstanding share of FFB Common Stock would be converted into the right to receive 1.35 shares of FUNC Common Stock (subject to possible increase under certain circumstances, the "Exchange Ratio") (see "THE MERGER -- Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest, (ii) each outstanding share of the three outstanding series of FFB Preferred Stock would be converted into one share of one of three corresponding new series of FUNC Class A Preferred Stock (as hereinafter defined) having substantially identical terms as the relevant series of FFB Preferred Stock, and (iii) each outstanding FFB Depositary Share would be converted into one FUNC Depositary Share.
                                                   (CONTINUED ON FOLLOWING PAGE)
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    The date of this Joint Proxy Statement/Prospectus is             , 1995.

     Based on (i) the 80,221,951 shares of FFB Common Stock outstanding on the Record Date (as hereinafter defined), (ii) the 3,757,830 shares of FFB Common Stock issuable upon the exercise of outstanding employee stock options on such date, (iii) the 3,091,559 shares of FFB Common Stock issuable upon conversion of the 3,963,029 shares of FFB Series B Preferred Stock outstanding on such date, and (iv) a 1.35 Exchange Ratio, approximately 117,546,309 shares of FUNC Common Stock are expected to be issued in the Merger, without giving effect to the purchase of FUNC Common Stock or FFB Common Stock by FUNC and/or FFB in connection with the Merger. See "THE MERGER -- Business Pending Consummation and Related Matters" and Notes (2) and (3) to "PRO FORMA FINANCIAL INFORMATION".
     Based on (i) the 3,963,029 shares of FFB Series B Preferred Stock outstanding on the Record Date, (ii) the 350,000 shares of FFB Series D Preferred Stock outstanding on such date, (iii) the 75,000 shares of FFB Series F Preferred Stock outstanding on such date (in the form of 3,000,000 FFB Depositary Shares), (a) 3,963,029 shares of FUNC Series B Class A Preferred Stock, (b) 350,000 shares of FUNC Series D Adjustable Rate Cumulative Class A Preferred Stock, no-par value ("FUNC Series D Class A Preferred Stock"), (c) 75,000 shares of FUNC Series F Class A Preferred Stock (in the form of 3,000,000 FUNC Depositary Shares) are expected to be issued in the Merger.
     In connection with the execution of the Merger Agreement, Banco Santander, S.A. ("Santander"), the beneficial owner of approximately 29.31 percent of the outstanding shares of FFB Common Stock and 28.76 percent of the outstanding shares of FFB Voting Stock on the Record Date, entered into an agreement (the "Santander Voting Agreement"), pursuant to which, among other things, Santander agreed to vote the shares of FFB Common Stock held by it in favor of approval of the Merger Agreement, unless the FFB Board withdraws its recommendation that FFB stockholders vote for approval of the Merger Agreement in accordance with the terms of the Merger Agreement. See "THE MERGER -- Santander Voting Agreement",
" -- Resale of FUNC Capital Stock" and ANNEX D. Since the Merger Agreement may be approved by a majority of the votes cast at the FFB Meeting by both (i) the holders of FFB Common Stock, and (ii) the holders of FFB Voting Stock, the votes cast by Santander (either alone or together with those votes cast by FFB's directors and executive officers and by FUNC) may, depending on the total number of votes actually cast at the FFB Meeting and assuming there is a quorum, be sufficient to approve the Merger Agreement, regardless of how any other FFB stockholder votes at the FFB Meeting. See "GENERAL INFORMATION -- The Meetings".
     On June 16, 1995, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of FUNC Common Stock and FFB Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions tape (the "NYSE Tape") were $47.625 and $48.75,
respectively. On             , 1995, such prices were $     and $     ,
respectively. On June 16, 1995, the last reported sale prices per share of FFB Series B Preferred Stock and FFB Series D Preferred Stock and per FFB Depositary Share on the NYSE Tape were $38.00, $97.25 and $26.25, respectively, and on
            , 1995, such prices were $     , $          and $          ,
respectively.
     This Joint Proxy Statement/Prospectus, the accompanying Notice of Special Meeting and the proxy card enclosed herewith are first being mailed to the
stockholders of FFB and FUNC on or about             , 1995. Only holders of
record of FFB Series F Preferred Stock have dissenters' appraisal rights in connection with the Merger. See "THE MERGER -- Dissenters' Appraisal Rights" and ANNEX H.
     THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                                       2

                             AVAILABLE INFORMATION
     FUNC and FFB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621) and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information relating to FUNC and FFB can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     This Joint Proxy Statement/Prospectus does not contain all of the
information set forth in the Registration Statement on Form S-4 (No. 33-       )
of which this Joint Proxy Statement/Prospectus is a part, or the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"), which has been filed by FUNC with the Commission under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information.
     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM: FIRST UNION CORPORATION, INVESTOR RELATIONS, TWO FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-0206 (TELEPHONE NUMBER (704) 374-6782), AS TO FUNC DOCUMENTS; AND FROM FIRST FIDELITY BANCORPORATION, INVESTOR RELATIONS, 550 BROAD STREET, NEWARK, NEW JERSEY 07102 (TELEPHONE NUMBER (201) 565-3150), AS TO FFB DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY [SEPTEMBER 26], 1995.
     All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus with respect to FUNC has been supplied by FUNC, and all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus with respect to FFB has been supplied by FFB.
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FUNC OR FFB. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FUNC OR FFB SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION.
     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Joint Proxy Statement/Prospectus.
                                       3

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Commission by FUNC (File No. 1-10000) and by FFB (File No. 1-9839) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:
          FUNC DOCUMENTS:
          (i) FUNC's Annual Report on Form 10-K for the year ended December 31, 1994 (other than the information referred to in Item 402(a)(8) of the Commission's Regulation S-K);
          (ii) FUNC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 (as amended by Form 10-Q/A-1 dated May 16, 1995), and June 30, 1995; and
          (iii) FUNC's Current Reports on Form 8-K dated January 13, 1995, June 19, 1995, June 20, 1995, June 21, 1995, June 30, 1995, and
                August 30, 1995.
          FFB DOCUMENTS:
          (i) FFB's Annual Report on Form 10-K for the year ended December 31, 1994 (other than the information referred to in Item 402(a)(8) of the Commission's Regulation S-K);
          (ii) FFB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995; and
          (iii) FFB's Current Report on Form 8-K dated June 23, 1995.
     All documents filed by FUNC or FFB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the later of the FUNC Meeting and the FFB Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.
     Any statement contained herein, in any supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus or any supplement hereto.
                                       4

                               TABLE OF CONTENTS

                                                                                                                          PAGE
AVAILABLE INFORMATION..................................................................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................    4
SUMMARY................................................................................................................    7
SELECTED FINANCIAL INFORMATION.........................................................................................    16
  Comparision of Certain Unaudited Per Share Data......................................................................    16
  Selected Financial Data..............................................................................................    18
RECENT DEVELOPMENTS....................................................................................................    23
  1995 and 1996 Earnings Estimates.....................................................................................    23
GENERAL INFORMATION....................................................................................................    24
  General..............................................................................................................    24
  The Meetings.........................................................................................................    24
THE MERGER.............................................................................................................    27
  General..............................................................................................................    27
  Effective Date.......................................................................................................    28
  Exchange of FFB Stock Certificates...................................................................................    28
  Background...........................................................................................................    29
  Reasons..............................................................................................................    31
  Opinions of Financial Advisors.......................................................................................    34
  Interests of Certain Persons.........................................................................................    42
  Certain Federal Income Tax Consequences..............................................................................    46
  Business Pending Consummation and Related Matters....................................................................    47
  Regulatory Approvals.................................................................................................    47
  Conditions to Consummation...........................................................................................    48
  Termination; Possible Exchange Ratio Increase........................................................................    48
  Stock Option Agreements..............................................................................................    50
  Amendments to Rights Agreements......................................................................................    52
  Santander Voting Agreement...........................................................................................    52
  Resale of FUNC Capital Stock.........................................................................................    52
  Dissenters' Appraisal Rights.........................................................................................    53
  Accounting Treatment.................................................................................................    54
  Waiver; Amendment....................................................................................................    55
  Market Prices........................................................................................................    55
  Dividends............................................................................................................    56
PRO FORMA FINANCIAL INFORMATION........................................................................................    57
FFB....................................................................................................................    62
  General..............................................................................................................    62
  History and Business.................................................................................................    62
FUNC...................................................................................................................    63
  General..............................................................................................................    63
  History and Business.................................................................................................    63
DESCRIPTION OF FUNC CAPITAL STOCK......................................................................................    64
  Authorized Capital...................................................................................................    64
  FUNC Common Stock....................................................................................................    64
  FUNC Preferred Stock.................................................................................................    64
  FUNC Class A Preferred Stock.........................................................................................    64
  FUNC Rights Agreement................................................................................................    73
  Changes in Control...................................................................................................    74
  Payment of Dividends.................................................................................................    75
CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS.........................................................    76
  General..............................................................................................................    76
  Authorized Capital...................................................................................................    76
  Amendment of Charter or Bylaws.......................................................................................    76

                                       5

  Size and Classification of Board of Directors........................................................................    77
  Removal of Directors by Stockholders.................................................................................    77
  Director and Officer Exculpation.....................................................................................    77
  Director Conflict of Interest Transactions...........................................................................    77
  Stockholder Meetings.................................................................................................    78
  Director Nominations.................................................................................................    78
  Stockholder Proposals................................................................................................    79
  Stockholder Protection Rights Plan...................................................................................    79
  Stockholder Inspection Rights; Stockholder Lists.....................................................................    80
  Required Stockholder Vote for Certain Actions........................................................................    81
  Anti-Takeover Provisions.............................................................................................    81
  Dissenters' Appraisal Rights.........................................................................................    82
  Dividends and Other Distributions....................................................................................    82
  Voluntary Dissolution................................................................................................    83
CERTAIN LITIGATION WITH RESPECT TO THE MERGER..........................................................................    83
VALIDITY OF FUNC STOCK.................................................................................................    83
EXPERTS................................................................................................................    83
PROPOSALS FOR 1996 ANNUAL MEETINGS.....................................................................................    84
ANNEX A -- Merger Agreement (excluding exhibits and schedules).........................................................    A-1
ANNEX  B -- FFB Stock Option Agreement.................................................................................    B-1
ANNEX  C -- FUNC Stock Option Agreement................................................................................    C-1
ANNEX D -- Santander Voting Agreement..................................................................................    D-1
ANNEX  E -- Registration Rights........................................................................................    E-1
ANNEX  F -- Opinion of Goldman, Sachs & Co.............................................................................    F-1
ANNEX G -- Opinion of Lazard Freres & Co. LLC..........................................................................    G-1
ANNEX H -- Chapter 11 of the New Jersey Business Corporation Act, Relating to Dissenters' Appraisal Rights.............    H-1

                                    SUMMARY
     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER. THIS SUMMARY IS NOT INTENDED TO INCLUDE ALL MATERIAL INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT (EXCLUDING THE EXHIBITS AND SCHEDULES THERETO) IS SET FORTH IN ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "FUNC", "FFB" AND "SANTANDER" REFER TO SUCH ORGANIZATIONS, RESPECTIVELY, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, TO THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.
PARTIES TO THE MERGER
  FUNC AND FUNC-NJ
     FUNC is a North Carolina-based multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FUNC provides a wide range of commercial and retail banking services and trust services through subsidiary national banks in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland and Washington, D.C. FUNC also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of June 30, 1995, and for the six months then ended, FUNC reported assets of $83.1 billion, net loans of $60.0 billion, deposits of $58.8 billion, stockholders' equity of $5.7 billion and net income applicable to common stockholders of $479 million, and as of such date FUNC operated through approximately 1,500 offices in 37 states, Washington, D.C. and three foreign countries. FUNC is the ninth largest bank holding company in the United States, based on total assets at June 30, 1995. The principal executive offices of FUNC are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6565.
     FUNC-NJ is a wholly-owned subsidiary of FUNC that was incorporated on June 15, 1995, solely as a vehicle to facilitate the Merger.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Pursuant to the terms of the Merger Agreement, pending consummation of the Merger, FUNC is permitted, without FFB's written consent, to make acquisitions in which the purchase price includes cash not in excess of $300 million in any one case or includes shares of FUNC Common Stock not in excess of approximately 6.8 million shares in any one case. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions.
     Since January 1, 1994, FUNC has completed, or currently has pending, a total of ten acquisitions that have been or will be accounted for on a purchase accounting basis (the "Purchase Acquisitions"), which are reflected in certain of the pro forma financial information presented herein, including acquisitions of American Savings Bank of Florida, FSB ("American Savings"), United Financial Corportion of South Carolina, Inc. ("United"), Virginia-based Columbia First Bank, a Federal Savings Bank ("Columbia"), North Carolina-based RS Financial Corp. ("RS Financial"), and Tennessee-based Brentwood National Bank ("Brentwood"), which were pending at June 30, 1995, or announced between July 1, 1995 and August 14, 1995. As of June 30, 1995, American Savings, United, Columbia, RS Financial and Brentwood had aggregate assets of $8.0 billion.
     See "SELECTED FINANCIAL INFORMATION -- Comparison of Certain Unaudited Per Share Data" and " -- "Selected Financial Data", "RECENT DEVELOPMENTS", "THE MERGER -- Business Pending Consummation and Related Matters" and
"FUNC -- History and Business".
  FFB
     FFB is a New Jersey-based multi-bank holding company registered under the BHCA. FFB provides a wide range of commercial and retail banking services and trust services through its bank subsidiaries in New Jersey, Pennsylvania, Maryland, Connecticut, Delaware and New York. The banks also have offices in London and Nassau. FFB provides various other financial services, including mortgage banking, consumer leasing, community development assistance, and insurance and securities' brokerage services, through banking-related subsidiaries. As of June 30, 1995, and for the six months then ended,
                                       7

FFB reported assets of $35.4 billion, net loans of $24.0 billion, deposits of $28.8 billion, stockholders' equity of $2.9 billion and net income applicable to common stockholders of $218.0 million, and as of such date FFB operated through approximately 700 branches in six states. FFB is the 27th largest bank holding company in the United States, based on total assets at June 30, 1995. The principal executive offices of FFB are located at 550 Broad Street, Newark, New Jersey 07102, telephone number (201) 565-3200, and at 123 South Broad Street, Philadelphia, Pennsylvania 19109, telephone number (215)
985-6000.
     FFB is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions can be expected. Pursuant to the terms of the Merger Agreement, pending consummation of the Merger, FFB is permitted, without FUNC's written consent, to make acquisitions in which the purchase price is cash and does not exceed $150 million in any one case. Any acquisitions may involve the payment of a premium over book and market values, and therefore some dilution of FFB's book value and net income per common share may occur in connection with any future transactions. See "THE MERGER -- Business Pending Consummation and Related Matters" and "FFB -- History and Business".
THE MERGER
     Under the terms of the Merger Agreement, FFB will merge with and into FUNC-NJ. Upon consummation of the Merger (i) each outstanding share of FFB Common Stock would be converted into the right to receive 1.35 shares of FUNC Common Stock, subject to possible increase under certain circumstances (see "THE MERGER -- Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest, (ii) each outstanding share of the three outstanding series of FFB Preferred Stock would be converted into one share of one of three corresponding new series of FUNC Class A Preferred Stock having substantially identical terms as the relevant series of FFB Preferred Stock, and (iii) each outstanding FFB Depositary Share would be converted into one FUNC Depositary Share. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS".
THE MEETINGS
  FFB MEETING
     The FFB Meeting will be held on October 3, 1995, at 10:00 a.m., at the Van Pelt Auditorium of the Philadelphia Museum of Art, 26th Street and The Benjamin Franklin Parkway, Philadelphia, Pennsylvania. The purpose of the FFB Meeting is to consider and vote upon a proposal to approve the Merger Agreement.
     Only holders of record of FFB Common Stock and FFB Series B Preferred Stock as of the close of business on August 22, 1995 (the "Record Date"), are entitled to notice of and to vote at the FFB Meeting. Holders of record of FFB Series D Preferred Stock, FFB Series F Preferred Stock and FFB Depositary Shares are entitled to notice of, but are not entitled to vote at, the FFB Meeting.
     As of the close of business on the Record Date, there were 80,221,951 shares of FFB Common Stock outstanding and 3,963,029 shares of FFB Series B Preferred Stock outstanding. Each holder of FFB Common Stock will have the right to one vote and each holder of FFB Series B Preferred Stock will have the right to .39005 of a vote, for each share registered in such holder's name on the books of FFB as of the close of business on the Record Date with respect to the matters to be acted upon at the FFB Meeting. There will be 80,221,951 votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock and 81,767,730 votes entitled to be cast by the holders of FFB Voting Stock. The presence in person or by proxy of a majority of the votes entitled to be cast at the FFB Meeting by both (i) the holders of FFB Common Stock, and (ii) the holders of FFB Voting Stock, will constitute a quorum for purposes of conducting business at the FFB Meeting. The affirmative vote of a majority of the votes cast at the FFB Meeting by both (a) the holders of FFB Common Stock, voting as a separate class, and (b) the holders of FFB Voting Stock, voting together as a single class, will be required to approve the Merger Agreement.
     As of the Record Date, the directors and executive officers of FFB beneficially owned and have the right to vote, in the aggregate, 962,888 shares of FFB Common Stock, representing approximately 1.20 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and 13,584 shares of FFB Series B Preferred Stock, representing (together with the FFB Common Stock so owned) approximately 1.18 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. As of the Record Date, Santander beneficially owned, in the aggregate, 23,519,943 shares of FFB Common Stock, representing approximately 29.31 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock and approximately
28.76 percent of the votes entitled to be cast at the
                                       8

FFB Meeting by the holders of FFB Voting Stock. In connection with the execution of the Merger Agreement, Santander has agreed, among other things, to vote such shares in favor of approval of the Merger Agreement, unless the FFB Board determines to withdraw its recommendation to approve the Merger Agreement in accordance with the terms of the Merger Agreement. See "THE MERGER -- Santander Voting Agreement" and ANNEX D. Since the Merger Agreement may be approved by a majority of the votes cast at the FFB Meeting by both (i) the holders of FFB Common Stock, and (ii) the holders of FFB Voting Stock, the votes cast by Santander (either alone or together with those votes cast by FFB's directors and executive officers and by FUNC) may, depending on the total number of votes actually cast at the FFB Meeting and assuming there is a quorum, be sufficient to approve the Merger Agreement, regardless of how any other FFB stockholder votes at the FFB Meeting.
     In addition, as of the Record Date, FUNC owned and has the right to vote 2,894,500 shares of FFB Common Stock, representing approximately 3.61 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and 250,000 shares of FFB Series B Preferred Stock, representing (together with the 2,894,500 shares of FFB Common Stock) approximately 3.66 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock (excluding shares held in a fiduciary capacity by subsidiaries of FUNC).
     It is currently expected that FUNC and members of FFB management will vote the shares of FFB Common Stock and FFB Series B Preferred Stock that FUNC and such members of FFB management are entitled to vote at the FFB Meeting in favor of approval of the Merger Agreement.
     Shares of FFB Common Stock and FFB Series B Preferred Stock represented by a proxy properly signed and received at or prior to the FFB Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF FFB COMMON STOCK AND FFB SERIES B PREFERRED STOCK REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of FFB at any time before it is voted, by submitting to FFB a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the FFB Meeting. All written notices of revocation and other communications with respect to revocation of FFB proxies should be addressed to: First Fidelity Bancorporation, 550 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary. Attendance at the FFB Meeting will not in and of itself constitute a revocation of a proxy.
     See "GENERAL INFORMATION -- The Meetings; FFB MEETING".
  FUNC MEETING
     The FUNC Meeting will be held on October 3, 1995, at 9:30 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. The purpose of the FUNC Meeting is to consider and vote on a proposal to approve the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock to be issued in the Merger.
     As of the close of business on the Record Date, there were 167,504,028 shares of FUNC Common Stock outstanding, each of which is entitled to one vote. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum, and the affirmative vote of a majority of the votes cast by holders of FUNC Common Stock is required to approve the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock in the Merger.
     The directors and executive officers of FUNC beneficially owned, as of the
Record Date, and are entitled to vote at the FUNC Meeting,      shares of FUNC
Common Stock, representing approximately      percent of the outstanding shares
of FUNC Common Stock entitled to be voted at the FUNC Meeting. It is currently expected that members of the management of FUNC will vote the shares of FUNC Common Stock that they are entitled to vote at the FUNC Meeting, in favor of the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock in the Merger.
     Shares of FUNC Common Stock represented by a proxy properly signed and received at or prior to the FUNC Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF FUNC COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF FUNC COMMON STOCK AND FUNC SERIES B CLASS A PREFERRED STOCK IN THE MERGER. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of FUNC at any time before it is voted, by submitting to FUNC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the FUNC Meeting. All written notices of revocation and other communications with respect to revocation of FUNC proxies should be addressed to:
                                       9

First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary. Attendance at the FUNC Meeting will not in and of itself constitute a revocation of a proxy.
     As of the Record Date, FFB held no shares of FUNC Common Stock, other than shares held in a fiduciary capacity by subsidiaries of FFB.
     See "GENERAL INFORMATION -- The Meetings; FUNC MEETING".
EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement, the effective date of the Merger (the "Effective Date") will occur on the third business day after certain conditions to consummation of the Merger, relating to approval of the Merger Agreement by FFB and FUNC stockholders, receipt of the requisite regulatory approvals and required consents of third parties to the Merger and the listing on the NYSE of the shares of FUNC Common Stock, FUNC Series B Class A Preferred Stock and FUNC Series D Class A Preferred Stock and the FUNC Depositary Shares to be issued in the Merger, have been satisfied or waived, or such other date as shall be mutually agreed upon by the parties to the Merger Agreement. Subject to the foregoing, it is currently anticipated that the Effective Date will occur on or before January 1, 1996.
RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; BACKGROUND AND REASONS
     THE FFB BOARD HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE FFB BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. THE FUNC BOARD HAS APPROVED THE MERGER AGREEMENT, BELIEVES THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS, IS FAIR TO SUCH STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT SUCH STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF THE SHARES OF FUNC COMMON STOCK AND FUNC SERIES B CLASS A PREFERRED STOCK IN THE MERGER.
     For a discussion of the background of the Merger and the factors considered by each of the FFB Board and the FUNC Board in reaching its decision to approve the Merger Agreement, see "THE MERGER -- Background" and " -- Reasons".
OPINIONS OF FINANCIAL ADVISORS
     Goldman, Sachs & Co. ("Goldman Sachs"), the financial advisor to FFB, has delivered its written opinion (the "Goldman Sachs Opinion") to the FFB Board that, based upon and subject to various considerations set forth in such opinion and as of the date of such opinion, the Exchange Ratio is fair to the holders of FFB Common Stock. Lazard Freres & Co. LLC ("Lazard Freres"), the financial advisor to FUNC, has delivered its written opinion (the "Lazard Freres Opinion") to the FUNC Board that, based upon and subject to various considerations set forth in such opinion and as of the date of such opinion, the Exchange Ratio is fair to FUNC and its stockholders from a financial point of view. The full text of the Goldman Sachs Opinion, dated as of the date hereof, and the Lazard Freres Opinion, dated as of the date hereof, each of which describes the procedures followed, assumptions made, limitations on the reviews undertaken, and other matters considered in connection with rendering the opinions, are set forth in ANNEXES F and G to this Joint Proxy Statement/Prospectus and should be read in their entirety. See "THE MERGER -- Opinions of Financial Advisors" and ANNEXES F and G.
INTERESTS OF CERTAIN PERSONS
     Certain members of FFB's management and of the FFB Board have interests in the Merger in addition to any interests they may have as stockholders of FFB generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification, directors' and officers' liability insurance, the election or appointment of six members of the FFB Board to the FUNC Board, and certain severance and other employee benefits. In addition, Santander, the beneficial owner of approximately 29.31 percent of the outstanding shares of FFB Common Stock as of the Record Date, has certain interests in the Merger in addition to its interests as a stockholder generally. In addition to its substantial ownership interest in FFB, Santander is currently represented by two members on the FFB Board.
     In connection with the execution of the Merger Agreement, FUNC entered into a five-year employment agreement with Anthony P. Terracciano, Chairman, President and Chief Executive Officer of FFB, which will become effective as of the Effective Date (the "Employment Agreement"). The Employment Agreement provides, among other things, for Mr. Terracciano to receive an annual salary of not less than $1 million, a combined annual salary and any bonus of not less than $2 million, and certain additional retirement, death and other benefits.
                                       10

     The Merger Agreement provides for Mr. Terracciano to be elected or appointed a director and President of FUNC following the Effective Date. Following the Effective Date there will be an "Office of the Chairman" of FUNC, to consist of Edward E. Crutchfield, who will remain as Chairman and Chief Executive Officer of FUNC, Mr. Terracciano, who will become President of FUNC, and John R. Georgius, the current President of FUNC, who will become Vice Chairman of FUNC. In addition to the election or appointment of Mr. Terracciano as a director of FUNC, following the Effective Date, Juan Rodrguez Inciarte, Executive Vice President of Santander and a director of FFB, and four other directors of FFB, will be elected or appointed directors of FUNC. The Merger Agreement also provides that Mr. Terracciano and two of such other FFB directors will be elected or appointed as members of the Executive Committee of the FUNC Board.
     In addition to the Santander Voting Agreement, FUNC and Santander have agreed that, subject to Santander maintaining ownership of certain percentages of FUNC Common Stock and certain other conditions, FUNC will nominate up to two individuals selected by Santander for election as directors of FUNC for three-year terms at the 1999 Annual Meeting of Stockholders of FUNC.
     Pursuant to the Merger Agreement, FUNC has agreed to assume FFB's obligations under employment agreements with certain executive officers of FFB, including Messrs. Anthony P. Terracciano, Wolfgang Schoellkopf, Peter C. Palmieri, Leslie E. Goodman, Roland K. Bullard, II, and Donald C. Parcells, each of whom were among the members of the FFB Board who approved the Merger (collectively, the "Named Officers").
     Pursuant to the employment agreements, each of the Named Officers would receive certain payments if his employment were terminated at any time within 15 months following the occurrence of a Change of Control Event (as such term is defined in the employment agreements, and which would include the approval by FFB stockholders of the Merger). In addition, three of the Named Officers (specifically, Messrs. Goodman, Bullard and Parcells) would receive certain payments if their employment were terminated prior to a Change of Control Event, but after the public announcement of the prospective Change of Control Event. The Named Officers would also receive payments relating to certain supplemental retirement benefit plans. In addition, pursuant to the terms of the individual stock option and deferred cash incentive award agreements with such Named Officers, certain options to purchase shares of FFB Common Stock will become exercisable and certain deferred cash incentive awards will become payable upon a Change of Control Event. Because a vote to approve the Merger Agreement by the FFB stockholders will constitute a Change of Control Event for purposes of these options, deferred cash incentive awards, and similar options and deferred cash incentive awards held by certain other employees, such options will become exercisable and such deferred cash incentive awards will become payable regardless of whether the Merger is ultimately consummated. Assuming the Effective Date is December 31, 1995, the aggregate estimated amount of the foregoing benefits that may be received by Messrs. Terracciano, Schoellkopf, Palmieri, Goodman, Bullard and Parcells, including the value of all exercisable options (based upon the per share value (I.E., stock price less option exercise price) of FFB Common Stock on the Record Date) held by such persons and certain amounts payable solely on termination of employment, and excluding certain supplemental annuity benefits, would be $14,704,025, $12,317,822, $12,290,203,
$11,215,229, $10,510,716, and $9,091,505, respectively, and $70,129,500 with respect to the Named Officers as a group. Such amount excludes $7,598,950 in estimated termination payments and associated gross-up payments for taxes that would be payable to Mr. Terracciano if Mr. Terracciano's employment were terminated within 15 months following the occurrence of a Change of Control Event. Mr. Terracciano's Employment Agreement with FUNC will supersede his employment agreement with FFB upon consummation of the Merger and, upon such consummation, Mr. Terracciano will not be entitled to any such termination payments relating to his current employment agreement with FFB. As more fully explained in "THE MERGER -- Interests of Certain Persons; TERRACCIANO EMPLOYMENT AGREEMENT; FUNC MANAGEMENT POST-MERGER", Mr. Terracciano's Employment Agreement with FUNC also provides for certain payments, notwithstanding termination of employment, and associated gross-up payments for taxes.
     In order to assure continuity following the consummation of the Merger, including the preservation of key customer relationships, FUNC may offer employment opportunities to certain executive officers of FFB, including the Named Officers. FUNC and certain of such executive officers are currently negotiating the terms of employment agreements, and such negotiations may result in the execution of employment agreements with FUNC that may include benefits comparable to or in excess of those contained in such officers' current employment agreements with FFB.
     A number of the executive officers of FFB, including the Named Officers (who are also directors of FFB), have, in the period after the date of the announcement of the Merger Agreement, made sales of FFB Common Stock aggregating 886,975 shares (which amount includes shares that were obtained pursuant to the exercise of stock options). In addition, such executive officers have advised FFB that they may make additional sales of their respective holdings of FFB Common Stock prior to the Effective Date. FFB has been advised by each of these executive officers that such prior sales were made, and any
                                       11
future sales will be made, exclusively at the discretion of the individual executive officers, based on their own individual investment and tax planning considerations. As of August 22, 1995, after giving effect to the vesting of various FFB stock options that would occur as a result of a favorable FFB stockholder vote with respect to the proposal to approve the Merger Agreement, such executive officers as a group would beneficially own approximately 1,271,683 shares of FFB Common Stock.
     See "THE MERGER -- Interests of Certain Persons", " -- Santander Voting Agreement" and " -- Resale of FUNC Capital Stock" and ANNEX D.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     Consummation of the Merger is conditioned upon receipt by FUNC and FFB of an opinion of Sullivan & Cromwell, special tax counsel in connection with the Merger, to the effect that no gain or loss will be recognized for federal income tax purposes by holders of FFB Common Stock, FFB Preferred Stock or FFB Depositary Shares, who receive shares of FUNC Common Stock or FUNC Class A Preferred Stock or FUNC Depositary Shares (as applicable) in the Merger, other than in respect of any cash received in lieu of fractional share interests or, in the case of any holder of FFB Series F Preferred Stock who perfects his dissenters' appraisal rights, cash received upon exercise of such rights.
     BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH FFB STOCKHOLDER AND FFB DEPOSITARY SHAREHOLDER, IT IS RECOMMENDED THAT FFB STOCKHOLDERS AND FFB DEPOSITARY SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.
     See "THE MERGER -- Certain Federal Income Tax Consequences".
BUSINESS PENDING CONSUMMATION AND RELATED MATTERS
     Pursuant to the Merger Agreement, each of FFB and FUNC has made certain covenants, with respect to itself and its subsidiaries, relating to the conduct of business pending consummation of the Merger. Among other things, each has agreed (except as otherwise contemplated by the Merger Agreement or with the written consent of the other party) not to: (i) conduct its business other than in the ordinary and usual course; (ii) pay dividends above certain specified levels (in the case of FFB) or redeem or otherwise acquire shares of its capital stock, issue additional shares of its capital stock or give any person the right to acquire any such shares; (iii) in the case of FFB, increase any salaries or employee benefits or enter into or modify any employment agreements or employee benefit plan, except for certain increases in the ordinary course of business and certain changes required by law or to satisfy pre-existing contractual obligations; or (iv) dispose of any of its material assets, business or property or acquire any material business or property of any other entities; PROVIDED, HOWEVER, that the foregoing shall not preclude (a) FFB from paying required dividends on FFB Preferred Stock or a regular quarterly cash dividend on FFB Common Stock of up to $.50 per share (the current dividend rate) during the remainder of 1995 and up to $.55 per share commencing with the first dividend payable in 1996, (b) FFB from making any dispositions or acquisitions in which the purchase price is cash and does not exceed $150 million in any one case, or
(c) FUNC from making any dispositions or acquisitions in which the purchase price includes cash not in excess of $300 million in any one case or includes shares of FUNC Common Stock not in excess of approximately 6.8 million shares in any one case.
     In connection with the Merger, FFB and FUNC currently expect to take a Merger-related charge in the fourth quarter of 1995 estimated to be $270 million in the aggregate, after tax, or $.97 per share of FUNC Common Stock. See "RECENT DEVELOPMENTS -- 1995 and 1996 Earnings Estimates".
     In addition, in connection with the Merger, FUNC and/or FFB may purchase up to 7.4 million shares of FUNC Common Stock, and, to the extent that less than
7.4 million of such shares are purchased, FUNC and/or FFB may purchase a proportionate number of shares of FFB Common Stock (I.E., up to 5.5 million shares). From June 19, 1995 to the date hereof, 8.4 million shares of FUNC Common Stock have been purchased by FUNC at a cost of $411 million, 2.9 shares of FFB Common Stock have been purchased by FUNC at a cost of $181 million, and 250,000 shares of FFB Series B Preferred Stock have been purchased by FUNC at a cost of $12 million. The shares of FUNC Common Stock purchased by FUNC include shares purchased in connection with certain of the Purchase Acquisitions.
     See "THE MERGER -- Business Pending Consummation and Related Matters" and Notes (2) and (3) to "PRO FORMA FINANCIAL INFORMATION".
                                       12

REGULATORY APPROVALS
     The Merger and Santander's acquisition of shares of FUNC Common Stock in the Merger are subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. In addition, they may require certain approvals of state bank regulatory authorities. Applications have been filed by each of FUNC and Santander with the Federal Reserve Board and applications are expected to be filed in the near future with such state bank regulatory authorities. There can be no assurance that the approval of the Federal Reserve Board or any other necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE MERGER -- Regulatory Approvals".
CONDITIONS TO CONSUMMATION
     Consummation of the Merger is subject, among other things, to: (i) receipt of the requisite approvals of the stockholders of FFB and FUNC; (ii) receipt of all required regulatory approvals by FUNC, FFB and Santander without the imposition of any condition or requirement that, in the reasonable judgment of FUNC or FFB, would so materially and adversely impact the economic or business benefits to such party of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not have entered into the Merger Agreement; (iii) no court or agency having taken any action, nor any law or regulation having been enacted or adopted, which prohibits the Merger; (iv) receipt by FUNC and FFB of the opinion of Sullivan & Cromwell, dated the Effective Date, as to certain federal income tax consequences of the Merger; (v) the FUNC Common Stock, FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC Depositary Shares to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (vi) the receipt of letters, dated the Effective Date, from FFB's and FUNC's independent auditors relating to pooling of interests accounting treatment for the Merger; (vii) the receipt of any required third party consents to the Merger; and (viii) the delivery of officer's certificates by FUNC and FFB with respect to the continued accuracy of representations and warranties and compliance with covenants in the Merger Agreement. See "THE MERGER -- Conditions to Consummation".
TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE
     The Merger Agreement may be terminated by mutual agreement of the FFB Board and the FUNC Board. The Merger Agreement may also be terminated by either the FFB Board or the FUNC Board (i) if the Merger does not occur on or before June 30, 1996 (provided that the terminating party has not knowingly caused the Merger not to occur by such date), (ii) in the event of a breach of the Merger Agreement by the other party that cannot be or has not been cured within 30 days after notice of such breach, or (iii) if the required approval of either the FUNC or FFB stockholders or the Federal Reserve Board is not obtained.
     In addition, the FFB Board may terminate the Merger Agreement if either:
          (i) both (a) the average of the last sale prices of FUNC Common Stock on the NYSE Tape for the ten full trading days ending on the date (the "FRB Approval Date") the Federal Reserve Board approves the Merger (the "FUNC Average Price") is less than $40.48, and (b) the number obtained by dividing the FUNC Average Price on the FRB Approval Date by $47.625 is less than the number obtained by dividing the weighted average closing price per share of the common stocks of a group of 13 bank holding companies (the "Index Group") on the FRB Approval Date by $35.91 (being the weighted average closing price per share of the common stocks of such bank holding companies on June 16, 1995) and subtracting .15 from such latter number; or
          (ii) the FUNC Average Price on the FRB Approval Date is less than $34.22;
PROVIDED, HOWEVER, that if the conditions in either (i) or (ii) exist (a "Termination Event") and the FFB Board elects to terminate the Merger Agreement, such termination will not occur if FUNC elects to increase the Exchange Ratio to a number calculated pursuant to the Merger Agreement.
     See "THE MERGER -- Termination; Possible Exchange Ratio Increase".
STOCK OPTION AGREEMENTS
     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, FFB (as issuer) entered into a Stock Option Agreement with FUNC (as grantee), dated as of June 19, 1995 (the "FFB Stock Option Agreement"), and as an inducement and condition to FFB's willingness to enter into the Merger Agreement, FUNC (as issuer) entered into a Stock Option Agreement with FFB (as grantee), dated as of June 19, 1995 (the "FUNC Stock Option Agreement" and,
                                       13
together with the FFB Stock Option Agreement, the "Stock Option Agreements"). The Stock Option Agreements are set forth in ANNEXES B and C to this Joint Proxy Statement/Prospectus.
     Pursuant to the FFB Stock Option Agreement, FFB granted to FUNC an irrevocable option (the "FFB Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of FFB's and FUNC's knowledge, has occurred as of the date hereof, to purchase up to 19.9 percent of the authorized but unissued shares of FFB Common Stock for a purchase price of $59.00 per share, subject to adjustment in certain circumstances.
     Pursuant to the FUNC Stock Option Agreement, FUNC granted to FFB an irrevocable option (the "FUNC Option" and, together with the FFB Option, the "Options"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of FUNC's and FFB's knowledge, has occurred as of the date hereof, to purchase up to 19.9 percent of the authorized but unissued shares of FUNC Common Stock for a purchase price of $45.875 per share, subject to adjustment in certain circumstances.
     Under certain circumstances, if one of the Options becomes exercisable, the holder of such Option will have the right to require the issuer of the Option to repurchase such Option (or the shares purchased pursuant thereto).
     The purchase of any shares of FFB Common Stock or FUNC Common Stock pursuant to the Options is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.
     The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire FFB or FUNC prior to the Merger.
     In the event that either the FFB stockholders or the FUNC stockholders fail to approve the Merger Agreement, either FFB or FUNC may terminate the Merger Agreement. See "THE MERGER -- Termination; Possible Exchange Ratio Increase". If such termination occurs prior to the occurrence of a Purchase Event or Preliminary Purchase Event (as such terms are defined in the Stock Option Agreements) under the Stock Option Agreements, the Stock Option Agreements will automatically terminate at such time. If a Purchase Event occurs under either or both of the Stock Option Agreements prior to termination of such Stock Option Agreement or Stock Option Agreements, however, FFB and/or FUNC, as applicable, will be entitled to exercise the related Option or Options in accordance with its or their terms, as applicable.
     See "THE MERGER -- Stock Option Agreements".
RESALE OF FUNC CAPITAL STOCK
     The shares of FUNC Common Stock and FUNC Class A Preferred Stock and FFB Depositary Shares into which shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares are converted on the Effective Date, will be freely transferable by the holders of such shares, except for those shares held by those holders who may be deemed to be "affiliates" of FFB or FUNC under applicable federal securities laws. The Merger Agreement provides, however, that any person (including its "affiliates" and "associates") who is precluded by Rule 145 under the Securities Act from selling all of the shares of FUNC Common Stock received by such person in the Merger in one calendar quarter, will be entitled to registration rights for such shares from FUNC. It is currently expected that the resale limitations of Rule 145 will only affect the ability of Santander, which is the beneficial owner of approximately 29.31 percent of the outstanding shares of FFB Common Stock as of the Record Date, to so sell its shares. The registration rights are set forth in ANNEX E to this Joint Proxy Statement/Prospectus and reference is made thereto for the complete terms of such rights.
     In addition to the foregoing, "affiliates" of FFB and FUNC have agreed not to sell or otherwise dispose of any FUNC Common Stock or FFB Common Stock beneficially owned by them during a period commencing 30 days prior to the Effective Date and ending upon publication by FUNC of combined financial statements covering at least 30 days of the combined entities' operations after the Merger.
DISSENTERS' APPRAISAL RIGHTS
     Holders of FFB Common Stock, FFB Series B Preferred Stock, FFB Series D Preferred Stock and FFB Depositary Shares do not have dissenters' appraisal rights in connection with the Merger. Only holders of record of FFB Series F Preferred Stock have dissenters' appraisal rights in connection with the Merger. In order to exercise dissenters' appraisal rights as holders of FFB Series F Preferred Stock, holders of FFB Depositary Shares, among other things, must withdraw the underlying shares of FFB Series F Preferred Stock from First Fidelity Bank, N.A., as the Depositary. See "THE MERGER -- Dissenters' Appraisal Rights" and ANNEX H.
                                       14

     Holders of FUNC Common Stock do not have dissenters' appraisal rights in connection with the Merger.
ACCOUNTING TREATMENT
     It is intended that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt of letters from FFB's and FUNC's independent auditors to the effect that the Merger may be accounted for in such manner. See "THE MERGER -- Conditions to Consummation" and " -- Accounting Treatment". CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS
     The rights of stockholders of FFB currently are determined by reference to the New Jersey Business Corporation Act (the "NJBCA"), FFB's Restated Certificate of Incorporation (as amended, the "FFB Certificate") and FFB's Bylaws. On the Effective Date, stockholders of FFB will become stockholders of FUNC, and their rights as stockholders of FUNC will be determined by the North Carolina Business Corporation Act (the "NCBCA") and by FUNC's Articles of Incorporation (as amended, the "FUNC Articles") and FUNC's Bylaws. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS".
                                       15

                         SELECTED FINANCIAL INFORMATION
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA
     The following unaudited information, adjusted for any past stock dividends and stock splits, reflects, where applicable, certain comparative per share data related to book value, cash dividends paid, net income and market value: (i) on a historical basis for FUNC and FFB; (ii) on a pro forma combined basis per share of FUNC Common Stock reflecting consummation of (a) the Merger, and (b) the Merger and the Purchase Acquisitions; and (iii) on an equivalent pro forma basis per share of FFB Common Stock reflecting consummation of (x) the Merger, and (y) the Merger and the Purchase Acquisitions. Such information has been prepared (i) assuming a 1.35 Exchange Ratio, and (ii) giving effect to the Merger on a pooling of interests accounting basis and the Purchase Acquisitions on a purchase accounting basis. The 1.35 Exchange Ratio is subject to possible increase under certain circumstances. See "THE MERGER -- Termination; Possible Exchange Ratio Increase" and " -- Accounting Treatment".
     Pro forma financial information for the Purchase Acquisitions assumes such acquisitions were consummated on January 1, 1994, and, except as otherwise indicated, reflects information from such date to their respective consummation dates (or to June 30, 1995, with respect to the Purchase Acquisitions pending as of June 30, 1995, or announced between July 1, 1995 and August 14, 1995). Pro forma financial information with respect to the Merger assumes the Merger was consummated as of the beginning of each of the periods indicated.
     Since purchase accounting does not require restatement of results for prior periods following consummation of the Purchase Acquisitions, consummation of the Purchase Acquisitions will not affect FUNC's historical results for the periods indicated. Pro forma financial information is intended to show how the Merger and the Purchase Acquisitions might have affected historical financial statements if the Merger and the Purchase Acquisitions had been consummated at an earlier time. The pro forma combined selected financial information does not purport to be indicative of the results that actually would have been realized had the Merger and the Purchase Acquisitions taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for future periods.
     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FUNC and FFB, including the respective notes thereto, which are incorporated herein by reference, and the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. Stockholders are urged to read such information carefully. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION".

                                                                                               JUNE 30, 1995    DECEMBER 31, 1994
Book value per share:
Historical per share of:
  FUNC Common Stock.........................................................................      $ 33.39             30.66
  FFB Common Stock..........................................................................        34.58             32.69
Pro forma combined per share of FUNC Common Stock (1):
  FUNC and FFB..............................................................................        30.42             28.19
  FUNC, FFB and the Purchase Acquisitions...................................................        30.82             28.11
Equivalent pro forma per share of FFB Common Stock (2):
  FUNC and FFB..............................................................................        41.07             38.06
  FUNC, FFB and the Purchase Acquisitions...................................................      $ 41.61             37.95

(1) The pro forma combined book value per share of FUNC Common Stock amounts represent the sum of the pro forma combined common stockholders' equity amounts, divided by the pro forma combined period-end number of shares of common stock outstanding.
(2) The equivalent pro forma book value per share of FFB Common Stock amounts represent the pro forma combined book value per share of FUNC Common Stock amounts, multiplied by a 1.35 Exchange Ratio.
                                       16

                                                                                             SIX MONTHS          YEARS ENDED
                                                                                                ENDED            DECEMBER 31,
                                                                                            JUNE 30, 1995    1994    1993    1992
Cash dividends paid per share:
Historical per share of:
  FUNC Common Stock......................................................................       $ .92        1.72    1.50    1.28
  FFB Common Stock.......................................................................        1.00        1.76    1.44    1.23
Pro forma combined per share of FUNC Common Stock (3):
  FUNC and FFB...........................................................................         .85        1.56    1.30    1.00
  FUNC, FFB and the Purchase Acquisitions................................................         .84        1.56    1.30    1.00
Equivalent pro forma per share of FFB Common Stock (4):
  FUNC and FFB...........................................................................        1.15        2.11    1.76    1.35
  FUNC, FFB and the Purchase Acquisitions................................................       $1.13        2.11    1.76    1.35

(3) The pro forma combined cash dividends paid per share of FUNC Common Stock amounts represent the pro forma combined cash dividends paid on shares of FUNC Common Stock outstanding, divided by the pro forma combined average number of shares of FUNC Common Stock outstanding, rounded to the nearest cent.
(4) The equivalent pro forma cash dividends paid per share of FFB Common Stock amounts represent the pro forma combined dividends paid per share of FUNC Common Stock amounts, multiplied by a 1.35 Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share of FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.52 per share of FUNC Common Stock payable on September 15, 1995, would be $2.08. On an equivalent pro forma basis, such current annualized FUNC dividend per share of FFB Common Stock would be $2.80, based on a 1.35 Exchange Ratio, rounded down to the nearest cent. No assurances can be given as to future dividend rates. Future FUNC and FFB dividends will be dependent upon the respective earnings and financial conditions of FUNC and FFB, as well as government regulations and policies and other factors. See "THE MERGER -- Exchange of FFB Stock Certificates", " -- Business Pending Consummation and Related Matters" and " -- Dividends" and "DESCRIPTION OF FUNC CAPITAL STOCK -- Payment of Dividends".

                                                                                       SIX MONTHS                    YEARS ENDED
                                                                                     ENDED JUNE 30,                  DECEMBER 31,
                                                                              1995                   1994            1994    1993
Net income per share applicable to common stockholders (after FUNC redemption premium):
Historical per share of:
  FUNC Common Stock.................................................          $2.77                   2.59           4.98    4.73
  FFB Common Stock (primary)........................................           2.69                   2.54           5.21    4.66
  FFB Common Stock (fully-diluted)..................................           2.62                   2.49           5.11    4.58
Pro forma combined per share of FUNC Common Stock (5):
  FUNC and FFB......................................................           2.49                   2.32           4.58    4.30
  FUNC, FFB and the Purchase Acquisitions...........................           2.22                   2.32           4.48    4.30
Equivalent pro forma per share of FFB Common Stock (6):
  FUNC and FFB......................................................           3.36                   3.13           6.18    5.81
  FUNC, FFB and the Purchase Acquisitions...........................          $3.00                   3.13           6.05    5.81

                                                                      1992
Net income per share applicable to common stockholders (after FUNC redemption premium):
Historical per share of:
  FUNC Common Stock.................................................  2.23
  FFB Common Stock (primary)........................................  3.89
  FFB Common Stock (fully-diluted)..................................  3.77
Pro forma combined per share of FUNC Common Stock (5):
  FUNC and FFB......................................................  2.53
  FUNC, FFB and the Purchase Acquisitions...........................  2.53
Equivalent pro forma per share of FFB Common Stock (6):
  FUNC and FFB......................................................  3.42
  FUNC, FFB and the Purchase Acquisitions...........................  3.42

(5) The pro forma combined income per share of FUNC Common Stock amounts represent the pro forma combined net income (after redemption premium on preferred stock) applicable to holders of FUNC Common Stock, divided by the pro forma combined average number of shares of FUNC Common Stock outstanding.
(6) The equivalent pro forma income per share of FFB Common Stock amounts represent the pro forma combined income per share of FUNC Common Stock amounts, multiplied by a 1.35 Exchange Ratio.
                                       17

                                                                                               JUNE 16, 1995         , 1995
Market value per share:
Historical per share of:
  FUNC Common Stock.........................................................................      $47.625
  FFB Common Stock..........................................................................       48.75
Equivalent pro forma per share of FFB Common Stock (7)......................................      $64.29

(7) The equivalent pro forma market values per share of FFB Common Stock represent the historical market values per share of FUNC Common Stock, multiplied by a 1.35 Exchange Ratio, rounded down to the nearest one-eighth. The FUNC and FFB historical market values per share represent the last reported sales price per share of FUNC Common Stock and FFB Common Stock on the NYSE Tape (i) on June 16, 1995, the last trading day preceding public announcement of the execution of the Merger Agreement, and (ii) on
                  , 1995, the last practicable trading day before the mailing of this Joint Proxy Statement/Prospectus. See "THE MERGER -- Market Prices" and Notes (2) and (3) to "Pro Forma Financial Information".
     Because the market price of FUNC Common Stock is subject to fluctuation, the market value of the FUNC Common Stock that holders of FFB Common Stock would receive in the Merger may increase or decrease prior to, as well as after, the receipt of such shares following the Effective Date. FFB and FUNC stockholders are urged to obtain current market quotations for FUNC Common Stock and FFB Common Stock. No assurance can be given as to the market prices of FUNC Common Stock or FFB Common Stock at any time before the Effective Date or as to the market price of FUNC Common Stock thereafter.
SELECTED FINANCIAL DATA
     The following tables set forth certain unaudited historical consolidated selected financial information for FUNC and FFB and certain unaudited pro forma combined selected financial data, giving effect to (i) the Merger, with a 1.35 Exchange Ratio, and (ii) the Merger, with a 1.35 Exchange Ratio, and the Purchase Acquisitions. Such information has been prepared giving effect to the Merger on a pooling of interests accounting basis and the Purchase Acquisitions on a purchase accounting basis. See "THE MERGER -- Accounting Treatment". The
1.35 Exchange Ratio is subject to possible increase under certain circumstances. See "THE MERGER -- Termination; Possible Exchange Ratio Increase".
     Pro forma financial information for the Purchase Acquisitions assumes such acquisitions were consummated on January 1, 1994, and, except as otherwise indicated, reflects information from such date to their respective consummation dates (or to June 30, 1995, with respect to the Purchase Acquisitions pending as of June 30, 1995, or announced between July 1, 1995 and August 14, 1995). Pro forma financial information with respect to the Merger assumes the Merger was consummated as of the beginning of each of the periods indicated. Since the Merger will be accounted for as a pooling of interests, upon consummation of the Merger, financial information of FUNC and FFB will be combined for each period presented.
     Since purchase accounting does not require restatement of results for prior periods following consummation of the Purchase Acquisitions, consummation of any of the Purchase Acquisitions will not affect FUNC's historical results for the periods indicated. Pro forma financial information is intended to show how the Merger and the Purchase Acquisitions might have affected historical financial statements if the Merger and the Purchase Acquisitions were consummated at an earlier time. The pro forma combined selected financial information does not purport to be indicative of the results that actually would have been realized had the Merger and the Purchase Acquisitions been consummated as of the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations of future periods.
     This information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FUNC and FFB, including the respective notes thereto, which are incorporated herein by reference, and the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. Stockholders are urged to read such information carefully. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION".
                                       18

FUNC (HISTORICAL)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,                       YEARS ENDED DECEMBER 31,
                                                           1995          1994         1994         1993         1992         1991
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands, except per share data)
  Interest income.....................................  $ 3,000,417    2,397,814    5,094,661    4,556,332    4,479,385    4,647,440
  Interest expense....................................    1,406,547      919,916    2,060,946    1,790,439    2,020,968    2,742,996
  Net interest income.................................    1,593,870    1,477,898    3,033,715    2,765,893    2,458,417    1,904,444
  Provision for loan losses...........................       76,500       50,000      100,000      221,753      414,708      648,284
  Net interest income after provision for loan
    losses............................................    1,517,370    1,427,898    2,933,715    2,544,140    2,043,709    1,256,160
  Securities available for sale transactions..........        4,878        1,365      (11,507)      25,767       34,402           --
  Investment security transactions....................        1,450        1,309        4,006        7,435       (2,881)     155,048
  Noninterest income..................................      628,042      551,792    1,166,470    1,165,086    1,032,651      914,511
  Noninterest expense.................................    1,399,441    1,291,061    2,677,228    2,521,647    2,526,678    1,905,918
  Income before income taxes..........................      752,299      691,303    1,415,456    1,220,781      581,203      419,801
  Income taxes........................................      266,254      239,224      490,076      403,260      196,152       71,070
  Net income..........................................      486,045      452,079      925,380      817,521      385,051      348,731
  Dividends on preferred stock........................        7,029       11,927       25,353       24,900       31,979       34,570
  Net income applicable to common stockholders before
    redemption premium................................      479,016      440,152      900,027      792,621      353,072      314,161
  Redemption premium on preferred stock...............           --           --       41,355           --           --           --
  Net income applicable to common stockholders after
    redemption premium................................  $   479,016      440,152      858,672      792,621      353,072      314,161
PER COMMON SHARE DATA
  Net income before redemption premium................  $      2.77         2.59         5.22         4.73         2.23         2.24
  Net income after redemption premium.................         2.77         2.59         4.98         4.73         2.23         2.24
  Cash dividends......................................          .92          .80         1.72         1.50         1.28         1.12
  Book value..........................................        33.39        29.54        30.66        28.90        25.25        23.23
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)......................................      158,418      135,520      297,902      243,845      167,601      126,029
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..............................................   83,101,612   72,604,401   77,313,505   70,786,969   63,828,031   59,273,177
  Loans, net of unearned income.......................   60,020,507   48,925,495   54,029,752   46,876,177   41,923,767   41,383,580
  Deposits............................................   58,842,024   53,772,260   58,958,273   53,742,411   49,150,965   47,176,223
  Long-term debt......................................    5,376,283    3,129,444    3,428,514    3,061,944    3,151,260    2,630,930
  Preferred stockholders' equity......................           --      284,041           --      284,041      297,215      397,356
  Common stockholders' equity.........................    5,736,847    5,104,540    5,397,517    4,923,584    4,161,948    3,463,441
  Total stockholders' equity..........................  $ 5,736,847    5,388,581    5,397,517    5,207,625    4,459,163    3,860,797
  Preferred shares outstanding........................           --        6,318           --        6,318        6,846       10,851
  Common shares outstanding...........................      171,837      172,797      176,034      170,338      164,849      149,112
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets..............................................  $78,881,692   71,088,849   72,670,694   68,101,222   61,145,974   55,095,439
  Loans, net of unearned income.......................   56,153,699   46,775,003   49,055,215   43,631,410   41,270,991   37,314,358
  Deposits............................................   57,464,423   52,147,743   53,244,751   50,248,848   47,173,706   40,482,433
  Long-term debt......................................    4,264,879    3,143,570    3,213,607    3,006,560    2,789,653    2,187,595
  Common stockholders' equity*........................    5,611,065    5,062,377    5,282,412    4,550,048    3,889,256    3,131,716
  Total stockholders' equity*.........................  $ 5,611,065    5,346,417    5,554,390    4,839,397    4,213,896    3,467,437
  Common shares outstanding...........................      172,745      169,689      172,543      167,692      158,683      140,003
CONSOLIDATED PERCENTAGES
  Net income applicable to common stockholders before
    redemption premium to average common stockholders'
    equity............................................        17.22%**      17.53**      17.04       17.42         9.08        10.03
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity............................................        17.22**      17.53**      16.26        17.42         9.08        10.03
  Net income to:
    Average total stockholders' equity................        17.47**      17.05**      16.66        16.89         9.14        10.06
    Average assets....................................         1.24**       1.28**       1.27         1.20          .63          .63
  Average stockholders' equity to average assets......         6.96         7.01         7.52         7.11         6.89         6.29
  Allowance for loan losses to:
    Net loans.........................................         1.61         2.06         1.81         2.18         2.24         2.06
    Nonaccrual and restructured loans.................          222          192          245          147           96           72
    Nonperforming assets..............................          170          152          175          111           70           50
  Net charge-offs to average net loans................          .38**        .27**        .33          .58          .86         1.48
  Nonperforming assets to loans, net and foreclosed
    properties........................................          .95         1.35         1.03         1.95         3.19         4.10
  Capital ratios:***
    Tier 1 capital....................................         6.86         9.30         7.76         9.14         9.22         7.56
    Total capital.....................................        11.58        14.68        12.94        14.64        14.31        11.76
    Leverage..........................................         5.74         6.67         6.12         6.13         6.55         5.31
  Net interest margin.................................         4.61%**       4.78**       4.77        4.78         4.77         4.08

                                                           1990
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands, except per share data)
  Interest income.....................................   4,829,520
  Interest expense....................................   3,094,334
  Net interest income.................................   1,735,186
  Provision for loan losses...........................     425,409
  Net interest income after provision for loan
    losses............................................   1,309,777
  Securities available for sale transactions..........          --
  Investment security transactions....................       7,884
  Noninterest income..................................     690,672
  Noninterest expense.................................   1,680,973
  Income before income taxes..........................     327,360
  Income taxes........................................      64,993
  Net income..........................................     262,367
  Dividends on preferred stock........................      33,868
  Net income applicable to common stockholders before
    redemption premium................................     228,499
  Redemption premium on preferred stock...............          --
  Net income applicable to common stockholders after
    redemption premium................................     228,499
PER COMMON SHARE DATA
  Net income before redemption premium................        1.68
  Net income after redemption premium.................        1.68
  Cash dividends......................................        1.08
  Book value..........................................       21.81
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)......................................     116,696
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets..............................................  54,588,410
  Loans, net of unearned income.......................  36,050,719
  Deposits............................................  38,194,268
  Long-term debt......................................   1,850,860
  Preferred stockholders' equity......................     317,011
  Common stockholders' equity.........................   2,983,361
  Total stockholders' equity..........................   3,300,372
  Preferred shares outstanding........................       7,293
  Common shares outstanding...........................     136,777
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets..............................................  52,124,595
  Loans, net of unearned income.......................  35,877,585
  Deposits............................................  36,209,083
  Long-term debt......................................   1,587,497
  Common stockholders' equity*........................   2,937,441
  Total stockholders' equity*.........................   3,244,473
  Common shares outstanding...........................     135,622
CONSOLIDATED PERCENTAGES
  Net income applicable to common stockholders before
    redemption premium to average common stockholders'
    equity............................................        7.78
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity............................................        7.78
  Net income to:
    Average total stockholders' equity................        8.09
    Average assets....................................         .50
  Average stockholders' equity to average assets......        6.22
  Allowance for loan losses to:
    Net loans.........................................        1.95
    Nonaccrual and restructured loans.................          77
    Nonperforming assets..............................          56
  Net charge-offs to average net loans................         .68
  Nonperforming assets to loans, net and foreclosed
    properties........................................        3.42
  Capital ratios:***
    Tier 1 capital....................................        6.53
    Total capital.....................................       10.83
    Leverage..........................................        4.90
  Net interest margin.................................        3.99

  * Average common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities in 1995 and 1994.
 ** Annualized.
*** Risk-based capital ratio guidelines require a minimum ratio of Tier 1 capital to risk-weighted assets of four percent and total capital to risk-weighted assets of eight percent. The minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets is from three to five percent. Capital ratios are not restated for pooling of interests acquisitions.
                                       19

FFB (HISTORICAL)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,                        YEARS ENDED DECEMBER 31,
                                                          1995          1994          1994         1993         1992         1991
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands, except per share data)
  Interest income....................................  $ 1,155,111     1,036,467    2,136,152    2,045,196    2,129,281    2,383,960
  Interest expense...................................      465,330       334,833      732,036      691,513      920,712    1,327,889
  Net interest income................................      689,781       701,634    1,404,116    1,353,683    1,208,569    1,056,071
  Provision for loan losses..........................       20,000        44,000       79,000      148,000      228,000      298,000
  Net interest income after provision for loan
    losses...........................................      669,781       657,634    1,325,116    1,205,683      980,569      758,071
  Securities available for sale transactions.........       14,043         8,808       17,720           --           --           --
  Investment security transactions...................           --            --           --        7,017        4,825       53,566
  Noninterest income.................................      207,211       187,157      399,224      376,483      327,551      340,124
  Noninterest expense................................      537,093       525,041    1,069,629    1,014,699      916,846      871,747
  Income (loss) before income taxes (benefits).......      353,942       328,558      672,431      574,484      396,099      280,014
  Income taxes (benefits)............................      125,749       108,099      221,368      175,652       82,362       58,773
  Net income (loss)..................................      228,193       220,459      451,063      398,832      313,737      221,241
  Dividends on preferred stock.......................       10,321        10,277       20,667       20,653       21,061       17,176
  Net income (loss) applicable to common
    stockholders.....................................  $   217,872       210,182      430,396      378,179      292,676      204,065
PER COMMON SHARE DATA
  Net income (loss):
    Primary..........................................  $      2.69          2.54         5.21         4.66         3.89         3.37
    Fully-diluted....................................         2.62          2.49         5.11         4.58         3.77         3.31
  Cash dividends.....................................         1.00           .84         1.76         1.44         1.23         1.20
  Book value.........................................        34.58         31.65        32.69        31.39        27.33        24.35
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands).....................................       80,313        67,118      142,403      110,336       88,036       72,112
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets.............................................   35,361,781    33,908,306   36,215,696   33,762,585   31,480,297   30,215,229
  Loans, net of unearned income......................   23,999,147    21,608,066   23,801,241   21,386,911   18,377,695   17,341,517
  Deposits...........................................   28,818,923    27,442,146   28,906,852   28,143,022   27,004,835   25,218,550
  Long-term debt.....................................      676,750       812,877      813,623      613,058      581,508      918,885
  Preferred stockholders' equity.....................      219,219       230,344      229,707      230,422      232,172      232,236
  Common stockholders' equity........................    2,720,098     2,589,960    2,647,268    2,508,006    2,025,478    1,712,546
  Total stockholders' equity.........................  $ 2,939,317     2,820,304    2,876,975    2,738,428    2,257,650    1,944,782
  Preferred shares outstanding.......................        4,794         5,239        5,213        5,242        5,312        5,314
  Common shares outstanding..........................       78,653        81,825       80,983       79,901       74,108       70,339
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets.............................................  $34,376,530    33,306,781   33,742,409   31,509,216   29,474,869   28,726,760
  Loans, net of unearned income......................   23,357,613    21,223,324   21,670,691   19,364,968   17,429,320   17,529,667
  Deposits...........................................   27,822,478    27,580,684   27,515,332   26,581,541   24,772,993   24,120,187
  Long-term debt.....................................      785,649       777,703      795,521      591,397      738,200    1,004,882
  Common stockholders' equity*.......................    2,692,934     2,508,453    2,587,298    2,231,815    1,834,276    1,422,518
  Total stockholders' equity*........................  $ 2,920,705     2,738,872    2,817,569    2,462,755    2,066,511    1,616,137
  Common shares outstanding..........................       79,697        79,976       80,829       77,590       71,630       60,345
CONSOLIDATED PERCENTAGES
  Net income (loss) applicable to common stockholders
    to average common stockholders' equity...........        16.69%**       16.83**      16.71       16.94        15.96        14.35
  Net income (loss) to:
    Average total stockholders' equity...............        16.09**       16.17**      16.08        16.19        15.18        13.69
    Average assets...................................         1.34**        1.33**       1.34         1.27         1.06          .77
  Average stockholders' equity to average assets.....         8.32          8.25         8.32         7.82         7.01         5.63
  Allowance for loan losses to:
    Net loans........................................         2.36          2.73         2.52         2.82         3.32         3.52
    Nonaccrual and restructured loans................          295           181          253          159          121           85
    Nonperforming assets.............................          205           140          182          122           88           66
  Net charge-offs to average net loans...............          .47**         .57**        .55         1.23         1.42         1.62
  Nonperforming assets to loans, net and foreclosed
    properties.......................................         1.15          1.94         1.38         2.30         3.75         5.29
  Capital ratios:***
    Tier 1 capital...................................         8.45         10.20         8.76         9.98         9.93         8.65
    Total capital....................................        11.45         13.50        11.76        13.42        13.35        12.47
    Leverage.........................................         6.49          7.27         6.58         7.22         6.47         5.98
  Net interest margin................................         4.58%**        4.78**       4.70        4.86         4.59         4.16

                                                          1990
CONSOLIDATED SUMMARIES OF INCOME
  (In thousands, except per share data)
  Interest income....................................   2,719,568
  Interest expense...................................   1,712,137
  Net interest income................................   1,007,431
  Provision for loan losses..........................     498,000
  Net interest income after provision for loan
    losses...........................................     509,431
  Securities available for sale transactions.........          --
  Investment security transactions...................      24,387
  Noninterest income.................................     338,083
  Noninterest expense................................     883,151
  Income (loss) before income taxes (benefits).......     (11,250)
  Income taxes (benefits)............................      (5,125)
  Net income (loss)..................................      (6,125)
  Dividends on preferred stock.......................      13,283
  Net income (loss) applicable to common
    stockholders.....................................     (19,408)
PER COMMON SHARE DATA
  Net income (loss):
    Primary..........................................        (.33)
    Fully-diluted....................................          --
  Cash dividends.....................................        1.10
  Book value.........................................       22.22
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands).....................................      64,858
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets.............................................  29,110,344
  Loans, net of unearned income......................  18,530,304
  Deposits...........................................  23,080,110
  Long-term debt.....................................   1,116,987
  Preferred stockholders' equity.....................     157,271
  Common stockholders' equity........................   1,325,182
  Total stockholders' equity.........................   1,482,453
  Preferred shares outstanding.......................       5,241
  Common shares outstanding..........................      59,627
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets.............................................  29,807,812
  Loans, net of unearned income......................  19,035,238
  Deposits...........................................  22,660,511
  Long-term debt.....................................   1,027,696
  Common stockholders' equity*.......................   1,363,669
  Total stockholders' equity*........................   1,520,940
  Common shares outstanding..........................      59,171
CONSOLIDATED PERCENTAGES
  Net income (loss) applicable to common stockholders
    to average common stockholders' equity...........       (1.42)
  Net income (loss) to:
    Average total stockholders' equity...............        (.40)
    Average assets...................................        (.02)
  Average stockholders' equity to average assets.....        5.10
  Allowance for loan losses to:
    Net loans........................................        3.00
    Nonaccrual and restructured loans................          76
    Nonperforming assets.............................          61
  Net charge-offs to average net loans...............        1.74
  Nonperforming assets to loans, net and foreclosed
    properties.......................................        4.87
  Capital ratios:***
    Tier 1 capital...................................        5.92
    Total capital....................................        9.89
    Leverage.........................................        4.31
  Net interest margin................................        3.88

  * Average common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities in 1995 and 1994.
 ** Annualized.
*** Risk-based capital ratio guidelines require a minimum ratio of Tier 1 capital to risk-weighted assets of four percent and total capital to risk-weighted assets of eight percent. The minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets is from three to five percent.
                                       20

FUNC AND FFB
PRO FORMA COMBINED SELECTED FINANCIAL DATA*

                                                   SIX MONTHS ENDED
(DOLLARS IN THOUSANDS,                                 JUNE 30,                           YEARS ENDED DECEMBER 31,
EXCEPT PER SHARE DATA)                            1995           1994           1994          1993          1992         1991
Interest income.............................  $  4,155,528      3,434,281      7,230,813     6,601,528    6,608,666    7,031,400
Interest expense............................     1,871,877      1,254,749      2,792,982     2,481,952    2,941,680    4,070,885
Net interest income.........................     2,283,651      2,179,532      4,437,831     4,119,576    3,666,986    2,960,515
Provision for loan losses...................        96,500         94,000        179,000       369,753      642,708      946,284
Net interest income after provision for loan
  losses....................................     2,187,151      2,085,532      4,258,831     3,749,823    3,024,278    2,014,231
Securities available for sale
  transactions..............................        18,921         10,173          6,213        25,767       34,402           --
Investment security transactions............         1,450          1,309          4,006        14,452        1,944      208,614
Noninterest income..........................       835,253        738,949      1,565,694     1,541,569    1,360,202    1,254,635
Noninterest expense.........................     1,936,534      1,816,102      3,746,857     3,536,346    3,443,524    2,777,665
Income before income taxes..................     1,106,241      1,019,861      2,087,887     1,795,265      977,302      699,815
Income taxes................................       392,003        347,323        711,444       578,912      278,514      129,843
Net income..................................       714,238        672,538      1,376,443     1,216,353      698,788      569,972
Dividends on preferred stock................        17,350         22,204         46,020        45,553       53,040       51,746
Net income applicable to common stockholders
  before redemption premium.................       696,888        650,334      1,330,423     1,170,800      645,748      518,226
Redemption premium on preferred stock.......            --             --         41,355            --           --           --
Net income applicable to common stockholders
  after redemption premium..................  $    696,888        650,334      1,289,068     1,170,800      645,748      518,226
PRO FORMA PER COMMON SHARE DATA:
  Net income applicable to common
    stockholders before redemption
    premium.................................  $       2.49           2.32           4.72          4.30         2.53         2.34
  Net income applicable to common
    stockholders after redemption premium...          2.49           2.32           4.58          4.30         2.53         2.34
  Book value................................         30.42          27.16          28.19         26.71        23.36        21.21
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)............................       238,731        202,638        440,305       354,181      255,637      198,141
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets....................................   118,463,393    106,512,707    113,529,201   104,549,554   95,308,328   89,488,406
  Loans, net of unearned income.............    84,019,654     70,533,561     77,830,993    68,263,088   60,301,462   58,725,097
  Deposits..................................    87,660,947     81,214,406     87,865,125    81,885,433   76,155,800   72,394,773
  Long-term debt............................     6,053,033      3,942,321      4,242,137     3,675,002    3,732,768    3,549,815
  Preferred stockholders' equity............       219,219        514,385        229,707       514,463      529,387      629,592
  Common stockholders' equity...............     8,303,999      7,694,500      8,044,785     7,431,590    6,187,426    5,175,987
  Total stockholders' equity................     8,531,770      8,208,885      8,274,492     7,946,053    6,716,813    5,805,579
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets....................................   113,258,222    104,395,630    106,413,103    99,610,438   90,620,843   83,822,199
  Loans, net of unearned income.............    79,511,312     67,998,327     70,725,906    62,996,378   58,700,311   54,844,025
  Deposits..................................    85,286,901     79,728,427     80,760,083    76,830,389   71,946,699   64,602,620
  Long-term debt............................     5,050,528      3,921,273      4,009,128     3,597,957    3,527,853    3,192,477
  Common stockholders' equity**.............     8,243,312      7,570,830      7,858,008     6,781,863    5,723,532    4,554,234
  Total stockholders' equity**..............  $  8,471,083      8,085,289      8,360,257     7,302,152    6,280,407    5,083,574
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to:
    Net loans...............................          1.83%          2.27           2.03          2.38         2.57         2.49
    Nonaccrual and restructured loans.......           244            188            248           151          105           77
    Nonperforming assets....................           182            147            178           115           76           55
  Net charge-offs to average net loans......           .40***          .36***          .40         .78         1.03         1.53
  Nonperforming assets to loans, net and
    foreclosed properties...................          1.00%          1.53           1.14          2.06         3.36         4.45
PRO FORMA COMPUTATIONS OF CONSOLIDATED
  RATIOS OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS
    Excluding interest on deposits..........          2.86x            --           3.10          3.59         2.43         1.69
    Including interest on deposits..........          1.56x            --           1.67          1.67         1.30         1.15

(DOLLARS IN THOUSANDS,
EXCEPT PER SHARE DATA)                           1990
Interest income.............................   7,549,088
Interest expense............................   4,806,471
Net interest income.........................   2,742,617
Provision for loan losses...................     923,409
Net interest income after provision for loan
  losses....................................   1,819,208
Securities available for sale
  transactions..............................          --
Investment security transactions............      32,271
Noninterest income..........................   1,028,755
Noninterest expense.........................   2,564,124
Income before income taxes..................     316,110
Income taxes................................      59,868
Net income..................................     256,242
Dividends on preferred stock................      47,151
Net income applicable to common stockholders
  before redemption premium.................     209,091
Redemption premium on preferred stock.......          --
Net income applicable to common stockholders
  after redemption premium..................     209,091
PRO FORMA PER COMMON SHARE DATA:
  Net income applicable to common
    stockholders before redemption
    premium.................................         .97
  Net income applicable to common
    stockholders after redemption premium...         .97
  Book value................................       19.83
CASH DIVIDENDS PAID ON COMMON STOCK
  (In thousands)............................     181,554
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  (In thousands)
  Assets....................................  83,698,754
  Loans, net of unearned income.............  54,581,023
  Deposits..................................  61,274,378
  Long-term debt............................   2,967,847
  Preferred stockholders' equity............     474,282
  Common stockholders' equity...............   4,308,543
  Total stockholders' equity................   4,782,825
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  (In thousands)
  Assets....................................  81,932,407
  Loans, net of unearned income.............  54,912,823
  Deposits..................................  58,869,594
  Long-term debt............................   2,615,193
  Common stockholders' equity**.............   4,301,110
  Total stockholders' equity**..............   4,765,413
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to:
    Net loans...............................        2.31
    Nonaccrual and restructured loans.......          76
    Nonperforming assets....................          58
  Net charge-offs to average net loans......        1.05
  Nonperforming assets to loans, net and
    foreclosed properties...................        3.91
PRO FORMA COMPUTATIONS OF CONSOLIDATED
  RATIOS OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS
    Excluding interest on deposits..........        1.18
    Including interest on deposits..........        1.05

  * See "PRO FORMA FINANCIAL INFORMATION".
 ** Average common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities in 1995 and 1994.
*** Annualized.
                                       21

FUNC, FFB AND THE PURCHASE ACQUISITIONS
PRO FORMA COMBINED SELECTED FINANCIAL DATA*

                                         SIX MONTHS ENDED
(DOLLARS IN THOUSANDS,                       JUNE 30,                                YEARS ENDED DECEMBER 31,
EXCEPT PER SHARE DATA)                  1995          1994          1994          1993          1992         1991         1990
Interest income...................  $  4,493,006     3,434,281     7,937,133     6,601,528    6,608,666    7,031,400    7,549,088
Interest expense..................     2,112,573     1,254,749     3,246,946     2,481,952    2,941,680    4,070,885    4,806,471
Net interest income...............     2,380,433     2,179,532     4,690,187     4,119,576    3,666,986    2,960,515    2,742,617
Provision for loan losses.........       100,630        94,000       180,643       369,753      642,708      946,284      923,409
Net interest income after
  provision for loan losses.......     2,279,803     2,085,532     4,509,544     3,749,823    3,024,278    2,014,231    1,819,208
Securities available for sale
  transactions....................        15,242        10,173         8,860        25,767       34,402           --           --
Investment security
  transactions....................         1,450         1,309         4,006        14,452        1,944      208,614       32,271
Noninterest income................       864,592       738,949     1,620,712     1,541,569    1,360,202    1,254,635    1,028,755
Noninterest expense...............     2,135,961     1,816,102     4,070,027     3,536,346    3,443,524    2,777,665    2,564,124
Income before income taxes........     1,025,126     1,019,861     2,073,095     1,795,265      977,302      699,815      316,110
Income taxes......................       373,284       347,323       709,028       578,912      278,514      129,843       59,868
Net income........................       651,842       672,538     1,364,067     1,216,353      698,788      569,972      256,242
Dividends on preferred stock......        17,350        22,204        46,020        45,553       53,040       51,746       47,151
Net income applicable to common
  stockholders before redemption
  premium.........................       634,492       650,334     1,318,047     1,170,800      645,748      518,226      209,091
Redemption premium on preferred
  stock...........................            --            --        41,355            --           --           --           --
Net income applicable to common
  stockholders after redemption
  premium.........................  $    634,492       650,334     1,276,692     1,170,800      645,748      518,226      209,091
PRO FORMA PER COMMON SHARE DATA
  Net income applicable to common
    stockholders before redemption
    premium.......................  $       2.22          2.32          4.63          4.30         2.53         2.34          .97
  Net income applicable to common
    stockholders after redemption
    premium.......................          2.22          2.32          4.48          4.30         2.53         2.34          .97
CONSOLIDATED PERIOD-END BALANCE
  SHEET ITEMS
  (In thousands)
  Assets..........................   126,240,998   106,512,707   124,639,412   104,549,554   95,308,328   89,488,406   83,698,754
  Loans, net of unearned income...    89,589,095    70,533,561    86,018,244    68,263,088   60,301,462   58,725,097   54,581,023
  Deposits........................    92,985,760    81,214,406    95,962,683    81,885,433   76,155,800   72,394,773   61,274,378
  Long-term debt..................     6,300,862     3,942,321     5,337,837     3,675,002    3,732,768    3,549,815    2,967,847
  Stockholders' equity............  $  8,989,461     8,208,885     8,335,311     7,946,053    6,716,813    5,805,579    4,782,825
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to:
    Net loans.....................          1.76%         2.27          1.91          2.38         2.57         2.49         2.31
    Nonperforming assets..........           168           147           153           115           76           55           58
  Net charge-offs to average net
    loans.........................           .39**         .36**         .37           .78         1.03         1.53         1.05
  Nonperforming assets to loans,
    net and foreclosed
    properties....................          1.05%         1.53          1.25          2.06         3.36         4.45         3.91

 * See "PRO FORMA FINANCIAL INFORMATION".
** Annualized.
                                       22

                              RECENT DEVELOPMENTS
1995 AND 1996 EARNINGS ESTIMATES
     FUNC estimates stand-alone earnings for 1995 and 1996 of approximately $5.75 and $6.55 in net income per share of FUNC Common Stock, respectively. These estimates are based on several assumptions, including management's expectations for its existing markets and for the Purchase Acquisitions, in addition to certain other purchase accounting acquisitions that were completed in 1994. See Note (3) to "PRO FORMA FINANCIAL INFORMATION".
     FUNC estimates post-Merger net income per share of FUNC Common Stock of approximately $5.29 for 1995, excluding a currently estimated Merger-related charge of $270 million, or $.97 per share of FUNC Common Stock, and approximately $6.31 for 1996. The FUNC estimate of post-Merger earnings for 1995 and 1996 are based, in part, on estimated stand-alone earnings for FFB for 1995 and 1996 of approximately $5.45 and $5.90, respectively, in fully-diluted net income per share of FFB Common Stock. As is the case with the FUNC stand-alone estimates, the estimates for FFB are based on several assumptions, including expectations for its existing markets. The FUNC estimated post-Merger estimates are based on several assumptions in addition to the assumptions referred to above with respect to stand-alone earnings estimates for FUNC and FFB, including, without limitation, the following:
          (Bullet) The Merger will be consummated on or before January 1, 1996. (Bullet) FUNC will have average shares of FUNC Common Stock outstanding of approximately 279 million in 1995 and 284 million in 1996, including an estimated 105 million shares to be issued in the Merger (net of the purchases referred to under "THE MERGER -- Business Pending Consummation and Related Matters").
          (Bullet) Before-tax expense savings resulting from the Merger of approximately $16 million in 1995 and $106 million in 1996, or approximately $10 million and $64 million, respectively, after tax. These estimates assume that approximately five percent of combined FUNC/FFB's pre-Merger annual expenses are eliminated within 18 months of the Effective Date.
          (Bullet) Before-tax revenue enhancements relating to the Merger of approximately $79 million in 1996, or approximately $48 million after tax. These estimates are primarily based on an analysis of fee income generating products currently offered by FUNC which either are not offered by FFB or are offered by FFB on a more limited basis.
          (Bullet) Before-tax earnings resulting from excess capital generated by the Merger of approximately $25 million in 1996, or approximately $15 million after tax. These estimates assume that all tangible common equity generated by the Merger in excess of 5.50 percent is converted into assets which earn a 100 basis points before-tax spread, or a 60 basis points after-tax spread.
     The estimated $270 million Merger-related charge is summarized below:

(In millions, after tax)
Severance and change in control related obligations...........................................   $105
Fixed asset write-downs and vacant space accrual..............................................     40
Accelerated disposition of owned real estate..................................................     30
Service contract terminations.................................................................     30
Professional fees.............................................................................     30
Other.........................................................................................     35
Total.........................................................................................   $270

     The Merger-related charge includes approximately $65 million in non-cash charges. Cash payments included in the Merger-related charge are expected to be completed by the end of the second quarter of 1996. The "Other" category includes Merger-related amounts, none of which exceeds $8 million.
     As with all estimates of the type indicated above, there are many factors, such as changes in economic or competitive conditions, changes in legislation or regulation or the failure of any of the underlying assumptions to be correct, that are beyond FUNC's or FFB's control. These factors could affect actual results. As a result, and because of the subjective aspect of any estimate, there are likely to be differences between such estimates and the actual results, which differences could be material. These estimates are necessarily speculative in nature and no assurance can be given that these estimates will be realized.
     The amounts included in the $270 million Merger-related charge are subject to change prior to the Effective Date. The estimates include assumptions about the timing of the consummation of the Merger and number of employees that will be voluntarily or involuntarily terminated. Changes in those assumptions could result in a change in the Merger-related charge.
                                       23

                              GENERAL INFORMATION
GENERAL
     This Joint Proxy Statement/Prospectus is being furnished by FFB to the holders of FFB Common Stock and FFB Series B Preferred Stock as a proxy statement in connection with the solicitation of proxies by the FFB Board for use at the FFB Meeting. Copies of this Joint Proxy Statement/Prospectus also are being furnished by FFB to the holders of FFB Series D Preferred Stock and FFB Series F Preferred Stock, including the holders of FFB Depositary Shares, but proxies are not being solicited from such holders and such holders are not entitled to vote at the FFB Meeting.
     This Joint Proxy Statement/Prospectus is being furnished by FUNC to the holders of FUNC Common Stock as a proxy statement in connection with the solicitation of proxies by the FUNC Board for use at the FUNC Meeting. This Joint Proxy Statement/Prospectus is also being furnished by FUNC to the holders of FFB Common Stock, FFB Series B Preferred Stock and FFB Series F Preferred Stock, as well as the holders of FFB Depositary Shares, as a prospectus with respect to the shares of FUNC Common Stock, FUNC Series B Class A Preferred Stock and FUNC Series F Class A Preferred Stock, including the related FUNC Depositary Shares, to be issued in the Merger. See DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS".
THE MEETINGS
  FFB MEETING
     GENERAL. The FFB Meeting is scheduled to be held on October 3, 1995, at 10:00 a.m., at the Van Pelt Auditorium of the Philadelphia Museum of Art, 26th Street and The Benjamin Franklin Parkway, Philadelphia, Pennsylvania. The purpose of the FFB Meeting is to consider and vote upon a proposal to approve the Merger Agreement.
     THE FFB BOARD HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE FFB BOARD UNANIMOUSLY RECOMMENDS THAT FFB STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.
     RECORD DATE. The close of business on August 22, 1995, has been fixed by the FFB Board as the Record Date for the determination of holders of shares of FFB Common Stock and FFB Series B Preferred Stock entitled to notice of and to vote at the FFB Meeting.
     STOCK ENTITLED TO VOTE. At the close of business on the Record Date, FFB had 80,221,951 shares of FFB Common Stock outstanding and 3,963,029 shares of FFB Series B Preferred Stock outstanding. Each holder of FFB Common Stock will have the right to one vote, and each holder of FFB Series B Preferred Stock will have the right to .39005 of a vote, for each share registered in such holder's name on the books of FFB as of the close of business on the Record Date with respect to the matters to be acted upon at the FFB Meeting.
     There will be 80,221,951 votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock and 81,767,730 votes entitled to be cast by the holders of FFB Voting Stock. The holders of FFB Common Stock and FFB Series B Preferred Stock will vote together as a single class on all matters to be acted upon at the FFB Meeting. The holders of FFB Common Stock will also have a separate class vote with respect to the proposal to approve the Merger Agreement. Holders of FFB Series D Preferred Stock and Series F Preferred Stock, including holders of FFB Depositary Shares representing an interest therein, will not be entitled to vote at the FFB Meeting.
     QUORUM; REQUIRED VOTE. The presence in person or by proxy of a majority of the votes entitled to be cast at the FFB Meeting by both (i) the holders of FFB Common Stock, and (ii) the holders of FFB Voting Stock will constitute a quorum for purposes of conducting business at the FFB Meeting. The affirmative vote of the majority of the votes cast at the FFB Meeting by both (a) the holders of FFB Common Stock, voting as a separate class, and (b) the holders of FFB Voting Stock will be required for approval of the Merger Agreement. For purposes of determining the votes cast with respect to any matter presented for consideration at the FFB Meeting, only those votes cast "FOR" or "AGAINST" are included. Pursuant to the NJBCA, abstentions will be counted solely for the purpose of determining whether a quorum is present.
     STOCK OWNERSHIP. As of the Record Date, the directors and executive officers of FFB beneficially owned and have the right to vote, in the aggregate, 962,888 shares of FFB Common Stock, representing approximately 1.20 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and 13,584 shares of FFB Series B Preferred Stock, representing (together with the FFB Common Stock so owned) approximately 1.18 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. In addition, as of the Record Date, the trust departments of one or more subsidiaries of FFB have sole voting power, in a fiduciary capacity for third parties, as to approximately 870,898
                                       24
shares of FFB Common Stock, representing approximately 1.09 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and approximately 22,122 shares of FFB Series B Preferred Stock, representing (together with the FFB Common Stock so held) approximately 1.08 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. Further, approximately 1,599,566 shares of FFB Common Stock, representing approximately 1.99 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and approximately 120,928 shares of FFB Series B Preferred Stock, representing (together with the FFB Common Stock so held) approximately 2.01 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock, were held as of such date by such subsidiaries under arrangements that provide for the exercise of voting power to be shared with co-fiduciaries, settlors, beneficiaries or others.
     Also, as contemplated by the Merger Agreement, FUNC has purchased in the open market, and will have the right to vote at the FFB Meeting, 2,894,500 shares of FFB Common Stock, representing approximately 3.61 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and 250,000 shares of FFB Series B Preferred Stock, representing (together with the 2,894,500 shares of FFB Common Stock) approximately 3.66 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. In addition, as of the Record Date, one or more subsidiaries of FUNC have sole voting power, in a fiduciary capacity for third parties, as to approximately 45,118 shares of FFB Common Stock, representing less than one percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and approximately 3,400 shares of FFB Series B Preferred Stock, representing (together with the FFB Common Stock so held) less than one percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock.
     It is currently expected that FUNC and members of FFB management will vote the shares of FFB Common Stock and FFB Series B Preferred Stock that FUNC and such members of FFB management are entitled to vote at the FFB Meeting in favor of approval of the Merger Agreement.
     As of the Record Date, Santander beneficially owned, in the aggregate, 23,519,943 shares of FFB Common Stock, representing approximately 29.31 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock and approximately 28.76 percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. Santander has agreed to vote all of such shares held by it for the approval of the Merger Agreement, unless the FFB Board withdraws its recommendation that FFB stockholders vote for approval of the Merger Agreement in accordance with the terms of the Merger Agreement. See "THE MERGER -- Santander Voting Agreement" and ANNEX D.
     Collectively, (i) the number of shares of FFB Common Stock with respect to which FFB directors and executive officers, FUNC and Santander have voting power (excluding shares held in a fiduciary capacity) represent approximately percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Common Stock, and (ii) the number of shares of FFB Series B Preferred Stock so held (together with the shares of FFB Common Stock so held) represent
approximately    percent of the votes entitled to be cast at the FFB Meeting by the holders of FFB Voting Stock. Since the Merger Agreement may be approved by a majority of the votes cast at the FFB Meeting by both (i) the holders of FFB Common Stock, and (ii) the holders of FFB Voting Stock, the votes cast by Santander (either alone or together with those votes cast by FFB directors and executive officers and by FUNC) may, depending on the total number of votes actually cast at the FFB Meeting and assuming there is a quorum, be sufficient to approve the Merger Agreement, regardless of how any other FFB stockholder votes at the FFB Meeting.
     VOTING AND REVOCATION OF PROXIES. Shares of FFB Common Stock and FFB Series B Preferred Stock represented by a proxy properly signed and received at or prior to the FFB Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF FFB COMMON STOCK AND FFB SERIES B PREFERRED STOCK REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of FFB at any time before it is voted, by submitting to FFB a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the FFB Meeting. All written notices of revocation and other communications with respect to revocation of FFB proxies should be addressed to: First Fidelity Bancorporation, 550 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary. Attendance at the FFB Meeting will not in and of itself constitute a revocation of a proxy.
     If a stockholder participates in FFB's Dividend Reinvestment and Stock Purchase Plan (the "FFB DRP"), the proxy to vote shares registered in the stockholder's own name will serve as instructions to vote shares held in custody for the stockholder pursuant to the FFB DRP. Accordingly, First Fidelity Bank, N.A., as agent under the FFB DRP, will cause those shares held in custody for the account of a stockholder participating in the FFB DRP to be voted in the same manner as the
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
shares registered in the stockholder's own name are voted. If the stockholder does not give a proxy with respect to shares registered in such stockholder's own name, the shares held in custody for such stockholder pursuant to the FFB DRP will not be voted at the FFB Meeting.
     The FFB Board is not aware of any business to be acted upon at the FFB Meeting other than as described herein. If, however, other matters are brought before the FFB Meeting, including, among other things, a motion to adjourn or postpone the FFB Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment; PROVIDED, HOWEVER, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the FFB Meeting.
     SOLICITATION OF PROXIES. The solicitation of proxies may be made by directors, officers and regular employees of FFB in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of FFB Common Stock and FFB Series B Preferred Stock held of record by such persons, and FFB will reimburse them for reasonable expenses incurred by them in so doing. In addition, FFB has engaged the services of Morrow & Co., Inc. to assist the solicitation of proxies at a cost of $15,000 plus expenses. The cost of such solicitation will be borne by FFB.
  FUNC MEETING
     GENERAL. The FUNC Meeting is scheduled to be held on October 3, 1995, at 9:30 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. At the FUNC Meeting, FUNC stockholders will have the opportunity, in accordance with the stockholder approval policy of the NYSE, to consider and vote upon a proposal to approve the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock to be issued in the Merger. The NYSE requires, as a prerequisite to the listing of such shares on the NYSE, stockholder approval of such issuance because the number of such shares are expected to represent more than 20 percent of the shares of FUNC Common Stock and voting power outstanding immediately prior to such issuance (including the shares of FUNC Common Stock issuable upon conversion of the FUNC Series B Class A Preferred Stock).
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUNC STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE SHARES OF FUNC COMMON STOCK AND FUNC SERIES B CLASS A PREFERRED STOCK IN THE MERGER.
     RECORD DATE. The close of business on August 22, 1995, has been fixed by the FUNC Board as the Record Date for the determination of holders of shares of FUNC Common Stock entitled to notice of and to vote at the FUNC Meeting.
     STOCK ENTITLED TO VOTE. At the close of business on the Record Date, FUNC had 167,504,028 shares of FUNC Common Stock outstanding. Each holder of FUNC Common Stock will have the right to one vote for each share registered in such holder's name on the books of FUNC as of the close of business on the Record Date with respect to the matters to be acted upon at the FUNC Meeting.
     QUORUM; REQUIRED VOTE. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the FUNC Meeting. The affirmative vote of the majority of the votes cast by the holders of shares of FUNC Common Stock voting at the FUNC Meeting is required for approval of the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock in the Merger. For purposes of determining the votes cast with respect to any matter presented for consideration at the FUNC Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions will be counted solely for the purpose of determining whether a quorum is present.
     STOCK OWNERSHIP. As of the Record Date, the directors and executive officers of FUNC beneficially owned and had the right to vote, in the aggregate, shares of FUNC Common Stock, representing approximately
percent of the total votes entitled to be cast at the FUNC Meeting. It is currently expected that members of the management of FUNC will vote the shares of FUNC Common Stock that they are entitled to vote at the FUNC Meeting, in favor of the issuance of the shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock in the Merger.
     In addition, as of the Record Date, one or more subsidiaries of FUNC have sole voting power, in a fiduciary capacity for third parties, as to approximately 3,074,104 shares of FUNC Common Stock, representing approximately
1.8 percent of the total votes entitled to be cast at the FUNC Meeting. Further, approximately 76,931 shares of FUNC Common Stock were held by such subsidiaries, or by mutual funds advised by certain of such subsidiaries, under arrangements that provide for the
                                       26
exercise of voting power to be shared with co-fiduciaries, settlors, beneficiaries or others, representing less than one percent of the total votes entitled to be cast at the FUNC Meeting.
     In addition, as of the Record Date, the trust departments of one or more subsidiaries of FFB had sole voting power, in a fiduciary capacity for third parties, as to approximately 19,870 shares of FUNC Common Stock, representing less than one percent of the total votes entitled to be cast at the FUNC Meeting. No shares of FUNC Common Stock were held by such subsidiaries under arrangements that provide for the exercise of voting power to be shared with co-fiduciaries, settlors, beneficiaries or others.
     VOTING AND REVOCATION OF PROXIES. Shares of FUNC Common Stock represented by a proxy properly signed and received at or prior to the FUNC Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF FUNC COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF FUNC COMMON STOCK AND FUNC SERIES B CLASS A PREFERRED STOCK IN THE MERGER. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of FUNC at any time before it is voted, by submitting to FUNC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the FUNC Meeting. All written notices of revocation and other communications with respect to revocation of FUNC proxies should be addressed to: First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary. Attendance at the FUNC Meeting will not in and of itself constitute a revocation of a proxy.
     The FUNC Board is not aware of any business to be acted upon at the FUNC Meeting other than as described herein. If, however, other matters are brought before the FUNC Meeting, including, among other things, a motion to adjourn or postpone the FUNC Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment; PROVIDED, HOWEVER, that no proxy which is voted against the proposal to approve the issuance of the shares of FUNC Common Stock and FUNC Series B Preferred Stock in the Merger will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the FUNC Meeting.
     SOLICITATION OF PROXIES. The solicitation of proxies may be made by directors, officers and regular employees of FUNC or its subsidiaries in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of FUNC Common Stock held of record by such persons, and FUNC will reimburse them for reasonable expenses incurred by them in so doing. In addition, FUNC has engaged the services of Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies at a cost of $9,000, plus expenses and certain additional fees for services rendered by Georgeson in connection with such solicitation. The cost of such solicitation will be borne by FUNC.
                                   THE MERGER
     THE FOLLOWING INFORMATION RELATING TO THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT (EXCLUDING THE EXHIBITS AND SCHEDULES THERETO) IS SET FORTH IN ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND EACH OF THE OTHER ANNEXES HERETO CAREFULLY.
GENERAL
     Subject to the terms and conditions of the Merger Agreement, on the Effective Date, FFB will merge with and into FUNC-NJ. Upon consummation of the Merger (i) each outstanding share of FFB Common Stock would be converted into the right to receive 1.35 shares of FUNC Common Stock, subject to possible increase under certain circumstances (see " -- Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest,
(ii) each outstanding share of the three outstanding series of FFB Preferred Stock would be converted into one share of one of three corresponding new series of FUNC Class A Preferred Stock having substantially identical terms as the relevant series of FFB Preferred Stock, and (iii) each outstanding FFB Depositary Share would be converted into one FUNC Depositary Share. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS".
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
     FUNC-NJ is a wholly-owned subsidiary of FUNC that was incorporated on June 15, 1995, solely as a vehicle to facilitate the Merger.
     If, prior to the Effective Date, FUNC Common Stock undergoes a stock split, stock dividend, recapitalization or similar transaction, the Exchange Ratio will be proportionately adjusted.
EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement, the Effective Date will occur on the third business day after certain conditions to consummation of the Merger, relating to approval of the Merger Agreement by FFB and FUNC stockholders, receipt of the requisite regulatory approvals and required consents of third parties to the Merger and the listing on the NYSE of the shares of FUNC Common Stock, FUNC Series B Class A Preferred Stock and FUNC Series D Class A Preferred Stock and the FUNC Depositary Shares to be issued in the Merger, have been satisfied or waived, or such other date as shall be mutually agreed upon by the parties to the Merger Agreement. Subject to the foregoing, it is currently anticipated that the Effective Date will occur on or before January 1, 1996.
EXCHANGE OF FFB STOCK CERTIFICATES
     As promptly as practicable after the Effective Date, FUNC will cause First Union National Bank of North Carolina (the "Exchange Agent") to send to each holder of record of FFB Common Stock on the Effective Date, transmittal materials for use in exchanging all of such holder's certificates representing FFB Common Stock for a certificate or certificates representing the FUNC Common Stock to which such holder is entitled, and a check for such holder's fractional share interest, if any. The transmittal materials will contain information and instructions with respect to the surrender and exchange of such certificates.
     HOLDERS OF FFB COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.
     Holders of FFB Preferred Stock will not be required to exchange their certificates representing shares of FFB Preferred Stock, which will remain outstanding and represent shares of the series of FUNC Class A Preferred Stock into which such shares of FFB Preferred Stock are converted on the Effective Date. Likewise, Depositary Receipts (as hereinafter defined) representing FFB Depositary Shares will remain outstanding following the Effective Date and will thereafter represent FUNC Depositary Shares in accordance with the provisions of the Deposit Agreement, dated as of June 28, 1991, between FFB and First Fidelity Bank, N.A., as Depositary (which will be assumed by FUNC as a result of the Merger).
     Upon surrender of all of the certificates for FFB Common Stock registered in the name of a holder of such certificates (or indemnity satisfactory to FUNC and the Exchange Agent if any of such certificates are lost, stolen or destroyed), in accordance with the letter of transmittal, the Exchange Agent will mail to such holder a certificate or certificates representing the number of shares of FUNC Common Stock to which such holder is entitled, together with all undelivered dividends or distributions in respect of such shares and, where applicable, a check for any fractional share interest (in each case, without interest).
     All shares of FUNC Common Stock and FUNC Class A Preferred Stock and FUNC Depositary Shares into which shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares are converted on the Effective Date, will be deemed issued as of the Effective Date. After the Effective Date, former holders of record of FFB Common Stock and FFB Series B Preferred Stock will be entitled to vote at any meeting of holders of FUNC Common Stock, the number of whole shares of FUNC Common Stock and FUNC Series B Class A Preferred Stock into which their shares of FFB Common Stock and FFB Series B Preferred Stock have been converted, and, in the case of holders of FFB Common Stock, regardless of whether they have surrendered their FFB Common Stock certificates. FUNC dividends having a record date on or after the Effective Date will include dividends on shares of FUNC Common Stock and FUNC Class A Preferred Stock and FUNC Depositary Shares issued in the Merger, but no dividend or other distribution payable to the holders of record of shares of FUNC Common Stock after 30 days after the Effective Date will be distributed to the holder of any FFB Common Stock certificates until such holder physically surrenders all of the certificates for such shares of FFB Common Stock as hereinabove described. Promptly after such surrender, all undelivered dividends and other distributions and, where applicable, a check for any fractional share interest, will be delivered to such holder (in each case, without interest). As of the Effective Date, the stock transfer books of FFB will be closed, and there will be no transfers on the transfer books of FFB of the shares of FFB Common Stock or FFB Preferred Stock (or FFB Depositary Shares) that were outstanding immediately prior to the Effective Date.
                                       28

     Notwithstanding the foregoing, the Merger Agreement provides that the shares of FFB Common Stock held by those stockholders deemed to be "affiliates" of FFB (as defined under the Securities Act) shall not be exchanged for shares of FUNC Common Stock until FUNC receives a written agreement from such stockholders as contemplated by the Merger Agreement to the effect that they will not sell such shares of FUNC Common Stock except in accordance with Rule 145 under the Securities Act and certain restrictions relating to preservation of pooling of interests accounting treatment for the Merger. See " -- Resale of FUNC Capital Stock".
BACKGROUND
     The FUNC Board's strategy for increasing long-term value for FUNC stockholders has been to build a large, multi-state banking organization that continuously gains efficiency, spreads costs over a larger asset and customer base and provides innovative products and services over a broader customer base. The FUNC Board believes that by doing so FUNC can enhance earnings and diversify risk and become a financial services company capable of taking full advantage of technological developments and changes in the financial services industry. FUNC has grown internally and by the acquisition of 56 other banks, thrifts or financial services companies since 1985, 20 of which involved depository institutions with assets of between $1.0 billion and $10.0 billion and 12 of which involved acquisitions of failed institutions with Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation ("RTC") assistance. Many of these acquisitions have been complementary or "fill-in" acquisitions, after FUNC first enters a market with an acquisition and then adds to its market share with subsequent acquisitions. As a result of the historical federal and state geographic limitations on bank acquisitions, all the depository institution acquisitions have previously been in the Southeast, where FUNC now has a leading market share. See "FUNC -- History and Business".
     Federal and state legislation enacted in 1994 enabled FUNC to acquire banks outside the Southeast. FUNC has primarily considered acquisitions in regions adjacent to the Southeast that would provide an infrastructure through which FUNC's broad range of products and services could be offered and supported by its automated systems and trained personnel.
     As it had from time to time in the past, in December 1993, the FFB Board reviewed various strategic alternatives to enhance profitability and maximize stockholder value in addition to or instead of its existing strategy of expansion through modest, nondilutive acquisitions. The other strategic alternatives under consideration by the FFB Board were (i) the acquisition of a large bank holding company, (ii) the acquisition of a large nonbank company,
(iii) a merger-of-equals type transaction, (iv) a merger with a larger banking organization, or (v) a possible sale of FFB. At that time, the FFB Board determined that FFB should maintain its existing strategic focus by continuing to expand by engaging in modest, nondilutive acquisitions with a continued focus on maintaining asset quality.
     Mr. Crutchfield and Mr. Terracciano, the chief executive officers of FUNC and FFB, respectively, have known each other for several years as a result of service with various banking industry groups. On occasion they had discussed on an informal basis the strategic direction of their institutions as well as implications of consolidation within the banking industry and increased competition from nondepository financial services companies. In early 1994, several meetings were held to consider conceptually the prospects of a combination, although a combination was not then legally permissible. In October 1994, following the enactment of enabling legislation, conceptual discussions were resumed and continued sporadically thereafter.
     In late March 1995, in light of changed conditions affecting the banking industry generally and economic conditions affecting the Mid-Atlantic region in which FFB conducts its business, Mr. Terracciano determined that it was appropriate to reevaluate FFB's strategic alternatives. In particular, the three basic strategic options that were reconsidered were: (i) continuing the policy of independence with modest acquisitions; (ii) a large acquisition or merger-of-equals type transaction, and (iii) a merger with a larger banking organization.
     Beginning in mid-April 1995 and continuing through early June 1995, Mr. Terracciano and Wolfgang Schoellkopf, FFB's Vice Chairman and Chief Financial Officer, consulted with members of the Consultative Body of the FFB Board (a committee established in 1991 to review, among other things, strategic acquisitions) and engaged in preliminary and informal exploratory discussions with various banking organizations, including FUNC, in order to help evaluate the basic strategic options. No decision was made at that time regarding any particular course of action, and Mr. Terracciano and the Consultative Body continued to explore and evaluate all three of FFB's strategic options, including the option of having FFB continue on a stand-alone basis.
     Goldman Sachs was retained by FFB to act as its financial advisor in connection with FFB's evaluation of strategic alternatives, including possible merger scenarios, on May 12, 1995 (such engagement was subsequently confirmed in writing
                                       29
on June 17, 1995). Lazard Freres was retained by FUNC to act as its financial advisor in connection with consideration of a possible acquisition of FFB and related matters on May 14, 1995 (such engagement was subsequently confirmed in writing on May 16, 1995).
     In early June 1995, Mr. Terracciano determined that the stand-alone option was less desirable than the other two options, and discussions with FUNC and a potential merger-of-equals partner began to intensify. During this early June period, Mr. Crutchfield, who was aware that FFB was considering various alternatives including a potential merger transaction, proposed a merger of FUNC and FFB at an exchange ratio of 1.35 shares of FUNC Common Stock for each share of FFB Common Stock, and there were no further negotiations of the Exchange Ratio. Also during this early June period, discussion with FFB's potential merger-of-equals partner resulted in a merger-of-equals proposal. Mr. Terracciano continued to discuss developments with the Consultative Body and consulted with members of the Executive Committee of the FFB Board and with Goldman Sachs.
     At a meeting of the FFB Board held on June 15, 1995, Mr. Terracciano reviewed the status of the discussions with FUNC and with the potential merger-of-equals partner and the principal proposed terms of both potential transactions and discussed the absolute and relative advantages and disadvantages of a potential merger with FUNC (including the proposed exchange ratio of 1.35 shares of FUNC Common Stock for each share of FFB Common Stock) and the potential merger of equals, as well as other potential merger scenarios that might be available to FFB based in part on the preliminary discussions he had with other banking institutions. Mr. Terracciano also described the projected outlook for FFB should it continue on a stand-alone basis. Mr. Terracciano indicated that, after considering the various options available to FFB and after consulting with the members of the Consultative Body and the Executive Committee of the FFB Board, he was of the view that a merger with FUNC (at the proposed exchange ratio of 1.35 shares of FUNC Common Stock for each share of FFB Common Stock) would be in the best interests of FFB and its stockholders. After consideration of the information presented (including the information regarding discussions with other banking institutions) and discussion of the potential risks and opportunities involved with the various strategic alternatives, the FFB Board authorized FFB's senior management to continue discussions with FUNC and to participate in a detailed, reciprocal due diligence review with FUNC.
     At a meeting of the FUNC Board held on June 15, 1995, Mr. Crutchfield and other members of FUNC's senior management team presented the proposed terms of a possible merger with FFB to the FUNC Board. These presentations included information about FFB and its management team and reasons for the proposed Merger and its benefits to FUNC, plans for on-site due diligence, FUNC's desire for Mr. Terracciano's participation in a new "Office of the Chairman" and as President of the combined company, and the proposed addition of six additional directors to the FUNC Board from the FFB Board (including Mr. Terracciano) and the appointment of three such FFB directors (including Mr. Terracciano) to the Executive Committee of the FUNC Board. FUNC's legal advisors discussed certain legal matters, including the requirement for approval by FUNC stockholders and terms of a proposed merger agreement and stock option agreements and Santander's position after the Merger as an 11.4 percent stockholder of FUNC and the impact of certain statutory and regulatory requirements of the Federal Reserve Board, including the customary commitments Santander would be required to make to the Federal Reserve Board in order not to be deemed to "control" FUNC after the Merger and the regulatory requirements if Santander were deemed to be in a control situation. Lazard Freres made a presentation regarding the financial aspects of the Merger, including the financial terms and a preliminary opinion as to the fairness, from a financial point of view, of the proposed Exchange Ratio to FUNC and its stockholders. After further discussion and consideration of the factors described below, the FUNC Board unanimously authorized management to continue negotiations aimed at reaching definitive agreements consistent with the terms presented and subject to completion of its due diligence review.
     During the period following the June 15, 1995 Board meetings through June 18, 1995, members of FUNC's and FFB's senior management teams and other personnel conducted a due diligence review, and, with their respective legal advisors, negotiated the final terms of the Merger Agreement (including provisions permitting the FFB Board to terminate the Merger Agreement under certain circumstances relating to a substantial drop in the market price of FUNC Common Stock; See " -- Termination; Possible Exchange Ratio Increase") and the Stock Option Agreements. They also negotiated the Santander Voting Agreement with Santander and its advisors.
     On the evening of Sunday, June 18, 1995, the FUNC board held a telephonic conference board meeting, during which members of its senior management team presented a summary of the due diligence review, and Mr. Crutchfield and FUNC's legal advisor summarized the final resolution of open issues in the Merger Agreement, the Stock Option Agreements and the Santander Voting Agreement, and Lazard Freres confirmed its earlier preliminary opinion as to the fairness of the Exchange Ratio, from a financial point of view, to FUNC and its stockholders. The FUNC Board unanimously approved and authorized the execution of the Merger Agreement, the Stock Option Agreements and the Santander Voting Agreement.
                                       30

     Also, on the evening of Sunday, June 18, 1995, the FFB Board convened to discuss and consider in detail the proposed Merger Agreement and the transactions contemplated thereby. At the meeting, Goldman Sachs discussed the financial terms of the proposed Merger and delivered its oral opinion to the FFB Board that the proposed Exchange Ratio of 1.35 was fair to the holders of FFB Common Stock. Presentations to the FFB Board were also made by FFB's legal counsel, accountants and members of its senior management. The potential financial and strategic benefits of the proposed transaction, the results of the due diligence review, the anticipated accounting treatment of the proposed transaction and the terms of the Merger Agreement and related agreements were discussed in detail. After consideration of all the information presented, the FFB Board, by unanimous vote of all directors present, approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of FFB and its stockholders.
     The Merger Agreement was entered into on June 18, 1995, after the completion of the FFB Board and FUNC Board meetings and the Stock Option Agreements and Santander Voting Agreement were entered into on June 19, 1995. REASONS
  FFB
     In determining to approve the Merger Agreement, the FFB Board considered, among others, the following factors:
          (i) THE FINANCIAL AND OTHER TERMS OF THE MERGER AGREEMENT. The FFB Board considered the terms of the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements and the Santander Voting Agreement. The FFB Board took into account the historical trading ranges for FUNC Common Stock and FFB Common Stock, the Exchange Ratio (noting, in particular, that it reflected a 32 percent premium for the stockholders of FFB Common Stock based on the closing prices of FFB Common Stock and FUNC Common Stock, respectively, on the last trading day prior to June 18, 1995), the potential impact of the Merger on the price of FUNC Common Stock over the short- and medium-term, the resulting relative interests of FFB and FUNC stockholders in the equity of the combined company, and the potential for increased earnings and book value per share for stockholders of FFB. The FFB Board also noted that each of its outstanding series of FFB Preferred Stock would be exchanged for a corresponding series of FUNC Class A Preferred Stock. The FFB Board considered that under the Merger Agreement it would have the right to terminate the Merger Agreement in the event of a specified significant decline in the price of FUNC Common Stock prior to the consummation of the Merger unless FUNC then elected to increase the Exchange Ratio as specified in the Merger Agreement. With respect to the FFB Option Agreement and the FUNC Option Agreement, the FFB Board was aware that the existence of such agreements might discourage third parties from seeking to acquire FFB or (prior to the Merger) FUNC, respectively, and might also preclude any third party from being able to effect a merger with FFB or (prior to the Merger) FUNC that would qualify for pooling of interests accounting treatment. The FFB Board also considered that Santander would be required, in connection with the execution of the Merger Agreement, to enter into the Santander Voting Agreement pursuant to which Santander would be obligated to vote its shares of FFB Common Stock for the approval of the Merger Agreement (unless the FFB Board withdraws its recommendation that FFB stockholders vote for the Merger Agreement in accordance with the terms of the Merger Agreement). See " -- Termination; Possible Exchange Ratio Adjustment", " -- Stock Option Agreements" and " -- Santander Voting Agreement".
          (ii) ADVICE OF FINANCIAL ADVISOR AND FAIRNESS OPINION. The FFB Board considered the advice of its financial advisor, Goldman Sachs, and reviewed the detailed financial analyses, pro forma results and other information presented by Goldman Sachs. The FFB Board considered the opinion of Goldman Sachs (including the assumptions and financial information and projections relied upon by them in arriving at such opinion) that, as of June 18, 1995 and based upon the matters set forth in its written opinion as of that date, the Exchange Ratio was fair to the holders of FFB Common Stock. (For a discussion of the opinion of Goldman Sachs, including a summary of the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made with respect thereto, see " -- Opinions of Financial Advisors; GOLDMAN SACHS".)
          (iii) OPPORTUNITY FOR INCREASED REVENUE. The FFB Board considered the opportunity for revenue enhancement by offering FUNC's extensive array of commercial and consumer products and investment banking services through FFB's branch network.
          (iv) INCREASED RESOURCES AND MARKET PRESENCE. The FFB Board considered that the combined entity resulting from the Merger would be the sixth largest banking institution in the United States in terms of assets and the fourth largest in terms of market value based on market prices as of June 16, 1995. The FFB Board recognized that such an institution would be likely to possess the financial resources to compete more effectively in the rapidly changing marketplace for
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     banking and financial services and would be effective in fulfilling FFB's long-term objective of increasing its overall size and enhancing its market presence, while maintaining its asset quality and credit standards.
          (v) OPPORTUNITIES FOR EFFICIENCIES AND COST SAVINGS. The FFB Board took into account the expectation that the Merger would result in economies of scale and cost synergies. The FFB Board noted that, although no assurances can be given that any particular level of cost savings will be achieved, the management of FFB and FUNC, working together, had identified potential annual pre-tax cost savings of up to five percent, attributable to, among other things, leveraging of technology expenses across a broader base, improved transaction processing capabilities and improved data processing and loan servicing operations.
          (vi) CONTINUITY OF MANAGEMENT. The FFB Board took into account that Mr. Terracciano would be elected or appointed President of FUNC, that Mr. Terracciano and five other members of the FFB Board would be elected or appointed members of the FUNC Board and that Mr. Terracciano and two of such other FFB Board members would become members of the Executive Committee of the FUNC Board following consummation of the Merger. The FFB Board also considered that current FFB management would be expected to play a continuing role in the combined entity.
          (vii) COMPLEMENTARY BUSINESSES AND MANAGEMENTS. The FFB Board considered the complementary nature of the businesses, business strategies and product offerings of FFB and FUNC, including the fact that each company is middle-market and consumer-focused and that both companies possess compatible and complementary management philosophies and strategic objectives.
          (viii) IMPACT ON FFB CONSTITUENCIES. The FFB Board considered the general impact the Merger would have on the various constituencies served by FFB, including its customers, employees and others. The FFB Board took into account that the combined entity would be able to offer a more extensive range of products and banking services to FFB's customers. The FFB Board also took into account FUNC's favorable ratings under the Community Reinvestment Act (the "CRA"), including the "Outstanding" CRA rating awarded to First Union National Bank of North Carolina.
          (ix) CERTAIN FINANCIAL AND OTHER INFORMATION CONCERNING FUNC. The FFB Board analyzed information with respect to, among other things, the historical financial results of FUNC and the projected financial results provided by FUNC management and reviewed information with respect to FUNC's business, operations, financial condition and future prospects. The FFB Board also considered, in particular, FUNC's approach to risk management and its capital position, asset quality, management strength and strategic direction.
          (x) DUE DILIGENCE REVIEW. The FFB Board considered the results of the due diligence investigations conducted by FFB management, including, among other things, assessments of FUNC's credit policies, asset quality, adequacy of loan loss reserves and interest rate risk.
          (xi) THE TAX AND ACCOUNTING TREATMENT OF THE TRANSACTION. The FFB Board considered that the Merger is expected to be tax-free (other than with respect to cash paid in lieu of fractional shares and with respect to holders of FFB Series F Preferred Stock who exercise dissenters' appraisal rights under the NJBCA) to FFB stockholders for federal income tax purposes and to be accounted for under the pooling of interests method of accounting for business combinations. See " -- Certain Federal Income Tax Consequences" and " -- Accounting Treatment".
          (xii) REGULATORY APPROVALS. The FFB Board considered the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger. See " -- Regulatory Approvals".
          (xiii) GEOGRAPHIC CONTINUITY AND MINIMAL MARKET OVERLAP. The FFB Board considered the geographic continuity of the regions currently served by both companies and the minimal overlap of FFB and FUNC branches. The FFB Board noted that the Merger would result in branch coverage extending from Florida to Connecticut, and is expected to result in only minimal branch closings due to market overlap.
          (xiv) ECONOMIC AND COMPETITIVE ENVIRONMENT. The FFB Board took into account the current and prospective economic and competitive environment facing the financial services industry generally and each institution in particular.
          (xv) ALTERNATIVES TO THE MERGER AGREEMENT. The FFB Board considered the effect on stockholder value of FFB continuing as a stand-alone entity or combining with other potential merger partners (including the potential merger-of-equals partner with whom FFB management had engaged in substantial discussions and the other potential merger partners with whom FFB management had engaged in exploratory discussions), compared to the effect of its combining with FUNC pursuant to the proposed Merger Agreement and determined that the merger with FUNC presented the best opportunity for maximizing stockholder value and achieving FFB's other strategic objectives.
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     After deliberating with respect to the Merger Agreement and the transactions contemplated thereby, and after considering the other alternatives to the Merger Agreement, the FFB Board, by the unanimous vote of all directors present, approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of FFB and its stockholders. In reaching its determination to approve the Merger Agreement, the FFB Board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the FFB Board is not intended to be exhaustive but is believed to include all material factors considered by the FFB Board.
     FOR THE REASONS DESCRIBED ABOVE, THE FFB BOARD APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE FFB BOARD UNANIMOUSLY RECOMMENDS THAT FFB STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.
  FUNC
     In reaching its conclusion to approve the Merger, the FUNC Board consulted with FUNC's senior management, as well as with its financial and legal advisors, and considered various factors, including the following:
          (i) CONSISTENCY WITH FUNC STRATEGY. The effectiveness of the Merger as a method of implementing and accelerating FUNC's strategy for long-term external growth and enhanced stockholder value. This included (a) increased revenue from the sale of FUNC products and services (corporate financing alternatives and risk management, mutual funds, trust, brokerage, card products and insurance) to FFB customers, (b) the strong FFB banking franchise with a retail and middle-market focus in important markets in New Jersey, eastern Pennsylvania, and parts of New York, Connecticut, Maryland and Delaware, (c) the fact that the FFB franchise is contiguous to FUNC's banking franchise and provides geographic diversity over a resulting market that includes 12 states and Washington, D.C., in the Eastern United States,
     (d) an opportunity for additional acquisitions in the less consolidated Mid-Atlantic and Northeast market areas of FFB that could be negotiated and implemented by a combined management team with significant experience in acquisitions, (e) a respected FFB senior management team with similar approaches to customer service, credit quality, expense reduction, and growth, (f) opportunities to leverage capacity in technology over a larger asset and customer base and to realize other expense savings, and (g) the Merger as a significant contributor to building a nationally recognized name in the financial services area with a resulting institution that would rank sixth largest in assets and have the largest branch network in the United States with which to access customers.
          (ii) CERTAIN FINANCIAL INFORMATION. Certain financial information about the Merger, FUNC and FFB. This information included, but was not limited to, information with regard to respective recent and historical stock performance, valuation analyses, pro forma analyses, comparative financial data, and comparable merger and acquisition transactions as presented by FUNC's financial advisor and senior management. FUNC senior management also commented on its due diligence review. The FUNC Board took into account that (a) there would be some dilution in 1996 earnings per share before the Merger would have an expected accretive effect by 1997, and (b) that there may be some adverse impact on the FUNC Common Stock price following announcement of the transaction because of the activities of arbitrageurs and the investment objectives of certain stockholders.
          (iii) CERTAIN NONFINANCIAL INFORMATION. Certain nonfinancial terms and structure of the Merger, including information about the terms of the Merger Agreement, the Stock Option Agreements and the Santander Voting Agreement, the proposed "Office of the Chairman" consisting of Messrs. Crutchfield, Terracciano and Georgius, the addition of six directors to the FUNC Board (including Mr. Terracciano) and three members to the Executive Committee of the FUNC Board (including Mr. Terracciano), an employment agreement with Mr. Terracciano, and arrangements relating to Santander, including the customary commitments it would be required to make to the Federal Reserve Board to not control FUNC for regulatory purposes.
          (iv) ADVICE OF FINANCIAL ADVISOR AND FAIRNESS OPINION. The opinion of Lazard Freres (including the assumptions and financial information and projections relied upon by Lazard Freres in arriving at such opinion) that, as of June 18, 1995, the Exchange Ratio was fair to FUNC and its stockholders from a financial point of view. See " -- Opinions of Financial Advisors; LAZARD FRERES".
          (v) REGULATORY APPROVALS. The likelihood of the Merger being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals". The foregoing discussion of the information and factors considered by the
FUNC Board is not intended to be exhaustive but is believed to include all material factors considered by the FUNC Board. In reaching its determination to approve the
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
Merger, the FUNC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, and considering, among other things, the matters discussed above and the opinion of Lazard Freres referred to above, the FUNC Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements and the Santander Voting Agreement, as being in the best interests of FUNC and its stockholders.
     FOR THE REASONS DESCRIBED ABOVE, THE FUNC BOARD APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT FUNC STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF SHARES OF FUNC COMMON STOCK AND FUNC SERIES B CLASS A PREFERRED STOCK IN CONNECTION WITH THE MERGER.
OPINIONS OF FINANCIAL ADVISORS
     GOLDMAN SACHS
     Goldman Sachs was retained by FFB to act as its financial advisor in connection with a possible business combination with FUNC and to help FFB evaluate other strategic alternatives and to provide FFB with financial advice and assistance in connection with a possible transaction. At the meeting of the FFB Board held on June 18, 1995, at which meeting the terms of the proposed Merger were discussed and considered, Goldman Sachs delivered to the FFB Board its oral opinion (which was confirmed in a written opinion dated as of that date) to the effect that, as of the date of such opinion, based on the matters set forth in such opinion, the Exchange Ratio was fair to the holders of FFB Common Stock. Goldman Sachs has confirmed its June 18, 1995 written opinion by delivery of its written opinion to the FFB Board dated the date of this Joint Proxy Statement/Prospectus stating that, as of the date hereof and based on the matters set forth in such opinion, the Exchange Ratio is fair to the holders of FFB Common Stock. In view of the fact that the holders of FFB Preferred Stock will receive FUNC Class A Preferred Stock containing terms substantially identical to those of the FFB Preferred Stock for which it is exchanged and because, pursuant to the terms of the FUNC Series B Class A Preferred Stock, the conversion ratio for the conversion of the FUNC Series B Class A Preferred Stock into FUNC Common Stock will reflect the Exchange Ratio, no separate opinion was requested with respect to the fairness of the terms of the Merger Agreement relating to the conversion of the FFB Preferred Stock into FUNC Class A Preferred Stock.
     Goldman Sachs has consented to the inclusion of its opinion, dated the date hereof, in this Joint Proxy Statement/Prospectus.
     THE FULL TEXT OF THE GOLDMAN SACHS OPINION, DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE GOLDMAN SACHS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX F. THE GOLDMAN SACHS OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION DELIVERED TO THE FFB BOARD DATED JUNE 18, 1995. FFB STOCKHOLDERS ARE URGED TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.
     Goldman Sachs is a nationally recognized investment banking firm and was selected by FFB based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familarity with, and prior work for, FFB. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
     In connection with rendering its opinions dated June 18, 1995 and the date hereof, Goldman Sachs, among other things: (i) reviewed the Merger Agreement;
(ii) reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of FFB and FUNC for each of the five fiscal years in the period ended December 31, 1994, as well as certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FFB and FUNC, and certain other communications from FFB and FUNC to their respective stockholders; (iii) reviewed certain internal financial analyses and forecasts for FFB and FUNC prepared by their respective managements; (iv) discussed past and current business operations, regulatory relationships, financial conditions and future prospects of FFB and FUNC with members of their respective senior managements; (v) reviewed the reported price and trading activity for FFB Common Stock and FUNC Common Stock; (vi) compared certain
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
financial and stock market information for FFB and FUNC with similar information from certain other companies, the securities of which are publicly traded; (vii) reviewed the financial terms of certain recent business combinations in the banking industry; and (viii) performed such other analyses as it deemed appropriate. In addition, in connection with rendering the Goldman Sachs Opinion, Goldman Sachs reviewed the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and the Quarterly Reports on Form 10-Q of FFB and FUNC for the quarters ended March 31, 1995 and June 30, 1995.
     In connection with rendering the Goldman Sachs Opinion, as set forth therein, Goldman Sachs relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of rendering its opinion. With FFB's consent, Goldman Sachs has assumed that the financial forecasts referred to in the preceding paragraph (including, without limitation, projected cost savings and operating synergies resulting from the Merger) were reasonably prepared on a basis reflecting the best currently available judgments and estimates of FFB and FUNC, that such forecasts would be realized in the amounts and at the times contemplated thereby, and that the Merger would be accounted for as a pooling of interests under generally accepted accounting principles. Goldman Sachs is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and has assumed, with FFB's consent, that such allowances for each of FFB and FUNC are in the aggregate adequate to cover all such losses. In addition, Goldman Sachs has not reviewed individual credit files nor has it made an independent evaluation or appraisal of the assets and liabilities of FFB and FUNC or any of their respective subsidiaries and has not been furnished with any such evaluation or appraisal.
     The following is a summary of the material financial analyses presented by Goldman Sachs to the FFB Board in connection with providing its written opinion to the FFB Board on June 18, 1995, and does not purport to be a complete description of the analyses performed by Goldman Sachs. Goldman Sachs used substantially the same types of financial analyses in preparing its written opinion dated as of the date of this Joint Proxy Statement/Prospectus as it used in providing its opinion dated as of June 18, 1995.
          SUMMARY OF PROPOSAL. Goldman Sachs reviewed the terms of the proposed Merger, including the price per share offered, the resulting percentage ownership of the combined company that would be held by FFB stockholders immediately following the Merger and the estimated impact upon 1998 earnings per share. Goldman Sachs also analyzed the impact of the proposed Merger on FUNC, including the impact on estimated 1998 earnings per share, the change in tangible book value per share, the change in Tier 1 capital leverage, the resulting Tier 1 capital leverage ratio and the resulting Tier 1 capital ratio. This analysis showed, among other things, that FFB stockholders would control an estimated 39.3 percent of the combined entity upon consummation of the Merger and that (based upon the closing share price of FUNC Common Stock on June 16, 1995, and the Exchange Ratio of 1.35) the per share price to holders of FFB Common Stock in the Merger was $64.29, which represented a premium of 31.9 percent over the June 16, 1995 closing price of FFB Common Stock on the NYSE Tape.
          SELECTED COMPANY ANALYSIS. Goldman Sachs reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of FFB and FUNC with corresponding information and ratios for 22 regional banking organizations (the "Selected Banks"), based on publicly available information and median First Call estimates for the Selected Banks, FFB and FUNC. The Selected Banks were: Banc One Corporation; The Bank of New York Company, Inc.; Barnett Banks, Inc.; Boatmen's Bancshares, Inc.; Comerica Incorporated; CoreStates Financial Corporation; First Bank System, Inc.; First Interstate Bancorp; First of America Bank Corporation; Fleet Financial Group, Inc.; KeyCorp; Mellon Bank Corporation; NBD Bancorp; National City Corporation; NationsBank Corporation; Norwest Corporation; PNC Bank Corp.; Shawmut National Corporation; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company. Such information and ratios included, among other things, equity market capitalization, total assets, common equity ratios, price-earnings ratios, price to book value per share, price to tangible book value per share and certain asset quality data.
          Goldman Sachs noted for the FFB Board that, among other things: (i) FFB and FUNC had common equity to assets, tangible common equity to tangible assets and Tier 1 leverage ratios as of March 31, 1995, of 7.5 percent, 5.42 percent and 6.62 percent, respectively, in the case of FFB, and 7.05 percent, 5.47 percent and 5.86 percent, respectively, in the case of FUNC, as compared with mean common equity to assets, tangible common equity to tangible assets and Tier 1 leverage ratios for the Selected Banks as of March 31, 1995, of 7.41 percent, 6.17 percent and 6.96 percent, respectively; (ii) FFB and FUNC had reserves to nonperforming loans and reserves to nonperforming assets as of March 31, 1995, of 285 percent and 197 percent, respectively, in the case of FFB, and 317 percent and 218 percent, respectively, in the case of FUNC, as compared with mean reserves to nonperforming loans and reserves to nonperforming
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
     assets for the Selected Banks as of March 31, 1995, of 303 percent and 233 percent, respectively; (iii) FFB and FUNC had return on average assets and return on average common equity for the latest 12 months ended March 31, 1995, of 1.31 percent and 16.7 percent, respectively, in the case of FFB, and 1.21 percent and 17.4 percent, respectively, in the case of FUNC, as compared with a mean return on assets and return on common equity for the Selected Banks for the latest 12 months ended March 31, 1995, of 1.18 percent and 15.7 percent, respectively; and (iv) FFB and FUNC had a noninterest income to total revenues ratio and an efficiency ratio (defined as noninterest expenses divided by net interest income plus noninterest income) for the latest 12 months ended March 31, 1995, of 22 percent and 59 percent, respectively, in the case of FFB, and 28 percent and 64 percent, respectively, in the case of FUNC, as compared with mean noninterest income to total revenues and efficiency ratios for the Selected Banks for the latest 12 months ended March 31, 1995, of 32 percent and 62 percent.
          SELECTED TRANSACTION ANALYSIS. Goldman Sachs reviewed certain information relating to 17 announced or completed bank mergers since March 1987, in which the aggregate consideration paid was in excess of $1 billion (the "Selected Bank Mergers"). The Selected Bank Mergers were (acquiror/acquiree): US Bancorp/West One Bancorp; Fleet Financial/Shawmut National; National Bank of Australia/Michigan National; BB&T Financial/Southern National; BankAmerica/Continental Bank; KeyCorp/Society; NationsBank/MNC Financial; FUNC/Dominion Bankshares; Banc One/Valley National; Comerica/Manufacturers National; Society/Ameritrust; BankAmerica/Security Pacific; NCNB/C&S-Sovran; Chemical Banking/Manufacturers Hanover; Sovran Financial/Citizens and Southern; Bank of New York/Irving Bank; and Fleet Financial/Norstar Bancorp. For purposes of such analysis, Goldman Sachs assumed a market price per share of FUNC Common Stock of $47.63 (the closing price per share of FUNC Common Stock on the NYSE Tape on June 16, 1995). Such analysis indicated that the high, low and median values of the premium paid as a percentage of market capitalization (calculated prior to the public announcement of a possible acquisition of the acquired banking organization or the acquiror's interest in the transaction) were 60 percent, 0 percent and 17 percent, respectively, as compared to a premium of 31.9 percent to be paid pursuant to the Merger as a multiple of the FFB Common Stock closing price on the NYSE Tape on June 16, 1995. Such analysis also indicated that the high, low and median multiples of per share consideration paid to tangible book value per share and to the latest 12 month earnings per share for the Selected Bank Mergers were 2.99x, 0.77x and 1.96x, and 39.9x, 4.5x and 12.3x, respectively, as compared with multiples of per share consideration to be paid pursuant to the Merger to tangible book value per share, as of March 31, 1995, and to the latest 12-month earnings per share of FFB of 2.72x and 12.4x. In addition, Goldman Sachs reviewed certain pending and completed merger-of-equals transactions for illustrative purposes, including a review of the relative percentage of ownership of the combined entity by stockholders of the acquiring and acquired companies and percentage board representation of each of the acquiring and acquired companies.
          DIVIDEND DISCOUNT ANALYSIS. Using a discounted dividend analysis, Goldman Sachs estimated the present value of the future dividend streams that each of FFB and FUNC could produce over a four and one-half year period from June 30, 1995 to December 31, 1999, under various assumptions, if FFB and FUNC, respectively, perform in accordance with median First Call estimates for 1995-1996 and assumed growth rates thereafter. Goldman Sachs calculated a range of values based on assumed earnings multiples ranging from 7x to 12x after the four and one-half year period and discounted them to present value using different discount rates chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of each company's stock. The analyses assumed dividend payout ratios of 33 percent. Goldman Sachs noted for the FFB Board that, assuming a cumulative average growth rate of ten percent, discount rates between ten percent and 15 percent and terminal value earnings multiples between 8x and 10x, the implied value for a share of FFB Common Stock and FUNC Common Stock was between $41.00 and $59.00, and $43.00 and $62.00, respectively, as compared with FFB's and FUNC's respective closing prices on the NYSE Tape on June 16, 1995, of $48.75 and $47.63, respectively.
          STOCK TRADING ANALYSIS. Goldman Sachs reviewed and analyzed the historical trading prices and volumes for FFB Common Stock and FUNC Common Stock on a daily basis from June 12, 1994 to June 12, 1995. Goldman Sachs also compared the historical trading prices of each of FFB Common Stock and FUNC Common Stock with both the Goldman Sachs composite index of selected regional banks and the S&P Index of 56 Financial Companies on a daily basis from June 12, 1994 to June 12, 1995, on a weekly basis from June 9, 1992 to June 9, 1995 and on a monthly basis from May 31, 1990 to May 31, 1995.
          PRO FORMA ANALYSIS. Goldman Sachs prepared a pro forma size comparison, as of March 31, 1995, for the combined entity resulting from the Merger, based in part on projected cost savings and operating synergies resulting from the Merger for the pro forma combined entity prepared by the management of each of FFB and FUNC. This analysis indicated that the combined entity (excluding any pending acquisitions by either party, other than the Merger) would
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
     rank seventh among U.S. bank holding companies by total assets and would rank fourth by market value. In addition, Goldman Sachs analyzed, as of June 30, 1994, the pro forma deposit market share of the combined entity in the states in which the combined entity would take deposits.
          CONTRIBUTION ANALYSIS. Goldman Sachs analyzed the respective contributions of each of FFB and FUNC to selected income statement and balance sheet items of the pro forma combined entity as if the Merger had been consummated as of December 31, 1994. This analysis showed, among other things, that FFB would have contributed 30 percent, 33 percent, 32 percent and 35 percent of total revenues, net income, total assets and stockholders' equity, respectively, with FUNC contributing the balance in each case. Goldman Sachs did not consider projected cost savings and operating synergies as part of its contribution analysis.
          OTHER ANALYSES. Goldman Sachs also reviewed selected investment research reports on, and earnings estimates for, FUNC and analyzed available information regarding the ownership of FUNC Common Stock. In addition, Goldman Sachs prepared an overview of the historical financial performance of FUNC, analyzed its deposit market share, its business mix, its loan portfolio, a break-down by industry classification of its commercial lending and a break-down by project type of its commercial real estate loans, as well as a history of its nonperforming assets.
     The summary set forth above describes the material analyses that Goldman Sachs performed and presented to the FFB Board on June 18, 1995, and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.
     Goldman Sachs believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying its opinion. In its analyses, Goldman Sachs relied upon numerous assumptions made by FFB and FUNC with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of FFB or FUNC. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analyses is identical to FFB or FUNC or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, none of the FFB Board, Goldman Sachs, or any other person assumes responsibility for the accuracy of such estimates. Goldman Sachs' analyses were prepared solely for purposes of its written opinions, dated June 18, 1995 and the date of this Joint Proxy Statement/Prospectus, provided to the FFB Board regarding the fairness of the Exchange Ratio to holders of FFB Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which FFB or its securities actually may be sold.
     For the services of Goldman Sachs as financial advisor to FFB in connection with the Merger, FFB has agreed to pay Goldman Sachs $15 million in the event that the Merger is consummated. FFB has also agreed to pay Goldman Sachs its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities arising under the federal securities laws. Goldman Sachs has provided certain investment banking and advisory services to FFB from time to time, including having acted as lead managing underwriter for FFB for certain debt offerings in 1994 and 1993 and having acted as financial advisor for FFB in connection with its acquisition of People's Westchester Savings Bank in 1993 and in connection with the Merger Agreement. In addition, Goldman Sachs has provided, and may provide in the future, certain investment banking services to FUNC, for which it received, and will receive, customary compensation. Recent investment banking services provided by Goldman Sachs to FUNC include services relating to certain debt offerings and derivative swaps in 1995 and 1994 and a stock repurchase program in 1994. Total compensation paid to Goldman Sachs and its affiliates by FFB for investment banking and advisory services (excluding compensation to be paid in connection with the Merger) aggregated approximately $2 million since January 1, 1993.
     Goldman Sachs has advised FFB that, in the ordinary course of its business as a full-service securities firm, Goldman Sachs may, subject to certain restrictions, actively trade the equity and/or debt securities of FFB and/or of FUNC for its own account or for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.
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     LAZARD FRERES
     FUNC has retained Lazard Freres to act as its financial advisor with respect to the Merger and related matters. At the meeting of the FUNC Board held on June 18, 1995, Lazard Freres rendered its oral opinion to the FUNC Board that, as of such date, the Exchange Ratio pursuant to the Merger was fair from a financial point of view to FUNC and its stockholders. Lazard Freres subsequently delivered to the FUNC Board its written opinion, dated as of June 18, 1995, confirming its oral opinion. Lazard Freres has confirmed its June 18, 1995 written opinion by delivery of its written opinion to the FUNC Board dated the date of this Joint Proxy Statement/Prospectus stating that, as of the date hereof and based on the matters set forth in such opinion, the Exchange Ratio is fair from a financial point of view to FUNC and its stockholders. No limitations were imposed by the FUNC Board upon Lazard Freres with respect to the investigations made or the procedures followed by Lazard Freres in rendering its opinions. The Lazard Freres Opinion dated the date of this Joint Proxy Statement/Prospectus is substantially identical to the opinion delivered to the FUNC Board dated as of June 18, 1995.
     Lazard Freres has consented to the inclusion of its opinion, dated the date hereof, in this Joint Proxy Statement/Prospectus.
     THE FULL TEXT OF THE LAZARD FRERES OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE. FUNC'S STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE LAZARD FRERES OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF FUNC AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. THE SUMMARY OF THE LAZARD FRERES OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.
     In connection with rendering its opinions dated as of June 18, 1995 and the date hereof, Lazard Freres, among other things: (i) reviewed the terms and conditions of the Merger Agreement; (ii) reviewed certain historical business and financial information relating to FUNC and FFB; (iii) reviewed various financial forecasts and other data provided to Lazard Freres (x) by FUNC relating to the business of FUNC and FFB and (y) by FFB relating to its business (the written financial forecasts and other written forward looking data for FFB provided by FFB related only to the year 1995, the management of FFB having informed Lazard Freres that no such written data existed for subsequent periods); (iv) participated in discussions with members of the senior managements of FUNC and FFB with respect to the businesses and prospects of FUNC and FFB, respectively, the strategic objectives of each, and possible benefits which might be realized following the Merger; (v) reviewed public information with respect to certain other publicly held bank holding companies; (vi) reviewed the financial terms of certain business combinations involving companies in the commercial banking industry; (vii) reviewed the historical stock prices and trading volumes of FUNC Common Stock and FFB Common Stock; and
(viii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.
     In conducting its review and arriving at its opinions, Lazard Freres relied upon the accuracy and completeness of the financial and other information provided to it by FUNC and FFB and reviewed by it in connection with the opinion and did not assume any responsibility for any independent verification of such information. With respect to financial forecasts, including, without limitation, forecasts as to projected cost savings, revenue enhancements and other operating synergies resulting from the Merger, Lazard Freres assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of FUNC and FFB as to the future financial performance of FUNC and FFB, respectively, and that such forecasts would be realized in the amounts and at the times contemplated thereby. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. Lazard Freres is not an expert in the evaluation of loan portfolios or the allowances for loan losses with respect thereto, and it assumed, with the consent of the FUNC Board, that FFB's aggregate allowances for loan losses were adequate to cover such losses. Lazard Freres did not review the credit files of FUNC or FFB or make any independent valuation or appraisal of the assets or liabilities of FUNC or FFB, and it was not furnished with any such evaluation or appraisal. Lazard Freres also assumed, with the consent of the FUNC Board, that the Merger would be treated as a pooling of interests under generally accepted accounting principles. Lazard Freres' opinions were necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the dates of such opinions. Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions by FUNC.
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
     In connection with rendering its written opinion to the FUNC Board on June 18, 1995, Lazard Freres performed a variety of financial and comparative analyses. The material analyses are summarized briefly below. Such summary does not purport to be a complete description of the analyses performed by Lazard Freres in connection with such opinion. In addition, Lazard Freres believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With respect to the comparable company analysis and comparable transaction analysis summarized below, Lazard Freres selected comparable publicly held companies on the basis of various factors, including the size of the publicly held company and similarity of lines of business; however, no publicly held company utilized as a comparison was identical to FUNC or FFB. Accordingly, such analyses were not mathematical; rather they necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies to which FUNC and FFB were compared.
     In performing its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FFB or FUNC. The analyses performed by Lazard Freres are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Lazard Freres' analysis of the fairness of the Exchange Ratio to FUNC and its stockholders and were provided to the FUNC Board in connection with Lazard Freres' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company or its securities might actually be sold, and such estimates are necessarily subject to uncertainty. In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, Lazard Freres confirmed the appropriateness of its reliance on the analyses used to render its June 18, 1995 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.
     The projections furnished to Lazard Freres by FUNC for each of FUNC and FFB and by FFB for FFB were prepared by the respective managements of each company. Neither FFB nor FUNC publicly discloses internal management projections of the type provided to Lazard Freres in connection with Lazard Freres' review in connection with its opinion. Such projections were not prepared for, or with a view toward, public disclosure. In addition, such projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, many of which are beyond the control of the managements of FUNC and FFB. Accordingly, actual results could vary significantly from those set forth in such projections. Lazard Freres assumes no responsibility for the accuracy of such information.
          TRANSACTION SUMMARY. Lazard Freres multiplied the closing price for FUNC Common Stock on June 16, 1995 (the last trading day prior to the announcement of the Merger) of $47.63 by the Exchange Ratio of 1.35, which resulted in consideration of $64.29 per share of FFB Common Stock (the "Imputed Per Share Value"), and noted that the aggregate transaction price was approximately $5.5 billion (calculating the number of shares of FFB Common Stock by assuming the conversion of FFB Series B Preferred Stock and using the treasury stock method for options). Lazard Freres noted that the Imputed Per Share Value represented a premium of 31.9 percent to the closing price per share of FFB Common Stock on June 16, 1995 (the last trading day prior to the announcement of the Merger) and a premium of 21.0 percent to the respective 52-week high and five-year high closing prices per share of FFB Common Stock. Lazard Freres also noted that, as a multiple of FFB's fully-diluted earnings per share, the Imputed Per Share Value represented 12.4x earnings per share for the 12 months ended March 31, 1995, 11.7x the median Institutional Brokers Estimate System ("IBES") projection of earnings per share for 1995 and 10.8x the median IBES projection of earnings per share for 1996. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders. Lazard Freres further noted that the Imputed Per Share Value represented a multiple of 1.92x FFB's book value per share, and 2.62x FFB's tangible book value (excluding intangible assets deducted from Tier 1 capital) per share, at March 31, 1995.
          COMPARABLE COMPANY ANALYSIS. In performing its comparable company analysis, Lazard Freres analyzed the operating performance of FFB and FUNC relative to, in the case of FFB: The Bank of New York Company, Inc., Crestar Financial Corporation, CoreStates Financial Corporation, Fleet Financial Group, Inc., Mellon Bank Corporation, Meridian Bancorp, Inc., Midlantic Corporation, PNC Bank Corporation, Signet Banking Corporation and UJB Financial Corporation (the "FFB Comparables"), and, in the case of
     FUNC: Banc One Corporation, BankAmerica Corporation, Barnett Banks, Inc., KeyCorp, NationsBank Corporation, Norwest Corporation, SunTrust Banks, Inc. and Wachovia Corporation (the "FUNC Comparables").
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
          Lazard Freres analyzed the relative financial performance and stock market valuation of FFB and FUNC by comparing certain financial and market trading information of FFB with the FFB Comparables and of FUNC with the FUNC Comparables. Historical financial information used in connection with the FFB Comparables and the FUNC Comparables was as of and for the 12 months ended March 31, 1995. Market information used in the analysis detailed below was as of June 16, 1995.
          Among the financial information compared was (i) ROA, adjusted to exclude extraordinary items, primarily changes in accounting principles, and selected nonrecurring items, (which was 1.30 percent for FFB and 1.26 percent for FUNC, 1.31 percent on average for the FFB Comparables and 1.25 percent on average for the FUNC Comparables), (ii) return on average equity, adjusted to exclude extraordinary items, primarily changes in accounting principles, and selected nonrecurring items, (which was 15.63 percent for FFB, 17.12 percent for FUNC, 15.48 percent on average for the FFB Comparables and 16.15 percent on average for the FUNC Comparables),
     (iii) market price to book value per share (which was 1.46x for FFB and 1.49x for FUNC, 1.60x on average for the FFB Comparables and 1.66x on average for the FUNC Comparables), (iv) market price to tangible book value per share (which was 1.98x for FFB and 1.73x for FUNC, 1.89x on average for the FFB Comparables and 1.97x on average for the FUNC Comparables), and (v) market price to IBES earnings per share estimates for 1995 and 1996 (which were 8.9x and 8.2x, respectively, for FFB and 8.4x and 7.7x, respectively, for FUNC, 9.8x and 8.8x on average, respectively, for the FFB Comparables, and 9.7x and 8.8x on average, respectively, for the FUNC Comparables).
          COMPARABLE TRANSACTION ANALYSIS. Lazard Freres analyzed certain commercial bank merger and acquisition transactions, excluding merger-of-equals transactions, involving consideration to stockholders of over $750 million announced since January 1, 1989 ("Nationwide Transactions"). Lazard Freres also analyzed commercial bank merger and acquisition transactions where the acquired institution was headquartered in New England or the Mid-Atlantic region, excluding merger-of-equals transactions, involving consideration to stockholders of over $250 million announced since January 1, 1989 ("NE/Mid-Atlantic Transactions"). In each case, Lazard Freres noted separately the results of its analysis for target institutions whose ROA was greater than .75 percent. Lazard Freres chose to separately analyze transactions at or above the level of .75 percent ROA based on Lazard Freres' belief that bank holding companies with a ROA below this level are widely regarded as less strong performers and that the consideration paid in comparable transactions for such bank holding companies would not necessarily be comparable to the consideration paid for better performing bank holding companies.
          This analysis showed that the Imputed Per Share Value represented a multiple of: (i) 12.4x FFB's fully-diluted earnings per share for the 12 months ended March 31, 1995, compared to median multiples for the latest 12-month period of 17.0x for Nationwide Transactions, 15.8x for NE/Mid-Atlantic Transactions, 15.4x for Nationwide Transactions with a target ROA of more than .75 percent and 15.8x for NE/Mid-Atlantic Transactions with a target ROA of more than .75 percent; (ii) 1.92x FFB's book value per share at March 31, 1995, compared to median multiples of 1.85x for Nationwide Transactions, 2.28x for NE/Mid-Atlantic Transactions, 2.00x for Nationwide Transactions with a target ROA of more than .75 percent, and 2.29x for NE/Mid-Atlantic Transactions with a target ROA of more than .75 percent; and (iii) 2.62x FFB's tangible book value per share at March 31, 1995, compared to median multiples of 2.06x for Nationwide Transactions, 2.32x for NE/Mid-Atlantic Transactions, 2.11x for Nationwide Transactions with a target ROA of more than .75 percent, and 2.31x for NE/Mid-Atlantic Transactions with a target ROA of more than .75 percent. This analysis also showed that the Imputed Per Share Value represented a premium: (i) to the tangible book value of FFB, expressed as a percentage of total core deposits, of 12.9 percent, compared to median premiums of tangible book value, expressed as a percentage of total core deposits, of
     9.7 percent for Nationwide Transactions, 10.1 percent for NE/Mid-Atlantic Transactions, 10.5 percent for Nationwide Transactions with a target ROA of more than .75 percent and 12.9 percent for NE/Mid-Atlantic Transactions with a target ROA of over .75 percent, and (ii) to the closing price of the FFB Common Stock on June 16, 1995 (the last day prior to the public announcement of the Merger), of 31.9 percent, compared to median premiums to market price, as of two days prior to public announcement, of 25.7 percent for Nationwide Transactions, 33.8 percent for NE/Mid-Atlantic Transactions, 25.7 percent for Nationwide Transactions with a target ROA of more than .75 percent and 38.3 percent for NE/Mid-Atlantic Transactions with a target ROA of more than .75 percent.
          DISCOUNTED DIVIDEND STREAM ANALYSIS. Lazard Freres performed a discounted dividend stream analysis to determine a range of present values per share of FFB Common Stock using financial projections for FFB through 2000 provided by the management of FUNC. For the purpose of this analysis, such projections gave effect to the full benefit of the after-tax cost savings, revenue enhancements and merger expenses estimated by the management of FUNC, all of which were allocated to FFB. The range of present values for FFB Common Stock was determined by adding (i) the present
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
     value of the estimated future dividend stream that FFB could generate over the five-year period beginning in 1996 and ending in 2000, and (ii) the present value of the "terminal value" of FFB Common Stock at the end of the year 2000. To determine a projected dividend stream to FUNC, Lazard Freres assumed that all excess capital of FFB (defined for the purposes of the discounted dividend steam analysis as capital in excess of that needed to produce a 6.0 percent tangible common equity ratio for FFB) was distributed. The earnings projections which formed the basis for the dividends were adapted from FUNC management's projections for 1996 to 2000. The "terminal value" of FFB Common Stock at the end of the five-year period was determined by applying three projected price-to-earnings multiples (9x, 10x and 11x) to projected net income for FFB for the year 2000, after giving effect to the previously discussed adjustments. The dividend stream and terminal values were discounted to present values using discount rates of 14 percent, 16 percent and 18 percent, which Lazard Freres viewed as the appropriate discount rate range for FFB based on the historical cost of equity and required market returns. These analyses showed a range of present values from $62.61 to $83.24 per share for FFB Common Stock. Lazard Freres noted that the discounted dividend stream analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates.
          CONTRIBUTION ANALYSIS. Lazard Freres compared the relative contribution to the combined entity attributable to each of FUNC and FFB as of March 31, 1995. This analysis showed, among other things, that FUNC and FFB would contribute to the combined entity approximately 68.7 percent and
     31.3 percent, respectively, of total assets, 69.8 percent and 30.2 percent, respectively, of total loans, 67.0 percent and 33.0 percent, respectively, of total deposits, 66.4 percent and 33.6 percent, respectively, of common equity and 67.6 percent and 32.4 percent, respectively, of tangible common equity.
          In addition, Lazard Freres computed the relative contribution of each of FUNC and FFB in terms of net income based on IBES estimates for 1995 and 1996. This analysis showed that FUNC and FFB would contribute 67.7 percent and 32.3 percent, respectively, of net income for 1995 and 68.0 percent and
     32.0 percent, respectively, of net income for 1996. Lazard Freres also noted that on a pro forma basis, the current stockholders of FUNC and the former stockholders of FFB would own 62.5 percent and 37.5 percent, respectively, of the combined entity (using the Exchange Ratio and excluding the effects of any share repurchases in connection with the Merger).
          PRO FORMA INDUSTRY STATISTICS. Lazard Freres noted that, based on statistics as of December 31, 1994, adjustments for the completion of certain pending acquisitions by FUNC and FFB and the issuance by FUNC of approximately 115 million shares of FUNC Common Stock in the Merger (excluding the effects of any share repurchases in connection with the Merger), the Merger would create the fourth largest publicly traded bank holding company ranked by market capitalization, the largest ranked by number of branches, the fourth largest ranked by net income and the sixth largest ranked by total assets.
          SUMMARY PRO FORMA PER SHARE ANALYSIS. Lazard Freres analyzed the pro forma financial impact of the Merger on the earnings per share, book value per share and tangible book value per share of FUNC Common Stock, using for these purposes (i) financial projections prepared by the management of FUNC for FUNC and FFB for 1996 and 1997, and (ii) IBES estimates for FUNC and FFB for 1996 and 1997. Lazard Freres also used assumptions regarding the phase-in of cost reductions and revenue enhancements and the impact of merger expenses resulting from the Merger during such time periods, as provided by FUNC management. In this analysis, Lazard Freres also considered the impact on earnings per share of leveraging FFB's excess capital (defined for the summary pro forma per share analysis as capital in excess of that needed to produce a 5.5 percent tangible common equity ratio for FFB) at a 1.0 percent pre-tax spread and gave effect to the planned repurchase of up to ten percent of the shares of FUNC Common Stock to be issued in the Merger prior to closing. Using FUNC's management's projections, this analysis showed that on such pro forma basis, shares of FUNC Common Stock would experience a decrease in fully-diluted earnings per share of 8.0 percent in 1996 and a decrease of 5.5 percent in 1997, as compared to FUNC management's stand-alone projections. Using IBES projections, this analysis showed that on such a pro forma basis, shares of FUNC Common Stock would experience a decrease in fully-diluted earnings per share of 4.8 percent in 1996 and a decrease of .7 percent in 1997 as compared to IBES stand-alone projections for FUNC. Lazard Freres also noted that pro forma fully-diluted earnings per share for 1996 based on FUNC management's projections would meet IBES projections for FUNC for 1996 on a stand-alone basis. Lazard Freres also analyzed the changes in pro forma book value per share and tangible book value per share at March 31, 1995, from FUNC's historical stand-alone book value per share and tangible book value per share, noting that pro forma book value per share and tangible book value per share would decrease by 14.0 percent and 17.9 percent, respectively.
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          OTHER ANALYSES. Lazard Freres also reviewed certain other information regarding the institutional ownership of FUNC Common Stock and FFB Common Stock and the historical price, trading volume and relative market performance of FUNC Common Stock and FFB Common Stock.
     Lazard Freres is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The FUNC Board selected Lazard Freres to act as its financial advisor on the basis of its expertise and its reputation in investment banking and mergers and acquisitions.
     In the ordinary course of business and subject to certain restrictions, Lazard Freres and its affiliates may actively trade the equity and debt securities of FUNC for its own account or for the account of its customers, and, accordingly, may at any time hold a long or short position in such securities.
     In connection with Lazard Freres' services as financial advisor to FUNC, FUNC has paid Lazard Freres a fee of $1,100,000 and has agreed to pay Lazard Freres an additional fee of $3,400,000 upon consummation of the Merger. FUNC also has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses (including fees and expenses of its legal counsel) and will indemnify Lazard Freres and certain related parties against certain liabilities, including certain liabilities arising under the federal securities laws.
INTERESTS OF CERTAIN PERSONS
  GENERAL
     Certain members of FFB's management and of the FFB Board have interests in the Merger that are in addition to any interests they may have as stockholders of FFB generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification of FFB directors and officers, directors' and officers' liability insurance, the election or appointment of six members of the FFB Board to the FUNC Board, and certain severance and other employee benefits, as described below. In addition, Santander, the beneficial owner of approximately 29.31 percent of the outstanding shares of FFB Common Stock as of the Record Date, has certain interests in the Merger in addition to its interests as a stockholder generally. In addition to its substantial ownership interest in FFB, Santander is currently represented by two members on the FFB Board. See " -- Santander Voting Agreement", " -- Resale of FUNC Capital Stock" and ANNEX D.
  TERRACCIANO EMPLOYMENT AGREEMENT; FUNC MANAGEMENT POST-MERGER
     In connection with the execution of the Merger Agreement, FUNC entered into a five-year Employment Agreement with Anthony P. Terracciano, Chairman, President and Chief Executive Officer of FFB, which will become effective as of the Effective Date. The Employment Agreement provides, among other things, for Mr. Terracciano to receive an annual salary of not less than $1 million and a combined annual salary and any bonus of not less than $2 million. The Employment Agreement provides for an increase in Mr. Terracciano's base salary over his current employment agreement with FFB and may result in an increase in the amount of his annual bonus. The Employment Agreement further provides, among other things, that Mr. Terracciano will be entitled to participate in all employee benefit plans and executive compensation plans of FUNC, as appropriate. Mr. Terracciano will also be credited with service and compensation earned with FFB for all purposes under the Employment Agreement. The Employment Agreement also provides that if Mr. Terracciano's employment is terminated by FUNC before expiration of the term of the Employment Agreement or if Mr. Terracciano voluntarily terminates his employment with FUNC at any time or if he dies, becomes disabled or retires before expiration of the term of the Employment Agreement, he will receive $2 million per year until the expiration of the term of the Employment Agreement. Upon expiration of the term of the Employment Agreement, Mr. Terracciano (or his current spouse, if he is not then living) is guaranteed an annual retirement income of $1.2 million (which he may, under certain circumstances, elect to receive as a lump sum), offset by certain retirement benefits under plans of predecessor employers and social security benefits. During the term of the Employment Agreement, Mr. Terracciano is subject to restrictions on competition with FUNC. In addition to the foregoing, upon Mr. Terracciano's death (whether or not during the term of the Employment Agreement), his beneficiary or estate will receive $3 million, offset by certain other death benefits. The Employment Agreement also provides for reimbursement for certain excise taxes payable (if any) as a result of any payments made to Mr. Terracciano by FUNC and FFB.
     The Merger Agreement provides for Mr. Terracciano to be elected or appointed a director and President of FUNC following the Effective Date. Following the Effective Date there will be an "Office of the Chairman" of FUNC, to consist of Edward E. Crutchfield, who will remain as Chairman and Chief Executive Officer of FUNC, Mr. Terracciano, who will become President of FUNC, and John R. Georgius, the current President of FUNC who will become Vice Chairman of FUNC. In addition to the election or appointment of Mr. Terracciano as a director of FUNC, at the Effective Date, Juan Rodrguez Inciarte, Executive Vice President of Santander and a director of FFB, and four other directors of FFB, will be
                                       42
elected or appointed directors of FUNC. Also, at the first annual meeting of stockholders of FUNC after the Effective Date, FUNC has agreed to renominate Mr. Terracciano and Mr. Inciarte for election as directors of FUNC for three-year terms. See " -- Santander Voting Agreement".
     FUNC also agreed to cause three of the six FFB directors to be elected FUNC directors, including Mr. Terracciano, to be elected or appointed as members of the Executive Committee of the FUNC Board (which shall consist of not more than ten members).
     In order to assure continuity following the consummation of the Merger, including the preservation of key customer relationships, FUNC may offer employment opportunities to certain executive officers of FFB, including the Named Officers. FUNC and certain of such executive officers are currently negotiating the terms of employment agreements, and such negotiations may result in the execution of employment agreements with FUNC that may include benefits comparable to or in excess of those contained in such officers' current employment agreements with FFB.
  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE
     The Merger Agreement provides that FUNC will indemnify the past and present directors, officers and employees of FFB against certain liabilities (and will advance certain expenses) for six years following the Effective Date, to the fullest extent that such persons would have been entitled to indemnification (or to advancement of certain expenses) under the laws of the State of New Jersey and the FFB Certificate and Bylaws as in effect on the date of the Merger Agreement. The Merger Agreement also provides that FUNC will maintain FFB's existing directors' and officers' liability insurance policy, or a policy (including FUNC's policy) providing comparable coverage in an amount and on terms no less favorable, covering persons covered by such policy on the date of the Merger Agreement, for a period of three years after the Effective Date.
  ADDITIONAL FFB EMPLOYMENT AGREEMENTS
     FFB has employment agreements with each of the Named Officers (specifically, Messrs. Anthony P. Terracciano, Wolfgang Schoellkopf, Peter C. Palmieri, Leslie E. Goodman, Roland K. Bullard, II, and Donald C. Parcells), FFB also has various employment agreements with certain other executive officers of FFB. Pursuant to the Merger Agreement, FUNC has agreed to honor each of the employment agreements for the Named Officers and the additional executive officers of FFB; provided that the Employment Agreement between Mr. Terracciano and FUNC will supersede his employment agreement with FFB upon consummation of the Merger.
     The employment agreements for each of the Named Officers and seven additional executive officers provide that if the officer's employment is terminated at any time within 15 months following the occurrence of a Change of Control Event, such officer would receive (i) any earned but unpaid base salary as of the date of termination, (ii) any benefits payable under FFB's retirement plan and other employee benefit plans or programs, (iii) either continued coverage under FFB's health and insurance plans during a period beginning on the termination date and ending three years thereafter (the "Termination Period") or the present value of such coverage in a lump sum (as elected by such officer),
(iv) an amount equal to the base salary and bonus that he would have earned if he had continued working for FFB during the Termination Period, (v) an amount equal to the excess of the present value of the benefits he would be entitled to receive under FFB's retirement plan and Benefit Equalization Plan ("BenEqual Plan") (as adjusted for a lump sum payment) if the officer had continued working for FFB during the Termination Period, over the present value of benefits he is actually entitled to receive under such plans as of the termination date, and
(vi) an amount equal to FFB's contributions that the officer would have been entitled to receive under FFB's savings plan and BenEqual Plan if the officer had continued working for FFB during the Termination Period. In addition, three of the Named Officers and the seven additional executive officers would receive the foregoing payments if their employment were terminated prior to a Change of Control Event, but after the public announcement of the prospective Change of Control Event. The employment agreements for each of the Named Officers and seven additional executive officers also provide for reimbursement for excise taxes payable (if any) as a result of benefits received upon a Change of Control Event. Such reimbursement is designed to put the officers in the same position as they would have been in if such excise tax had not been imposed. All or a portion of these costs may not be deductible by FFB or FUNC for federal income tax purposes. If, pursuant to the provisions described above, payments were required to be made to Messrs. Terracciano, Schoellkopf, Palmieri, Goodman, Bullard and Parcells, and assuming the Effective Date is December 31, 1995, the estimated amounts of such payments would be $11,779,471, $6,680,034, $6,657,207, $5,738,451, $5,363,823 and $5,192,103, respectively. The estimated amount of such payments to the Named Officers and the seven additional executive officers as a group would be $64,490,332. The foregoing estimates further assume that all the Named Officers and seven additional executive officers will terminate their employment on the Effective Date. The approval of the Merger Agreement by FFB stockholders
                                       43
at the FFB Meeting will constitute a "Change of Control Event" for purposes of such employment agreements. Mr. Terracciano's Employment Agreement with FUNC will supersede his employment agreement with FFB upon consummation of the Merger and, upon such consummation, Mr. Terracciano will not be entitled to any such termination payments relating to his FFB employment agreement.
     Mr. Palmieri's and Mr. Schoellkopf's employment agreements also provide for certain similar payments in the event their employment is terminated more than 15 months after a favorable FFB stockholder vote at the FFB Meeting or on account of disability. Such payments would include base salary payments and coverage under FFB's health and insurance plans and certain perquisites until the expiration of such agreements (upon reaching age 65) and, other than for termination on account of disability, certain other payments entitled to be received until the end of the Termination Period or until age 65, whichever occurs first. Each of the employment agreements for Messrs. Goodman, Bullard and Parcells provide, in general, that if such officer is terminated after 15 months following a favorable FFB stockholder vote at the FFB Meeting or on account of disability, he would receive his base salary then in effect and continued coverage under FFB's health and insurance plans until the expiration of the agreement.
     The employment agreements for Mr. Parcells and three other executive officers also provide for additional years of credited service and other enhancements for calculating benefits under FFB's retirement plans.
     Pursuant to the Merger Agreement, FUNC has also agreed to honor another executive officer's severance agreement that FFB assumed in connection with a previous acquisition. The severance agreement provides that if the officer's employment is terminated following such previous acquisition either involuntarily or voluntarily with "good reason", the officer will receive a lump sum payment of 12 months base compensation and continued health care coverage for the period provided under COBRA, continued coverage under certain insurance plans until the earlier of 12 months or new employment, and outplacement services for up to 12 months.
  EMPLOYEE STOCK OPTIONS
     FFB has granted stock options and deferred cash incentive awards to the Named Officers and certain other executive officers and key employees under the FFB Stock Option and Restricted Stock Plan (as amended, the "FFB Option Plan"). Options granted include non-qualified options which vest in not more than ten years from the date of grant unless all or part are accelerated in the discretion of the FFB Board or upon a change of control event (as defined in the FFB Option Plan). The deferred cash incentive awards may only be used in connection with the exercise of related options and the payment of taxes related to the payment of the award or exercise of the related options. An option related to a deferred cash incentive award is generally exercisable one day following the expiration of the related deferred cash incentive award. Pursuant to the FFB Option Plan and as of the date of this Joint Proxy Statement/Prospectus, options to purchase 3,939,463 shares of FFB Common Stock are outstanding and options to purchase 1,486,483 shares of FFB Common Stock are exercisable by their terms. Pursuant to the terms of the individual stock option and deferred cash incentive award agreements with the Named Officers, certain additional executive officers and certain other employees, options to purchase 1,315,380 shares of FFB Common Stock will become exercisable and $44,685,411 in deferred cash incentive awards will become payable upon a change of control event. The approval of the Merger Agreement by the FFB stockholders at the FFB Meeting will constitute a "change of control event" for purposes of the FFB Option Plan. Accordingly, the foregoing options issued pursuant to the FFB Option Plan will become exercisable and the foregoing deferred cash incentive awards will become payable upon approval of the Merger Agreement by the FFB stockholders, regardless of whether the Merger is ultimately consummated.
     The following table sets forth with respect to the Named Officers and all executive officers as a group (collectively, the "Executive Officer Group") (i) the number of shares covered by options held by such persons, (ii) the number of shares covered by options held by such persons that are currently exercisable,
(iii) the number of shares covered by options held by such persons that will become exercisable upon approval of the Merger Agreement by FFB stockholders at the FFB Meeting, (iv) the amount of related deferred cash incentive awards for such persons, (v) the weighted average exercise price for such exercisable options held by such persons, and (vi) the aggregate value of such exercisable options based upon the per share value (I.E., stock price less option exercise price) of FFB Common Stock on the Record Date.
                                       44

                                                                             OPTIONS                      WEIGHTED
                                                                           EXERCISABLE      RELATED        AVERAGE
                                                                              UPON         DEFERRED       EXERCISE       AGGREGATE
                                                              OPTIONS      APPROVAL OF       CASH         PRICE PER      VALUE OF
                                                 OPTIONS     CURRENTLY     THE MERGER      INCENTIVE     EXERCISABLE    EXERCISABLE
                                                  HELD      EXERCISABLE     AGREEMENT       AWARDS         OPTION         OPTIONS
Anthony P. Terracciano........................   179,026       18,108        160,918      $ 5,745,183     $ 40.9804     $ 4,389,651
Wolfgang Schoellkopf..........................    93,250           --         93,250        3,176,578       40.8775       2,296,047
Peter C. Palmieri.............................    93,250           --         93,250        3,176,578       40.8775       2,296,047
Leslie E. Goodman.............................    87,000           --         87,000        2,819,625       38.6681       2,334,375
Roland K. Bullard, II.........................    86,088           88         86,000        3,114,500       42.5302       1,977,427
Donald C. Parcells............................    64,000           --         64,000        2,301,125       42.3359       1,482,500
Executive Officer Group, including the
six executive officers named above
(15 persons in total).........................   963,792       36,774        917,018      $31,531,139     $ 40.6521     $23,699,744

  SUPPLEMENTAL RETIREMENT BENEFITS
     The Named Officers and the certain additional executive officers and certain other FFB employees participate in certain non-qualified benefit plans, including the BenEqual Plan, which provide for certain supplemental benefits for the covered employee. Upon approval of the Merger by the FFB stockholders at the FFB Meeting, all benefits under these plans will become fully vested. Assuming the Effective Date is December 31, 1995, supplemental benefits related to FFB's 401(k) Plan are estimated to be $388,733, $165,163, $160,371, $322,778, $54,966
and $115,777 for Messrs. Terracciano, Schoellkopf, Palmieri, Goodman, Bullard and Parcells, respectively, and $2,091,879 in the aggregate for the Executive Officer Group. Supplemental benefits related to FFB's pension plan expressed as an annual straight life annuity benefit beginning at age 65 without regard to certain increases under the employment agreements described above under "ADDITIONAL FFB EMPLOYMENT AGREEMENTS", assuming that the Effective Date is December 31, 1995, are estimated to be $530,392, $23,729, $23,546, $64,713,
$15,286 and $11,635 for Messrs. Terracciano, Schoellkopf, Palmieri, Goodman, Bullard and Parcells, respectively, and $765,247 in the aggregate for the Executive Officer Group.
  OTHER MATTERS RELATING TO FFB EMPLOYEE BENEFIT PLANS
     The Merger Agreement provides for FUNC to assume all outstanding employee stock options to purchase shares of FFB Common Stock on the Effective Date in accordance with the terms of the FFB Option Plan and the individual stock option agreements, provided that such options shall thereafter be exercisable for a number of shares of FUNC Common Stock reflecting the Exchange Ratio.
     The Merger Agreement also provides that after the Effective Date employees of FFB shall be generally entitled to participate in the employee benefit plans of FUNC on substantially the same terms and conditions as employees of FUNC. Until such time, employees of FFB will continue to participate in the employee benefit plans of FFB.
  SALES OF FFB COMMON STOCK BY CERTAIN FFB EXECUTIVE OFFICERS
     A number of the executive officers of FFB, including the Named Officers (who are also directors of FFB), have, in the period after the date of the announcement of the Merger Agreement, made sales of FFB Common Stock aggregating 886,975 shares (which amount includes shares that were obtained pursuant to the exercise of stock options). In addition, such executive officers have advised FFB that they may make additional sales of their respective holdings of FFB Common Stock prior to the Effective Date of the Merger. FFB has been advised by each of these executive officers that such prior sales were made, and any future sales will be made, exclusively at the discretion of the individual executive officers, based on their own individual investment and tax planning considerations. As of August 22, 1995, after giving effect to the vesting of various FFB stock options that would occur as a result of a favorable FFB stockholder vote with respect to the proposal to approve the Merger Agreement, such executive officers as a group would beneficially own approximately 1,261,683 shares of FFB Common Stock.
  CERTAIN OTHER RELATIONSHIPS
     From time to time, FUNC engages in transactions with FFB, certain of the FFB directors or their related interests, Santander, Goldman Sachs and Lazard Freres, in the ordinary course of business.
                                       45

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     THE FOLLOWING IS A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS FFB STOCKHOLDERS, IF ANY, WHO RECEIVED FFB COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, THAT HOLD FFB COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION", OR THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY TAX MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.
     As of the date of the Joint Proxy Statement/Prospectus, Sullivan & Cromwell, special tax counsel, have advised FUNC and FFB that in their opinion:
          (i) No gain or loss will be recognized for federal income tax purposes by holders of shares of FFB Common Stock or FFB Preferred Stock or FFB Depositary Shares upon the exchange in the Merger of such shares solely into shares of FUNC Common Stock or FUNC Class A Preferred Stock or FUNC Depositary Shares, respectively (except with respect to cash received in lieu of a fractional share interest in FUNC Common Stock).
          (ii) The basis of shares of FUNC Common Stock and FUNC Class A Preferred Stock and FUNC Depositary Shares (including the basis of any fractional share interest in FUNC Common Stock) received in the Merger by holders of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares will be the same as the basis of such shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares surrendered in exchange therefor.
          (iii) The holding period of shares of FUNC Common Stock and FUNC Class A Preferred Stock and FUNC Depositary Shares (including the holding period of any fractional share interest in FUNC Common Stock) received in the Merger by holders of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares will include the period during which such shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares surrendered in exchange therefor were held by the holder thereof, provided such shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares were held as capital assets.
          (iv) Cash received by a holder of FFB Common Stock in lieu of a fractional share interest in FUNC Common Stock will be treated as received for such fractional share interest, and, provided the fractional share would have constituted a capital asset in the hands of such holder, the holder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in FFB Common Stock allocable to the fractional share interest.
          (v) Holders that hold FFB Series F Preferred Stock as a capital asset and that dissent from the Merger and receive cash in exchange for their FFB Series F Preferred Stock should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received (less any amount constituting interest) and the holder's basis in the FFB Series F Preferred Stock surrendered therefor. Special rules may apply to dissenting holders of FFB Series F Preferred Stock that actually or constructively (pursuant to Section 318 of the Internal Revenue Code of 1986, as amended (the "Code")) own either shares of FFB as to which dissenters' appraisal rights are not being exercised or shares of FUNC. Any amount constituting interest would be taxable as ordinary income.
     In contrast to the treatment described above in (i), (ii) and (iii), FFB stockholders that hold their shares of FFB Common Stock and FFB Preferred Stock as a capital asset and that dispose of such shares prior to the Effective Date will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the disposition and the basis in such shares. Such capital gain or loss will generally be long-term capital gain or loss if the FFB stockholder is deemed to have held such shares for more than one year, and otherwise will be short-term capital gain or loss.
     Consummation of the Merger is conditioned, among other things, on receipt by FUNC and FFB of an opinion of Sullivan & Cromwell, dated the Effective Date, to the effect that, as of such date, (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by holders of shares of FFB Common Stock or FFB Preferred Stock or FFB Depositary Shares, who receive shares of FUNC Common Stock or FUNC Class A Preferred Stock or FUNC Depositary Shares, respectively, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or
                                       46
more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Internal Revenue Service.
     The opinions of Sullivan & Cromwell summarized above are or will be based, among other things, on representations contained in certificates of officers of FFB, FUNC and others.
     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF FFB COMMON STOCK, FFB PREFERRED STOCK OR FFB DEPOSITARY SHARES AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).
BUSINESS PENDING CONSUMMATION AND RELATED MATTERS
     Pursuant to the Merger Agreement, each of FFB and FUNC has made certain covenants, with respect to itself and its subsidiaries, relating to the conduct of business pending consummation of the Merger. Among other things, each has agreed (except as otherwise contemplated by the Merger Agreement or with the written consent of the other party) not to: (i) conduct its business other than in the ordinary and usual course; (ii) pay dividends above certain specified levels (in the case of FFB) or redeem or otherwise acquire shares of its capital stock, issue additional shares of its capital stock or give any person the right to acquire any such shares; (iii) in the case of FFB, increase any salaries or employee benefits or enter into or modify any employment agreements or employee benefit plans, except for certain increases in the ordinary course of business and certain changes required by law or to satisfy pre-existing contractual obligations; or (iv) dispose of any of its material assets, business or property or acquire any material business or property of any other entities; PROVIDED, HOWEVER, the foregoing shall not preclude (a) FFB from paying dividends on FFB Preferred Stock or a regular quarterly cash dividend on FFB Common Stock of up to $.50 per share (the current dividend rate) during the remainder of 1995 and up to $.55 per share commencing with the first dividend payable in 1996, (b) FFB from making any dispositions or acquisitions in which the purchase price is cash and does not exceed $150 million in any one case, or (c) FUNC from making any dispositions or acquisitions in which the purchase price includes cash not in excess of $300 million in any one case or includes shares of FUNC Common Stock not in excess of approximately 6.8 million shares in any one case.
     In connection with the Merger, FFB and FUNC currently expect to take a Merger-related charge in the fourth quarter of 1995 estimated to be $270 million in the aggregate, after tax, or $.97 per share of FUNC Common Stock. See "RECENT DEVELOPMENTS -- 1995 and 1996 Earnings Estimates".
     In addition, in connection with the Merger, FUNC and/or FFB may purchase up to 7.4 million shares of FUNC Common Stock, and, to the extent that less than
7.4 million of such shares are purchased, FUNC and/or FFB may purchase a proportionate number of shares of FFB Common Stock (I.E., up to 5.5 million shares). From June 19, 1995 to the date hereof, 8.4 million shares of FUNC Common Stock have been purchased by FUNC at a cost of $411 million, 2.9 million shares of FFB Common Stock have been purchased by FUNC at a cost of $181 million, and 250,000 shares of FFB Series B Preferred Stock have been purchased by FUNC at a cost of $12 million. The shares of FUNC Common Stock purchased by FUNC include shares purchased in connection with certain of the Purchase Acquisitions. See Notes (2) and (3) to "PRO FORMA FINANCIAL INFORMATION".
     The Merger Agreement also provides that without the prior written consent of the other party or as permitted by the applicable terms of the Merger Agreement, neither FFB nor FUNC will, subject to the fiduciary duties of their respective boards of directors, solicit or encourage inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party.
     FFB also agreed in the Merger Agreement to make such modifications or changes to its loan, litigation and real estate valuation policies and practices prior to the Effective Date, as may be mutually agreed upon between FFB and FUNC.
REGULATORY APPROVALS
     The Merger is subject to prior approval by the Federal Reserve Board under the BHCA. Under the BHCA, the Federal Reserve Board considers the financial and managerial resources of the companies involved and whether the proposed transaction can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair
                                       47
competition, conflicts of interests, or unsound banking practices. In addition, the Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.
     Because Santander will receive shares in the Merger which represent more than five percent of the outstanding shares of FUNC Common Stock on a pro forma basis, Santander's acquisition of such shares is subject to the prior approval of the Federal Reserve Board under the BHCA, as well as to certain approvals of certain state bank regulatory authorities. In general, the considerations outlined in the previous paragraph will apply to Santander's application for such approval. In the Santander Voting Agreement, Santander agreed to cooperate with FUNC in obtaining regulatory approvals. See " -- Santander Voting Agreement" and ANNEX D.
     The Merger and Santander's acquisition of shares may be subject to the approvals of various state bank regulatory authorities, including authorities in Connecticut, Pennsylvania, Delaware and Maryland.
     Applications have been filed by each of FUNC and Santander with the Federal Reserve Board and applications are expected to be filed by each of FUNC and Santander in the near future with the appropriate state regulatory authorities.
     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE " -- CONDITIONS TO CONSUMMATION". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.
CONDITIONS TO CONSUMMATION
     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement by the requisite vote of the stockholders of FFB and FUNC; (ii) receipt of all required regulatory approvals by FUNC, FFB and Santander without the imposition of any condition or requirement that, in the reasonable judgment of FUNC or FFB, would so materially and adversely impact the economic or business benefits to such party of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not have entered into the Merger Agreement; (iii) no court or agency having taken any action, nor any law or regulation having been enacted or adopted, which prohibits the Merger (see "CERTAIN LITIGATION WITH RESPECT TO THE MERGER"); (iv) receipt by FUNC and FFB of the opinion of Sullivan & Cromwell, dated the Effective Date, as to certain federal income tax consequences of the Merger; (v) the FUNC Common Stock, FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC Depositary Shares to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (vi) the receipt of letters, dated the Effective Date, from FFB's and FUNC's independent auditors relating to pooling of interests accounting treatment for the Merger; (vii) the receipt of any required third party consents to the Merger; and (viii) the delivery of officer's certificates by FUNC and FFB with respect to the continued accuracy of representations and warranties and compliance with covenants in the Merger Agreement.
     First Fidelity Bank, N.A., serves as investment adviser for various publicly held mutual funds, and, in accordance with the requirements of the Investment Company Act of 1940, as amended, holders of the outstanding shares of such funds must approve the change in control of such investment adviser that will occur as a result of the Merger. Neither FFB nor FUNC believes that the failure to obtain such approval prior to consummation of the Merger would have a material adverse effect or result in the failure of the conditions to consummation of the Merger to be satisfied.
TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE
     The Merger Agreement may be terminated by mutual agreement of the FFB Board and the FUNC Board. The Merger Agreement may also be terminated by either the FFB Board or the FUNC Board (i) if the Merger does not occur on or before June 30, 1996 (provided that the terminating party has not knowingly caused the Merger not to occur by such date), (ii) in the event of a breach of the Merger Agreement by the other party that cannot be or has not been cured within 30 days after notice of such breach, or (iii) if the requisite approval of either the FUNC or FFB stockholders or the Federal Reserve Board are not obtained.
                                       48

     In addition, the Merger Agreement may be terminated by the FFB Board, at its sole option, if either:
          (i) both (a) the FUNC Average Price on the FRB Approval Date (I.E., the average closing price of FUNC Common Stock for the ten full trading days ending on the date the Federal Reserve Board approves the Merger) is less than $40.48 and (b) the number obtained by dividing the FUNC Average Price on the FRB Approval Date by $47.625 (the "FUNC Ratio") is less than the number obtained by dividing the weighted average closing price per share of the common stocks of the Index Group on the FRB Approval Date by $35.91 (being the weighted average closing price per share of the common stocks of the Index Group on June 16, 1995) and subtracting .15 from such latter number (after such subtraction, the "Index Group Ratio"); or
          (ii) the FUNC Average Price on the FRB Approval Date is less than $34.22;
PROVIDED, HOWEVER, that the Merger Agreement would not be so terminated if FUNC elects, at its sole option, to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that the FFB Board would exercise its right to terminate the Merger Agreement if a Termination Event (I.E., the conditions in either (i) or (ii) above) exists and if the FFB Board does elect to so terminate the Merger Agreement, there can be no assurance that FUNC will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.
     Certain possible effects of the above provisions on the Exchange Ratio may be illustrated by the following four scenarios:
          (1) If the FUNC Average Price on the FRB Approval Date is not less than $40.48, there would be no Termination Event and no adjustment to the Exchange Ratio.
          (2) If the FUNC Average Price on the FRB Approval Date is less than $40.48 and greater than $34.22, but the FUNC Ratio is equal to or greater than the Index Group Ratio, there would be no Termination Event and no increase in the Exchange Ratio.
          (3) If the FUNC Average Price on the FRB Approval Date is less than $40.48 and the FUNC Ratio is less than the Index Group Ratio, there would be a Termination Event and the FFB Board could, at its sole option, elect to terminate the Merger Agreement; provided that FUNC could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the lesser of (i) the result of dividing $54.65 by the FUNC Average Price on the FRB Approval Date, and (ii) the result of dividing the product of the Index Group Ratio times the Exchange Ratio, by the FUNC Ratio.
          (4) If the FUNC Average Price on the FRB Approval Date is less than $34.22, there would be a Termination Event and the FFB Board could, at its sole option, elect to terminate the Merger Agreement, provided that FUNC could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient obtained by dividing $46.45 by the FUNC Average Price on the FRB Approval Date.
     If there would be a Termination Event described in both paragraphs (3) and
(4) above, the FFB Board could elect which Termination Event to assert. The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the FUNC Common Stock that may actually be received by holders of FFB Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.
     FFB stockholders should be aware that the FUNC Average Price on the FRB Approval Date on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the last sale prices of FUNC Common Stock during a ten-day period ending on the FRB Approval Date. Accordingly, because the market price of FUNC Common Stock between the FRB Approval Date and the Effective Date, as well as on the date certificates representing shares of FUNC Common Stock are delivered in exchange for shares of FFB Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the FUNC Common Stock actually received by holders of FFB Common Stock may be more or less than (i) the FUNC Average Price on the FRB Approval Date, or (ii) the value of the FUNC Common Stock on the Effective Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.
     The Index Group consists of 13 bank holding companies selected by FUNC and FFB as being directly relevant for purposes of distinguishing changes in FUNC's stock prices that are unique from those reflective of general changes in comparable companies. The 13 bank holding companies are Banc One Corp., Norwest Corporation, SunTrust Banks, Inc., KeyCorp, Fleet Financial Group, Inc., NBD Bancorp, Inc., PNC Financial Corp., Wachovia Corporation, First Bank System, Inc., Barnett Banks, Inc., National City Corporation, Mellon Bank Corporation and Boatmen's Bancshares, Inc. If FUNC or
                                       49
any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between June 16, 1995 and the FRB Approval Date, the prices of FUNC Common Stock or such other common stocks shall be appropriately adjusted for all purposes, including determining whether there is a Termination Event or determining any possible increase in the Exchange Ratio as illustrated above (and, in the case of any such transaction by FUNC, the Exchange Ratio also shall be appropriately adjusted). In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of determining whether there has been a Termination Event.
     It is not possible to know whether a Termination Event will occur until after the FRB Approval Date. The FFB Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the FFB Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of FFB at the FFB Meeting will confer on the FFB Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the stockholders of FFB. If the FFB Board elects to exercise its termination right, FFB must give FUNC prompt notice of that decision during a ten-day period beginning two days after the FRB Approval Date, but the FFB Board may withdraw such notice, at its sole option, at any time during such ten-day period. During the five-day period commencing with receipt of such notice, FUNC has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. FUNC is under no obligation to increase the Exchange Ratio, and there can be no assurance that FUNC would elect to increase the Exchange Ratio if the FFB Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by FUNC in light of the circumstances existing at the time FUNC has the opportunity to make such an election. If FUNC elects to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated above, it must give FFB prompt notice of that election and such increased Exchange Ratio, in which case no termination of the Merger Agreement would occur as a result of a Termination Event.
     The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as ANNEX A to this Joint Proxy Statement/Prospectus) relating to possible increase of the Exchange Ratio as the result of a Termination Event.
STOCK OPTION AGREEMENTS
     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, FFB entered into the FFB Stock Option Agreement with FUNC, and as an inducement and condition to FFB's willingness to enter into the Merger Agreement, FUNC entered into the FUNC Stock Option Agreement with FFB. Pursuant to the Stock Option Agreements, FFB granted the FFB Option to FUNC and FUNC granted the FUNC Option to FFB. The purchase of any shares of FFB Common Stock or FUNC Common Stock pursuant to the Options is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.
     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means FUNC with respect to the FUNC Stock Option Agreement and FFB with respect to the FFB Stock Option Agreement, and (ii) "Grantee" means FFB with respect to the FUNC Stock Option Agreement and FUNC with respect to the FFB Stock Option Agreement.
     If Grantee is not in material breach of the related Stock Option Agreement or the Merger Agreement and if no injunction or other court order against delivery of the shares covered by the related Option is in effect, Grantee may exercise the related Option, in whole or in part, at any time and from time to time following the happening of certain events (each a "Purchase Event"), including:
          (i) without Grantee's prior written consent, Issuer taking certain actions (each an "Acquisition Transaction"), including authorizing, recommending, proposing or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries, (b) the sale, lease, exchange or other disposition of 25 percent or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (c) the issuance, sale or other disposition of 25 percent or more of the voting power of Issuer or any of its significant subsidiaries, in each case except as otherwise permitted by the related Stock Option Agreement; or
                                       50

          (ii) any third party (other than in the case of FFB and under certain conditions, Santander) acquiring or having the right to acquire 25 percent or more of the voting power of Issuer or any of its significant subsidiaries, except as otherwise permitted by the related Stock Option Agreement;
     provided that the related Option will terminate upon the earliest to occur of certain events, including:
          (i) consummation of the Merger;
          (ii) termination of the Merger Agreement prior to the happening of a Purchase Event or Preliminary Purchase Event (as defined below) (other than a termination by Grantee under certain circumstances (a "Default Termination"));
          (iii) 15 months after a Default Termination; or
          (iv) 15 months after termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event.
     The term "Preliminary Purchase Event" shall mean the occurrence of certain events, including:
          (i) commencement by any third party of a tender or exchange offer to purchase 15 percent (or, in the case of the FUNC Stock Option Agreement, 25 percent) or more of the outstanding shares of Issuer common stock;
          (ii) failure of the stockholders of Issuer to approve the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in any manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after public announcement that a third party:
             (a) proposes to engage in an Acquisition Transaction; or
             (b) commences a tender offer to purchase 15 percent (or, in the case of the FUNC Stock Option Agreement, 25 percent) or more of the outstanding shares of Issuer common stock; or
             (c) files an application under certain federal statutes relating to the regulation of banks and other financial institutions or their holding companies, to engage in an Acquisition Transaction;
          (iii) any third party proposal to Issuer or its stockholders, publicly or in any writing that becomes publicly disclosed, to engage in an Acquisition Transaction;
          (iv) after a proposal by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer breaches any representation or covenant in the Merger Agreement which would entitle Grantee to terminate the Merger Agreement; or
          (v) any third party filing an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction.
     Upon the occurrence of certain events set forth in the related Stock Option Agreement, at the election of Grantee the related Option (or shares issued pursuant to the exercise thereof) must be repurchased by Issuer (the "Repurchase") or converted into, or exchanged for, an option of another corporation or Issuer (the "Substitute Option"). In addition, the related Stock Option Agreement grants certain registration rights ("Registration Rights") to Grantee with respect to the shares represented by the related Option. The terms of such Repurchase, Substitute Option and Registration Rights are set forth in the Stock Option Agreements.
     The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire FFB or FUNC prior to the Merger.
     To the knowledge of FFB and FUNC, no event giving rise to exercise of either of the Options has occurred as of the date of this Joint Proxy Statement/Prospectus.
     Copies of the Stock Option Agreements are set forth in ANNEXES B and C to this Joint Proxy Statement/ Prospectus, and reference is made thereto for the complete terms of the Stock Option Agreements and the Options. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.
                                       51

AMENDMENTS TO RIGHTS AGREEMENTS
     In connection with the execution of the Merger Agreement, FFB amended the FFB Rights Agreement (as hereinafter defined) to provide, among other things, that (i) the execution and delivery of the FFB Stock Option Agreement and any acquisition of shares of FFB Common Stock by FUNC (and certain related persons) upon exercise thereof, or as contemplated by the Merger Agreement, will not cause the FFB Rights (as hereinafter defined) to become exercisable, and (ii) the FFB Rights may not become exercisable at any time from and after, and the FFB Rights Agreement will terminate on, the Effective Date. In addition, in connection with the execution of the Merger Agreement, FUNC amended the FUNC Rights Agreement (as hereinafter defined) to provide, among other things, that the execution and delivery of the FUNC Stock Option Agreement and any acquisition of shares of FUNC Common Stock by FFB (and certain related persons) upon exercise thereof, or as contemplated by the Merger Agreement, will not cause the FUNC Rights (as hereinafter defined) to become exercisable. See
" -- Santander Voting Agreement" for information with respect to an additional amendment to the FUNC Rights Agreement. See also "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Rights Agreement" and "CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS -- Stockholder Protection Rights Plan".
SANTANDER VOTING AGREEMENT
     The Santander Voting Agreement provides, among other things, that Santander will vote its shares of FFB Common Stock in favor of approval of the Merger Agreement, unless the FFB Board withdraws its recommendation that FFB stockholders vote for approval of the Merger Agreement in accordance with the terms of the Merger Agreement. Santander also agreed (i) to cooperate with FUNC and FFB to facilitate consummation of the Merger, (ii) to use its reasonable best efforts to obtain all permits, consents, orders, approvals and authorizations of, and to make or provide all filings with or notices to, all third parties and regulatory authorities necessary or advisable on its part to permit consummation of the Merger, and (iii) to waive certain rights Santander currently has in connection with its investment in FFB and to terminate the investment agreement between Santander and FFB at the time of the Merger. A copy of the Santander Voting Agreement is set forth in ANNEX D to this Joint Prospectus/Proxy Statement, and reference is made thereto for the complete terms of the Santander Voting Agreement. The foregoing discussion is qualified in its entirety by reference to the Santander Voting Agreement.
     In addition to the Santander Voting Agreement, FUNC and Santander have agreed that, subject to Santander maintaining ownership of certain percentages of FUNC Common Stock and certain other conditions, FUNC shall nominate up to two individuals selected by Santander for election as directors of FUNC for three-year terms at the 1999 Annual Meeting of Stockholders of FUNC.
     Upon consummation of the Merger, it is expected that Santander will become the owner of approximately 11.4 percent of the outstanding shares of FUNC Common Stock. As such, under the provisions of the BHCA, Santander might be deemed by the Federal Reserve Board to control FUNC, and would thus be a bank holding company with respect to FUNC and its subsidiary banks. If Santander were so deemed to control FUNC, among other things, were FUNC required to obtain the approval of the Federal Reserve Board to engage in certain acquisitions or engage in certain activities, Santander would be required to obtain similar approvals; Santander's failure or inability to do so could preclude FUNC's ability to consummate such acquisitions or engage in such activities.
     Santander has indicated to FUNC and FFB that it intends to enter into certain commitments with the Federal Reserve Board so that Santander will not be deemed to control FUNC. These commitments would limit the ability of Santander to influence the day-to-day operating decisions of FUNC and would restrict Santander's ability to solicit proxies or propose a slate of directors in opposition to management of FUNC or otherwise engage in certain activities with respect to FUNC. Santander has also proposed that it will commit not to increase its ownership of FUNC Common Stock above that percentage it will own upon consummation of the Merger. In light of certain amendments to the FUNC Rights Agreement, should Santander be deemed by the Federal Reserve Board to control FUNC, Santander would need to terminate such control position within certain time frames, and would need to cooperate in obtaining any required regulatory approvals necessary for FUNC to engage in acquisitions or new activities, in order to avoid adverse consequences under the FUNC Rights Agreement. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Rights Agreement".
RESALE OF FUNC CAPITAL STOCK
     The shares of FUNC Common Stock and FUNC Class A Preferred Stock and FUNC Depositary Shares into which shares of FFB Common Stock and FFB Preferred Stock and FFB Depositary Shares are converted on the Effective Date will be freely transferable by the holders of such shares, except for those shares held by those holders who may be deemed to be "affiliates" of FFB or FUNC under applicable federal securities laws. The Merger Agreement provides, however, that any
                                       52
person (including its "affiliates" and "associates") who is precluded by Rule 145 under the Securities Act from selling all of the shares of FUNC Common Stock received by such person in the Merger in one calendar quarter will be entitled to registration rights from FUNC. It is currently expected that the resale limitations under Rule 145 will only affect the ability of Santander, which is the beneficial owner of approximately 29.31 percent of the outstanding shares of FFB Common Stock as of the Record Date, to so sell its shares. The registration rights are set forth in ANNEX E to this Joint Proxy Statement/Prospectus and reference is made thereto for the complete terms of such rights.
     In addition to the foregoing, "affiliates" of FFB and FUNC have agreed not to sell or otherwise dispose of any FUNC Common Stock or FFB Common Stock beneficially owned by them during a period commencing 30 days prior to the Effective Date and ending upon publication by FUNC of combined financial statements covering at least 30 days of the combined entities' operations after the Merger.
DISSENTERS' APPRAISAL RIGHTS
     Holders of FUNC Common Stock do not have dissenters' appraisal rights in connection with the Merger.
     Holders of FFB Common Stock, FFB Series B Preferred Stock, FFB Series D Preferred Stock and FFB Depositary Shares are not entitled to dissenters' appraisal rights with respect to the Merger. Only holders of record of FFB Series F Preferred Stock will have the right to exercise dissenters' appraisal rights under the NJBCA. Pursuant to Chapter 11 of the NJBCA, holders of record of FFB Series F Preferred Stock (but not holders of record of FFB Depositary Shares representing an interest therein) who object to the Merger and who follow the procedures prescribed by Chapter 11 of the NJBCA, will be entitled to receive a cash payment equal to the "fair value" of the shares of FFB Series F Preferred Stock held by them in lieu of receiving the consideration proposed under the Merger Agreement. In order to exercise dissenters' appraisal rights as holders of FFB Series F Preferred Stock, a holder of FFB Depositary Shares must, among other things, withdraw the underlying shares of FFB Series F Preferred Stock from First Fidelity Bank, N.A. as Depositary. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Depositary Shares". Set forth below is a summary of the procedures holders of FFB Series F Preferred Stock must follow in order to exercise dissenters' appraisal rights under the NJBCA. This summary does not purport to be complete and is qualified in its entirety by reference to Chapter 11 of the NJBCA (a copy of which, as of the date hereof, is attached to this Joint Proxy Statement/Prospectus as ANNEX H) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof. For the purposes of this discussion of dissenters' appraisal rights, "FFB" shall be deemed to refer, where applicable, to the entity resulting from consummation of the Merger.
     ANY HOLDER OF FFB SERIES F PREFERRED STOCK CONTEMPLATING THE POSSIBILITY OF OBJECTING TO THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF ANNEX H (PARTICULARLY THE SPECIFIED PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' APPRAISAL RIGHTS) AND SHOULD CONSULT AS APPROPRIATE WITH SUCH HOLDER'S LEGAL COUNSEL. DISSENTERS' APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF CHAPTER 11 OF THE NJBCA ARE NOT FULLY AND PRECISELY SATISFIED.
     Under Chapter 11 of the NJBCA, any holder of FFB Series F Preferred Stock who files with FFB, prior to the taking of the vote with respect to the Merger Agreement at the FFB Meeting, written notice of such holder's intent to demand the fair value for such holder's shares of FFB Series F Preferred Stock if the Merger is consummated and who complies with the other applicable procedural requirements of Chapter 11, shall be entitled, if the Merger is consummated, to receive a cash payment of the fair value of such shares. Notwithstanding the foregoing, any holder of FFB Series F Preferred Stock who also holds FFB Common Stock or FFB Series B Preferred Stock eligible to vote at the FFB Meeting will be ineligible to exercise dissenters' appraisal rights with regard to such holder's shares of FFB Series F Preferred Stock if such holder votes such FFB Common Stock or FFB Series B Preferred Stock in favor of approval of the Merger Agreement. However, a failure by any such holder of FFB Series F Preferred Stock to vote such holder's FFB Common Stock or FFB Series B Preferred Stock against approval of the Merger Agreement will not, in and of itself, constitute a waiver of such holder's dissenters' appraisal rights under the NJBCA. In addition, a holder of FFB Series F Preferred Stock who votes such holder's FFB Common Stock or FFB Series B Preferred Stock against approval of the Merger Agreement will not, solely by virtue of such vote, satisfy the notice requirement referred to above.
     Written notices of the intent to exercise dissenters' appraisal rights must be sent to FFB at 550 Broad Street, Newark, New Jersey 07102, Attention:
Corporate Secretary, prior to the taking of the vote at the FFB Meeting. A holder of FFB Series F Preferred Stock who does not satisfy each of the requirements of Chapter 11 of the NJBCA will not be entitled to dissenters' appraisal rights under the provisions of the NJBCA and will be bound by the terms of the Merger Agreement.
     Within ten days after consummation of the Merger, FFB must send written notice of such consummation by certified mail to all holders of FFB Series F Preferred Stock who have given proper written notice of their intent to exercise dissenters'
                                       53
appraisal rights (and who have not otherwise voted any FFB Common Stock or FFB Series B Preferred Stock in favor of approval of the Merger Agreement) as described above. Any such holder who wishes to exercise such dissenters' appraisal rights must make a written demand on FFB for the payment of the fair value of such FFB Series F Preferred Stock within 20 days after the mailing of such notice by FFB. Not later than 20 days after making such written demand, the holder of FFB Series F Preferred Stock shall submit to FFB the certificate or certificates representing such holder's shares of FFB Series F Preferred Stock for notation thereon that such demand has been made. Upon making a demand to receive fair value, a holder of FFB Series F Preferred Stock shall have no rights in FFB or FUNC by virtue of holding such shares of FFB Series F Preferred Stock, other than the right to receive fair value for such shares.
     EVERY NOTICE OR OTHER COMMUNICATION REQUIRED TO BE GIVEN OR MADE BY FFB TO ANY HOLDER OF FFB SERIES F PREFERRED STOCK WITH RESPECT TO THE EXERCISE OF DISSENTERS' APPRAISAL RIGHTS WILL SPECIFY THE RELEVANT DATES AS OF WHICH ACTION MUST BE TAKEN IN ORDER FOR SUCH HOLDER TO PERFECT SUCH HOLDER'S RIGHTS AS A DISSENTING STOCKHOLDER UNDER THE NJBCA.
     Not later than ten days after the expiration of the period within which holders of FFB Series F Preferred Stock may make a written demand on FFB to be paid the fair value of their shares, FFB must mail to each holder that has properly exercised dissenters' appraisal rights under Chapter 11 of the NJBCA (each, a "dissenting holder") certain financial statements of FFB. FFB may accompany such mailing with a written offer to pay each dissenting holder an amount deemed by FFB to be the fair value of the shares of FFB Series F Preferred Stock held by such holder. Such offer must be made at the same price per share to all dissenting holders. If FFB and any dissenting holder agree upon the fair value of the shares of FFB Series F Preferred Stock held within 30 days after the expiration of the ten-day period in which FFB must mail financial statements as discussed above, FFB shall pay the agreed upon amount to that dissenting holder upon surrender to FFB of the certificate or certificates representing such FFB Series F Preferred Stock.
     If FFB and any dissenting holder fail to agree upon a fair value within the specified 30-day period, each such dissenting holder shall have an additional 30 days in which to demand that FFB commence an action in New Jersey Superior Court for the determination of the fair value of the shares. FFB shall have 30 days after receipt of such demand in which to institute the action. If FFB fails or refuses to institute the action within such latter 30-day period, the dissenting holder may commence the action in FFB's name, but not later than 60 days after the expiration of the time within which FFB was required to commence the action. The costs and expenses of any judicial proceeding to determine fair value shall be apportioned and assessed upon the parties or any of them in the manner the court may find equitable.
     The term "fair value" as used in Chapter 11 of the NJBCA shall be determined as of the day prior to the day of the FFB Meeting and shall exclude any appreciation or depreciation resulting from the Merger.
     Dissenting holders may not withdraw their election to exercise dissenters' appraisal rights unless FFB consents in writing to such withdrawal. Holders of FFB Series F Preferred Stock who do not follow the procedures set forth in Chapter 11 of the NJBCA within the time limits specified therein will lose their right to dissent and to receive fair value for their shares. Such holders will, however, be entitled to receive, in exchange for their shares of FFB Series F Preferred Stock, shares of FUNC Series F Class A Preferred Stock as provided in the Merger Agreement. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Class A Preferred Stock".
     Except as provided herein with respect to the holders of FFB Series F Preferred Stock, no other holders of FFB securities will be entitled to dissenters' appraisal rights in connection with the Merger.
ACCOUNTING TREATMENT
     It is expected that the pooling of interests method of accounting will be used to reflect the Merger, and it is a condition to consummation of the Merger that FFB and FUNC receive letters, dated the Effective Date, from their independent auditors to the effect that the Merger qualifies for such accounting treatment. See " -- Conditions to Consummation". As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Date the assets and liabilities of FFB would be added to those of FUNC at their recorded book values and the stockholders' equity accounts of FUNC and FFB would be combined on FUNC's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of FUNC issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of FUNC and FFB as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting basis to account for the Merger.
                                       54

     The purchase method of accounting will be used to reflect each of the Purchase Acquisitions upon their consummation. As required by generally accepted accounting principles, under purchase accounting, the assets and liabilities of the acquired company as of the effective date of the acquisition will be recorded at their respective fair market values and added to those of FUNC. Financial statements of FUNC issued after consummation of the Purchase Acquisitions would reflect such values. Financial statements of FUNC issued before consummation of the Purchase Acquisitions would not be restated retroactively to reflect the acquired companies' historical financial position or results of operations. The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the purchase accounting basis to account for the Purchase Acquisitions.
     See "SELECTED FINANCIAL INFORMATION" and "PRO FORMA FINANCIAL INFORMATION". WAIVER; AMENDMENT
     Prior to the Effective Date, any provision of the Merger Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing among the parties thereto, approved by their respective Boards of Directors and executed in the same manner as the Merger Agreement, provided that, after approval by the stockholders of FFB, the consideration to be received by the holders of FFB Common Stock, FFB Preferred Stock or FFB Depositary Shares may not thereby be decreased.
MARKET PRICES
     The following table sets forth (i) the high and low last reported sale prices per share of FUNC Common Stock (trading symbol, "FTU") and FFB Common Stock (trading symbol, "FFB") on the NYSE Tape, and (ii) the equivalent pro forma market values per share of FFB Common Stock, based on a 1.35 Exchange Ratio. See " -- Termination; Possible Exchange Ratio Increase" and Notes (2) and
(3) to "PRO FORMA FINANCIAL INFORMATION".

                                                                          FUNC                         FFB
                                                                   HIGH           LOW           HIGH          LOW
1993
First quarter................................................   $    50 7/8        42 1/4        52 3/8        42 7/8
Second quarter...............................................        51 1/2            40            51        42 3/8
Third quarter................................................        49 5/8        43 1/2        49 1/2        45 3/8
Fourth quarter...............................................        48 1/8        37 7/8            47        40 1/8
1994
First quarter................................................        43 3/4        39 3/4        45 7/8        42 1/2
Second quarter...............................................        47 5/8        41 1/4        48 1/4        43 1/4
Third quarter................................................        47 1/4        43 1/4        47 3/8            42
Fourth quarter...............................................        45 1/4        39 3/8        46 1/8            41
1995
First quarter................................................        45 1/8        41 3/8        50 5/8        44 1/2
Second quarter...............................................        49 3/4        42 7/8        60 1/8        48 1/4
Third quarter (through             ).........................   $
                                                               EQUIVALENT PRO FORMA PER SHARE OF
                                                                     FFB COMMON STOCK (1)
                                                                    HIGH               LOW
1993
First quarter................................................        68 5/8                 57
Second quarter...............................................        69 1/2                 54
Third quarter................................................        66 7/8             58 5/8
Fourth quarter...............................................        64 7/8             51 1/8
1994
First quarter................................................            59             53 5/8
Second quarter...............................................        64 1/4             55 5/8
Third quarter................................................        63 3/4             58 3/8
Fourth quarter...............................................            61             53 1/8
1995
First quarter................................................        60 7/8             55 3/4
Second quarter...............................................        67 1/8             57 7/8
Third quarter (through             ).........................

(1) Equivalent pro forma market values per share of FFB Common Stock represent the high and low last reported sales prices per share of FUNC Common Stock, multiplied by a 1.35 Exchange Ratio, rounded down to the nearest one-eighth.
     On June 16, 1995, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of FUNC Common Stock and FFB Common Stock on the NYSE Tape were $47.625 and $48.75,
respectively. On        1995, the last practicable trading day prior to the
mailing of this Joint Proxy Statement/Prospectus, such prices were $       and
$       , respectively.
     FFB and FUNC stockholders are advised to obtain current market quotations for FUNC Common Stock and FFB Common Stock. No assurance can be given as to the market prices of FUNC Common Stock or FFB Common Stock at any time before the Effective Date or as to the market price of FUNC Common Stock thereafter.
                                       55

     The Merger Agreement provides for the filing of a listing application with the NYSE covering the shares of FUNC Common Stock, FUNC Series B Class A Preferred Stock and FUNC Series D Class A Preferred Stock and the FUNC Depositary Shares to be issued in the Merger. It is a condition to consummation of the Merger that such shares be authorized for listing on the NYSE, subject to official notice of issuance.
DIVIDENDS
     The following table sets forth (i) the cash dividends paid or declared on FUNC Common Stock and FFB Common Stock with respect to each calendar quarter since January 1, 1993, and (ii) the equivalent pro forma cash dividends paid per share of FFB Common Stock, based on a 1.35 Exchange Ratio. See " -- Exchange of FFB Stock Certificates", " -- Business Pending Consummation and Related Matters" and " -- Termination; Possible Exchange Ratio Increase" and "DESCRIPTION OF FUNC CAPITAL STOCK -- Payment of Dividends".

                                                                                                   EQUIVALENT PRO FORMA PER
                                                                                  FUNC    FFB    SHARE OF FFB COMMON STOCK (1)
1993
First quarter..................................................................   $.35    .33                 .47
Second quarter.................................................................   .35     .37                 .47
Third quarter..................................................................   .40     .37                 .54
Fourth quarter.................................................................   .40     .37                 .54
1994
First quarter..................................................................   .40     .42                 .54
Second quarter.................................................................   .40     .42                 .54
Third quarter..................................................................   .46     .42                 .62
Fourth quarter.................................................................   .46     .50                 .62
1995
First quarter..................................................................   .46     .50                 .62
Second quarter.................................................................   .46     .50                 .62
Third quarter..................................................................   $.52    .50                 .70

(1) Equivalent pro forma cash dividends paid per share of FFB Common Stock amounts represent FUNC historical dividend rates per share, multiplied by a
    1.35 Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share of FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.52 per share of FUNC Common Stock payable on September 15, 1995, would be $2.08. On an equivalent pro forma basis, such current annualized FUNC dividend per share of FFB Common Stock would be $2.80, based on a 1.35 Exchange Ratio, rounded down to the nearest cent. No assurances can be given as to future dividend rates. Future FUNC and FFB dividends are dependent upon the respective earnings and financial condition of FUNC and FFB, as well as government regulations and policies and other factors.
                                       56

                        PRO FORMA FINANCIAL INFORMATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                   (FUNC, FFB AND THE PURCHASE ACQUISITIONS)
                                 JUNE 30, 1995
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of FUNC, FFB and the companies involved in the Purchase Acquisitions pending at June 30, 1995 or announced between July 1, 1995, and August 14, 1995, assuming the companies had been combined as of June 30, 1995, on a pooling of interests accounting basis with respect to the Merger, and on a purchase accounting basis with respect to such Purchase Acquisitions.

                                                                    PRO FORMA     PRO FORMA      PURCHASE      PRO FORMA
           (IN THOUSANDS)                FUNC           FFB        ADJUSTMENTS    COMBINED     ACQUISITIONS   ADJUSTMENTS
ASSETS
Cash and due from banks.............  $ 3,191,431     1,750,833            --      4,942,264        84,413      (595,981)
Interest-bearing balances...........      446,712       455,033            --        901,745        67,273            --
Federal funds sold and securities
  purchased under resale
  agreements........................    2,052,236       703,375            --      2,755,611         8,275            --
  Total cash and cash equivalents...    5,690,379     2,909,241            --      8,599,620       159,961      (595,981)
Trading account assets..............    1,559,021       100,529            --      1,659,550            --            --
Securities available for sale.......    7,353,926     2,409,976            --      9,763,902       381,101            --
Investment securities...............    3,583,906     3,877,896            --      7,461,802     1,577,325       (28,790)
Loans, net of unearned income.......   60,020,507    23,999,147            --     84,019,654     5,575,914        (6,473)
  Allowance for loan losses.........     (969,122)     (565,450)           --     (1,534,572)      (45,706)           --
  Loans, net........................   59,051,385    23,433,697            --     82,485,082     5,530,208        (6,473)
Premises and equipment..............    1,881,947       428,328            --      2,310,275        59,022       (14,645)
Due from customers on
  acceptances.......................      383,289       161,355            --        544,644            --            --
Mortgage servicing rights...........      101,024        47,101            --        148,125        12,694         8,792
Credit card premium.................       51,005            --            --         51,005            --            --
Other intangible assets.............    1,395,368       809,040            --      2,204,408        70,814       412,390
Other assets........................    2,050,362     1,184,618            --      3,234,980       210,032         1,155
  Total assets......................  $83,101,612    35,361,781            --    118,463,393     8,001,157      (223,552)
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing...............   10,854,459     5,195,045            --     16,049,504       115,570            --
  Interest-bearing..................   47,987,565    23,623,878            --     71,611,443     5,209,243            --
    Total deposits..................   58,842,024    28,818,923            --     87,660,947     5,324,813            --
Short-term borrowings...............   11,012,715     2,020,966            --     13,033,681     1,750,452            --
Bank acceptances outstanding........      383,289       161,355            --        544,644            --            --
Other liabilities...................    1,750,454       744,470            --      2,494,924       144,846        (3,632)
Long-term debt......................    5,376,283       676,750            --      6,053,033       247,829            --
    Total liabilities...............   77,364,765    32,422,464            --    109,787,229     7,467,940        (3,632)
STOCKHOLDERS' EQUITY
Preferred stock.....................           --       219,219            --        219,219            --            --
Common stock........................      572,790        81,999       271,939        926,728        16,907         4,973
Paid-in capital.....................    1,260,261     1,255,143      (437,293)     2,078,111       390,804       (99,387)
Retained earnings...................    3,912,179     1,556,804            --      5,468,983       128,674      (128,674)
Less: Treasury stock................           --      (165,354)      165,354             --        (3,329)        3,329
Unrealized loss on debt and equity
  securities........................       (8,383)       (8,494)           --        (16,877)          161          (161)
    Total stockholders' equity......    5,736,847     2,939,317            --      8,676,164       533,217      (219,920)
    Total liabilities and
      stockholders' equity..........  $83,101,612    35,361,781            --    118,463,393     8,001,157      (223,552)
                                       PRO FORMA
           (IN THOUSANDS)              COMBINED
ASSETS
Cash and due from banks.............    4,430,696
Interest-bearing balances...........      969,018
Federal funds sold and securities
  purchased under resale
  agreements........................    2,763,886
  Total cash and cash equivalents...    8,163,600
Trading account assets..............    1,659,550
Securities available for sale.......   10,145,003
Investment securities...............    9,010,337
Loans, net of unearned income.......   89,589,095
  Allowance for loan losses.........   (1,580,278)
  Loans, net........................   88,008,817
Premises and equipment..............    2,354,652
Due from customers on
  acceptances.......................      544,644
Mortgage servicing rights...........      169,611
Credit card premium.................       51,005
Other intangible assets.............    2,687,612
Other assets........................    3,446,167
  Total assets......................  126,240,998
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing...............   16,165,074
  Interest-bearing..................   76,820,686
    Total deposits..................   92,985,760
Short-term borrowings...............   14,784,133
Bank acceptances outstanding........      544,644
Other liabilities...................    2,636,138
Long-term debt......................    6,300,862
    Total liabilities...............  117,251,537
STOCKHOLDERS' EQUITY
Preferred stock.....................      219,219
Common stock........................      948,608
Paid-in capital.....................    2,369,528
Retained earnings...................    5,468,983
Less: Treasury stock................           --
Unrealized loss on debt and equity
  securities........................      (16,877)
    Total stockholders' equity......    8,989,461
    Total liabilities and
      stockholders' equity..........  126,240,998

See accompanying notes to pro forma financial information.
                                       57

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                 (FUNC AND FFB)
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC and FFB, assuming the companies had been combined for each period presented on a pooling of interests accounting basis (and that the Purchase Acquisitions, except to the extent consummated between January 1, 1994 and the end of the period presented, had not been effected).

                                               SIX MONTHS ENDED
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE           JUNE 30,                              YEARS ENDED DECEMBER 31,
                   DATA)                       1995         1994         1994         1993         1992         1991         1990
Interest income..........................   $4,155,528    3,434,281    7,230,813    6,601,528    6,608,666    7,031,400    7,549,088
Interest expense.........................    1,871,877    1,254,749    2,792,982    2,481,952    2,941,680    4,070,885    4,806,471
Net interest income......................    2,283,651    2,179,532    4,437,831    4,119,576    3,666,986    2,960,515    2,742,617
Provision for loan losses................       96,500       94,000      179,000      369,753      642,708      946,284      923,409
Net interest income after provision for
  loan losses............................    2,187,151    2,085,532    4,258,831    3,749,823    3,024,278    2,014,231    1,819,208
Securities available for sale
  transactions...........................       18,921       10,173        6,213       25,767       34,402           --           --
Investment security transactions.........        1,450        1,309        4,006       14,452        1,944      208,614       32,271
Noninterest income.......................      835,253      738,949    1,565,694    1,541,569    1,360,202    1,254,635    1,028,755
Noninterest expense......................    1,936,534    1,816,102    3,746,857    3,536,346    3,443,524    2,777,665    2,564,124
Income before income taxes...............    1,106,241    1,019,861    2,087,887    1,795,265      977,302      699,815      316,110
Income taxes.............................      392,003      347,323      711,444      578,912      278,514      129,843       59,868
Net income...............................      714,238      672,538    1,376,443    1,216,353      698,788      569,972      256,242
Dividends on preferred stock.............       17,350       22,204       46,020       45,553       53,040       51,746       47,151
Net income applicable to common
  stockholders before redemption
  premium................................      696,888      650,334    1,330,423    1,170,800      645,748      518,226      209,091
Redemption premium on preferred stock....           --           --       41,355           --           --           --           --
Net income applicable to common
  stockholders after redemption
  premium................................   $  696,888      650,334    1,289,068    1,170,800      645,748      518,226      209,091
PRO FORMA PER COMMON
  SHARE DATA
  Net income applicable to common
    stockholders before redemption
    premium..............................   $     2.49         2.32         4.72         4.30         2.53         2.34          .97
  Net income applicable to common
    stockholders after redemption
    premium..............................   $     2.49         2.32         4.58         4.30         2.53         2.34          .97
Average common shares (in thousands).....      280,336      280,153      281,663      272,439      255,384      221,469      215,529
FUNC HISTORICAL PER COMMON
  SHARE DATA
  Net income applicable to common
    stockholders before redemption
    premium..............................   $     2.77         2.59         5.22         4.73         2.23         2.24         1.68
  Net income applicable to common
    stockholders after redemption
    premium..............................   $     2.77         2.59         4.98         4.73         2.23         2.24         1.68
Average common shares (in thousands).....      172,745      169,689      172,543      167,692      158,683      140,003      135,622

See accompanying notes to pro forma financial information.
                                       58

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                   (FUNC, FFB AND THE PURCHASE ACQUISITIONS)
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC, FFB and the Purchase Acquisitions, assuming the companies had been combined for each period presented on a pooling of interests accounting basis with respect to the Merger, and on a purchase accounting basis as to the Purchase Acquisitions (for the six months ended June 30, 1995, and the year ended December 31, 1994, only).

                                               SIX MONTHS ENDED
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE           JUNE 30,                              YEARS ENDED DECEMBER 31,
                   DATA)                       1995         1994         1994         1993         1992         1991         1990
Interest income..........................   $4,493,006    3,434,281    7,937,133    6,601,528    6,608,666    7,031,400    7,549,088
Interest expense.........................    2,112,573    1,254,749    3,246,946    2,481,952    2,941,680    4,070,885    4,806,471
Net interest income......................    2,380,433    2,179,532    4,690,187    4,119,576    3,666,986    2,960,515    2,742,617
Provision for loan losses................      100,630       94,000      180,643      369,753      642,708      946,284      923,409
Net interest income after provision for
  loan losses............................    2,279,803    2,085,532    4,509,544    3,749,823    3,024,278    2,014,231    1,819,208
Securities available for sale
  transactions...........................       15,242       10,173        8,860       25,767       34,402           --           --
Investment security transactions.........        1,450        1,309        4,006       14,452        1,944      208,614       32,271
Noninterest income.......................      864,592      738,949    1,620,712    1,541,569    1,360,202    1,254,635    1,028,755
Noninterest expense......................    2,135,961    1,816,102    4,070,027    3,536,346    3,443,524    2,777,665    2,564,124
Income before income taxes...............    1,025,126    1,019,861    2,073,095    1,795,265      977,302      699,815      316,110
Income taxes.............................      373,284      347,323      709,028      578,912      278,514      129,843       59,868
Net income...............................      651,842      672,538    1,364,067    1,216,353      698,788      569,972      256,242
Dividends on preferred stock.............       17,350       22,204       46,020       45,553       53,040       51,746       47,151
Net income applicable to common
  stockholders before redemption
  premium................................      634,492      650,334    1,318,047    1,170,800      645,748      518,226      209,091
Redemption premium on preferred stock....           --           --       41,355           --           --           --           --
Net income applicable to common
  stockholders after redemption
  premium................................   $  634,492      650,334    1,276,692    1,170,800      645,748      518,226      209,091
PRO FORMA PER COMMON
  SHARE DATA
  Net income applicable to common
    stockholders before redemption
    premium..............................   $     2.22         2.32         4.63         4.30         2.53         2.34          .97
  Net income applicable to common
    stockholders after redemption
    premium..............................   $     2.22         2.32         4.48         4.30         2.53         2.34          .97
Average common shares (in thousands).....      285,492      280,153      284,673      272,439      255,384      221,469      215,529
FUNC HISTORICAL PER COMMON
  SHARE DATA
  Net income applicable to common
    stockholders before redemption
    premium..............................   $     2.77         2.59         5.22         4.73         2.23         2.24         1.68
  Net income applicable to common
    stockholders after redemption
    premium..............................   $     2.77         2.59         4.98         4.73         2.23         2.24         1.68
Average common shares (in thousands).....      172,745      169,689      172,543      167,692      158,683      140,003      135,622

See accompanying notes to pro forma financial information.
                                       59

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
(1) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger and the Purchase Acquisitions been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Consummation of the Merger or any of the pending Purchase Acquisitions is not contingent upon consummation of any other of such acquisitions. Consummation of one or all of the pending Purchase Acquisitions prior to consummation of the Merger would not materially impact the results of operations of FUNC. Pro forma financial information for the Purchase Acquisitions assumes such acquisitions were consummated on January 1, 1994, and, except as otherwise indicated, reflects information from such date to their respective consummation dates (or to June 30, 1995, with respect to the Purchase Acquisitions pending as of June 30, 1995, or announced between July 1, 1995 and August 14, 1995). Pro forma financial information with respect to the Merger assumes the Merger was consummated as of the beginning of each of the periods indicated.
(2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of (i) 1.35 shares of FUNC Common Stock for each of the 81,998,930 shares of FFB Common Stock (less 3,345,884 treasury shares) which were outstanding at June 30, 1995; and (ii) one share of one of three corresponding new series of FUNC Class A Preferred Stock for each share of the related three series of FFB Preferred Stock outstanding at June 30, 1995, one series of which includes 4,368,848 shares of convertible preferred stock, which were then convertible into 3,408,138 shares of FFB Common Stock. The three new series of FUNC Class A Preferred Stock will have substantially identical terms as the related series of FFB Preferred Stock. The 1.35 Exchange Ratio is subject to possible increase under certain circumstances.
    As a result, information was adjusted for the Merger by the (i) addition of 106,181,612 shares of FUNC Common Stock amounting to $353,938,000; (ii) elimination of 81,998,930 shares of FFB Common Stock amounting to $81,999,000; (iii) cancellation of 3,345,884 treasury shares of FFB at a cost of $165,354,000; and (iv) recordation of the remaining net amount of $437,293,000 as a reduction in paid-in capital at June 30, 1995.
    The pro forma financial information presented herein does not give effect to the possible purchase by FUNC and/or FFB of up to 5.5 million shares of FFB Common Stock or 7.4 million shares of FUNC Common Stock, or some combination of the two (the "FFB Acquisition Shares"), prior to consummation of the Merger. From June 19, 1995 to the date hereof, FUNC has purchased 8.4 million shares of FUNC Common Stock at a cost of $411 million, 2.9 million shares of FFB Common Stock at a cost of $181 million, and 250,000 shares of FFB Series B Preferred Stock at a cost of $12 million. The shares of FUNC Common Stock purchased by FUNC include shares purchased in connection with certain of the Purchase Acquisitions.
    As of June 30, 1995, FUNC and FFB had 14,441,144 and 6,788,278 shares of common stock reserved for issuance, respectively, (excluding, as to FUNC, shares reserved for issuance in connection with the Merger, the Purchase Acquisitions then pending, or upon exercise of the rights attached to shares of FUNC Common Stock), which are not included in the pro forma financial information presented herein.
    For the six months ended June 30, 1995, FFB had net income applicable to common stockholders of $217,872,000.
(3) During the period from January 1, 1994 through August 14, 1995, FUNC completed or had pending at August 14, 1995, the following Purchase
    Acquisitions: (i) the acquisition of BancFlorida Financial Corporation (completed in August 1994) with assets of $1.6 billion for 3.6 million shares of FUNC Common Stock valued at $161 million, (ii) the acquisitions of First Florida Savings Bank, FSB (completed in April 1995), Ameribanc Investors Group (completed in April 1995), Coral Gables Fedcorp, Inc. (completed in May 1995), and Home Federal Savings Bank of Rome, Georgia (completed in August 1995), at an aggregate cost of $623 million in cash, and (iii) the acquisitions of American Savings (completed in July 1995) and United, Columbia, RS Financial and Brentwood (each of which was pending at August 14, 1995) for an estimated 16.5 million shares of FUNC Common Stock valued at an estimated $785 million.
    In addition to the foregoing Purchase Acquisitions, during 1994, FUNC completed the following purchase accounting acquisitions: (i) the December 1994 purchase of a DE MINIMUS amount of loans, and the purchase of deposits from Chase Manhattan Bank of Florida, N.A. ("Chase") and Great Western Federal Savings Bank ("Great Western"), which in the aggregate amounted to $1.8 billion, at an aggregate cost of approximately $137 million, and (ii) the purchase of deposits of Jacksonville Federal Savings Association, Citizens Federal Savings Association, Cobb Federal Savings Association and Hollywood Federal Savings Association from the Resolution Trust Corporation ("RTC") in the aggregate amount of $640 million, at an aggregate cost of $68 million. Purchases of deposits from Chase, Great Western and the RTC do not constitute a sufficient continuity of operations, and moreover, additional financial data is not available to develop meaningful and reliable pro forma income statement information with respect to such acquisitions. Accordingly, the pro forma financial information presented herein includes such acquisitions at their recorded costs and does not include any pro forma adjustments related thereto.
                                       60

    Goodwill and deposit base premium of approximately $701 million and $378 million, respectively, are currently expected to result from the Purchase Acquisitions.
    In connection with the Purchase Acquisitions in which the consideration involved or will involve the issuance of FUNC Common Stock, the pro forma financial information presented herein includes actual and estimated repurchases of FUNC Common Stock that in the aggregate are estimated to amount to 20.5 million shares at an estimated cost of $932 million.
    In April 1995, the FUNC Board of Directors authorized the purchase of up to 15 million shares of FUNC Common Stock, which is in addition to the possible purchase of the FFB Acquisition Shares. As of the date hereof, FUNC has remaining authority to purchase up to 4.2 million shares of FUNC Common Stock, in addition to the FFB Acquisition Shares.
(4) The pro forma adjustment amounts related to the unaudited pro forma combined condensed statements of income reflect a 5.84 percent and 4.08 percent cost of funds for the six months ended June 30, 1995, and the year ended December 31, 1994, respectively, a six-to-ten year straight-line life related to investment securities, a nine-year straight-line life related to loans, a 10-year straight-line life related to premises and equipment and mortgage servicing rights, a 10-year sum-of-the-years digits method related to deposit base premium, and a 25-year straight-line life related to goodwill. For the six months ended June 30, 1995, and the year ended December 31, 1994, these adjustments resulted in: reductions in interest income, net interest income and net interest income after provision for loan losses of $40,193,000 and $80,286,000, respectively; increases in noninterest expense of $20,111,000 and $52,677,000, respectively; reductions in income before income taxes of $60,304,000 and $132,963,000, respectively; reductions in income taxes of $19,709,000 and $40,535,000, respectively; and reductions in net income applicable to common stockholders of $40,595,000 and $92,428,000, respectively.
    The components of the pro forma adjustments related to interest income and noninterest expense for the six months ended June 30, 1995, and the year ended December 31, 1994, are as follows:

                                                                                       SIX MONTHS ENDED       YEAR ENDED
(IN THOUSANDS)                                                                          JUNE 30, 1995      DECEMBER 31, 1994
Interest income
  Interest and fees on loans........................................................       $ (2,237)                 350
  Interest and dividends on investment securities...................................         (2,578)             (19,999)
  Interest-bearing bank balances....................................................        (35,378)             (60,637)
       Total interest income........................................................        (40,193)             (80,286)
Noninterest expense
  Equipment rentals, depreciation and maintenance...................................         (1,125)              (3,190)
  Mortgage servicing amortization...................................................          2,088                5,437
  Other amortization
     Goodwill.......................................................................         10,585               27,225
     Deposit base premium...........................................................          8,563               23,205
       Total noninterest expense....................................................         20,111               52,677
Income before income taxes..........................................................       $(60,304)            (132,963)

(5) Income per share data has been computed based on the combined historical net income applicable to common stockholders of FUNC, FFB and the companies involved in the Purchase Acquisitions using the historical weighted average shares outstanding of FUNC Common Stock and the weighted average outstanding shares, adjusted to equivalent shares of FUNC Common Stock, as of the earliest applicable period presented.
(6) Certain insignificant reclassifications have been included herein to conform statement presentations. Transactions conducted in the ordinary course of business between the companies are immaterial, and accordingly, have not been eliminated.
(7) The unaudited pro forma financial information does not include any Merger-related expenses or any material expenses related to the Purchase Acquisitions. A currently estimated after-tax Merger-related charge of approximately $270 million, or $.97 per share of FUNC Common Stock, is expected to be taken in the fourth quarter of 1995. See "RECENT
    DEVELOPMENTS -- 1995 and 1996 Earnings Estimates".
(8) As indicated by the foregoing unaudited pro forma financial information and based solely on the foregoing assumptions, consummation of the Merger and the Purchase Acquisitions would have diluted FUNC's historical net income per common share (after redemption premium) for the six months ended June 30, 1995, and the year ended December 31, 1994, by 20 percent and 10 percent, respectively. It should not necessarily be assumed, however, that the foregoing data will represent actual dilution with respect to the Merger or the Purchase Acquisitions.
                                       61

                                      FFB
GENERAL
     Financial and other information relating to FFB, including information relating to FFB's directors and executive officers, is set forth in FFB's 1994 Annual Report on Form 10-K (which incorporated certain portions of FFB's 1995 Annual Meeting Proxy Statement), FFB's 1995 First and Second Quarter Reports on Form 10-Q and FFB's 1995 Current Report on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from FFB as indicated under "AVAILABLE INFORMATION". See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". HISTORY AND BUSINESS
     FFB is a New Jersey corporation registered as a bank holding company under the BHCA. Through its subsidiary banks, FFB provides a wide range of commercial and retail banking services and trust services in New Jersey, Pennsylvania, Connecticut, New York, Maryland and Delaware. The banks also have offices in London and Nassau. FFB provides other financial services, including mortgage banking, consumer leasing, community development assistance, and insurance and securities brokerage services through its banking-related subsidiaries.
     FFB was incorporated under New Jersey law in 1987 to succeed to and hold all of the capital stock of First Fidelity Incorporated, a New Jersey-based bank holding company, and Fidelcor, Inc., a Pennsylvania-based bank holding company, in a transaction that became effective in February 1988.
     FFB has a centralized organizational structure with uniform policies and procedures. Functions such as asset and liability management, corporate operations and systems, credit policy, audit, legal services, employee hiring and benefits and financial planning are conducted at the bank holding company level, while day-to-day banking activities are managed by FFB's bank subsidiaries.
     Since 1990, FFB has completed a number of banking related acquisitions. FFB is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions can be expected. Pursuant to the terms of the Merger Agreement, pending consummation of the Merger, FFB is permitted, without FUNC's written consent, to make acquisitions in which the purchase price is cash and does not exceed $150 million in any one case. Any acquisitions may involve the payment of a premium over book and market values, and therefore some dilution of FFB's book value and net income per common share may occur in connection with any future transactions. See "THE MERGER -- Business Pending Consummation and Related Matters".
                                       62

                                      FUNC
GENERAL
     Financial and other information relating to FUNC, including information relating to FUNC's directors and executive officers, is set forth in FUNC's 1994 Annual Report on Form 10-K (which incorporated certain portions of FUNC's 1995 Annual Meeting Proxy Statement), FUNC's 1995 First and Second Quarter Reports on Form 10-Q and FUNC's 1995 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from FUNC as indicated under "AVAILABLE INFORMATION". See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". HISTORY AND BUSINESS
     FUNC was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the BHCA. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina ("FUNB-NC") and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB-NC in 1964, became subsidiaries of FUNC.
     In addition to North Carolina, FUNC also operates banks in Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland and Washington, D.C. In addition to providing a wide range of commercial and retail banking and trust services through its banking subsidiaries, FUNC also provides various other financial services, including mortgage banking, home equity lending, insurance and securities' brokerage services, through other subsidiaries.
     Following the 1985 Supreme Court decision upholding regional interstate banking legislation, FUNC concentrated its efforts on building a large, regional banking organization in what it perceived to be some of the better banking markets in the southeastern and south atlantic regions of the United States. Since November 1985, FUNC has completed 57 banking-related acquisitions and currently has pending five banking-related acquisitions, including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.

                                                                     ASSETS/             CONSIDERATION/
                    NAME                         HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
Atlantic Bancorporation......................   Florida           $  3.8 billion    common stock/pooling        November 1985
Northwestern Financial Corporation...........   North Carolina       3.0 billion    common stock/pooling        December 1985
First Railroad & Banking Company of
  Georgia....................................   Georgia              3.7 billion    common stock/pooling        November 1986
Florida National Banks of Florida, Inc.......   Florida              7.9 billion    cash and preferred          January 1990
                                                                                    stock/purchase
Southeast banks..............................   Florida              9.9 billion    cash, notes and preferred   September 1991
                                                                                    stock/
                                                                                    purchase
RTC acquisitions.............................   Florida,             5.3 billion    cash/purchase               1991-1994
                                                Georgia,
                                                Virginia
Dominion Bankshares Corporation..............   Virginia             8.9 billion    common stock and            March 1993
                                                                                    preferred stock/pooling
Georgia Federal Bank, FSB....................   Georgia              4.0 billion    cash/purchase               June 1993
First American Metro Corp....................   Virginia             4.6 billion    cash/purchase               June 1993
American Savings.............................   Florida              3.5 billion    common stock/purchase       July 1995
FFB..........................................   New Jersey,
                                                Pennsylvania      $ 35.4 billion    common stock and
                                                                                    preferred stock/pooling

(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the FDIC.
(2) In addition, FUNC purchased Lieber & Company ("Lieber"), a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994. Since such assets are not owned by Lieber, they are not reflected on FUNC's balance sheet.
                                       63

     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions. See "PRO FORMA FINANCIAL INFORMATION".
                       DESCRIPTION OF FUNC CAPITAL STOCK
     THE FOLLOWING INFORMATION IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE FUNC ARTICLES AND BYLAWS, THE PROPOSED AMENDMENT TO THE FUNC ARTICLES, THE FUNC RIGHTS AGREEMENT AND THE NCBCA.
AUTHORIZED CAPITAL
     The authorized capital stock of FUNC consists of 750,000,000 shares of FUNC Common Stock, 10,000,000 shares of Preferred Stock, no-par value per share ("FUNC Preferred Stock"), and 40,000,000 shares of FUNC Class A Preferred Stock, no-par value per share ("FUNC Class A Preferred Stock"). As of June 30, 1995, there were 171,837,122 shares of FUNC Common Stock, no shares of FUNC Preferred Stock and no shares of FUNC Class A Preferred Stock issued and outstanding. The FUNC Preferred Stock and FUNC Class A Preferred Stock are each issuable in one or more series and, with respect to any series, the FUNC Board, subject to certain limitations, is authorized to fix the numbers of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series. Shares of FUNC Class A Preferred Stock and FUNC Preferred Stock that are redeemed, repurchased or otherwise acquired by FUNC have the status of authorized, unissued and undesignated shares of FUNC Class A Preferred Stock and FUNC Preferred Stock, respectively, and may be reissued. On March 31, 1995, FUNC redeemed a series of FUNC Class A Preferred Stock at an aggregate redemption price of $325 million.
     As discussed below, the terms of the FUNC Class A Preferred Stock issued in the Merger will restrict the issuance of FUNC Preferred Stock and FUNC Class A Preferred Stock.
FUNC COMMON STOCK
     Subject to the prior rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding (including the shares of FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC Series F Class A Preferred Stock to be issued in the Merger), holders of FUNC Common Stock are entitled to receive such dividends as may be declared by the FUNC Board out of funds legally available therefor and, in the event of liquidation or dissolution, to receive the net assets of FUNC remaining after payment of all liabilities and after payment to holders of all shares of FUNC Preferred Stock and FUNC Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, in proportion to their respective holdings.
     Subject to the rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding (including the shares of FUNC Series B Class A Preferred Stock to be issued in the Merger, which will have the voting rights described below), all voting rights are vested in the holders of the shares of FUNC Common Stock, each share being entitled to one vote on all matters requiring stockholder action and in the election of directors. Holders of FUNC Common Stock have no preemptive, subscription or conversion rights. All of the outstanding shares of FUNC Common Stock are fully paid and nonassessable, and the shares of FUNC Common Stock issuable to the stockholders of FFB upon consummation of the Merger will, upon issuance, be fully paid and nonassessable. FUNC PREFERRED STOCK
     All shares of each series of FUNC Preferred Stock must be of equal rank and have the same powers, preferences and rights and are subject to the same qualifications, limitations and restrictions, except with respect to dividend rates, redemption prices, liquidation amounts, terms of conversion or exchange and voting rights.
FUNC CLASS A PREFERRED STOCK
  GENERAL
     Shares of FUNC Class A Preferred Stock rank prior to FUNC Common Stock and on a parity with or junior to (but not prior to) FUNC Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive
                                       64
payments out of the net assets of FUNC upon any involuntary or voluntary liquidation, dissolution or winding up of FUNC. Subject to the foregoing, the terms of any particular series of FUNC Class A Preferred Stock may vary as to priority.
     In connection with the Merger, the FUNC Articles will be amended to add a new section (the "FFB Section") to the section relating to the FUNC Class A Preferred Stock. The FFB Section creates the FUNC Series B Class A Preferred Stock, the FUNC Series D Class A Preferred Stock and the FUNC Series F Class A Preferred Stock. Under the FFB Section, these three series, taken together with such other series of FUNC Class A Preferred Stock which may be authorized by the FUNC Board, designated as such under the FFB Section, and aggregating up to 10,000,000 shares of FUNC Class A Preferred Stock, are defined as the "Preferred Stock" under the FFB Section. Thus, the FFB Section creates an aggregate of 10,000,000 shares of FUNC Class A Preferred Stock (the "FUNC/FFB Preferred Stock"), which is identical in size and having the same relative rights as the holders of FFB Preferred Stock had prior to the Merger.
     Shares of FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC Series F Class A Preferred Stock will rank on a parity with each other.
     The following is a brief description of each series of FUNC Class A Preferred Stock to be issued in the Merger. The following description is qualified in its entirety by reference to the complete terms of such series set forth in an exhibit to the Registration Statement.
  FUNC SERIES B CLASS A PREFERRED STOCK
     Holders of FUNC Series B Class A Preferred Stock will have a preference in the payment of dividends over the payment of dividends on FUNC Common Stock or any other class of FUNC stock ranking junior to FUNC Series B Class A Preferred Stock with respect to dividends (other than a dividend payable in FUNC Common Stock or such other junior stock). Dividends will be cumulative and will be payable quarterly on the first day of January, April, July and October at a rate of $2.15 per annum per share out of funds legally available therefor. The first dividend payable on the outstanding shares of FUNC Series B Class A Preferred Stock after the original issuance of such shares shall be cumulative from the last dividend payment date of the FFB Series B Preferred Stock and shall include any arrearage on the FFB Series B Preferred Stock. No dividends may be paid or declared upon any shares of any class or series of FUNC capital stock ranking on a parity with FUNC Series B Class A Preferred Stock for any period unless all dividends payable on FUNC Series B Class A Preferred Stock for all quarterly dividend periods ended prior to the date of such payment or declaration have been paid.
     Holders of FUNC Series B Class A Preferred Stock will not be entitled to preemptive or subscription rights for the purchase of additional shares of any class of FUNC capital stock.
     Shares of FUNC Series B Class A Preferred Stock will be redeemable in whole or in part, except as described below, at the option of FUNC, at $25.00 per share plus all dividends accrued and unpaid on such shares to the date of redemption. If any proposed redemption shall be of less than all then outstanding shares of FUNC Series B Class A Preferred Stock, the shares to be redeemed will be selected pro rata or by lot.
     If FUNC is voluntarily or involuntarily liquidated, the holders of FUNC Series B Class A Preferred Stock will have a preference of $25.00 per share, plus all dividends accrued and unpaid thereon to the date of payment, or such lesser amount remaining after the claims of all creditors have been satisfied, before any payments are made with respect to FUNC Common Stock or any other class of FUNC stock ranking junior to FUNC Series B Class A Preferred Stock. In the event that, upon any such voluntary or involuntary liquidation, the available assets of FUNC are insufficient to pay the liquidation preference on the outstanding shares of FUNC Series B Class A Preferred Stock and the liquidation preferences on all shares of other classes or series of FUNC capital stock ranking on a parity with FUNC Series B Class A Preferred Stock, the holders of all such shares will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
     Holders of shares of FUNC Series B Class A Preferred Stock will have the right, at their option, at any time (unless the shares have been called for redemption, in which case to and including, but not after, the close of business on the date fixed for redemption) to convert each share of FUNC Series B Class A
Preferred Stock into        shares of FUNC Common Stock, or into a different
number of shares of FUNC Common Stock in effect at the date of conversion. Each share of FFB Series B Preferred Stock is currently convertible into .7801 shares of FFB Common Stock. Upon consummation of the Merger, such conversion ratio would be appropriately adjusted to reflect the Exchange Ratio. Shares of FUNC Common Stock will be delivered upon surrender to FUNC of the certificate or certificates representing the shares of FUNC Series B Class A Preferred Stock being converted. On conversion, no payment or adjustment for dividends on either class will be made.
                                       65

     The number of shares of FUNC Common Stock issuable upon conversion of a share of FUNC Series B Class A Preferred Stock will be subject to adjustment (to the nearest one-hundred thousandth (0.00001) of a share) in certain events, including: (i) the issuance of FUNC Common Stock as a dividend on FUNC Common Stock; (ii) subdivisions, combinations or reclassifications of FUNC Common Stock; (iii) the issuance to all holders of FUNC Common Stock of rights or warrants entitling them (for a period not exceeding 90 days) to subscribe for, or purchase, shares of FUNC Common Stock at a price per share less than the current market price per share; (iv) the distribution to holders of FUNC Common Stock of evidences of indebtedness of FUNC or of assets (other than shares, rights or warrants referred to above or certain cash distributions); and (v) the issuance of shares of FUNC Common Stock to holders of FUNC Common Stock pursuant to any dividend reinvestment plan at a price less than 95 percent of the current market price per share. Except in these cases, the number of shares of FUNC Common Stock issuable upon conversion of a share of FUNC Series B Class A Preferred Stock will not be adjusted for the issuance of FUNC Common Stock. No adjustment in the conversion rate will be required, however, unless such adjustment (aggregated with any other adjustments calculated but not previously effected by reason of this limitation) would require an increase or decrease of at least one percent in the number of shares of FUNC Common Stock into which each share of FUNC Series B Class A Preferred Stock is then convertible. Any calculated adjustment not effected because of this limitation, however, will be carried forward and taken into account in any subsequent adjustment.
     Holders of FUNC Series B Class A Preferred Stock will be entitled to vote on all matters on which the holders of FUNC Common Stock vote, together with FUNC Common Stock as a single class, and in such circumstances each holder of FUNC Series B Class A Preferred Stock will be entitled to such number of votes as is equal to one-half of the number of shares of FUNC Common Stock into which such holder's shares of FUNC Series B Class A Preferred Stock are then convertible. For purposes of determining the voting rights of holders of FUNC Series B Class A Preferred Stock relative to those of holders of other series of FUNC/FFB Preferred Stock, each holder of FUNC Series B Class A Preferred Stock will be entitled to one vote for each $25.00 of involuntary liquidation preference in respect of such shares.
     If and whenever six or more quarterly dividends (whether or not consecutive) payable on any series of FUNC/FFB Preferred Stock are in arrears, in whole or in part, until all cumulative dividends are paid in full, the holders of FUNC Series B Class A Preferred Stock, voting with the holders of any other series of FUNC/FFB Preferred Stock who are similarly entitled to vote as a separate class, will have the right to elect two additional directors of FUNC.
     So long as any shares of FUNC Series B Class A Preferred Stock are outstanding, FUNC may not, without the consent of the holders of at least 66 2/3 percent of the aggregate number of shares of FUNC Series B Class A Preferred Stock and any other series of FUNC/FFB Preferred Stock then outstanding and similarly entitled to vote, acting as a single class regardless of series:
          (i) amend, alter or repeal any provision of the FUNC Articles (whether pursuant to a merger or consolidation or otherwise) or FUNC's Bylaws so as to change the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of FUNC/FFB Preferred Stock, in a manner which would affect the rights of the holders of FUNC/FFB Preferred Stock adversely (PROVIDED, HOWEVER, that the amendment of the FUNC Articles so as to authorize or create, or to increase the authorized amount of, any shares of any class ranking on a parity with or junior to FUNC/FFB Preferred Stock will not be deemed to have an adverse effect); or
          (ii) authorize or create, or increase the number of authorized shares of any class or series, or any security convertible into shares of any class or series, of capital stock ranking prior to FUNC/FFB Preferred Stock as to dividends or upon liquidation.
     FUNC may not, without the consent of the holders of at least 66 2/3 percent of the then outstanding shares of FUNC Series B Class A Preferred Stock, purchase or redeem less than all then outstanding shares of FUNC Series B Class A Preferred Stock if dividends for all past dividend periods have not been paid on all outstanding shares of FUNC Series B Class A Preferred Stock.
     The consent of the holders of at least a majority of the FUNC Series B Class A Preferred Stock and all other series of FUNC/FFB Preferred Stock similarly entitled to vote thereon, is required for effecting or validating any increase in the authorized amount of FUNC/FFB Preferred Stock, whether pursuant to a merger, consolidation or otherwise, or the creation of or increase in the authorized amount of any shares of any class (or any security convertible into any such shares) ranking on a parity with the FUNC/FFB Preferred Stock as to dividends or upon liquidation unless provision is made at that time for the redemption of the FUNC Series B Class A Preferred Stock.
     So long as any shares of FUNC Series B Class A Preferred Stock are outstanding, FUNC may not issue any shares of FUNC Preferred Stock and may not have issued and outstanding at any time in the aggregate more than 10,000,000 shares of
                                       66

FUNC Class A Preferred Stock, unless, prior thereto, FUNC obtains, in addition to any other vote or consent of the stockholders required by law or by the FUNC Articles, the consent of a majority of FUNC Series B Class A Preferred Stock, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose.
  FUNC SERIES D CLASS A PREFERRED STOCK
     Holders of FUNC Series D Class A Preferred Stock will have a preference in the payment of dividends over the payment of dividends on FUNC Common Stock or any other class of FUNC stock ranking junior to FUNC Series D Class A Preferred Stock with respect to dividends (other than a dividend payable in FUNC Common Stock or such other junior stock). Dividends will be cumulative and will be payable quarterly on the first day of January, April, July and October, at rates which may vary from quarter to quarter, out of funds legally available therefor. The first dividend payable on the outstanding shares of FUNC Series D Class A Preferred Stock after the original issuance of such shares shall be cumulative from the last dividend payment date of the FFB Series D Preferred Stock and shall include any arrearage on the FFB Series D Preferred Stock. No full dividends may be declared or paid or set apart for payment on FUNC/FFB Preferred Stock of any series ranking, as to dividends, on a parity with or junior to FUNC Series D Class A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on FUNC Series D Class A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the shares of FUNC Series D Class A Preferred Stock and any other shares of FUNC/FFB Preferred Stock ranking on a parity as to dividends with FUNC Series D Class A Preferred Stock, all dividends declared upon shares of FUNC Series D Class A Preferred Stock and any other shares of FUNC/FFB Preferred Stock ranking on a parity as to dividends with FUNC Series D Class A Preferred Stock will be declared pro rata so that the amount of dividends declared per share on FUNC Series D Class A Preferred Stock and such other shares of FUNC/FFB Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of FUNC Series D Class A Preferred Stock and such other shares of FUNC/FFB Preferred Stock bear to each other. So long as any shares of FUNC Series D Class A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, shares of FUNC Common Stock or any other stock ranking junior to FUNC Series D Class A Preferred Stock as to dividends or upon liquidation and other than as provided above) shall be declared or paid or set aside for payment or other distribution declared or made upon FUNC Common Stock or upon any other stock ranking junior to or on a parity with FUNC Series D Class A Preferred Stock as to dividends or upon liquidation, nor shall any shares of FUNC Common Stock nor shares of any other stock of FUNC ranking junior to or on a parity with FUNC Series D Class A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by FUNC (except by conversion into or exchange for stock of FUNC ranking junior to FUNC Series D Class A Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of FUNC Series D Class A Preferred Stock shall have been paid for all past dividend payment periods.
     The per annum dividend rate (computed as a percentage of the stated value of $100.00 per share) payable on FUNC Series D Class A Preferred Stock (the "Applicable Rate") for each quarterly dividend period (a "Quarterly Dividend Period" or "Dividend Period") will be .75 percent less than the highest of (i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate (each as defined below), but in no event will the Applicable Rate be less than 6.25 percent per annum or greater than 12.75 percent per annum.
     Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below) as provided below) for three-month U.S. Treasury Bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on FUNC Series D Class A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by FUNC. In the event that a per annum market discount rate for three-month U.S. Treasury Bills is not published by the Federal
                                       67

Reserve Board or by any Federal Reserve Bank or by any U.S. Government
department or agency during such calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period as provided below) for all of the U.S. Treasury Bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by FUNC. In the event that FUNC determines in good faith that for any reason no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to FUNC by at least three recognized dealers in U.S. Government securities selected by FUNC. In the event that FUNC determines in good faith that for any reason FUNC cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to FUNC by at least three recognized dealers in U.S. Government securities selected by FUNC.
     Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on FUNC Series D Class A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the
Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S.
Government department or agency selected by FUNC. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period then the Ten Year Constant Maturity Rate for such Dividend
Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by FUNC. In the event that FUNC determines in good faith that for any reason it cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend
Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to FUNC by at least three recognized dealers in U.S. Government securities selected by FUNC.
     Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Quarterly Dividend Period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as defined below) (or the one weekly per annum Twenty Year Average Yield, if only one such yield is published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the
January 1, April 1, July 1 or October 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on FUNC Series D Class A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum
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Twenty Year Average Yield, if only one such yield is published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by FUNC. In the event that a per annum Twenty Year Average Yield is not published by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 18 nor more than 22 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by FUNC. In the event that FUNC determines in good faith that for any reason it cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 18 nor more than 22 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to FUNC by at least three recognized dealers in U.S. Government securities selected by FUNC.
     The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate will each be rounded to the nearest five-hundredths (.05) of a percentage point.
     As used above, the term "Calendar Period" shall mean a period of 14 calendar days; the term "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).
     Holders of FUNC Series D Class A Preferred Stock will not be entitled to preemptive or subscription rights for the purchase of additional shares of any class of FUNC capital stock.
     Shares of FUNC Series D Class A Preferred Stock will be redeemable in whole or in part, except as provided below, at the option of FUNC at $100.00 per share, plus in each case all dividends accrued and unpaid on such shares to the date of redemption. FUNC may not purchase or redeem less than all then outstanding shares of FUNC Series D Class A Preferred Stock if dividends for all past dividend periods have not been paid on all outstanding shares of FUNC
Series D Class A Preferred Stock, unless such purchase is made pursuant to a purchase or exchange offer made on the same terms to all holders of FUNC Series
D Class A Preferred Stock.
     If any proposed redemption shall be of less than all then outstanding shares of FUNC Series D Class A Preferred Stock, the shares to be redeemed will be selected pro rata or by lot or by any other method as may be determined by the FUNC Board in its sole discretion to be equitable.
     If FUNC is voluntarily or involuntarily liquidated, the holders of FUNC Series D Class A Preferred Stock will have a preference of $100.00 per share, plus all dividends accrued and unpaid thereon to the date of payment, or such lesser amount remaining after the claims of all creditors have been satisfied, before any payments are made with respect to FUNC Common Stock or any other class of FUNC stock ranking junior to FUNC/FFB Preferred Stock upon liquidation. In the event that, upon any such voluntary or involuntary liquidation, the available assets of FUNC are insufficient to pay the liquidation preference on the outstanding shares of FUNC Series D Class A Preferred Stock and the liquidation preferences on all shares of other classes or series of FUNC/FFB Preferred Stock ranking on a parity with FUNC Series D Class A Preferred Stock, the holders of all such shares will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
     Holders of shares of FUNC Series D Class A Preferred Stock will not be entitled to any conversion rights.
     Holders of FUNC Series D Class A Preferred Stock will have no voting rights, except as provided by law and except as described below.
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     If and whenever six or more quarterly dividends (whether or not consecutive) payable on FUNC/FFB Preferred Stock are in arrears, in whole or in part, until all cumulative dividends are paid in full, the holders of FUNC
Series D Class A Preferred Stock, voting with the holders of any other series of FUNC/FFB Preferred Stock who are similarly entitled to vote as a separate class, will have the right to elect two additional directors of FUNC. In such event, holders of FUNC Series D Class A Preferred Stock will be entitled to cast three votes for each such share held.
     So long as any shares of FUNC Series D Class A Preferred Stock are outstanding, FUNC may not, without the consent of the holders of at least 66 2/3 percent of the aggregate number of shares of FUNC Series D Preferred Stock then outstanding, voting as a separate class:
          (i) amend, alter or repeal any provision of the FUNC Articles (whether pursuant to a merger or consolidation or otherwise) so as to change any relative preference, right, voting power or privilege of the holders of
     FUNC Series D Class A Preferred Stock, in a manner which would affect the rights of the holders of FUNC Series D Class A Preferred Stock materially and adversely (PROVIDED, HOWEVER, that any increase in the amount of the authorized shares of FUNC/FFB Preferred Stock or the creation and issuance of any series of FUNC/FFB Preferred Stock ranking on a parity with FUNC Series D Class A Preferred Stock will not be deemed to materially or adversely affect such relative preferences, rights, voting powers or privileges); or
          (ii) create, authorize, reclassify or issue or increase the number of authorized shares or the issued amount of any class of capital stock, or create, authorize or issue any obligation or security convertible into shares of any class of capital stock, ranking prior to FUNC Series D Class
     A Preferred Stock as to dividends or upon liquidation.
  FUNC SERIES F CLASS A PREFERRED STOCK
     Holders of FUNC Series F Class A Preferred Stock will have a preference in the payment of dividends over the payment of dividends on FUNC Common Stock or any other class of FUNC stock ranking junior to FUNC Series F Class A Preferred Stock with respect to dividends (other than a dividend payable in FUNC Common Stock or such other junior stock). Dividends will be cumulative from the date of issuance and will be payable quarterly on the first day of January, April, July and October of each year, at the annual rate per share of 10.64 percent of $1,000.00 (equivalent to $2.66 per FUNC Depositary Share) out of funds legally available therefor. The first dividend payable on the outstanding shares of FUNC Series F Class A Preferred Stock after the original issuance of such shares shall be cumulative from the last dividend payment date of the FFB Series F Preferred Stock and shall include any arrearage on the FFB Series F Preferred Stock. No dividends may be paid or declared and no other distributions may be made on any stock ranking junior to FUNC Series F Class A Preferred Stock (other than dividends payable in FUNC Common Stock or such other junior stock) unless all dividends on shares of FUNC/FFB Preferred Stock ranking on a parity as to dividends with FUNC Series F Class A Preferred Stock shall have been paid for all prior quarterly dividend periods and all prior sinking fund payments, if any, with respect to such FUNC/FFB Preferred Stock shall have been satisfied. No dividends may be paid or declared upon any shares of any class or series of capital stock of FUNC ranking on a parity with FUNC Series F Class A Preferred Stock for any period unless all dividends payable on FUNC Series F Class A Preferred Stock for all dividend periods ended prior to the date of such payment or declaration have been paid. When dividends are not paid in full, as aforesaid, upon the shares of FUNC Series F Class A Preferred Stock and any other FUNC/FFB Preferred Stock ranking on a parity as to dividends with the shares of FUNC Series F Class A Preferred Stock, all dividends declared upon the shares of FUNC Series F Class A Preferred Stock and any other FUNC/FFB Preferred Stock ranking on a parity as to dividends with the shares of FUNC Series F Class A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the shares of FUNC Series F Class A Preferred Stock and such other FUNC/FFB Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of FUNC Series F Class A Preferred Stock and such other FUNC/FFB Preferred Stock bear to each other.
     FUNC Series F Class A Preferred Stock will not be convertible into FUNC Common Stock (or any other security of FUNC) and will not be subject to any sinking fund or any other obligation of FUNC to repurchase or retire FUNC Series F Class A Preferred Stock, and the holders of FUNC Series F Class A Preferred Stock will have no preemptive or subscription rights for the purchase of additional shares of any class of FUNC capital stock.
     Shares of FUNC Series F Class A Preferred Stock will not be redeemable prior to July 1, 1996. Shares of FUNC Series F Class A Preferred Stock will be redeemable, in whole or in part, upon not less than 40 nor more than 70 days' notice, except as described below, on or after July 1, 1996, at the option of FUNC, at $1,000.00 per share (equivalent to $25.00 per FUNC Depositary Share), plus all dividends accrued and unpaid on such shares to the date of redemption. If any proposed
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redemption shall be of less than all of the then outstanding shares of FUNC
Series F Class A Preferred Stock, the shares to be redeemed will be selected pro rata or by lot as determined by the FUNC Board.
     If FUNC is voluntarily or involuntarily liquidated, dissolved or its affairs wound up, the holders of FUNC Series F Class A Preferred Stock will have a preference of $1,000.00 per share (equivalent to $25.00 per FUNC Depositary Share), plus all dividends accrued and unpaid thereon to the date of payment, or such lesser amount remaining after the claims of all creditors have been satisfied, before any payments are made with respect to FUNC Common Stock or any other class of stock of FUNC ranking junior to FUNC Series F Class A Preferred Stock. In the event that, upon any such voluntary or involuntary liquidation, the available assets of FUNC are insufficient to pay the full liquidation preference on the outstanding shares of FUNC Series F Class A Preferred Stock and the liquidation preferences on all shares of other classes or series of capital stock of FUNC ranking on a parity with FUNC Series F Class A Preferred Stock, the holders of all such shares will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
     Holders of FUNC Series F Class A Preferred Stock will not have any voting rights, except as described below or except as may be expressly required by law.
     If and whenever six or more quarterly dividends (whether or not consecutive) payable on any series of FUNC/FFB Preferred Stock are in arrears, in whole or in part, and until all cumulative dividends are paid in full, the number of directors of FUNC will be increased by two and the holders of FUNC Series F Class A Preferred Stock, voting with the holders of any other series of FUNC/FFB Preferred Stock who are similarly entitled to vote as a single class without regard to series, will have the right to elect such two additional directors of FUNC, and such right shall continue until all dividends in arrears have been paid or declared and set apart for payment.
     So long as any shares of FUNC Series F Class A Preferred Stock are outstanding, FUNC may not, without the consent of the holders of at least 66 2/3 percent of the aggregate number of shares of FUNC Series F Class A Preferred Stock and all other series of FUNC/FFB Preferred Stock then outstanding and similarly entitled to vote, acting as a single class regardless of series:
          (i) amend, alter or repeal any provision of the FUNC Articles so as to change the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of FUNC/FFB Preferred Stock in a manner which would affect the rights of the holders of FUNC/FFB Preferred Stock materially and adversely (PROVIDED, HOWEVER, that the amendment of FUNC's Articles so as to authorize or create, or to increase the authorized amount of, any shares of any class ranking junior to or on a parity with FUNC/FFB Preferred Stock will not be deemed to have an adverse effect), but in any case in which one or more, but not all series of FUNC/FFB Preferred Stock would be so affected as to such voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, the consent of holders of at least 66 2/3 percent of the shares of each series that would be so affected, voting separately as a class, shall be required; or
          (ii) authorize or create, or increase the number of authorized shares of, any class or series, or any security convertible into shares of any class or series, of capital stock which would rank prior to FUNC/FFB Preferred Stock as to dividends or upon liquidation.
     For purposes of determining the voting rights of holders of FUNC Series F Class A Preferred Stock in relation to those holders of other series of FUNC/FFB Preferred Stock, each holder of FUNC Series F Class A Preferred Stock will be entitled to 40 votes for each $1,000.00 of liquidation preference in respect of such shares of FUNC Series F Class A Preferred Stock.
     If dividends for any past quarterly dividend period shall not have been paid on all outstanding shares of FUNC Series F Class A Preferred Stock , FUNC may not, without the consent of the holders of at least 66 2/3 percent of the then outstanding shares of FUNC Series F Class A Preferred Stock, purchase or redeem less than all then outstanding shares of FUNC Series F Class A Preferred Stock; PROVIDED, HOWEVER, that nothing shall prevent the purchase or acquisition of the shares of FUNC Series F Class A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of FUNC Series F Class A Preferred Stock.
  FUNC DEPOSITARY SHARES
     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the FUNC Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to FUNC Series F Class A Preferred Stock, filed with the Commission as an exhibit to the Registration Statement.
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     Each FUNC Depositary Share will represent 1/40th interest in a share of
FUNC Series F Class A Preferred Stock as described below.
     The shares of FUNC Series F Class A Preferred Stock represented by the FUNC Depositary Shares will be held under a Deposit Agreement (the "Deposit Agreement") between FUNC (as the successor to FFB), First Fidelity Bank, N.A. (the "Depositary"), and the holders from time to time of FUNC depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Depositary Receipts so issued will evidence the FUNC Depositary Shares and will be issued to those persons purchasing FUNC Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a FUNC Depositary Share will have, through the Depositary, in proportion to the 1/40th interest in a share of FUNC Series F Class A Preferred Stock represented by such FUNC Depositary Share, all the rights, preferences and limitations of FUNC Series F Class A Preferred Stock (including dividend, voting, redemption and liquidation rights).
     The depositary operations of First Fidelity Bank, N.A., are located at 765 Broad Street, Newark, New Jersey 07102.
     Upon the surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of FUNC Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of FUNC Series F Class A Preferred Stock underlying the FUNC Depositary Shares evidenced by the surrendered Depositary Receipts. No holder of FUNC Series F Class A Preferred Stock, however, shall be entitled to exchange such FUNC Series F Class A Preferred Stock for FUNC Depositary Shares evidenced by Depositary Receipts. Moreover, FUNC does not intend to list FUNC Series F Class A Preferred Stock on any stock exchange or to qualify FUNC Series F Class A Preferred Stock for quotation on or trading in any other reporting system or trading market. Accordingly, FUNC does not expect that there will be any trading market for FUNC Series F Class A Preferred Stock, except as represented by FUNC Depositary Shares.
     The Depositary will distribute all cash dividends or other cash distributions received in respect of FUNC Series F Class A Preferred Stock to the record holders of FUNC Depositary Shares representing FUNC Series F Class A Preferred Stock in proportion, as nearly as may be practicable, to the number of FUNC Depositary Shares owned by such holders on the relevant record date, which will be the same record date fixed by FUNC for FUNC Series F Class A Preferred Stock. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of FUNC Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of FUNC Depositary Shares.
     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of FUNC Depositary Shares, in proportion, as nearly as may be practicable, to the number of FUNC Depositary Shares owned by such holders on the relevant record date, unless the Depositary determines that is is not feasible to make such distribution, in which case the Depositary may, with the approval of FUNC, sell such property and distribute the net proceeds from such sale to such holders.
     The FUNC Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of FUNC
Series F Class A Preferred Stock held by the Depositary. Whenever FUNC redeems shares of FUNC Series F Class A Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of FUNC Depositary Shares relating to shares of FUNC Series F Class A Preferred Stock so redeemed. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the FUNC Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per FUNC Depositary Share will be equal to 1/40th of the redemption price per share payable with respect to FUNC Series F Class A Preferred Stock. If less than all the FUNC Depositary Shares are to be redeemed, the FUNC Depositary Shares to be redeemed will be selected by lot or PRO RATA, as may be determined by FUNC.
     Notice of redemption having been given as described above, after the date fixed for redemption, unless FUNC shall have failed to redeem the shares of FUNC Series F Class A Preferred Stock so called for redemption, the FUNC Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of such holders of the FUNC Depositary Shares will cease, except for the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such FUNC Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary
Receipts evidencing such FUNC Depositary Shares.
     Upon receipt of notice of any meeting at which the holders of FUNC Series F Class A Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of FUNC Depositary Shares. Each record holder of such FUNC Depositary Shares on the record date (which will be the same date as the record
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date fixed by FUNC for FUNC Series F Class A Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of FUNC Series F Class A Preferred Stock represented by such holder's FUNC Depositary Shares. Since each share of FUNC Series F Class A Preferred Stock entitles the holder thereof to 40 votes on matters on which FUNC Series F Class A Preferred Stock is entitled to vote, each FUNC Depositary Share will, in effect, entitle the holder thereof to one vote thereon. The Depositary will endeavor, insofar as practicable, to vote the number of shares of FUNC Series F Class A Preferred Stock underlying such FUNC Depositary Shares in accordance with such instructions, and FUNC agrees to take all necessary action in order to enable the Depositary to do so. The Depositary will abstain from voting shares of FUNC Series F Class A Preferred Stock to the extent it does not receive specific instructions from the holders of FUNC Depositary Shares relating to FUNC Series F Class A Preferred Stock.
     Owners of the FUNC Depositary Shares will be treated for federal income tax purposes as if they were owners of FUNC Series F Class A Preferred Stock underlying such FUNC Depositary Shares, and, accordingly, must take into account for federal income tax purposes the income and deductions to which they would be entitled if they were holders of such FUNC Series F Class A Preferred Stock.
     The form of Depositary Receipt evidencing the FUNC Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between FUNC and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of FUNC Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least 66 2/3 percent of the FUNC Depositary Shares then outstanding. The Deposit Agreement may be terminated by FUNC or the Depositary only if (i) all outstanding Depositary Receipts have been redeemed, or (ii)
there has been a final distribution in respect of FUNC Series F Class A
Preferred Stock in connection with any liquidation, dissolution or winding up of FUNC and such distribution has been distributed to the holders of FUNC
Depositary Shares.
     The Depositary will forward to the holders of FUNC Depositary Shares all reports and communications from FUNC which are delivered to the Depositary and which FUNC is required to furnish to the holders of FUNC Series F Class A Preferred Stock.
     Neither the Depositary nor FUNC will be subject to any liability under the Deposit Agreement to holders of Depositary Receipts by reason of any exercise of, or failure to exercise, any discretion by it other than for its gross negligence or wilful misconduct. FUNC and the Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any FUNC Depositary Shares or FUNC Series F Class A Preferred Stock unless indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting FUNC Series F Class A Preferred Stock for deposit, holders of FUNC Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine.
     The Depositary may resign at any time by delivering to FUNC notice of its election to do so, and FUNC may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. FUNC RIGHTS AGREEMENT
     Each outstanding share of FUNC Common Stock currently has attached to it one right (a "FUNC Right") issued pursuant to a Shareholder Protection Rights Agreement (as amended, the "FUNC Rights Agreement"). Accordingly, in the Merger, holders of FFB Common Stock would receive one FUNC Right with respect to each share of FUNC Common Stock they receive, which FUNC Right will be attached to the related shares of FUNC Common Stock, unless the Separation Time (as defined below) has occurred, in which case holders of FFB Common Stock would receive separate certificates with respect to such FUNC Rights. Each FUNC Right entitles its registered holder to purchase one one-hundredth of a share of a junior participating series of FUNC Class A Preferred Stock designed to have economic and voting terms similar to those of one share of FUNC Common Stock, for
$110.00, subject to adjustment (the "Rights Exercise Price"), but only after the earlier to occur (the "Separation Time") of: (i) the tenth business day (subject to extension) after any person (an "Acquiring Person") (x) commences a tender or exchange offer, which, if consummated, would result in such person becoming the beneficial owner of 15 percent or more of the outstanding shares of FUNC Common Stock, or (y) is determined by the Federal Reserve Board to "control" FUNC within the meaning of the BHCA (see " -- Changes in Control" below), subject to certain exceptions; and (ii) the tenth business day after the first date (the "Flip-in Date") of a public announcement that a person has
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become an Acquiring Person. The FUNC Rights will not trade separately from the shares of FUNC Common Stock unless and until the Separation Time occurs.
     The FUNC Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments made, to the Federal Reserve Board, so long as the Federal Reserve Board determines that such person no longer controls FUNC within 30 days (or 60 days in certain circumstances), or (ii) the Federal Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination within three years, and (y) is using its best efforts to allow FUNC to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control FUNC for purposes of the BHCA.
     The Third Amendment to the FUNC Rights Agreement, effective as of June 18, 1995, exempts the grant by FUNC to FFB of the FUNC Option and the purchase of shares of FUNC Common Stock pursuant to the FUNC Option or as contemplated by the Merger Agreement, from causing the holder of the FUNC Option or such shares from becoming an Acquiring Person as a result thereof.
     The FUNC Rights will not be exercisable until the business day following the Separation Time. The FUNC Rights will expire on the earliest of: (i) the Exchange Time (as defined below); (ii) the close of business on December 28, 2000; and (iii) the date on which the FUNC Rights are redeemed or terminated as described below (in any such case, the "Expiration Time"). The Rights Exercise Price and the number of FUNC Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the FUNC Rights, are subject to adjustment upon the occurrence of certain events.
     In the event that prior to the Expiration Time a Flip-in Date occurs, FUNC will take such action as shall be necessary to ensure and provide that each FUNC Right (other than FUNC Rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee thereof, which FUNC Rights shall become void) shall constitute the right to purchase, from FUNC, shares of FUNC Common Stock having an aggregate market price equal to twice the Rights Exercise Price for an amount in cash equal to the then current Rights Exercise Price. In addition, the FUNC Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50 percent of the outstanding shares of FUNC Common Stock, elect to exchange all of the then outstanding FUNC Rights for shares of FUNC Common Stock, at an exchange ratio of two shares of FUNC Common Stock per FUNC Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the "Rights Exchange Rate"). Immediately upon such action by the FUNC Board (the "Exchange Time"), the right to exercise the FUNC Rights will terminate, and each FUNC Right will thereafter represent only the right to receive a number of shares of FUNC Common Stock equal to the Rights Exchange Rate. If FUNC becomes obligated to issue shares of FUNC Common Stock upon exercise of or in exchange for FUNC Rights, FUNC, at its option, may substitute therefor shares of junior participating FUNC Class A Preferred Stock upon exercise of each FUNC Right at a rate of two one-hundredths of a share of junior participating FUNC Class A Preferred Stock upon the exchange of each FUNC Right.
     The FUNC Rights are redeemable by FUNC at $0.01 per right, subject to adjustment upon the occurrence of certain events, at any date prior to the date on which they become exercisable and, in certain events, may be canceled and terminated without any payment to the holders thereof. The FUNC Rights have no voting rights and are not entitled to dividends.
     The FUNC Rights will not prevent a takeover of FUNC. The FUNC Rights, however, may cause substantial dilution to a person or group that acquires 15 percent or more of FUNC Common Stock (or that acquires "control" of FUNC within the meaning of the BHCA) unless the FUNC Rights are first redeemed or terminated by the FUNC Board. Nevertheless, the FUNC Rights should not interfere with a transaction that is in the best interests of FUNC and its stockholders because the FUNC Rights can be redeemed or terminated, as hereinabove described, before the consummation of such transaction.
     The complete terms of the FUNC Rights are set forth in the FUNC Rights Agreement, which is included as an exhibit to the Registration Statement and incorporated herein by reference. The foregoing discussion is qualified in its entirety by reference to the FUNC Rights Agreement. A copy of the FUNC Rights Agreement can also be obtained upon written request to the Rights Agent, First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina 28288-1154.
CHANGES IN CONTROL
     The FUNC Articles and Bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of FUNC, including provisions in the FUNC Articles: (i) classifying the FUNC
Board
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into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the FUNC Board to fix the size of the FUNC Board between nine and 30 directors; (iii) authorizing directors to fill vacancies on the FUNC Board that occur between annual meetings, except that vacancies resulting from a removal of a director by a stockholder vote may only be filled by a stockholder vote; (iv) providing that directors may be removed only for cause and only by affirmative vote of the majority of shares entitled to be voted in the election of directors, voting as a single class; (v) authorizing only the FUNC Board, the Chairman of the FUNC Board or the President to call a special meeting of stockholders (except for special meetings called under specified circumstances for holders of classes or series of stock ranking superior to the FUNC Common Stock); and (vi) requiring an 80 percent vote of stockholders entitled to vote in the election of directors, voting as a single class, to alter any of the foregoing provisions.
     The FUNC Bylaws include provisions setting forth specific conditions under which: (i) business may be transacted at an annual meeting of stockholders; and
(ii) persons may be nominated for election as directors of FUNC at an annual meeting of stockholders.
     The foregoing provisions could impede a change of control of FUNC. In particular, classification of the FUNC Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the FUNC Board.
     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition is subject to Federal Reserve Board approval under the BHCA. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than ten percent of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as FUNC, would, under the circumstances set forth in the presumption, constitute the acquisition of control.
     In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25 percent (five percent in the case of an acquiror that is a bank holding company) or more of the outstanding shares of FUNC Common Stock, or otherwise obtaining "control" over FUNC. Under the BHCA, "control" generally means (i) the ownership or control of 25 percent or more of any class of voting securities of the bank holding company, (ii) the ability to elect a majority of the bank holding company's directors, or (iii) the ability otherwise to exercise a controlling influence over the management and policies of the bank holding company. See "THE
MERGER -- Regulatory Approvals" for a description of the standards applicable to the Merger under the BHCA.
     Two North Carolina "anti-takeover" statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by such statutes. FUNC elected not to be covered by such statutes.
     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of FUNC Common Stock, FUNC Class A Preferred
Stock or FUNC Preferred Stock may have an anti-takeover effect. The authority of the FUNC Board to issue FUNC Preferred Stock or FUNC Class A Preferred Stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the FUNC Board to prevent a change of control despite a shift in ownership of FUNC Common Stock. In addition, the FUNC Board's authority to issue additional shares of FUNC Common Stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
PAYMENT OF DIVIDENDS
     FUNC is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the revenues of FUNC result from amounts paid as dividends to FUNC by its national bank subsidiaries. FUNC's banking subsidiaries are subject to legal limitations on the amount of dividends they can pay. The prior approval of the Comptroller of the Currency (the "Comptroller") is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for the year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits national banks from paying dividends which would be greater than the bank's undivided profits after deducting statutory bad debt in excess of the bank's allowance for loan losses.
     Under the foregoing dividend restrictions and certain restrictions applicable to certain of FUNC's nonbanking subsidiaries, as of March 31, 1995, FUNC's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate
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dividends of $301 million to FUNC during the remainder of 1995. During the first quarter of 1995, FUNC's subsidiaries paid $188 million in cash dividends to
FUNC.
     In addition, both FUNC and its national bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The Comptroller has indicated that paying dividends that deplete a national bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The Comptroller and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.
         CERTAIN DIFFERENCES IN THE RIGHTS OF FFB AND FUNC STOCKHOLDERS
GENERAL
     FFB is a New Jersey corporation, subject to the provisions of the NJBCA. FUNC is a North Carolina corporation, subject to the provisions of the NCBCA. Stockholders of FFB will, upon consummation of the Merger, become stockholders of FUNC. The rights of such stockholders as stockholders of FUNC will then be governed by the FUNC Articles and Bylaws and by the NCBCA.
     Set forth below are the material differences between the rights of an FFB stockholder under the FFB Certificate and Bylaws and the NJBCA, on the one hand, and the rights of an FUNC stockholder under the FUNC Articles and Bylaws and the NCBCA, on the other hand.
     The following summary does not reflect any rules of the NYSE that may apply to FUNC or FFB in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the NJBCA, the NCBCA, and the constituent documents of each corporation.
AUTHORIZED CAPITAL
     FFB. The authorized capital stock of FFB consists of 150,000,000 shares of FFB Common Stock and 10,000,000 shares of FFB Preferred Stock. As of June 30, 1995, FFB had outstanding 78,653,046 shares of FFB Common Stock, 4,368,848 shares of FFB Series B Preferred Stock, 350,000 shares of FFB Series D Preferred Stock and 75,000 shares of FFB Series F Preferred Stock. Each holder of outstanding shares of FFB Common Stock also has a right (the "FFB Rights") which entitles such holder, under certain circumstances as described herein, to purchase one one-hundredth of a share of FFB Series E Junior Participating Preferred Stock (the "FFB Series E Preferred Stock"), no shares of which are currently outstanding.
     FUNC. FUNC's authorized capital is set forth under "DESCRIPTION OF FUNC CAPITAL STOCK -- Authorized Capital".
AMENDMENT OF CHARTER OR BYLAWS
     FFB. Pursuant to the NJBCA, an amendment of the provisions of the FFB Certificate requires the approval of the FFB Board and the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, if a quorum exists. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases, a majority, of the outstanding shares of a series of FFB Preferred Stock may also be required to amend the FFB Certificate. In accordance with the NJBCA and the FFB Bylaws, the provisions of the FFB
Bylaws generally may be amended, added to or repealed in whole or in part (i) by the vote of the stockholders at a meeting, or (ii) by vote of a majority of the entire FFB Board, except that a Bylaw adopted or amended by the stockholders may not be amended or repealed by the FFB Board if such Bylaw expressly provides that the FFB Board may not amend or repeal it.
     FUNC. Under North Carolina law, an amendment to the FUNC Articles generally requires the recommendation of the FUNC Board and the approval of either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the nature of the amendment. In accordance with North Carolina law, the FUNC Board may condition its submission of the proposed amendment on any basis. An amendment to the Bylaws of FUNC generally requires the approval of either the stockholders or the FUNC Board. The FUNC Board generally may not amend any bylaw approved by the stockholders. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases a majority, of the outstanding shares of any series of FUNC Preferred
Stock or FUNC Class A Preferred Stock may be required to amend the FUNC
Articles. In addition, certain amendments to the Articles or Bylaws of FUNC require the approval of not less than
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80 percent of the outstanding shares of FUNC entitled to vote in the election of directors, voting together as a single class. See "DESCRIPTION OF FUNC CAPITAL STOCK".
SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS
     FFB. Under the NJBCA, subject to any provisions contained in a New Jersey corporation's certificate of incorporation, the corporation's bylaws must specify the number of directors or provide that the number of directors not be less than a stated minimum or more than a stated maximum. The FFB Certificate provides that the total number of directors will be established by the FFB Board and shall be not less than four or more than 40. FFB currently has 25 directors. As permitted by the NJBCA, the FBB Board is divided into three classes, each as nearly as possible equal in number, with one class being elected annually for staggered three-year terms.
     FUNC. The size of the FUNC Board is determined by the affirmative vote of a majority of the FUNC Board, provided that the FUNC Board may not set the number of directors at less than nine nor more than 30, and provided further that no decrease in the number of directors may shorten the term of any director then in office. The number of directors of FUNC is currently set at 25. The FUNC Board is divided into three classes, each as nearly as possible equal in number as the others, with one class being elected annually for staggered three-year terms.
See "THE MERGER -- Interests of Certain Persons" and " -- Santander Voting Agreement" and "DESCRIPTION OF FUNC CAPITAL STOCK".
REMOVAL OF DIRECTORS BY STOCKHOLDERS
     FFB. In accordance with the NJBCA and the FFB Certificate, except for directors elected under specified circumstances by holders of FFB Preferred Stock, directors of FFB may be removed only by the stockholders of FFB for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.
     FUNC. Except for directors elected under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation, directors of FUNC may be removed only for cause and only by a vote of the holders of a majority of the shares then entitled to vote in the election of directors, voting together as a single class.
DIRECTOR AND OFFICER EXCULPATION
     FFB. The FFB Certificate provides for the elimination of personal liability of each director and officer of FFB for a breach of fiduciary duty as a director or officer, as the case may be, except to the extent that such exemption from liability is not permitted under the NJBCA, as the same may be in effect from time to time. The NJBCA does not presently permit the elimination of such liability with respect to an act or omission (i) in breach of such person's duty of loyalty to the corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt of an improper personal benefit.
     FUNC. The FUNC Articles provide for the elimination of personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may be in effect from time to time. The NCBCA does not permit the elimination of such liability with respect to (i) acts or omissions the director knew or believed were clearly in conflict with the best interests of FUNC, (ii) any liability under the NCBCA for unlawful distributions by FUNC, or (iii) any transaction from which the director derived an improper personal benefit.
DIRECTOR CONFLICT OF INTEREST TRANSACTIONS
     FFB. The NJBCA generally permits transactions between a New Jersey corporation and one of its directors or a corporation in which one of its directors is interested if: (i) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; (ii) the common directorship or interest is disclosed or known to the board or committee and the board or committee approves, authorizes or ratifies the contract or transaction by unanimous written consent, provided at least one director consenting is disinterested, or by the affirmative vote of a majority of the disinterested directors even though less than a quorum; or (iii) the common directorship or interest is disclosed or known to the stockholders, and they authorize, approve or ratify the contract or transaction. Under the NJBCA, a New Jersey corporation may loan money to, or guarantee the obligation of, a director if, in the judgment of the board, such action may reasonably be expected to benefit the corporation.
     FUNC. North Carolina law generally permits transactions involving a North Carolina corporation and an interested director of that corporation if: (i) the material facts of the transaction and the director's interest are disclosed and a majority
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of disinterested shares entitled to vote thereon authorizes, approves or ratifies the transaction; (ii) the material facts are disclosed and a majority of disinterested directors of the board of directors (or a committee of the board of directors) authorizes, approves or ratifies the transaction; or (iii) the transaction is fair to the corporation. North Carolina law prohibits loans to directors or the guaranteeing of their obligations by a North Carolina corporation unless approved by a majority vote of disinterested stockholders or unless the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan of loans and guarantees by the corporation. STOCKHOLDER MEETINGS
     FFB. Special meetings of stockholders may be called by the Chairman, the President or the FFB Board, and must be called by FFB for good cause shown upon the written application by the holder or holders of ten percent or more of all stock entitled to vote on the matter or matters to be considered at the meeting.
     Holders of shares of FFB Common Stock vote together with holders of FFB Series B Preferred Stock, as a single class, on all matters submitted to a vote of stockholders, with each share of FFB Common Stock being entitled to one vote and each share of FFB Series B Preferred Stock being entitled to such number of votes as is equal to one-half of the number of shares of FFB Common Stock into which such share is convertible, subject to the voting rights, if any, of holders of any FFB Preferred Stock subsequently issued. Each share of FFB Series B Preferred Stock is currently convertible into .7801 shares of FFB Common
Stock. In addition, in certain circumstances, holders of FFB Common Stock and each of the series of FFB Preferred Stock are entitled to vote as a class with respect to certain matters. Except as provided in the NJBCA, a majority of the votes cast is generally required for action by the stockholders of FFB, provided that a quorum is present. In general, the holders of shares entitled to cast a majority of the votes at an FFB stockholder meeting will constitute a quorum.
     Pursuant to the FFB Certificate, FFB stockholders may not take any action by written consent or without a meeting.
     FUNC. A special meeting of stockholders may be called for any purpose only by the FUNC Board, by the Chairman of the FUNC Board or by FUNC's President (except for special meetings called under specified circumstances for holders of any class or series of stock having a preference over the FUNC Common Stock as to dividends or upon liquidation). A quorum for a meeting of the stockholders of FUNC is a majority of the outstanding shares of FUNC entitled to vote. Except as provided in the FUNC Articles or the NCBCA, a majority of the votes cast is generally required for any action by the stockholders of FUNC. North Carolina law provides that such quorum and voting requirements may be increased only with the approval of the stockholders of FUNC.
     In addition, the NCBCA provides that all the stockholders entitled to vote on an issue may validly act by unanimous written consent without a meeting. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few stockholders entitled to vote. Any stockholder action, including, without limitation, election of directors, approval of mergers or sales of substantially all corporate property not in the ordinary course of business, amendments of articles of incorporation, and dissolution, may be accomplished by unanimous written consent.
DIRECTOR NOMINATIONS
     FFB. FFB's Bylaws provide that stockholders wishing to nominate directors for election must provide written notice to the Secretary of FFB no later than
(i) 60 days in advance of an annual meeting of stockholders, and (ii) the seventh day following notice of a special stockholders' meeting at which directors are to be elected. Any such notice must set forth (a) the name and address of the stockholder making the nomination and of the person nominated,
(b) a representation that such stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice, (c) a description of all arrangements between the stockholder and each nominee and any other person pertaining to the nomination, (d) all other information regarding each nominee proposed by the stockholder that would have been required to be included in a proxy statement filed pursuant to the Commission's proxy rules if the nominee had been nominated by the FFB Board, and (e) the consent of each nominee to serve as a director if elected and a representation that such person satisfies any qualifications that FFB has established for directors. The Chairman of the meeting may, in his discretion, waive any of the foregoing requirements.
     FUNC. FUNC's Bylaws establish procedures that must be followed for stockholders to nominate persons for election to the FUNC Board. Such nominations must be made by delivering written notice to the Secretary of FUNC not less than 60 or more than 90 days prior to the annual meeting at which directors will be elected; PROVIDED, HOWEVER, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more
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than 70 days prior to the meeting if the meeting is called on the third Tuesday of April regardless as to when public disclosure is made. The nomination notice must set forth certain information about the person to be nominated similar to that required to be disclosed in the solicitation of proxies for election of directors pursuant to Items 7(a) and 7(b) of Regulation 14A under the Exchange Act, and such person's written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the name and address of the stockholder and the class and number of shares of FUNC owned of record or beneficially by such stockholder. The Chairman of the meeting will, if the facts warrant, determine that a nomination was not made in accordance with the provisions prescribed by FUNC's Bylaws, and the defective nomination will be disregarded. The foregoing procedures do not apply to any director who is nominated under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation.
STOCKHOLDER PROPOSALS
     FFB. FFB does not have a provision in its Bylaws relating to stockholder proposals at annual meetings of stockholders. However, pursuant to the NJBCA, only those matters specified in the notice of meeting to stockholders may be submitted to a vote of the stockholders at an annual meeting of stockholders.
     FUNC. FUNC's Bylaws establish procedures that must be followed for a stockholder to submit a proposal to a vote of the stockholders of FUNC at an annual meeting of stockholders. Such proposal must be made by the stockholder delivering written notice to the Secretary of FUNC not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April. The stockholder proposal notice must set forth:
(i) a brief description of the proposal and the reasons for its submission; (ii) the name and address of the stockholder, as they appear on FUNC's books; (iii) the classes and number of shares of FUNC owned by the stockholder; and (iv) any material interest of the stockholder in such proposal other than such holder's interest as a stockholder of FUNC. The Chairman of the meeting will, if the facts warrant, determine that any proposal was not properly submitted in accordance with the provisions prescribed by FUNC's Bylaws, and the defective proposal will not be submitted to the meeting for a vote of the stockholders. STOCKHOLDER PROTECTION RIGHTS PLAN
     FFB. The FFB Preferred Share Purchase Rights Plan, dated as of August 17, 1989, as amended (the "FFB Rights Agreement"), contains provisions intended to protect stockholders in the event of unsolicited offers or attempts to acquire FFB. The FFB Rights Agreement provides that attached to each share of FFB Common Stock is an FFB Right, which constitutes a right to purchase one one-hundredth of a share of FFB Series E Preferred Stock, at a price of $185.00 per one one-hundredth of a share of FFB Series E Preferred Stock, subject to adjustment (the "FFB Exercise Price"). The FFB Rights will expire on September 1, 1999, unless extended or unless the FFB Rights are earlier redeemed by FFB, in each case as described below.
     The FFB Rights will separate from the FFB Common Stock and become exercisable for FFB Series E Preferred Stock within a specified time after (i) a person or group (an "FFB Acquiring Person") other than FFB or its affiliates acquires "beneficial ownership" of ten percent or more of the outstanding FFB Common Stock, or (ii) the commencement of, or the public announcement of an intention to commence, a tender or exchange offer which would result in the beneficial ownership by a person or group (other than FFB or its affiliates) of ten percent or more of such outstanding FFB Common Stock (the "FFB Distribution Date"). The FFB Rights Agreement provides that, until the FFB Distribution Date, the FFB Rights will be transferred with and only with the transfer of FFB Common Stock and will not be exercisable.
     In the event that FFB is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold, pursuant to the terms of the FFB Rights, proper provision must be made so that each holder of FFB Rights will thereafter have the right to receive, upon the exercise thereof at the then current FFB Exercise Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the FFB Exercise Price. In the event that (i) any person or group becomes an FFB Acquiring Person, or (ii) during such time as there is an FFB Acquiring Person there is a reclassification, recapitalization or reorganization of FFB securities or other transaction which increases by more than one percent the proportionate share of the outstanding shares of any class of equity securities of FFB or any of its subsidiaries beneficially owned by the FFB Acquiring Person, pursuant to the terms of the FFB Rights, each holder of FFB Rights, other than FFB Rights beneficially owned by the FFB
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Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of FFB Common Stock having a market value of two times the FFB Exercise Price (equal to $185.00 per share).
     At any time after a person or group becomes an FFB Acquiring Person and prior to the acquisition by such person or group of ten percent or more of the outstanding FFB Common Stock, the FFB Board may exchange the FFB Rights (other than the FFB Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of FFB Common Stock, or one one-hundredth of a share of FFB Series E Preferred Stock (or equivalent class of securities), per FFB Right (subject to adjustment).
     At any time prior to a person or group becoming an FFB Acquiring Person, the FFB Board may redeem the FFB Rights in whole, but not in part, at a price of $0.01 per FFB Right.
     The terms of the FFB Rights may be amended, under certain circumstances, by the FFB Board without the consent of the holders of the FFB Rights. Until a FFB Right is exercised, the holder thereof, as such, will have no rights as a stockholder of FFB, including without limitation, the right to vote or to receive dividends.
     The FFB Rights will not prevent a takeover of FFB. However, the FFB Rights may cause substantial dilution to a person or group that acquires ten percent or more of the FFB Common Stock without receiving the prior approval of the FFB Board, except pursuant to an offer conditioned on a substantial number of FFB Rights being acquired. Nevertheless, the FFB Rights should not interfere with any merger or other business combination approved by the FFB Board, such as the Merger. The FFB Rights Agreement has been amended in connection with the execution of the Merger Agreement. See "The Merger -- Amendments to Rights Agreements".
     FUNC. FUNC has adopted the FUNC Rights Agreement. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Rights Agreement".
STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS
     FFB. Under the NJBCA, any stockholder who has been a stockholder for at least six months or who holds, or is authorized by persons who hold, at least five percent of the outstanding shares of any class or series of stock of FFB has the right, for any proper purpose, to inspect the minutes of the proceedings of FFB stockholders and record of stockholders. Upon establishing a proper purpose and receiving a court order, a stockholder may examine the books and records of account, minutes and record of stockholders of FFB.
     In addition, pursuant to the NJBCA and FFB's Bylaws, the secretary of FFB is required to prepare and certify a complete list of the stockholders entitled to vote at a stockholders' meeting or any adjournment thereof. Such list, among other things, must be available at the time and place of the meeting and is subject to inspection by any stockholder during the whole time of the meeting.
     FUNC. Under the NCBCA, qualified stockholders have the right to inspect and copy certain records of FUNC if their demand is made in good faith and for a proper purpose. Such right of inspection requires that the stockholder give FUNC at least five business days' written notice of the demand, describing with reasonable particularity his purpose and the requested records. The records must be directly connected with the stockholder's purpose. The rights of inspection and copying extend not only to stockholders of record but also to beneficial ownership which is certified to FUNC by the stockholder of record. However, FUNC is under no duty to provide any accounting records or any records with respect to any matter that FUNC determines in good faith may, if disclosed, adversely affect FUNC in the conduct of its business or may constitute material non-public information, and the rights of inspection and copying are limited to stockholders who either have been stockholders for at least six months or who hold at least five percent of the outstanding shares of any class of stock of FUNC. A stockholder's agent or attorney has the same inspection and copying rights as the stockholder he represents.
     In addition, after fixing a record date for a stockholders' meeting, FUNC is required to prepare a stockholder list with respect to such stockholders' meeting and to make such list available at FUNC's principal office or at a place identified in the meeting notice to any stockholder beginning two business days after notice of such meeting is given and continuing through such meeting and any adjournment thereof. Subject to the applicable provisions of the NCBCA, a stockholder or his agent or attorney upon written demand at his own expense during regular business hours is entitled to copy such list. Such list must also be available at the stockholders' meeting, and any stockholder, his agent or attorney may inspect such list at any time during the meeting or any adjournment thereof.
                                       80

REQUIRED STOCKHOLDER VOTE FOR CERTAIN ACTIONS
     FFB. Under the NJBCA, absent circumstances described below under
" -- Anti-Takeover Provisions", the consummation of a merger or consolidation involving FFB requires the approval of the FFB Board and the affirmative vote of a majority of the votes cast by the holders of FFB stock entitled to vote thereon, unless FFB is the surviving corporation and (i) the FFB Certificate is not amended, (ii) the stockholders of FFB whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and rights, immediately after the merger, and (iii) the number of voting shares and participating shares outstanding after the merger will not exceed by more than 40 percent the total number of voting or participating shares of FFB before the merger. Similarly, a sale of all or substantially all of FFB's assets outside of the regular course of business, or a voluntary dissolution of FFB, requires the approval of the FFB Board and the affirmative vote of a majority of the votes cast by the holders of FFB shares entitled to vote thereon.
     FUNC. Under North Carolina law, except as otherwise provided below or in the NCBCA, any plan of merger or share exchange to which FUNC is a party would require adoption by the FUNC Board, which would generally be required to recommend its approval to the stockholders, who in turn would be required to approve the plan by a vote of a majority of the outstanding shares entitled to vote thereon. Except as otherwise provided below or in the NCBCA, any sale, lease, exchange or other disposition of all or substantially all of FUNC's assets not made in the usual and regular course of business would generally require that the FUNC Board recommend the proposed transaction to the stockholders who would be required to approve the transaction by a vote of a majority of the outstanding shares entitled to vote thereon. In accordance with North Carolina law, the submission by the FUNC Board of any such action may be conditioned on any basis, including, without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.
     With respect to a plan of merger to which FUNC is a party, no vote of the stockholders of FUNC is required if FUNC is the surviving corporation and: (i) the FUNC Articles would remain unchanged after the merger, subject to certain exceptions; (ii) each stockholder of FUNC immediately before the merger would hold the same shares, with identical designations, limitations, preferences and relative rights, after the merger; (iii) the number of shares of FUNC stock entitled to vote unconditionally in the election of directors to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitled to vote unconditionally in the election of directors outstanding immediately before the merger; and (iv) the number of shares of FUNC stock entitling holders to participate without limitation in distributions to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitling holders to participate without limitation in distributions outstanding immediately before the merger.
     In addition, no vote of the stockholders of FUNC would be required to merge a subsidiary of which FUNC owns at least 90 percent of the outstanding shares of each class of subsidiary shares into FUNC, as long as no amendment is made to the FUNC Articles that could not be made without approval of FUNC's stockholders.
     With respect to a sale, lease, exchange or other disposition of all or substantially all the assets of FUNC made upon the authority of the FUNC Board, no vote of the stockholders of FUNC would be required if such disposition is made in the usual and regular course of business or if such disposition is made to a wholly-owned subsidiary of FUNC.
ANTI-TAKEOVER PROVISIONS
     FFB. The NJBCA provides that no publicly held corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any "interested stockholder" (generally, a ten percent or greater stockholder) of such corporation for a period of five years following such interested stockholder's stock acquisition unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as FFB, cannot opt out of the foregoing provisions of the NJBCA.
     In addition to the foregoing, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the board of directors of such corporation prior to the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other
                                       81
stockholders receive at least the highest price per share paid by that interested stockholder. The business combination statute will not be applicable to the Merger because the Merger was approved by the FFB Board prior to FUNC becoming an "interested stockholder".
     Under the NJBCA, the director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on stockholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers; (ii) the effects of the action on the community in which the corporation operates; and (iii) the long-term as well as the short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to facilitate, remove any obstacles to, or refrain from impeding, such proposal or offer.
     The existence of the foregoing provisions could (i) result in FFB being less attractive to a potential acquiror, and (ii) result in FFB stockholders receiving less for their shares of FFB Common Stock than otherwise might be available in the event of a takeover attempt.
     FUNC. North Carolina has two anti-takeover statutes in force, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. These statutes restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations. In accordance with the provisions of these statutes, FUNC elected not to be covered by the restrictions imposed by these statutes. As a result, such statutes do not apply to FUNC. In addition, North Carolina has a Tender Offer Disclosure Act, which contains certain prohibitions against deceptive practices in connection with making a tender offer and also contains a filing requirement with the North Carolina Secretary of State that has been held unenforceable as to its 30-day waiting period.
DISSENTERS' APPRAISAL RIGHTS
     FFB. The NJBCA generally provides for dissenters' rights in connection with any merger or consolidation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual or ordinary course of business. However, no such rights exist with respect to (i) any class or series of shares that is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the stockholders entitled to vote on the transaction, or generally,
(ii) any transaction in connection with which the stockholders of the corporation will receive only (a) cash, (b) securities that, upon consummation of the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (c) cash and such securities. A stockholder of a corporation may also dissent from any acquisiton of shares owned by such stockholder in connection with the acquisiton by another New Jersey corporation, in exchange for its shares, of all the shares of a class or series of securities of such corporation. Any stockholder that perfects dissenters' rights under the NJBCA is entitled to receive the "fair value" of such shares as determined either by agreement between such stockholder and the corporation or by a court of competent jurisdiction.
     As described under "THE MERGER -- Dissenters' Appraisal Rights", only holders of FFB Series F Preferred Stock have dissenters' appraisal rights in connection with the Merger.
     FUNC. North Carolina law generally provides dissenters' rights for mergers and certain share exchanges that would require stockholder approval, sales of all or substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), certain amendments to the articles of incorporation and any corporate action taken pursuant to a stockholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors entitles stockholders to dissent.
DIVIDENDS AND OTHER DISTRIBUTIONS
     FFB. Under the NJBCA, a corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (ii) the corporation's total assets would be less than its total liabilities.
     FUNC. Under North Carolina law, FUNC generally may make dividends or other distributions to its stockholders unless after the distribution either: (i) FUNC would not be able to pay its debts as they become due in the usual course of business; or (ii) FUNC's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the
                                       82
preferential dissolution rights of stockholders whose preferential rights are superior to those receiving the distribution. See "DESCRIPTION OF FUNC CAPITAL STOCK".
VOLUNTARY DISSOLUTION
     FFB. Under the NJBCA, FFB may be dissolved upon the consent of all of its stockholders entitled to vote thereon or, alternatively, if the FFB Board recommends that FFB be dissolved and directs that the question be submitted to a vote at a meeting of stockholders, FFB may be dissolved upon the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon and, if any class or series of securities of FFB is entitled to vote as a class, upon the affirmative vote of a majority of the votes cast by each such class.
     FUNC. North Carolina law provides that FUNC may be dissolved if the FUNC Board proposes dissolution and a majority of the shares of FUNC entitled to vote thereon approves. In accordance with North Carolina law, the FUNC Board may condition its submission of a proposal for dissolution on any basis.
                 CERTAIN LITIGATION WITH RESPECT TO THE MERGER
     On June 19, 1995, a purported class action complaint was filed against FFB and each member of the FFB Board by Harbor Finance Partners, an alleged stockholder of FFB, in the Superior Court of Mercer County, New Jersey. FFB removed the action to the United States District Court for the District of New Jersey. The complaint, which sought, among other things, to enjoin the Merger, alleged that the proposed Merger is inherently unfair, that the proposed price is unfair and grossly inadequate and that the defendants either breached or aided and abetted in the breach of their fiduciary duties to FFB stockholders, was dismissed on August 18, 1995 by agreement of the parties, with prejudice to the named plaintiff. No payment was made in connection with this dismissal by either FFB or any of its directors.
                             VALIDITY OF FUNC STOCK
     The validity of the shares of FUNC Common Stock, FUNC Series B Class A Preferred Stock and FUNC Series F Class A Preferred Stock to be issued in the Merger will be passed upon for FUNC by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of FUNC. Mr. Cowell is also a stockholder of FUNC and holds options to purchase additional shares of FUNC Common Stock.
                                    EXPERTS
     The consolidated balance sheets of FUNC as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in FUNC's 1994 Annual Report to Stockholders which is incorporated by reference in FUNC's 1994 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering FUNC's consolidated financial statements refers to a change in the method of accounting for investments in 1994.
     The consolidated statements of condition of FFB as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in FFB's 1994 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering FFB's consolidated financial statements refers to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and investments in 1993.
     Representatives of KPMG Peat Marwick LLP are expected to attend the Meetings, respond to appropriate questions from stockholders present at the Meetings and if such representatives desire, which is not now anticipated, make a statement.
                                       83

                       PROPOSALS FOR 1996 ANNUAL MEETINGS
     The 1996 Annual Meeting of Stockholders of FFB is tentatively scheduled to be held April 18, 1996, subject to the earlier consummation of the Merger. In the event that the FFB 1996 Annual Meeting of Stockholders is held, proposals of stockholders intended to be presented at that meeting must be received by November 13, 1995, for inclusion in FFB's proxy statement and form of proxy relating to such Annual Meeting. The submission of such proposals by stockholders and the consideration of such proposals by FFB for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission.
     The 1996 Annual Meeting of Stockholders of FUNC is scheduled to be held April 16, 1996. Any proposals of stockholders of FUNC intended to be presented at that meeting must be received by November 13, 1995, for inclusion in FUNC's proxy statement and form of proxy relating to such Annual Meeting. The submission of such proposals by stockholders and the consideration of such proposals by FUNC for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission.
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
                                                                         ANNEX A
                                                                [CONFORMED COPY]
                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JUNE 18, 1995
                                  BY AND AMONG
                         FIRST FIDELITY BANCORPORATION,
                            FIRST UNION CORPORATION
                                      AND
                     FIRST UNION CORPORATION OF NEW JERSEY*
* Formerly PKC, Inc. The Merger Agreement and the other Annexes to this Joint Proxy Statement/Prospectus have been conformed to reflect the change in name to First Union Corporation of New Jersey.
                                      A-1

                               TABLE OF CONTENTS

                                                                                                                         PAGE
I. THE MERGER; EFFECTS OF THE MERGER..................................................................................    A-6
  1.01. The Merger....................................................................................................    A-6
  1.02. Effective Date and Effective Time.............................................................................    A-6
  1.03. Deposit Agreement.............................................................................................    A-6
  1.04. Amendment of FUNC Articles....................................................................................    A-6
II. CONSIDERATION.....................................................................................................    A-6
  2.01. Merger Consideration..........................................................................................    A-6
  2.02. Stockholder Rights; Stock Transfers...........................................................................    A-7
  2.03. Fractional Shares.............................................................................................    A-7
  2.04. Exchange Procedures...........................................................................................    A-7
  2.05. Dissenting Stockholders.......................................................................................    A-8
  2.06. Anti-Dilution Provisions......................................................................................    A-8
  2.07. Treasury Shares...............................................................................................    A-8
  2.08. Options.......................................................................................................    A-8
III. ACTIONS PENDING MERGER...........................................................................................    A-8
  3.01. Ordinary Course...............................................................................................    A-9
  3.02. Capital Stock.................................................................................................    A-9
  3.03. Dividends, Etc................................................................................................    A-9
  3.04. Compensation; Employment Agreements; Etc......................................................................    A-9
  3.05. Benefit Plans.................................................................................................    A-9
  3.06. Acquisitions and Dispositions.................................................................................    A-9
  3.07. Amendments....................................................................................................   A-10
  3.08. Accounting Methods............................................................................................   A-10
  3.09. Adverse Actions...............................................................................................   A-10
  3.10. Agreements....................................................................................................   A-10
IV. REPRESENTATIONS AND WARRANTIES....................................................................................   A-10
  4.01. Disclosure Letters............................................................................................   A-10
  4.02. Standard......................................................................................................   A-10
  4.03. Representations and Warranties................................................................................   A-10
V. COVENANTS..........................................................................................................   A-16
  5.01. Reasonable Best Efforts.......................................................................................   A-16
  5.02. Stockholder Approvals.........................................................................................   A-16
  5.03. Registration Statement........................................................................................   A-17
  5.04. Press Releases................................................................................................   A-17
  5.05. Access; Information...........................................................................................   A-17
  5.06. Acquisition Proposals.........................................................................................   A-17
  5.07. Affiliate Agreements..........................................................................................   A-18
  5.08. Certain Modifications; Restructuring Charges..................................................................   A-18
  5.09. Takeover Laws.................................................................................................   A-18
  5.10. No Rights Triggered...........................................................................................   A-18
  5.11. Shares Listed.................................................................................................   A-18
  5.12. Regulatory Applications.......................................................................................   A-19
  5.13. Indemnification...............................................................................................   A-19
  5.14. Benefit Plans.................................................................................................   A-20
  5.15. Accountants' Letters..........................................................................................   A-20
  5.16. Registration Rights...........................................................................................   A-20
  5.17. Certain Director and Officer Positions........................................................................   A-20
  5.18. Notification of Certain Matters...............................................................................   A-20
VI. CONDITIONS TO CONSUMMATION OF THE MERGER..........................................................................   A-21
  6.01. Shareholder Vote..............................................................................................   A-21
  6.02. Regulatory Approvals..........................................................................................   A-21
  6.03. Third Party Consents..........................................................................................   A-21

                                      A-2

                                                                                                                         PAGE
  6.04. No Injunction, Etc............................................................................................   A-21
  6.05. Pooling Letters...............................................................................................   A-21
  6.06. Representations, Warranties and Covenants of FUNC.............................................................   A-21
  6.07. Representations, Warranties and Covenants of FFB..............................................................   A-21
  6.08. Effective Registration Statement..............................................................................   A-21
  6.09. Blue-Sky Permits..............................................................................................   A-21
  6.10. Tax Opinion...................................................................................................   A-21
  6.11. Articles of Amendment.........................................................................................   A-21
  6.12. NYSE Listing..................................................................................................   A-22
  6.13. Rights Agreements.............................................................................................   A-22
VII. TERMINATION......................................................................................................   A-22
  7.01. Termination...................................................................................................   A-22
  7.02. Effect of Termination and Abandonment.........................................................................   A-24
VIII. OTHER MATTERS...................................................................................................   A-24
  8.01. Survival......................................................................................................   A-24
  8.02. Waiver; Amendment.............................................................................................   A-24
  8.03. Counterparts..................................................................................................   A-24
  8.04. Governing Law.................................................................................................   A-24
  8.05. Expenses......................................................................................................   A-24
  8.06. Confidentiality...............................................................................................   A-24
  8.07. Notices.......................................................................................................   A-24
  8.08. Definitions...................................................................................................   A-25
  8.09. Entire Understanding; No Third Party Beneficiaries............................................................   A-26
  8.10. Headings......................................................................................................   A-26

                               LIST OF EXHIBITS1

EXHIBIT   DESCRIPTION
   A      FORM OF FFB STOCK OPTION AGREEMENT2
   B      FORM OF VOTING AND SUPPORT AGREEMENT3
   C      FORM OF FUNC STOCK OPTION AGREEMENT4
   D      FORM OF SUPPLEMENT TO FFB RIGHTS PLAN
   E      FORM OF AMENDMENT TO FUNC RIGHTS PLAN
   F      FORM OF FFB AFFILIATE'S LETTER
   G      FORM OF FUNC AFFILIATE'S LETTER
   H      REGISTRATION RIGHTS5

1 Exhibits are excluded here. Such exhibits have been filed with the Commission under cover of FUNC's Current Report on Form 8-K, dated June 18, 1995, and are incorporated herein by reference.
2 See ANNEX B.
3 See ANNEX D.
4 See ANNEX C.
5 See ANNEX E.
                                      A-4

     AGREEMENT AND PLAN OF MERGER, dated as of the 18th day of June, 1995 (this "Plan"), by and among First Fidelity Bancorporation ("FFB"), First Union Corporation ("FUNC") and First Union Corporation of New Jersey ("Merger Sub").
                                   RECITALS:
     (A) FFB. FFB is a corporation duly organized and existing in good standing under the laws of the State of New Jersey, with its principal executive offices located in Philadelphia, Pennsylvania and Newark, New Jersey. As of the date hereof, FFB has 150,000,000 authorized shares of common stock, each of $1.00 par value ("FFB Common Stock"), and 10,000,000 authorized shares of preferred stock, each of $1.00 par value ("FFB Preferred Stock"; and, together with the FFB Common Stock, "FFB Stock"), being composed of 4,892,837 authorized shares of Series B Convertible Preferred Stock ("FFB Series B Preferred Stock"), 350,000 authorized shares of Series D Adjustable Rate Cumulative Preferred Stock ("FFB Series D Preferred Stock"), 1,500,000 authorized shares of Series E Junior Participating Preferred Stock ("FFB Series E Preferred Stock") and 75,000 authorized shares of Series F 10.64% Preferred Stock ("FFB Series F Preferred Stock") (no other class or series of capital stock being authorized), of which 78,824,512 shares of FFB Common Stock, 4,662,248 shares of FFB Series B Preferred Stock, 350,000 shares of FFB Series D Preferred Stock, no shares of FFB Series E Preferred Stock and 75,000 shares of FFB Series F Preferred Stock (represented by depositary shares, each representing a one one-fortieth interest in a share of FFB Series F Preferred Stock ("FFB Depositary Shares")) were issued and outstanding as of May 31, 1995.
     (B) FUNC. FUNC is a corporation duly organized and existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. As of the date hereof, FUNC has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("FUNC Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("FUNC Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("FUNC No-Par Preferred Stock"; and, together with the FUNC Class A Preferred Stock, "FUNC Preferred Stock"; and, together with the FUNC Common Stock and FUNC Class A Preferred Stock, "FUNC Stock") (no other class or series of capital stock being authorized), of which 171,065,333 shares of FUNC Common Stock and no shares of FUNC Preferred Stock were issued and outstanding as of May 31, 1995.
     (C) MERGER SUB. Merger Sub is a corporation duly organized and existing in good standing under the laws of the State of New Jersey. As of the date hereof, Merger Sub has 2,500 authorized shares of common stock, without par value ("Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding (no other class of capital stock being authorized).
     (D) STOCK OPTION AGREEMENTS; VOTING AND SUPPORT AGREEMENT. As a condition and inducement to FUNC's willingness to enter into this Plan, following execution and delivery of this Plan, (i) FFB is entering into a Stock Option Agreement with FUNC (the "FFB Stock Option Agreement") in substantially the form attached hereto as EXHIBIT A, pursuant to which FFB shall grant to FUNC an option to purchase, under certain circumstances, shares of FFB Common Stock, and
(ii) Banco Santander, S.A. (together with certain of its affiliates, the "Investor") is entering into an agreement with FFB and FUNC (the "Voting and Support Agreement") in the form attached hereto as EXHIBIT B, pursuant to which the Investor, among other things, has agreed to vote its shares of FFB Stock in favor of the transactions contemplated hereby. As a condition and inducement to FFB's willingness to enter into this Plan, following execution and delivery of this Plan, FUNC is entering into a Stock Option Agreement with FFB (the "FUNC Stock Option Agreement"; and, together with the FFB Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as EXHIBIT C, pursuant to which FUNC shall grant to FFB an option to purchase, under certain circumstances, shares of FUNC Common Stock.
     (E) INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that the Merger (as defined in SECTION 1.01) shall (i) be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
     (F) APPROVALS. The Board of Directors of each of FFB and FUNC (i) has determined that this Plan and the transactions contemplated hereby are in the best interests of FFB and FUNC, respectively, and in the best interests of their respective stockholders, (ii) has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Plan. The Board of Directors of Merger Sub and FUNC, as the sole stockholder of Merger Sub, have approved this Plan.
     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:
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                      I. THE MERGER; EFFECTS OF THE MERGER
     1.01. THE MERGER. At the Effective Time (as defined in SECTION 1.02):
          (A) THE CONTINUING CORPORATION. FFB shall merge with and into Merger Sub (the "Merger"), the separate existence of FFB shall cease and Merger Sub shall survive and continue to exist as a New Jersey corporation (Merger Sub sometimes being referred to herein as the "Continuing Corporation" after the Effective Time).
          (B) EFFECT OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI in accordance with the terms of this Plan, the Merger shall become effective upon the filing in the office of the Secretary of State of New Jersey of a certificate of merger (the "Certificate of Merger"), or such later date and time as may be set forth in the Certificate of Merger, in accordance with Section 14A:10-4.1 of the New Jersey Business Corporation Act (the "NJBCA"). The Merger shall have the effects prescribed in Section 14A:10-6 of the NJBCA.
          (C) CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation and by-laws of the Continuing Corporation shall be those of Merger Sub, as in effect immediately prior to the Effective Time.
     1.02. EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in ARTICLE VI, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (1) the third business day to occur after the last of the conditions set forth in SECTIONS 6.01, 6.02, 6.03 AND 6.12 have been satisfied or waived in accordance with the terms of this Plan or (2) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."
     1.03. DEPOSIT AGREEMENT. Unless FUNC shall have entered into a new deposit agreement with respect to the New FUNC Depositary Shares (as defined below ) at the Effective Time, FUNC shall assume the obligations of FFB under the Deposit Agreement, dated as of June 28, 1991 (the "Deposit Agreement"), between FFB and First Fidelity Bank, N.A., as Depositary (the "Depositary"), and shall execute an instrument confirming such assumption in form and substance mutually acceptable to FUNC and FFB. The Continuing Corporation shall instruct the Depositary to treat the shares of New FUNC Series 3 Preferred Stock (as defined in SECTION 2.01(F)) received by the Depositary in exchange for and upon conversion of the shares of FFB Series F Preferred Stock as new deposited securities under the Deposit Agreement. In accordance with clause (ii) of the first sentence of Section 4.06 of the Deposit Agreement, the Receipts (as defined in the Deposit Agreement) then outstanding shall thereafter represent the shares of New FUNC Series 3 Preferred Stock so received upon conversion and exchange for the shares of FFB Series F Preferred Stock; and, in accordance with the second sentence of such Section 4.06, the Continuing Corporation shall, at the request of FUNC, request that the Depositary call for the surrender of all outstanding Receipts to be exchanged for new Receipts ("New FUNC Depositary Shares") specifically describing the New FUNC Series 3 Preferred Stock.
     1.04. AMENDMENT OF FUNC ARTICLES. At the Effective Time, the articles of incorporation of FUNC shall be amended to fix the preferences, limitations and relative rights of the series of FUNC Class A Preferred Stock the shares of which are to be issued in the Merger pursuant to ARTICLE II. On or prior to the Effective Date, FUNC shall deliver to the Secretary of State of North Carolina for filing, pursuant to Section 55-10-06 of the Business Corporation Act of North Carolina (the "NCBCA"), articles of amendment, in form mutually acceptable to FUNC and FFB, giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of FUNC Class A Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Plan (the "Articles of Amendment").
                               II. CONSIDERATION
     2.01. MERGER CONSIDERATION. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:
          (A) OUTSTANDING FUNC COMMON STOCK AND PREFERRED STOCK. Each share of FUNC Common Stock (and each attached right (a "FUNC Right") issued pursuant to the Shareholder Protection Rights Agreement, dated December 18, 1990 (as amended, the "FUNC Rights Agreement"), between FUNC and First Union National Bank of North Carolina, as Rights Agent) issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.
          (B) OUTSTANDING MERGER SUB COMMON STOCK. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.
                                      A-6

          (C) OUTSTANDING FFB COMMON STOCK. Each share (excluding shares held by FFB or any of its subsidiaries (as defined in SECTION 8.08) or by FUNC or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Treasury Shares")) of FFB Common Stock (including each attached right (a "FFB Right") issued pursuant to the Rights Agreement, dated as of August 17, 1989 (as amended, the "FFB Rights Agreement"), between FFB and First Fidelity Bank, N.A., as Rights Agent) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive 1.35 shares (subject to possible adjustment as set forth in SECTIONS 2.06 AND 7.01(E), the "Exchange Ratio") of FUNC Common Stock (with the appropriate number of FUNC Rights, which shall be attached thereto or represented by Rights Certificates in accordance with the FUNC Rights Agreement).
          (D) OUTSTANDING FFB SERIES B PREFERRED STOCK. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series B Preferred Stock, then each such share (excluding any Treasury Shares) of FFB Series B Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 1 Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series B Preferred Stock (but containing a mutually agreed upon provision limiting FUNC's creation or issuance of shares of FUNC Preferred Stock to 10,000,000 shares in the aggregate after the Effective Time for so long as any shares of New FUNC Series 1 Preferred Stock shall be outstanding).
          (E) OUTSTANDING FFB SERIES D PREFERRED STOCK. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series D Preferred Stock, then each such share (excluding any Treasury Shares) of FFB Series D Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 2 Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series D Preferred Stock.
          (F) OUTSTANDING FFB SERIES F PREFERRED STOCK. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series F Preferred Stock, then each such share (excluding any Treasury Shares and any shares the recordholder of which properly exercises dissenters' rights of appraisal to the extent available) of FFB Series F Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 3 Preferred Stock"; and, together with the New FUNC Series 1 Preferred Stock and New FUNC Series 2 Preferred Stock, "New FUNC Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series F Preferred Stock.
     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of FFB Common Stock and FFB Preferred Stock shall cease to be, and shall have no rights as, stockholders of FFB, other than to receive the consideration provided under this ARTICLE II. After the Effective Time, there shall be no transfers on the stock transfer books of FFB or the Continuing Corporation of shares of FFB Stock.
     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of FUNC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, FUNC shall pay to each holder of FFB Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of FUNC Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.
     2.04. EXCHANGE PROCEDURES. (1) As promptly as practicable after the Effective Date, FUNC shall send or cause to be sent to each former holder of shares (other than Treasury Shares) of FFB Stock of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates formerly representing FFB Stock ("Old Certificates") for the consideration set forth in this ARTICLE II. The certificates representing the shares of FUNC Stock ("New Certificates") into which shares of such stockholder's FFB Stock are converted on the Effective Date and any check in respect of fractional share interests or dividends or distributions which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to First Union National Bank of North Carolina, as Exchange Agent (the "Exchange Agent") of Old Certificates representing all of such shares of FFB Stock (or indemnity satisfactory to FUNC and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this ARTICLE II upon such delivery. Old Certificates surrendered for exchange by any Affiliate (as defined in SECTION 5.07) of FFB shall not be exchanged for New Certificates until FUNC has received a written agreement from such person as specified in SECTION 5.07.
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
     (2) Notwithstanding the foregoing, neither the Exchange Agent nor the Depositary nor any party hereto shall be liable to any former holder of FFB Stock or FFB Depositary Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
     (3) Notwithstanding any other provisions of this Plan, no dividends or other distributions with a record date following the 30th day to occur after the Effective Time shall be paid to any person holding Old Certificates representing FFB Common Stock until such Old Certificates have been surrendered for exchange for New Certificates. Subject to the effect of applicable laws, (i) until such 30th day, there shall be paid to each former holder of shares of FFB Common Stock, the amount of dividends or other distributions with a record date after the Effective Time but on or before such 30th day payable with respect to the shares of FUNC Common Stock into which such FFB Common Stock has been converted pursuant to SECTION 2.01 and (ii) following surrender of any such Old Certificates, there shall be paid to the holder of the New Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after such 30th day theretofore payable with respect to the shares represented thereby.
     2.05. DISSENTING STOCKHOLDERS. (1) In accordance with Section 14A:11-1(1)(a) of the NJBCA, except as set forth in SECTION 2.05(2), no dissenters' rights of appraisal are available to any holder of shares of FFB Stock, or to any holder of FFB Depositary Shares. To the extent necessary to avoid the existence of any such rights, FFB hereby agrees to use its reasonable best efforts to continue the listing on the NYSE or another national securities exchange of the shares of FFB Stock (other than the FFB Series F Preferred Stock), and the FFB Depositary Shares.
     (2) If any record holder of shares of FFB Series F Preferred Stock shall be entitled to be paid the "fair value" of such shares ("Dissenter's Shares"), as provided in Chapter 14A:11 of the NJBCA, FFB shall give FUNC notice thereof and FUNC shall have the right to participate in all negotiations and proceedings with respect to any such demands. FFB shall not, except with the prior written consent of FUNC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any dissenting holder of FFB Series F Preferred Stock shall fail to perfect or shall have effectively withdrawn or lost any right to dissent that such holder may have, the shares of FFB Series F Preferred Stock held by such person shall thereupon be treated as though such shares of FFB Series F Preferred Stock had been converted into shares of FUNC Series 3 Preferred Stock pursuant to SECTION 2.01(F).
     2.06. ANTI-DILUTION PROVISIONS. In the event FUNC changes (or establishes a record date for changing) the number of shares of FUNC Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding FUNC Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.
     2.07. TREASURY SHARES. Each of the shares of FFB Stock held as Treasury Shares immediately prior to the Effective Time, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.
     2.08. OPTIONS. From and after the Effective Time, all employee and director stock options to purchase shares of FFB Common Stock (each, an "FFB Stock Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of FUNC Common Stock, and FUNC shall assume each such FFB Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; PROVIDED, HOWEVER, that from and after the Effective Time (i) each such FFB Stock Option assumed by FUNC may be exercised solely to purchase shares of FUNC Common Stock, (ii) the number of shares of FUNC Common Stock purchasable upon exercise of such FFB Stock Option shall be equal to the number of shares of FFB Common Stock that were purchasable under such FFB Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, with cash being paid for any fractional share interest that otherwise would be purchasable, and
(iii) the per share exercise price under each such FFB Stock Option shall be adjusted by dividing the per share exercise price of each such FFB Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each FFB Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to FUNC Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Code, as to any FFB Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).
                          III. ACTIONS PENDING MERGER
     From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of FUNC (which consent shall not be unreasonably withheld or delayed) FFB will not, and (except with respect to SECTION 3.07) will cause each of its subsidiaries not to, and
(ii) without the prior written consent of FFB (which consent shall
                                      A-8
not be unreasonably withheld or delayed) FUNC will not, and (except with respect to SECTION 3.07) will cause each of its subsidiaries not to:
     3.01. ORDINARY COURSE. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in SECTION 4.03(I)) required for the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in the proviso to SECTION 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan.
     3.02. CAPITAL STOCK. Other than (i) as Previously Disclosed in SECTION 4.03(C) of its Disclosure Letter (as defined in SECTION 4.01), (ii) in connection with acquisitions of businesses permitted in SECTION 3.06 or (iii) under the Deposit Agreement or the relevant Stock Option Agreement, (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in SECTION 8.08), (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.
     3.03. DIVIDENDS, ETC. (1) Make, declare or pay any dividend (other than (i) in the case of FFB, quarterly cash dividends on FFB Common Stock payable at a rate not to exceed $0.50 per share (or, beginning with the first dividend payable during 1996, at a rate not to exceed $.55 per share) dividends payable on FFB Preferred Stock at a rate not exceeding the rate provided for in the terms thereof, and dividends from subsidiaries to FFB or another subsidiary of FFB, as applicable, and (ii) in the case of FUNC quarterly cash dividends on FUNC Common Stock and dividends from subsidiaries to FUNC or another subsidiary of FUNC, as applicable) on or in respect of, or declare or make any distribution on any shares of its capital stock, (2) except as Previously Disclosed in
SECTION 3.03 of its Disclosure Letter or as contemplated by SECTION 5.08(2), directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, (3) other than as Previously Disclosed in SECTION 4.03(C) of its Disclosure Letter or as required by the relevant Stock Option Agreement (or in the case of FUNC, intercorporate transactions), authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto. Notwithstanding the foregoing, in all events FFB and FUNC shall agree to coordinate (on a mutually agreeable basis that will not materially impair KPMG Peat Marwick LLP's ability to deliver the letters referred to in SECTION 6.05) the declaration of dividends (and the record and payment dates therefor) payable during the period preceding and including the quarter in which the Effective Date occurs so that FFB and FUNC stockholders will receive fair dividends and in no event shall FFB and FUNC stockholders fail to receive a fair dividend during any quarter up to and including the quarter immediately following the Effective Date.
     3.04. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. In the case of FFB and its subsidiaries, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or consistent with individual increases by FUNC for similarly situated employees of FUNC (but not exceeding the compensation levels of such FUNC employees) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice, which to the extent practicable have been Previously Disclosed in SECTION 3.04 of its Disclosure Letter.
     3.05. BENEFIT PLANS. In the case of FFB and its subsidiaries, enter into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which to the extent practicable have been Previously Disclosed in SECTION 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.
     3.06. ACQUISITIONS AND DISPOSITIONS. Except as Previously Disclosed in
SECTION 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a BONA FIDE fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its subsidiaries taken as a whole (any of the foregoing, a "Business Combination Transaction"); it being understood, for
                                      A-9
purposes of this SECTION 3.06, that: (1) in the case of FFB (i) Business Combination Transactions in which the purchase price to be paid or received by FFB and/or its subsidiaries consists solely of cash in an amount not exceeding $150 million in any one case shall be considered not to be material to FFB and its subsidiaries taken as a whole and (ii) no Business Combination Transaction involving the issuance by FFB and/or its subsidiaries of shares of capital stock would be permissible without FUNC's prior consent; and (2) in the case of FUNC,
(i) Business Combination Transactions in which the purchase price to be paid or received by FUNC and/or its subsidiaries includes cash in an amount not exceeding $300 million in any one case or (ii) Business Combination Transactions in which the purchase price paid by FUNC and/or its subsidiaries includes shares of FUNC Common Stock in a number not exceeding 4.0% of the number of such shares outstanding on May 31, 1995 in any one case, shall be considered not to be material to FUNC and its subsidiaries taken as a whole.
     3.07. AMENDMENTS. Except, in the case of FUNC, by filing the Articles of Amendment, amend its articles or certificate of incorporation or by-laws (or similar constitutive documents) or, except as contemplated in SECTION 4.03(P)(2), the FUNC Rights Agreement or FFB Rights Agreement, as the case may be, redeem the FUNC Rights or FFB Rights, as the case may be, or adopt any plan or arrangement similar to or as a substitute for the FFB Rights Agreement or FUNC Rights Agreement, as the case may be.
     3.08. ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.
     3.09. ADVERSE ACTIONS. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of FFB or FUNC to exercise its rights under either Stock Option Agreement; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law.
     3.10. AGREEMENTS. Agree or commit to do anything prohibited by SECTIONS
3.01 through 3.09.
                       IV. REPRESENTATIONS AND WARRANTIES
     4.01. DISCLOSURE LETTERS. On or prior to the date hereof, FUNC has delivered to FFB and FFB has delivered to FUNC a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; PROVIDED, that (i) no such item is required to be set forth in a Disclosure Letter as an exception to a representation or warranty (it being understood that items to be set forth in response to SECTIONS 4.03(C), (D)(1) AND (2) AND (M)(1) are intended as informational disclosures and not to constitute exceptions to the applicable representation or warranty) if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by
SECTION 4.02, and (ii) the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 8.08).
     4.02. STANDARD. No representation or warranty of FUNC or FFB contained in
SECTION 4.03 (other than the representations and warranties contained in (i) SECTIONS 4.03(A) (with respect to the facts set forth in RECITALS A AND B), (C) AND (U)(II), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) SECTIONS 4.03(D)(1)(I)-(IV), (F), (P) AND (U)(I), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of SECTION 4.03 is not reasonably likely to, have a Material Adverse Effect.
     4.03. REPRESENTATIONS AND WARRANTIES. Subject to SECTIONS 4.01 AND 4.02, FFB hereby represents and warrants to FUNC, and FUNC hereby represents and warrants to FFB, as follows:
          (A) RECITALS. In the case of the representations and warranties of FFB, the facts set forth in RECITALS A, E AND F of this Plan with respect to it are true and correct. In the case of the representations and warranties of FUNC, the facts set forth in RECITALS B, C, E AND F of this Plan with respect to it and Merger Sub are true and correct.
          (B) ORGANIZATION, STANDING, AND AUTHORITY. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business
                                      A-10
     requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
          (C) SHARES. (1) The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in SECTION 4.03(C) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan, the relevant Stock Option Agreement and the FUNC Rights Agreement or FFB Rights Agreement, as the case may be. Since May 31, 1995, it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in SECTION 4.03(C) of its Disclosure Letter.
          (2) In the case of the representations and warranties of FFB, the number of shares of FFB Common Stock which are issuable upon exercise of FFB Stock Options as of the date hereof are Previously Disclosed in SECTION 4.03(C) of FFB's Disclosure Letter.
          (3) In the case of the representations and warranties of FUNC: (i) the outstanding shares of Merger Sub Common Stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights; and (ii) the shares of FUNC Stock to be issued in exchange for shares of FFB Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and nonassessable.
          (D) SUBSIDIARIES. (1) In the case of the representations and warranties of FFB, (i) it has Previously Disclosed in SECTION 4.03(D) of FFB's Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (ii) no equity securities of any of its significant subsidiaries (as defined in SECTION 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (iii) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (iv) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and
     (v) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C. (section mark) 55 or equivalent state statutes in the case of banking subsidiaries) nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ("Liens").
          (2) In the case of the representations and warranties of FFB, except as Previously Disclosed in SECTION 4.03(D) of FFB's Disclosure Letter, FFB does not own (other than in a BONA FIDE fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.
          (3) Each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.
          (E) CORPORATE POWER. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it (and, in the case of the representations and warranties of FUNC, Merger Sub) has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.
          (F) CORPORATE AUTHORITY. Subject to receipt of the requisite approval of its stockholders referred to in SECTION 6.01, this Plan, the Stock Option Agreements and the Voting and Support Agreement, and the transactions contemplated hereby and thereby have been, authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it (and, in the case of FUNC, Merger Sub) enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).
          (G) NO DEFAULTS. Except as Previously Disclosed in SECTION 4.03(G) of its Disclosure Letter, subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in SECTION 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the
                                      A-11
     transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.
          (H) FINANCIAL REPORTS AND SEC DOCUMENTS. Its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1994 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the Securities and Exchange Commission (the "SEC") (i) complied or will comply in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.
          (I) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in
     SECTION 4.03(I) of its Disclosure Letter:
          (1) no litigation, proceeding or controversy before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;
          (2) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and
          (3) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.
          (J) COMPLIANCE WITH LAWS. Except as Previously Disclosed in SECTION 4.03(J) of its Disclosure Letter, it and each of its subsidiaries:
          (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;
          (2) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and
          (3) has received, since December 31, 1994, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental
                                      A-12
     authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).
          (K) DEFAULTS; PROPERTIES. (1) Except as Previously Disclosed in
     SECTION 4.03(K) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.
          (2) Except as disclosed or reserved against in its SEC Documents, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its SEC Documents as being owned by it or its subsidiaries as of the dates thereof. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).
          (L) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding, in the case of FFB, a fee to be paid to Goldman, Sachs & Co., and, in the case of FUNC, a fee to be paid to Lazard Freres & Co. LLC, which, in each case, has been heretofore disclosed to the other party.
          (M) EMPLOYEE BENEFIT PLANS. (1) In the case of the representations and warranties of FFB, SECTION 4.03(M) of FFB's Disclosure Letter contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").
          (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.
          (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in SECTION 4.03(M) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
          (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or
     Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043
                                      A-13
     of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.
          (5) All contributions, premiums and payments required to be made under the terms of any Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
          (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.
          (7) In the case of the representations and warranties of FFB, neither FFB nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in SECTION 4.03(M) of FFB's Disclosure Letter.
          (8) In the case of the representations and warranties of FFB, except as Previously Disclosed in SECTION 4.03(M) of FFB's Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of FFB or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from FFB or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.
          (N) LABOR MATTERS. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
          (O) INSURANCE. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.
          (P) TAKEOVER LAWS; RIGHTS PLANS. (1) It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the Voting and Support Agreement, and the transactions contemplated hereby and thereby, from, and this Plan, the Voting and Support Agreement and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations (collectively, "Takeover Laws") of the States (i) of North Carolina in the case of the representations and warranties of FUNC, including Articles 9 and 9A of the NCBCA, and (ii) of New Jersey in the case of the representations and warranties of FFB, including Article 14A:10A of the NJBCA.
          (2) It has (i) in the case of the representations and warranties of FFB, duly entered into an amendment to the FFB Rights Agreement in substantially the form of EXHIBIT D, (ii) in the case of the representations and warranties of FUNC, duly entered into an amendment to the FUNC Rights Agreement in substantially the form of EXHIBIT E and (iii) taken all other action necessary or appropriate so that, the entering into of this Plan and the Stock Option Agreements (and, in the case of the representations and warranties of FFB, the Voting and Support Agreement), and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option (as defined in the relevant Stock Option Agreement)) do not and will not result in the ability of any person to exercise
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
     any Rights under, in the case of FFB, the FFB Rights Agreement, and in the case of FUNC, the FUNC Rights Agreement, or enable or require in the case of FFB, the FFB Rights and in the case of FUNC, the FUNC Rights, to separate from the shares of common stock to which they are attached or to be triggered or become exercisable.
          (3) In the case of the representations and warranties of FFB, no "Distribution Date", "Shares Acquisition Date" or "Trigger Event" (as such terms are defined in the FFB Rights Plan) has occurred; and, in the case of the representations and warranties of FUNC, no "Separation Time", "Stock Acquisition Date" or "Flip-in Date" (as such terms are defined in the FUNC Rights Agreement) has occurred.
          (Q) ENVIRONMENTAL MATTERS. Except as Previously Disclosed in SECTION 4.03(Q) of its Disclosure Letter:
          (1) To its knowledge, it and each of its subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below) and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.
          (2) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
     (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.
          (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.
          (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in SECTION 4.03(Q)
     (2) OR (3).
          (5) To its knowledge, during the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.
          (6) To its knowledge, prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.
          (7) With respect to either FFB or FUNC, the following definitions apply for purposes of this SECTION 4.03(Q): "Loan/Fiduciary Property" means any property owned or operated by it or any of its subsidiaries or in which it or any of its subsidiaries holds a security or other interest (including, without limitation, a fiduciary interest), and, where required by the context, includes any such property where it or any of its subsidiaries constitutes the owner or operator of such property; "Participation Facility" means any facility in which it or any of its subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal
                                      A-15

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     Water Pollution Control Act of 1972, the federal Clean Air Act, the federal
     Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal
     Occupational Safety and Health Act of 1970, and any similar state or local laws each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, solid waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
          (R) TAX REPORTS. Except as Previously Disclosed in SECTION 4.03(R) of its Disclosure Letter: (i) all reports and returns with respect to Taxes
     (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.
          (S) POOLING; REORGANIZATION. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.
          (T) REGULATORY APPROVALS. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in SECTION
     6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.
          (U) NO MATERIAL ADVERSE EFFECT. Since December 31, 1994, except as Previously Disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of SECTION 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.
                                  V. COVENANTS
     FFB hereby covenants to and agrees with FUNC, and FUNC hereby covenants to and agrees with FFB, that:
     5.01. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.
     5.02. STOCKHOLDER APPROVALS. Each of them shall take, in accordance with applicable law, NYSE rules and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, an appropriate meeting of stockholders of FUNC to consider and vote upon the issuance of the shares of FUNC Stock to be issued in the Merger pursuant to this Plan and to vote on any other stockholder approval matters required for consummation of the Merger (the "FUNC Meeting"), and an appropriate meeting of stockholders of FFB to consider and vote upon the approval of this Plan and to vote on any other stockholder approval matters required for consummation of the Merger (the "FFB Meeting"; each of
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the FUNC Meeting and the FFB Meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in SECTION 5.03) is declared effective. Subject to the next succeeding sentence, the Board of Directors of each of FUNC and FFB will recommend such approval, and each of FUNC and FFB will take all reasonable lawful action to solicit such approval by its respective stockholders. The Board of Directors of FUNC or FFB, acting on behalf of FUNC or FFB, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation if and only if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.
     5.03. REGISTRATION STATEMENT. (1) Each of FUNC and FFB agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by FUNC with the SEC in connection with the issuance of FUNC Common Stock (and, to the extent necessary, New FUNC Preferred Stock and
New FUNC Depositary Shares) in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of FUNC and FFB constituting a part thereof (the "Joint Proxy Statement"). Each of FFB and FUNC agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. FUNC also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FFB agrees to furnish to FUNC all information concerning FFB, its subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.
     (2) Each of FFB and FUNC agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the FUNC Meeting and the FFB
Meeting, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto.
     (3) In the case of FUNC, FUNC will advise FFB, promptly after FUNC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the FUNC Stock or New FUNC Depositary Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     5.04. PRESS RELEASES. It will not, without the prior approval of the other, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law.
     5.05. ACCESS; INFORMATION. (1) Upon reasonable notice, it shall afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it
(i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
(ii) all other information concerning the business, properties and personnel of it as the other may reasonably request; and (2) it will not use any information obtained pursuant to this SECTION 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in SECTION 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.
     5.06. ACQUISITION PROPOSALS. Without the prior written consent of the other, neither FFB nor FUNC shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating
                                      A-17

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to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its significant subsidiaries; PROVIDED, HOWEVER, that the Board of Directors of FFB or FUNC, on behalf of FFB or FUNC, respectively, may furnish or cause to be furnished information and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. It shall instruct its and its subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing.
     5.07. AFFILIATE AGREEMENTS. (1) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, FUNC shall deliver to FFB, and FFB shall deliver to FUNC, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.
     (2) Each of FFB and FUNC shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of FFB or FUNC, as the case may be, to execute and deliver to FFB and FUNC on or before the date of mailing of the Joint Proxy Statement an agreement in the form attached hereto as EXHIBIT F or EXHIBIT G, respectively.
     5.08. CERTAIN MODIFICATIONS; RESTRUCTURING CHARGES. (1) FFB and FUNC shall consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and FFB shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. FFB and FUNC shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this SECTION 5.08.
     (2) Each of FFB and FUNC agrees to cooperate with the other in effecting, prior to the Effective Time, repurchases of shares of FUNC Common Stock and/or FFB Common Stock; PROVIDED, HOWEVER, that no such redemption or repurchase shall be effected by either party (i) if KPMG Peat Marwick LLP concludes that, as a result thereof, such firm may be unable to deliver the letters referred to in
SECTION 6.05, (ii) if Sullivan & Cromwell, special tax counsel to FUNC and FFB, concludes that, as a result thereof, such firm may be unable to deliver the opinion referred to in SECTION 6.10, (iii) except in accordance with the Exchange Act and other applicable law or (iv) on any day which FFB and FUNC reasonably conclude may fall within the period for determining the Average Closing Price (as defined in SECTION 7.01(E).
     (3) In the case of FFB, FFB agrees to amend its Dividend Reinvestment Plan ("DRP") so that after the execution of this Plan, no original issue shares of FFB Common Stock will be issued under the DRP.
     5.09. TAKEOVER LAWS. No party shall take any action that would cause the transactions contemplated by this Plan, the Voting and Support Agreement and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan, the Voting and Support Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Articles 9 and 9A of the NCBCA, Article 14A:10A of the NJBCA, other Takeover Laws of the States of North Carolina or New Jersey or Takeover Laws of any other State that purport to apply to this Plan or the transactions contemplated hereby or thereby.
     5.10. NO RIGHTS TRIGGERED. Each of FFB and FUNC shall take all necessary steps to ensure that the entering into of this Plan, the Voting and Support Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or thereby, do not and will not result in the grant of any rights to any person (1) under its articles or certificate of incorporation or by-laws, (2) under any material agreement to which it or any of its subsidiaries is a party (including without limitation, in the case of FFB, the FFB Rights Agreement, and in the case of FUNC, the FUNC Rights Agreement) or (3) to exercise or receive certificates for Rights, or acquire any property in respect of Rights, under the FFB Rights Agreement or FUNC Rights Agreement, as the case may be.
     5.11. SHARES LISTED. In the case of FUNC, FUNC shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of FUNC Stock and New FUNC Depositary Shares to be issued to
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
the holders of FFB Stock and FFB Depositary Shares in the Merger (but only to the extent that the corresponding class or series of FFB Stock and/or the FFB Depositary Shares were so listed immediately prior to the Effective Time).
     5.12. REGULATORY APPLICATIONS. (1) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to consummate the Merger.
     (2) Each of FUNC and FFB agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in SECTION 6.02. Each of FUNC and FFB shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.
     (3) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.
     5.13. INDEMNIFICATION. (A) For six years after the Effective Date, FUNC shall indemnify, defend and hold harmless the present and former directors, officers and employees of FFB and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan, the Voting and Support Agreement and the FFB Stock Option Agreement) to the fullest extent that such persons are indemnified under the laws of the State of New Jersey and FFB's certificate of incorporation and by-laws as in effect on the date hereof (and during such period FUNC shall also advance expenses (including expenses constituting Costs described in SECTION 5.13(E)) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required); PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under New Jersey law and such certificate of incorporation and by-laws shall be made by independent counsel (which shall not be counsel that provides material services to FUNC) selected by FUNC and reasonably acceptable to such officer or director; and PROVIDED, FURTHER, that in the absence of applicable New Jersey judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and FUNC shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.
     (B) FUNC shall maintain FFB's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amount on terms no less favorable, including FUNC's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date.
     (C) Any Indemnified Party wishing to claim indemnification under SECTION 5.13(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify FUNC thereof; PROVIDED that the failure so to notify shall not affect the obligations of FUNC under SECTION 5.13(A) unless and to the extent such failure materially increases FUNC's liability under such subsection (A).
     (D) If FUNC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of FUNC shall assume the obligations set forth in this SECTION 5.13.
                                      A-19

     (E) FUNC shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this SECTION 5.13. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.
     5.14. BENEFIT PLANS. As soon as administratively practicable after the Effective Date (and unless administratively impracticable, no earlier than January 1, 1997), FUNC shall take all reasonable action so that employees of FFB and its subsidiaries shall be generally entitled to participate in the pension, severance, benefit, vacation, sick pay and similar plans on substantially the same terms and conditions as employees of FUNC and its subsidiaries, and until such time, the plans of FFB shall remain in effect; PROVIDED, that no employee of FFB who becomes an employee of FUNC and who elects coverage by FUNC's medical insurance plans shall be excluded coverage thereunder (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under FFB's medical insurance plans, but to the extent such preexisting condition was excluded from coverage under FFB's medical insurance plans, this proviso shall not require coverage for such preexisting condition. For the purpose of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies, the vesting of benefits under such plans and the accrual of benefits under such plans (including, but not limited to, any pension, severance, 401(K), vacation and sick pay), FUNC shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with FFB or its subsidiaries, as the case may be, as if they were with FUNC or its subsidiaries. Retirees prior to January 1, 1998, shall have their retiree welfare benefits grandfathered at the level in effect at FFB on December 31, 1996. FUNC also shall cause the Continuing Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in SECTION 4.03(M) of the FFB Disclosure Letter, between FFB or any of its subsidiaries and any current or former director, officer or employee thereof.
     5.15. ACCOUNTANTS' LETTERS. Each of FFB and FUNC shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.
     5.16. REGISTRATION RIGHTS. Each person (including its "affiliates" and "associates", as defined under the Securities Act) who is precluded by Rule 145 under the Securities Act from selling or disposing of all of the shares of FUNC Common Stock received by such person in the Merger within one calendar quarter in the absence of an effective registration statement therefor, or another exemption from registration, under the Securities Act (each, together with such affiliates and associates, a "Large Shareholder") shall be entitled to registration rights for such shares as set forth in EXHIBIT H.
     5.17. CERTAIN DIRECTOR AND OFFICER POSITIONS. (1) FUNC agrees to cause six members of FFB's Board of Directors, which members shall be nominated by FFB and willing so to serve (subject to any applicable legal restrictions) ("Former FFB Directors") and shall include Mr. Anthony P. Terracciano and Mr. Juan Rodriguez Inciarte, to be elected or appointed as directors of FUNC at, or as promptly as practicable after, the Effective Time. At the first annual meeting of stockholders of FUNC subsequent to the Effective Time, FUNC shall take all corporate action necessary to, and shall, renominate Mr. Terracciano and Mr. Inciarte for election as directors of FUNC for in each case three-year terms and shall recommend that the FUNC stockholders vote for the election of such individuals as directors.
     (2) FUNC agrees to cause three Former FFB Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of FUNC at, or as promptly as practicable after, the Effective Time (which Executive Committee shall at such time consist of not more than ten members) and shall include Mr. Terracciano and two other Former FFB Directors agreed upon by the Chief Executive Officers of FFB and FUNC prior to the Effective Time.
     (3) At the Effective Time, FUNC's Board of Directors shall elect or appoint Mr. Terracciano as President of FUNC.
     5.18. NOTIFICATION OF CERTAIN MATTERS. Each of FFB and FUNC shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.
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                  VI. CONDITIONS TO CONSUMMATION OF THE MERGER
     The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following:
     6.01. SHAREHOLDER VOTE. Approval of this Plan by the requisite votes of the stockholders of FFB and FUNC;
     6.02. REGULATORY APPROVALS. Procurement by FUNC, FFB and the Investor of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to FUNC or FFB of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan;
     6.03. THIRD PARTY CONSENTS. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB or FUNC;
     6.04. NO INJUNCTION, ETC. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby;
     6.05. POOLING LETTERS. FUNC and FFB shall have received from KPMG Peat Marwick LLP, independent auditors for both FFB and FUNC, letters, dated the date of or shortly prior to each of the mailing date of the Joint Proxy Statement and the Effective Date, to the effect that such auditors are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment;
     6.06. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FUNC. (i) Each of the representations and warranties contained herein of FUNC shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by SECTION 4.02, (ii) each and all of the agreements and covenants of FUNC to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) FFB shall have received a certificate signed by the Chief Financial Officer of FUNC, dated the Effective Date, to the effect set forth in clauses (i) and (ii);
     6.07. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FFB. (i) Each of the representations and warranties contained herein of FFB shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by SECTION 4.02, (ii) each and all of the agreements and covenants of FFB to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) FUNC shall have received a certificate signed by the Chief Financial Officer of FFB, dated the Effective Date, to the effect set forth in clauses (i) and (ii);
     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;
     6.09. BLUE-SKY PERMITS. FUNC shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger;
     6.10. TAX OPINION. FUNC and FFB shall have received an opinion from Sullivan & Cromwell, special tax counsel to FUNC and FFB, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of FFB who receive shares of FUNC Stock, or New FUNC Depositary Shares, in exchange for their shares of FFB Stock, and FFB Depositary Shares, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, Sullivan & Cromwell may require and rely upon representations and agreements contained in certificates of officers of FUNC, FFB, the Investor and others;
     6.11. ARTICLES OF AMENDMENT. The Articles of Amendment shall have become effective in accordance with the NCBCA;
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     6.12. NYSE LISTING. The shares of FUNC Stock and the New FUNC Depositary
Shares, issuable pursuant to this Plan shall have been approved for listing on the NYSE (but only to the extent that the corresponding class or series of FFB Stock and/or the FFB Depositary Shares were so listed immediately prior to the Effective Time), subject to official notice of issuance; and
     6.13. RIGHTS AGREEMENTS. There shall exist no "Acquiring Person" and no "Shares Acquisition Date" or "Trigger Event" (as each of such terms are defined in the FFB Rights Plan) shall have occurred; and there shall exist no "Acquiring Person" and no "Stock Acquisition Date" or "Flip-in Date" (as each of such terms are defined in the FUNC Rights Agreement) shall have occurred;
PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in
SECTION 6.07 shall only constitute conditions if asserted by FUNC, and a failure to satisfy any of the conditions set forth in SECTION 6.06 shall only constitute conditions if asserted by FFB.
                                VII. TERMINATION
     7.01. TERMINATION. This Plan may be terminated, and the Merger may be abandoned:
     (A) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of FUNC and FFB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.
     (B) BREACH. At any time prior to the Effective Time, by FUNC or FFB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard established by SECTION 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or
(ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.
     (C) DELAY. At any time prior to the Effective Time, by FUNC or FFB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this SECTION 7.01(C).
     (D) NO APPROVAL. By FFB or FUNC, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority or (ii) any stockholder approval required by SECTION 6.01 herein is not obtained at the FFB Meeting or the FUNC Meeting.
     (E) POSSIBLE ADJUSTMENT. By FFB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:
          (1) the Average Closing Price on the Determination Date of shares of FUNC Common Stock shall be less than $40.48; and
          (2) (i) the number obtained by dividing the Average Closing Price on such Determination Date by $47.625 (such number being referred to herein as the "FUNC Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x) (2)
     (ii) (such number being referred to herein as the "Index Ratio");
or (y) the Average Closing Price on the Determination Date of shares of FUNC Common Stock shall be less than the product of 0.75 and the Starting Price; SUBJECT, HOWEVER, to the following four sentences. If FFB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to FUNC which notice shall specify which of clauses (x) or
(y) is applicable (or if both would be applicable, which clause is being invoked); PROVIDED that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FUNC shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the
                                      A-22

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numerator of which is the product of $40.48 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the FUNC Ratio. During such five-day period, FUNC shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If FUNC makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to FFB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this SECTION 7.01(E) and this Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 7.01(E).
     For purposes of this SECTION 7.01(E), the following terms shall have the meanings indicated:
          "Average Closing Price" means the average of the daily last sale prices of FUNC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.
          "Determination Date" means the date on which the approval of the Federal Reserve Board required for consummation of the Merger shall be received.
          "Index Group" means the group of each of the 13 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 13 bank holding companies and the weights attributed to them are as follows:

                                             BANK HOLDING COMPANY                                                WEIGHTING
Banc One Corp. (ONE)..........................................................................................      15.17%
Norwest Corporation (NOB).....................................................................................      10.91
SunTrust Banks, Inc. (STI)....................................................................................       7.87
KeyCorp (KEY).................................................................................................       8.63
Fleet Financial Group, Inc. (FLT).............................................................................       6.19
NBD Bancorp, Inc. (NBD).......................................................................................       5.91
PNC Financial Corp (PNC)......................................................................................       7.34
Wachovia Corporation (WB).....................................................................................       7.38
First Bank System, Inc. (FBS).................................................................................       6.70
Barnett Banks, Inc. (BBI).....................................................................................       6.10
National City Corporation (NCC)...............................................................................       5.22
Mellon Bank Corporation (MEL).................................................................................       7.43
Boatmen's Bancshares, Inc. (BOAT).............................................................................       5.15
                                                                                                                   100.00%

          "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.
          "Starting Date" means June 16, 1995.
          "Starting Price" shall mean the last sale price per share of FUNC Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source).
     If any company belonging to the Index Group or FUNC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or FUNC shall be appropriately adjusted for the purposes of applying this SECTION 7.01(E).
                                      A-23

     (F) STOCK OPTION AGREEMENTS; VOTING AND SUPPORT AGREEMENT. By FFB, if the FUNC Stock Option Agreement shall not have been executed and delivered by FUNC by the close of business on the day following the date of execution of this Plan; or by FUNC, (i) if the FFB Stock Option Agreement or the Voting and Support Agreement shall not have been executed and delivered by FFB or, in the case of the Voting and Support Agreement, by the Investor, by the close of business on the day following the date of execution of this Plan or (ii) at any time prior to the Effective Time, if the Investor materially breaches any of its representations, warranties, covenants and agreements, which breach has not and cannot reasonably be cured within 30 days after the giving of written notice to the Investor of such breach, under the Voting and Support Agreement.
     (G) FAILURE TO RECOMMEND, ETC. At any time prior to the FFB Meeting, by FUNC if the Board of Directors of FFB shall have failed to make its recommendation referred to in SECTION 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of FUNC; or at any time prior to the FUNC Meeting, by FFB if the Board of Directors of FUNC shall have failed to make its recommendation referred to in SECTION 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of FFB.
     7.02. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Plan and the abandonment of the Merger pursuant to this ARTICLE VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in SECTION 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and
(iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.
                              VIII. OTHER MATTERS
     8.01. SURVIVAL. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; PROVIDED, HOWEVER, if the Effective Time occurs, the agreements of the parties in SECTIONS 5.13, 5.16, 5.17, 8.01, 8.04 AND 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in SECTIONS 5.05(2), 7.02, 8.01, 8.02, 8.04, 8.05, 8.06, 8.07 AND 8.09,
shall survive such termination.
     8.02. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the FFB Meeting the consideration to be received by the stockholders of FFB for each share of FFB Stock, or FFB Depository Shares, shall not thereby be decreased.
     8.03. COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
     8.04. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of New Jersey law govern).
     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between FFB and FUNC.
     8.06. CONFIDENTIALITY. Except as otherwise provided in SECTION 5.05(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed.
     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.
                                      A-24

If to FUNC, to:           First Union Corporation
                          One First Union Center
                          Charlotte, North Carolina 28288
                          Attention:  Edward E. Crutchfield
                          Chairman and Chief
                          Executive Officer
With a copy to:           Marion A. Cowell, Jr.
                          General Counsel
                          First Union Corporation
                          One First Union Center
                          Charlotte, North Carolina 28288-0013
If to FFB, to:            First Fidelity Bancorporation
                          550 Broad Street
                          Newark, New Jersey 07102
                          Attention: Anthony P. Terracciano
                                     Chairman, President and
                                     Chief Executive Officer
With copies to:           James L. Mitchell
                          General Counsel
                          First Fidelity Bancorporation
                          550 Broad Street
                          Newark, New Jersey 07102
and:                      Cleary, Gottlieb, Steen & Hamilton
                          One Liberty Plaza
                          New York, New York 10006
                          Attention: Victor I. Lewkow

     8.08. DEFINITIONS. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:
     (1) the term "Material Adverse Effect" shall mean, with respect to FFB or FUNC, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of FFB and its subsidiaries taken as a whole, or FUNC and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of FFB or FUNC, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, (c) actions or omissions of FFB, FUNC or Merger Sub taken with the prior informed consent of FFB or FUNC, as applicable, in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the effects of the Merger and of the actions contemplated by SECTION 5.08;
     (2) the term "person" shall mean any individual, bank savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;
     (3) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other parties prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;
     (4) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and
     (5) the terms "subsidiary" and "significant subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC; PROVIDED that for purposes of ARTICLE IV, Merger Sub shall be deemed a significant subsidiary of FUNC.
                                      A-25

     8.09. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan, the Stock Option Agreements and the Voting and Support Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for SECTIONS 5.13, 5.16 AND 5.17, nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.
     8.10. HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
                                         FIRST FIDELITY BANCORPORATION
                                         By: /s/ ANTHONY P. TERRACCIANO
                                             Anthony P. Terracciano
                                           Chairman, President and Chief
                                             Executive Officer
                                         FIRST UNION CORPORATION
                                         By: /s/ EDWARD E. CRUTCHFIELD
                                             Edward E. Crutchfield
                                           Chairman and Chief Executive Officer
                                         FIRST UNION CORPORATION OF NEW JERSEY
                                         By: /s/ EDWARD E. CRUTCHFIELD
                                             Edward E. Crutchfield
                                           President
                                      A-26

                                                                         ANNEX B
                                                                [CONFORMED COPY]
                           FFB STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of June 19, 1995 (the "Agreement"), by and between First Fidelity Bancorporation, a New Jersey corporation ("Issuer"), and First Union Corporation, a North Carolina corporation ("Grantee").
                                    RECITALS
     (A) THE PLAN. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly owned subsidiary of Grantee, with such subsidiary being the surviving corporation.
     (B) CONDITION TO PLAN. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:
     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.
     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer up to 15,686,077 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to the closing price per share of Issuer Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, another authoritative source) but in no event may the Purchase Price, prior to any adjustment, be less than $48.75. Each Option Share issued upon exercise of the Option shall be accompanied by FFB Rights as provided in the FFB Rights Agreement.
     3. EXERCISE OF OPTION.
     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); PROVIDED that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to SECTION 7.01(B) OR 7.01(F)(II) of the Plan (but only if the breach of Issuer or the Investor, respectively, giving rise to such termination was willful) (a termination of the Plan by Grantee pursuant to
SECTION 7.01(B) OR 7.01(F)(II) thereof as a result of a willful breach by Issuer or the Investor, respectively, being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination, or (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; PROVIDED, HOWEVER, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in SECTION 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.
                                      B-1

     (b) As used herein, a "Purchase Event" means any of the following events:
          (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C);
     (x) any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan), or (y) any acquisition of additional shares of Issuer Common Stock by the Investor so long as the Investor is not in breach of any representation, warranty or agreement contained in the Voting and Support Agreement or the Investment Agreement, dated as of March 18, 1991 (as amended, the "Investment Agreement"), by and between Issuer and the Investor (each of (A), (B), or (C), an "Acquisition Transaction"); or
          (ii) any person (other than Grantee, any subsidiary of Grantee or the Investor (so long as the Investor is not in breach of any representation, warranty or agreement in the Voting and Support Agreement or the Investment Agreement)) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee, any subsidiary of Grantee, or the Investor (so long as the Investor is not in breach of any representation, warranty or agreement in the Voting and Support Agreement or the Investment Agreement), is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.
     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:
          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or
          (ii) the stockholders shall not have approved the Plan by the requisite vote at the FFB Meeting, the FFB Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction; or
          (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or
          (iv) after a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under SECTION 7.01 thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan); or
                                      B-2

          (v) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.
As used in this Agreement, (i) "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and (ii) "Investor" shall include any affiliate of the Investor.
     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.
     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); PROVIDED that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.
     4. PAYMENT AND DELIVERY OF CERTIFICATES.
     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in SECTION 12(F).
     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in SECTION 4(A), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.
     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:
     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE 19, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.
It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.
     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under SECTION 3(E), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.
     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer
                                      B-3

Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
(B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.
     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:
          (a) CORPORATE AUTHORITY. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.
          (b) BENEFICIAL OWNERSHIP. To the best knowledge of Issuer, as of the date of this Agreement, no person or group other than the Investor has beneficial ownership of more than 15% of the issued and outstanding shares of Issuer Common Stock.
          (c) SHARES RESERVED FOR ISSUANCE; CAPITAL STOCK. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.
          (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.
     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.
     7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the FFB Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this SECTION 7(A), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant
                                      B-4
hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this SECTION 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.
     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").
     (c) The Substitute Option shall have the same terms as the Option, PROVIDED that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.
     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.
     (e) The following terms have the meanings indicated:
          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).
          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.
          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.
          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.
                                      B-5

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this SECTION 7(F), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this SECTION 7(F) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this SECTION 7(F). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.
     (g) Issuer shall not enter into any transaction described in SECTION 7(B) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this SECTION 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).
     8. REPURCHASE AT THE OPTION OF HOLDER. (a) Subject to the last sentence of
SECTION 3(A), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in SECTION 8(D) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this SECTION 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:
          (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;
          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to SECTION 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and
          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to SECTION 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.
     (b) If Holder exercises its rights under this SECTION 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to SECTION 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this SECTION 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to SECTION 8(A)(II) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.
                                      B-6

     Notwithstanding anything herein to the contrary, all of Holder's rights under this SECTION 8 shall terminate on the date of termination of this Option pursuant to SECTION 3(A).
     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in SECTION 8(D)(I), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in SECTION 7(B)(I), 7(B)(II) OR 7(B)(III), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.
     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in SECTION 7(B)(I), 7(B)(II) OR 7(B)(III) shall be consummated.
     9. REGISTRATION RIGHTS.
     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of
SECTION 9(C) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.
     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; PROVIDED, FURTHER, HOWEVER, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this SECTION 9(B), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.
     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in SECTION 9(A) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; PROVIDED, HOWEVER, that Issuer may delay any registration of Option Shares required pursuant to SECTION 9(A) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to SECTION 9(A) above:
                                      B-7

          (i) prior to the earliest of (a) termination of the Plan pursuant to
     ARTICLE VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to SECTION 6.01 of ARTICLE VI of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;
          (ii) on more than one occasion during any calendar year;
          (iii) within 90 days after the effective date of a registration referred to in SECTION 9(B) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and
          (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.
     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.
     (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to SECTION 9(A) OR 9(B) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to SECTION 9(A) OR 9(B) above.
     (e) INDEMNIFICATION. In connection with any registration under SECTION 9(A) OR 9(B) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.
     Promptly upon receipt by a party indemnified under this SECTION 9(E) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this SECTION 9(E), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
SECTION 9(E). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the
                                      B-8
indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.
     If the indemnification provided for in this SECTION 9(E) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.
     In connection with any registration pursuant to SECTION 9(A) OR 9(B) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this SECTION 9(E).
     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.
     (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.
     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.
     11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.
     12. MISCELLANEOUS.
     (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.
                                      B-9

     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     (c) ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under SECTION 9(E) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
SECTION 12(H)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in
SECTION 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.
     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law rules.
     (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).
     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.
     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consum-
mate the transactions provided for by such exercise.
     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.
     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.
                                         FIRST FIDELITY BANCORPORATION
                                         By: /s/ WOLFGANG SCHOELLKOPF
                                           Wolfgang Schoellkopf
                                           Vice Chairman and Chief Financial
                                         Officer
                                         FIRST UNION CORPORATION
                                         By: /s/ EDWARD E. CRUTCHFIELD
                                           Edward E. Crutchfield
                                           Chairman and Chief Executive Officer
                                      B-10

                                                                         ANNEX C
                                                                [CONFORMED COPY]
                          FUNC STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of June 19, 1995 (the "Agreement"), by and between First Union Corporation, a North Carolina corporation ("Issuer"), and First Fidelity Bancorporation, a New Jersey corporation ("Grantee").
                                    RECITALS
     (A) THE PLAN. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), providing for, among other things, the merger of Grantee with and into a wholly owned subsidiary of Issuer, with such subsidiary being the surviving corporation.
     (B) CONDITION TO PLAN. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:
     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.
     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $3.33 1/3 per share ("Issuer Common Stock"), of Issuer up to 34,042,001 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to the closing price per share of Issuer Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, another authoritative source) but in no event may the Purchase Price, prior to any adjustment, be less than the par value of Issuer Common Stock. Each Option Share issued upon exercise of the Option shall be accompanied by FUNC Rights as provided in the FUNC Rights Agreement.
     3. EXERCISE OF OPTION.
     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); PROVIDED that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to SECTION 7.01(B) of the Plan (but only if the breach of Issuer giving rise to such termination was willful) (a termination of the Plan by Grantee pursuant to SECTION 7.01(B) thereof as a result of a willful breach by Issuer being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination, or (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; PROVIDED, HOWEVER, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in SECTION 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.
     (b) As used herein, a "Purchase Event" means any of the following events:
          (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than
                                      C-1

     Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or (C), an "Acquisition Transaction"); or
          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.
     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:
          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or
          (ii) the stockholders shall not have approved the matters relating to the Plan requiring approval by the requisite vote at the FUNC Meeting, the FUNC Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the matters relating to the Plan requiring approval, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B)commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction; or
          (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or
          (iv) after a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under SECTION 7.01 (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan); or
          (v) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.
As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.
     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.
     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to
                                      C-2
such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); PROVIDED that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.
     4. PAYMENT AND DELIVERY OF CERTIFICATES.
     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in SECTION 12(F).
     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in SECTION 4(A), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.
     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:
     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE 19, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.
It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.
     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under SECTION 3(E), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.
     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.
                                      C-3

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:
          (a) CORPORATE AUTHORITY. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.
          (b) BENEFICIAL OWNERSHIP. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 5% of the issued and outstanding shares of Issuer Common Stock.
          (c) SHARES RESERVED FOR ISSUANCE; CAPITAL STOCK. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.
          (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.
     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.
     7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the FUNC Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this SECTION 7(A), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this SECTION 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.
     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the
                                      C-4
agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").
     (c) The Substitute Option shall have the same terms as the Option, PROVIDED that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.
     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.
     (e) The following terms have the meanings indicated:
          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).
          (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.
          (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.
          (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.
     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this SECTION 7(F), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this SECTION 7(F) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this SECTION 7(F). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.
     (g) Issuer shall not enter into any transaction described in SECTION 7(B) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions
                                      C-5
that may be necessary so that the provisions of this SECTION 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).
     8. REPURCHASE AT THE OPTION OF HOLDER. (a) Subject to the last sentence of
SECTION 3(A), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in SECTION 8(D) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this SECTION 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:
          (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;
          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to SECTION 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and
          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to SECTION 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.
     (b) If Holder exercises its rights under this SECTION 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to SECTION 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this SECTION 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to SECTION 8(A)(II) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.
     Notwithstanding anything herein to the contrary, all of Holder's rights under this SECTION 8 shall terminate on the date of termination of this Option pursuant to SECTION 3(A).
     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in SECTION 8(D)(I), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in SECTION 7(B)(I), 7(B)(II) OR 7(B)(III), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the
                                      C-6

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current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.
     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in SECTION 7(B)(I), 7(B)(II) OR 7(B)(III) shall be consummated.
     9. REGISTRATION RIGHTS.
     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of
SECTION 9(C) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.
     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; PROVIDED, FURTHER, HOWEVER, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this SECTION 9(B), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.
     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in SECTION 9(A) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; PROVIDED, HOWEVER, that Issuer may delay any registration of Option Shares required pursuant to SECTION 9(A) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to SECTION 9(A) above:
          (i) prior to the earliest of (a) termination of the Plan pursuant to
     ARTICLE VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to SECTION 6.01 of ARTICLE VI of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;
          (ii) on more than one occasion during any calendar year;
          (iii) within 90 days after the effective date of a registration referred to in SECTION 9(B) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and
                                      C-7

          (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.
     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.
     (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to SECTION 9(A) OR 9(B) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to SECTION 9(A) OR 9(B) above.
     (e) INDEMNIFICATION. In connection with any registration under SECTION 9(A) OR 9(B) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.
     Promptly upon receipt by a party indemnified under this SECTION 9(E) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this SECTION 9(E), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
SECTION 9(E). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.
     If the indemnification provided for in this SECTION 9(E) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to
                                      C-8
reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.
     In connection with any registration pursuant to SECTION 9(A) or 9(B) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this SECTION 9(E).
     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.
     (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.
     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.
     11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.
     12. MISCELLANEOUS.
     (A) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.
     (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     (c) ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under SECTION 9(E) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
SECTION 12(H)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms,
                                      C-9
provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in SECTION 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.
     (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law rules.
     (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).
     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.
     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.
     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.
     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.
                                         FIRST UNION CORPORATION
                                         By: /s/ EDWARD E. CRUTCHFIELD
                                           Edward E. Crutchfield
                                           Chairman and Chief Executive Officer
                                         FIRST FIDELITY BANCORPORATION
                                         By: /s/ WOLFGANG SCHOELLKOPF
                                           Wolfgang Schoellkopf
                                           Chief Financial Officer
                                      C-10

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                                                                         ANNEX D
                                                                [CONFORMED COPY]
                           SANTANDER VOTING AGREEMENT
     AGREEMENT, dated June 19, 1995 (this "Agreement"), among Banco Santander, S.A., a Spanish banking corporation (the "Investor"), FFB Participacoes e Servieos, S.A., a Portuguese corporation ("Investor Sub"), First Fidelity Bancorporation, a New Jersey corporation ("FFB"), and First Union Corporation, a North Carolina corporation ("FUNC").
                                   RECITALS:
     (A) THE MERGER. FFB, FUNC and First Union Corporation of New Jersey, a New Jersey corporation and wholly owned subsidiary of FUNC ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Plan") pursuant to which FUNC will acquire FFB by means of a merger of FFB with and into Merger Sub, subject to the terms and conditions of the Plan (the "Merger"), a copy, as executed, has been received by Investor and Investor Sub.
     (B) THE SHARES AND THE INVESTMENT AGREEMENT. As of the date hereof,
Investor Sub is the beneficial and registered owner of 25,519,943 shares (including any shares of FFB capital stock acquired after the date hereof, the "Shares") of Common Stock, par value $1.00 per share ("FFB Common Stock"), of FFB, constituting approximately 29.8% of the currently outstanding shares of FFB Common Stock and, as a result of Investor's 100% ownership and control of Investor Sub, the Investor is the beneficial owner of the Shares. Investor is a party to an Investment Agreement, dated as of March 18, 1991 (the "Investment Agreement"), between Investor and FFB and Investor Sub is subject to the provisions of the Investment Agreement as a result of the transfer of the Shares by Investor to Investor Sub as if it were the Investor.
     (C) CONDITION TO PLAN. As a condition and inducement to FUNC's willingness to enter into the Plan, the Investor and the Investor Sub are entering into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. AGREEMENT TO VOTE. At such time as FFB conducts a meeting of its shareholders for the purpose of adopting and approving the Plan, the Merger and the transactions contemplated thereby, Investor agrees to cause Investor Sub to, and Investor Sub itself agrees to, duly and validly vote all of the Shares in favor of adopting and approving the Plan, the Merger and the transactions contemplated thereby, PROVIDED, that Investor and Investor Sub may vote the Shares in their discretion with respect to the Merger in the event the Board of Directors of FFB determines to withdraw their recommendation in support of the Merger and so advises the shareholders of FFB.
     2. AGREEMENT TO COOPERATE. In addition to the specific matters provided for elsewhere herein, Investor and Investor Sub shall take all action reasonably requested by FUNC and FFB to facilitate the consummation of the Merger and the transactions contemplated by the Plan.
     3. REGULATORY APPROVALS. Investor and Investor Sub shall each use its reasonable best efforts to obtain all permits, consents, orders, approvals and authorizations of, and to make or provide all filings with or notices to, all third parties and Regulatory Authorities necessary or advisable on its part to permit the consummation of the Merger and the transactions contemplated by the Plan, including without limitation the Regulatory Approvals referred to in
Section 6.02 of the Plan (the "Approvals").
     4. INVESTMENT AGREEMENT. Investor and Investor Sub hereby waive any and all rights, and all lapses of, or changes in, rights or obligations, under the Investment Agreement, and agree that they shall not exercise any such rights, that arise out of, or result from, the entry into, and matters preliminary to the entering into, the Plan, the Stock Option Agreements and this Agreement and the consummation of the Merger and the transactions contemplated thereby and hereby including, without limitation, Sections 2.03, 5.03, 5.04, 8.04, 8.06 and 11.01(b)(iii) of the Investment Agreement. FFB hereby consents to Investor and Investor Sub entering into this Agreement under Section 8.04(a)(ii) and (iii) of the Investment Agreement. FFB and Investor and Investor Sub hereby agree that to the extent that this Agreement effects or relates to the Investment Agreement that the Investment Agreement is hereby amended to such effect. Unless otherwise terminated in accordance with its terms as amended hereby, the Investment Agreement shall terminate in its entirety immediately prior to the consummation of the Merger except that Sections 6.01, 12.03 and 12.5 shall survive. Except as otherwise provided for herein, the Investment Agreement shall remain in full force and effect in accordance with its terms.
                                      D-1

     5. SECURITIES ACT OF 1933; ACCOUNTING MATTERS. Simultaneously with the execution and delivery of this Agreement, Investor and Investor Sub are executing and delivering to FFB and FUNC an "affiliates letter" substantially in the form provided by the Plan for affiliates of FFB covering the Securities Act of 1933 and accounting matters set forth therein.
     6. TERMINATION OF AGREEMENT. This Agreement shall terminate upon termination of the Plan in accordance with its terms. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of FFB, Investor, Investor Sub or FUNC or their respective officers or directors, except that nothing in this Section 7 shall relieve any party hereto from any liability for breach of this Agreement prior to such termination.
     7. REPRESENTATIONS AND WARRANTIES OF INVESTOR AND INVESTOR SUB. Investor and Investor Sub hereby represent and warrant to FFB and FUNC as follows:
     (a) Investor and Investor Sub each has all requisite power and authority to execute and deliver this Agreement and to cause the voting, or to vote, as the case may be, the Shares in accordance with Section 1 hereof and otherwise perform its obligations hereunder; such execution, delivery, vote and performance have been duly authorized by all necessary action on the part of each of the Investor and Investor Sub; and this Agreement has been duly executed and delivered by each of Investor and Investor Sub and constitutes the valid and binding agreement of each of Investor and Investor Sub enforceable against each of Investor and Investor Sub in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     (b) As of the date hereof, Investor and Investor Sub are aware of no reason relating exclusively to Investor or Investor Sub or any of their affiliates why the Approvals will not be received without the imposition of a condition or requirement described in the proviso to
         Section 6.02 of the Plan.
     (c) Neither Investor nor Investor Sub or any affiliate thereof has any right or option to acquire any additional shares of FFB capital stock except as set forth in Schedule A.
     8. REPRESENTATIONS AND WARRANTIES OF FFB AND FUNC. Each of FFB and FUNC hereby represents and warrants to the other parties hereto that it has the corporate power and authority to execute, deliver and perform this Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     9. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and that each party waives the posting of any bond or security in connection with any proceeding related thereto.
     10. EXPENSES. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties' expenses incurred in connection with this Agreement.
     11. THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.
     12. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.
     13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, addressed as provided for in the Plan or the Investment Agreement.
     14. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to the conflict of law principles thereof, except to the extent that the North Carolina Business Corporation Act shall expressly govern the matters set forth herein.
                                      D-2

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other parties.
     16. EFFECT OF HEADING. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     17. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
     18. FURTHER ASSURANCES. Each of the parties hereto agree to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby.
     19. DEFINED TERMS. Terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.
                                      BANCO SANTANDER, S.A.
                                      By: /s/ JOSE M. MACEDA
                                        Jose M. Maceda
                                        Senior Vice President
                                      FFB PARTICIPACOES E SERVIEOS, S.A.
                                      By: /s/ JOSE M. MACEDA
                                        Jose M. Maceda
                                        Director
                                      FIRST FIDELITY BANCORPORATION
                                      By: /s/ WOLFGANG SCHOELLKOPF
                                        Wolfgang Schoellkopf
                                        Vice Chairman and Chief Financial
                                      Officer
                                      FIRST UNION CORPORATION
                                      By: /s/ MARION A. COWELL, JR.
                                        Marion A. Cowell, Jr.
                                        Executive Vice President
                                      D-3

                                                                         ANNEX E
                              REGISTRATION RIGHTS
                                 I. DEFINITIONS
     1.1. DEFINITIONS. Terms defined in the Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), by and among First Fidelity Bancoporation ("FFB"), First Union Corporation ("FUNC") and First Union Corporation of New Jersey ("Merger Sub"), are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:
          "Demand Registration" means a Demand Registration as defined in
     Section 2.1.
          "Piggyback Registration" means a Piggyback Registration as defined in
     Section 2.2.
            "Registrable Securities" means shares of FUNC Common Stock owned from time to time by the Large Shareholder and its Affiliates. "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.
                            II. REGISTRATION RIGHTS
     2.1. DEMAND REGISTRATION. (a) A Large Shareholder may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"); PROVIDED that FUNC shall not be obligated (i) to effect more than one Demand Registration in any 12-month period, (ii) to effect a Demand Registration for less than two million shares of FUNC Common Stock or (iii) to effect a Demand Registration within 6 months of Large Shareholder selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.2. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.
     (b) If such Large Shareholder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Such Large Shareholder shall select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. Such book-running and other managing Underwriters shall be reasonably satisfactory to FUNC.
     2.2. PIGGYBACK REGISTRATION. If FUNC proposes to file a registration statement under the Securities Act with respect to an offering of FUNC Common Stock (i) for FUNC's own account (other than a registration statement on Form S-4 or S-8 or relating solely to securities issued pursuant to any benefit plan (or any substitute form that may be adopted by the Commission) or (ii) for the account of any of the holders of FUNC Common Stock, then FUNC shall give written notice of such proposed filing to the Large Shareholder as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer subject to the terms and conditions hereof, Large Shareholder the opportunity to register such Registrable Securities as such Large Shareholder may request on the same terms and conditions as FUNC's or such holders' FUNC Common Stock (a "Piggyback Registration").
     2.3. REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 shall advise FUNC that (i) the size of the offering that Large Shareholder, FUNC and any other persons intend to make or (ii) the kind of securities that Large Shareholder, FUNC and such other persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; PROVIDED that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced only after the amount of securities to be offered for the account of FUNC and such other persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of persons other than FUNC, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of such Large Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as
                                      E-1
described in clause (A) above (subject to the proviso in clause (A)), or (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.
                          III. REGISTRATION PROCEDURES
     3.1. FILINGS; INFORMATION. Whenever a Large Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, FUNC will use its reasonable efforts to effect the registration of such Registrable Securities as soon as reasonably practicable, and in connection with any such request:
          (a) FUNC will as soon as reasonably practicable prepare and file with the SEC a registration statement on any form for which FUNC then qualifies and which counsel for FUNC shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; PROVIDED that if FUNC shall furnish to such Large Shareholder a certificate signed by its Chairman, Chief Executive Officer, Chief Financial Officer or any Executive Vice President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to FUNC or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, FUNC shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1 or, in the case of an effective registration statement, FUNC shall be entitled to require such Large Shareholder to refrain from selling Registrable Securities under such registration statement for a period of up to 120 days. If FUNC furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, FUNC shall extend the period during which such registration statement shall be maintained effective as provided in this
     Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.
          (b) FUNC will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Large Shareholder requesting registration and each managing Underwriter, if any, copies thereof, and thereafter furnish to such Large Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as such Large Shareholder or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.
          (c) After the filing of the registration statement, FUNC will promptly notify such Large Shareholder of any stop order issued or, to the knowledge of FUNC, threatened to be issued by the SEC and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.
          (d) FUNC will use its reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as such Large Shareholder reasonably (in light of such Large Shareholder's intended plan of distribution) requests; PROVIDED that FUNC will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to service of process in any such jurisdiction.
          (e) FUNC shall, as promptly as reasonably practicable, notify each Large Shareholder that has sold, or is selling, Registrable Securities hereunder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each such Large Shareholder and to the Underwriters any such supplement or amendment. Each Large Shareholder, by requesting a registration or selling Registrable Securities hereunder, shall be deemed to agree with FUNC that, upon receipt of any
                                      E-2
     notice from FUNC of the happening of any event of the kind described in the preceding sentence, such Large Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by FUNC, such Large Shareholder will deliver to FUNC all copies, other than permanent file copies then in Large Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event FUNC shall give such notice, FUNC shall extend the period during which any registration statement shall be maintained effective as PROVIDED in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when FUNC shall make available such supplemented or amended prospectus.
          (f) FUNC will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to FUNC in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.
          (g) FUNC will furnish to each Large Shareholder that sells Registrable Securities hereunder and to each managing Underwriter, if any, a signed counterpart, addressed to such Large Shareholder and each Underwriter, of
     (i) an opinion or opinions of counsel to FUNC and (ii) a comfort letter or comfort letters from FUNC's independent auditors pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.
          (h) FUNC will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.
          (i) FUNC will use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by FUNC are then listed.
     FUNC may require each Large Shareholder that requests a registration or is selling Registrable Securities hereunder promptly to furnish in writing to FUNC such information regarding such Large Shareholder, the plan of distribution of the Registrable Securities and other information as FUNC may from time to time reasonably request or as may be legally required in connection with such registration.
     3.2. REGISTRATION EXPENSES. In connection with any Demand Registration or Piggyback Registration by or for a Large Shareholder, FUNC shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) all filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for FUNC (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by FUNC in connection with such registration. Such Large Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, and any out-of-pocket expenses of Large Shareholder, including such Large Shareholder's counsel's fees and expenses. FUNC shall pay internal FUNC expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).
                      IV. INDEMNIFICATION AND CONTRIBUTION
     4.1. INDEMNIFICATION BY FUNC. FUNC agrees to indemnify and hold harmless each Large Shareholder, its officers and directors, and each person, if any, who controls Large Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if FUNC shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to FUNC by or on behalf of any Large Shareholder or Underwriter for any Large Shareholder expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Large Shareholder if a copy of the current prospectus was not provided to purchaser and
                                      E-3
such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after FUNC has informed such Large Shareholder under Section 3.1(e) and prior to the delivery by FUNC of any supplement or amendment to such prospectus. FUNC also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of such Large Shareholder provided in this Section 4.1.
     4.2. INDEMNIFICATION BY LARGE SHAREHOLDERS. Each Large Shareholder, by requesting any registration or making any Sale of Registrable Securities hereunder, shall be deemed to agree to indemnify and hold harmless FUNC, its officers and directors, and each person, if any, who controls FUNC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from FUNC to Large Shareholder, but only with reference to information furnished in writing by or on behalf of Large Shareholder expressly for use in any registration statement or prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Large Shareholder also shall be deemed to agree to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of FUNC provided in this Section 4.2.
     4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.
     4.4. CONTRIBUTION. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by FUNC, any Large Shareholder and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of FUNC, such Large Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by FUNC, such Large Shareholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of FUNC and such Large Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of FUNC, a Large Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     FUNC and each Large Shareholder shall be deemed to agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims,
                                      E-4
damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Large Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Large Shareholder exceeds the amount of any damages which Large Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
                                V. MISCELLANEOUS
     5.1. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any underwritten registered offering contemplated hereunder unless such person (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.
     5.2. RULE 144. FUNC covenants that it will use reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Large Shareholder may reasonably request, all to the extent required from time to time to enable such Large Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Large Shareholder, FUNC will deliver to such Large Shareholder a written statement as to whether it has complied with such requirements.
                                      E-5

                                                                         ANNEX F
CONFIDENTIAL
[Date]
Board of Directors
First Fidelity Bancorporation
550 Broad Street
Newark, NJ 07102
Gentlemen and Madame:
     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of First Fidelity Bancorporation (the "Company") of the exchange ratio of 1.35 shares of Common Stock, par value $3.33 1/3 per share of First Union Corporation ("First Union") to be received for each Share (the "Exchange Ratio") in the merger (the "Merger") pursuant to the Agreement and Plan of Merger dated as of June 18, 1995, among First Union, First Union Corporation of New Jersey (formerly PKC, Inc.), a wholly-owned subsidiary of First Union, and the Company (the "Agreement").
     Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including having acted as lead manager in a $200,000,000 debt offering in 1994 and a $150,000,000 debt offering in 1993, having acted as financial advisor in connection with its acquisition of People's Westchester Savings Bank in 1993, and having acted as financial advisor in connection with the Agreement. We also have provided, and may provide in the future, certain investment banking services to First Union, for which we receive customary compensation. Recent investment banking services provided to First Union include a $250,000,000 debt offering and derivative swap in April 1995, a $300,000,000 debt offering and derivative swap in February 1995, a $150,000,000 debt offering and derivative swap in August 1994 and a stock repurchase program in April 1994. Goldman Sachs has also managed offerings of debt and common stock for First Union prior to 1994. In addition, Goldman Sachs is a full service securities firm and in the course of its trading activities it has acquired both long and short positions in the securities of the Company and First Union.
     In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus relating to the Special Meeting of Stockholders of the Company to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and First Union for the five fiscal years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and First Union; certain other communications from the Company and First Union to their respective stockholders; and certain internal financial analyses and forecasts for the Company and First Union prepared by their respective managements. We also have held discussions with members of the senior management of the Company and First Union regarding the past and current business operations, regulatory relationships, financial conditions and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and First Union Common Stock, compared certain financial and stock market information for the Company and First Union with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.
     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, projected cost savings and operating synergies resulting from the Merger have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and First Union and will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with
                                      F-1

First Fidelity Bancorporation
[Date]
Page Two
your consent, that such allowances for each of the Company and First Union are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or First Union or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.
     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.
     Very truly yours,
                                      F-2

                                                                         ANNEX G
                                                                          , 1995
The Board of Directors
First Union Corporation
One First Union Center
301 S. College Street
Charlotte, NC 28288
Dear Members of the Board:
     We understand that First Union Corporation (the "Company") and First Fidelity Bancorporation (the "Subject Company") have entered into an Agreement and Plan of Merger dated as of June 18, 1995 (including the Exhibits thereto, the "Agreement"), pursuant to which the Company will acquire the Subject Company (the "Acquisition").
     You have requested our opinion as to the fairness, from a financial point of view, to the Company and its shareholders of the exchange ratio (the "Exchange Ratio") of 1.35 shares of common stock, par value $3.33- 1/3 per share of the Company, for each share of common stock, par value $1.00 per share of the Subject Company, to be paid in the Acquisition. In connection with this opinion, we have:
       (i) reviewed the terms and conditions of the Agreement;
      (ii) reviewed certain historical business and financial information relating to the Company and the Subject Company;
      (iii) reviewed various financial forecasts and other data provided to us
            (x) by the Company relating to the business of the Company and the Subject Company and (y) by the Subject Company relating to its business (we note that the written financial forecasts and other written forward looking data for the Subject Company provided by the Subject Company relate only to the year 1995, the management of the Subject Company having informed us that no such written data exists for subsequent periods);
      (iv) participated in discussions with members of the senior managements of the Company and the Subject Company with respect to the businesses and prospects of the Company and Subject Company, respectively, the strategic objectives of each, and possible benefits which might be realized following the Acquisition;
       (v) reviewed public information with respect to certain other publicly held bank holding companies;
      (vi) reviewed the financial terms of certain business combinations involving companies in the commercial banking industry;
      (vii) reviewed the historical stock prices and trading volumes of the Company's common stock and the Subject Company's common stock; and
     (viii) conducted such other financial studies, analyses and investigations as we deemed appropriate.
     We have relied upon the accuracy and completeness of the financial and other information provided by the Company and the Subject Company and reviewed by us for the purposes of this opinion, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, including, without limitation, projected cost savings, revenue enhancements and other operating synergies resulting from the Acquisition, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Subject Company, as to the future financial performance of the Company and the Subject Company, respectively, and that such forecasts will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed with your consent that such allowances for the Subject Company are in the aggregate adequate to cover such losses. In addition, we have not
                                      G-1
reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of the Company or the Subject Company or any of their subsidiaries and we have not been furnished with such evaluation or appraisal. Finally, you have informed us and we have assumed, with your consent, that the Acquisition will be recorded as a pooling of interests under generally accepted accounting principles.
     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company.
     Lazard Freres & Co. LLC is acting as financial advisor to the Company in connection with the Acquisition and will receive a fee for our services, including a fee for rendering this opinion and additional fees for our other services as financial advisor. A substantial portion of such additional fees is contingent upon the closing of the Acquisition.
     It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that we hereby consent to the inclusion of this opinion in any registration statement or proxy statement used in connection with the Acquisition so long as the opinion is included in its entirety in such registration statement or proxy statement.
     Based on and subject to the foregoing, we are of the opinion as of the date hereof that the Exchange Ratio is fair to the Company and its shareholders from a financial point of view.
                                        Very truly yours,
                                        LAZARD FRERES & CO. LLC
                                       By:
                                                    Managing Director
                                      G-2

                                                                         ANNEX H
                 CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS
     14A:11-1 RIGHT OF SHAREHOLDERS TO DISSENT. -- (1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:
     (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides
     (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares
     (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or
     (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;
     (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4); or
     (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent
     (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by no less than 1,000 holders; or
     (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within 1 year after the date of such transaction, where such transaction is wholly for
     (A) cash; or
     (B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or
     (C) cash and such securities; or
     (iii) from a sale pursuant to an order of a court having jurisdiction.
     (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.
     (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.
     (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.
     14A:11-2 NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES. -- (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.
                                      H-1

     (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.
     (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.
     (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.
     (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.
     (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.
     (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.
     14A:11-3 "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE. -- (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder".
     (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.
     (3) "Fair value" as used in this Chapter shall be determined.
     (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or
     (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or
     (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).
     In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.
     14A:11-4 TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES. -- (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if
     (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;
     (b) his demand for payment is withdrawn with the written consent of the corporation;
                                      H-2

     (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;
     (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;
     (e) the proposed corporate action is abandoned or rescinded; or
     (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.
     (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.
     14A:11-5 RIGHTS OF DISSENTING SHAREHOLDER. -- (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.
     (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.
     14A:11-6 DETERMINATION OF FAIR VALUE BY AGREEMENT. -- (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.
     (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made UPON surrender of the certificate or certificates representing such shares.
     14A:11-7 PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE. -- (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.
     (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.
     14A:11-8 ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER. -- In any action to determine the fair value of shares pursuant to this Chapter:
     (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;
     (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;
                                      H-3

     (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and
     (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.
     14A:11-9 JUDGMENT IN ACTION TO DETERMINE FAIR VALUE. -- (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.
     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.
     14A:11-10 COSTS AND EXPENSES OF ACTION. -- The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.
     14A:11-11 DISPOSITION OF SHARES ACQUIRED BY CORPORATION. -- (1) The shares of a dissenting shareholder in a transaction described in paragraph 14A:11-1(1)(b) and the shares of a dissenting shareholder of the surviving corporation in a merger shall become reacquired by the corporation which issued them upon the payment of the fair value of shares. Such shares shall be cancelled if reacquired out of stated capital or if the plan of merger so requires; otherwise they shall become treasury shares.
     (2) In a merger or consolidation, if the surviving or new corporation pays out of surplus the fair value of the shares of dissenting shareholders of the merged or constituent corporation, the shares of the surviving or new corporation into which such shares would have been converted under the plan of merger or consolidation shall become treasury shares of such corporation, unless the plan shall provide otherwise.
     (3) In an acquisition of shares pursuant to section 14A:10-9, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.
                                      H-4

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statue that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.
     FUNC's Bylaws provide for the indemnification of FUNC's directors and executive officers by FUNC against liabilities arising out of the director's or officer's status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of FUNC.
     FUNC's Articles provide for the elimination of the personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.
     FUNC maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) FUNC's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) FUNC against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT NO.                                                     DESCRIPTION
  (2)(a)        Merger Agreement. (Incorporated by reference to ANNEX A to the Joint Proxy Statement/Prospectus included in this
                Registration Statement.)
  (2)(b)        FFB Stock Option Agreement. (Incorporated by reference to ANNEX B to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (2)(c)        FUNC Stock Option Agreement. (Incorporated by reference to ANNEX C to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (2)(d)        Santander Voting Agreement. (Incorporated by reference to ANNEX D to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (3)(i)        Articles of Incorporation of FUNC, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First
                Quarter Report on Form 10-Q and to Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q.)
  (3)(ii)       By-laws of FUNC, as amended. (Incorporated by reference to Exhibit (4)(b) to FUNC's Form 8-K dated September 20,
                1991.)
  (4)(a)        Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits (4)(b) to FUNC's
                Forms 8-K dated December 18, 1990, October 20, 1992, June 20, 1995 and June 21, 1995.)
  (4)(b)        Instruments defining the rights of holders of long-term debt of FUNC and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
  (4)(c)        Proposed terms of the FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC
                Series F Class A Preferred Stock.
  (4)(d)        Deposit Agreement.
  (5)           Opinion of Marion A. Cowell, Jr., Esq.
  (8)           Tax opinion of Sullivan & Cromwell.
  (10)          Employment Agreement between FUNC and John R. Georgius. (Incorporated by reference to Exhibit (10) to Amendment
                No. 1 to FUNC's Registration Statement No. 33-60835.)
  (12)(a)       Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a)
                to FUNC's 1995 First Quarter Report on Form 10-Q.)
  (12)(b)       Pro Forma Computations of Consolidated Ratios of Earnings to Fixed Charges and Pro Forma Computations of
                Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to
                Exhibit (99)(a) to FUNC's Form 8-K dated June 30, 1995.)
  (23)(a)       Consent of KPMG Peat Marwick LLP.
  (23)(b)       Consent of KPMG Peat Marwick LLP.
  (23)(c)       Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
  (23)(d)       Consent of Sullivan & Cromwell. (Included in Exhibit (8).)
  (23)(e)       Consent of Goldman Sachs.

                                      II-1

  EXHIBIT NO.                                                     DESCRIPTION
  (23)(f)       Consent of Lazard Freres.
  (24)          Power of Attorney.
  (27)          FUNC's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to FUNC's 1995 First Quarter Report
                on Form 10-Q.)
  (99)(a)       Forms of proxy for the FFB Meeting.
  (99)(b)       Form of proxy for the FUNC Meeting.
  (99)(c)       Employment Agreement between Anthony P. Terracciano and FUNC dated June 18, 1995.
  (99)(d)       Consent of Anthony P. Terracciano.
  (99)(e)       Consent of Juan Rodrquez Inciarte.

ITEM 22. UNDERTAKINGS.
     (a)(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended, and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (as amended, and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
     (d) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;
                                      II-2

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
PROVIDED HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 31, 1995.
                                         FIRST UNION CORPORATION
                                         By:
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                               SECRETARY AND GENERAL COUNSEL
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                                      CAPACITY
                      EDWARD E. CRUTCHFIELD*            Chairman and Chief Executive Officer and Director
                EDWARD E. CRUTCHFIELD
                          ROBERT T. ATWOOD*             Executive Vice President and Chief Financial Officer
                   ROBERT T. ATWOOD
                            JAMES H. HATCH*             Senior Vice President and Corporate Controller (Principal
                                                          Accounting Officer)
                    JAMES H. HATCH
                         G. ALEX BERNHARDT*             Director
                  G. ALEX BERNHARDT
                          W. WALDO BRADLEY*             Director
                   W. WALDO BRADLEY
                           ROBERT J. BROWN*             Director
                   ROBERT J. BROWN
                           ROBERT D. DAVIS*             Director
                   ROBERT D. DAVIS
                          R. STUART DICKSON*            Director
                  R. STUART DICKSON
                               B.F. DOLAN*              Director
                      B.F. DOLAN
                          RODDEY DOWD, SR.*             Director
                   RODDEY DOWD, SR.

                                      II-4

                      SIGNATURE                                                      CAPACITY
                          JOHN R. GEORGIUS*             Director
                   JOHN R. GEORGIUS
                     WILLIAM N. GOODWIN, JR.*           Director
               WILLIAM N. GOODWIN, JR.
                         BRENTON S. HALSEY*             Director
                  BRENTON S. HALSEY
                         HOWARD H. HAWORTH*             Director
                  HOWARD H. HAWORTH
                      TORRENCE E. HEMBY, JR.*           Director
                TORRENCE E. HEMBY, JR.
                         LEONARD G. HERRING*            Director
                  LEONARD G. HERRING
                          JACK A. LAUGHERY*             Director
                   JACK A. LAUGHERY
                               MAX LENNON*              Director
                      MAX LENNON
                                                        Director
                  RADFORD D. LOVETT
                        HENRY D. PERRY, JR.*            Director
                 HENRY D. PERRY, JR.
                       RANDOLPH N. REYNOLDS*            Director
                 RANDOLPH N. REYNOLDS
                             RUTH G. SHAW*              Director
                     RUTH G. SHAW
                            LANTY L. SMITH*             Director
                    LANTY L. SMITH
                          DEWEY L. TROGDON*             Director
                   DEWEY L. TROGDON
                             JOHN D. UIBLE*             Director
                    JOHN D. UIBLE

                                      II-5

                      SIGNATURE                                                      CAPACITY
                              B. J. WALKER*             Director
                     B. J. WALKER
                        KENNETH G. YOUNGER*             Director
                  KENNETH G. YOUNGER
*By Marion A. Cowell, Jr., Attorney-in-Fact
                MARION A. COWELL, JR.

Date: August 31, 1995
                                      II-6

                                 EXHIBIT INDEX

EXHIBIT NO.                                                      DESCRIPTION
  (2)(a)      Merger Agreement. (Incorporated by reference to ANNEX A to the Joint Proxy Statement/Prospectus included in this
              Registration Statement.)
  (2)(b)      FFB Stock Option Agreement. (Incorporated by reference to ANNEX B to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (2)(c)      FUNC Stock Option Agreement. (Incorporated by reference to ANNEX C to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (2)(d)      Santander Voting Agreement. (Incorporated by reference to ANNEX D to this Joint Proxy Statement/Prospectus included in this Registration Statement.)
  (3)(i)      Articles of Incorporation of FUNC, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First
              Quarter Report on Form 10-Q and to Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q.)
  (3)(ii)     By-laws of FUNC, as amended. (Incorporated by reference to Exhibit (4)(b) to FUNC's Form 8-K dated September 20,
              1991.)
  (4)(a)      Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits (4)(b) to FUNC's Forms
              8-K dated December 18, 1990, October 20, 1992, June 20, 1995 and June 21, 1995.)
  (4)(b)      Instruments defining the rights of holders of long-term debt of FUNC and its subsidiaries. (Not filed pursuant to
              (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
  (4)(c)      Proposed terms of the FUNC Series B Class A Preferred Stock, FUNC Series D Class A Preferred Stock and FUNC Series
              F Class A Preferred Stock.
  (4)(d)      Deposit Agreement.
  (5)         Opinion of Marion A. Cowell, Jr., Esq.
  (8)         Tax opinion of Sullivan & Cromwell.
  (10)        Employment Agreement between FUNC and John R. Georgius. (Incorporated by reference to Exhibit (10) to Amendment
              No. 1 to FUNC's Registration Statement No. 33-60835.)
  (12)(a)     Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to
              FUNC's 1995 First Quarter Report on Form 10-Q).
  (12)(b)     Pro Forma Computations of Consolidated Ratios of Earnings to Fixed Charges and Pro Forma Computations of
              Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to
              Exhibit (99)(a) to FUNC's Form 8-K dated June 30, 1995.)
  (23)(a)     Consent of KPMG Peat Marwick LLP.
  (23)(b)     Consent of KPMG Peat Marwick LLP.
  (23)(c)     Consent of Marion A. Cowell, Jr., Esq. Included in Exhibit (5).
  (23)(d)     Consent of Sullivan & Cromwell. Included in Exhibit (8).
  (23)(e)     Consent of Goldman Sachs.
  (23)(f)     Consent of Lazard Freres.
  (24)        Power of Attorney.
  (27)        FUNC's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to FUNC's 1995 First Quarter Report on
              Form 10-Q.)
  (99)(a)     Forms of proxy for the FFB Meeting.
  (99)(b)     Form of proxy for the FUNC Meeting.
  (99)(c)     Employment Agreement between Anthony P. Terracciano and FUNC dated June 18, 1995.
  (99)(d)     Consent of Anthony P. Terracciano.
  (99)(e)     Consent of Juan Rodrguez Inciarte.